Exhibit T3C

EMERALD PLANTATION HOLDINGS LIMITED

and

COMPUTERSHARE TRUST COMPANY, N.A.

as Trustee and as Security Trustee

and

The entities listed on Schedule I hereto

as Initial Subsidiary Guarantors

INDENTURE

Dated as of January 17, 2013

US$300,000,000

6.00% Guaranteed Senior Notes

Due 2020

(i)

(ii)

(iii)

Section 12.13	Table of Contents and Headings.	91
Section 12.14	No Personal Liability of Incorporators, Stockholders, Members, Directors, Officers, Directors, or Employees.	91
Section 12.15	Force Majeure.	92
Section 12.16	U.S.A. Patriot Act.	92
Section 12.17	Waiver of Jury Trial.	92

EXHIBITS

EXHIBIT A FORM OF FACE OF CERTIFICATED NOTE

EXHIBIT B FORM OF GLOBAL NOTE

EXHIBIT C FORM OF AUTHORIZATION CERTIFICATE – SUBSIDIARY GUARANTOR

EXHIBIT D FORM OF PAYING AND TRANSFER AGENT AND REGISTRAR APPOINTMENT LETTER

EXHIBIT E FORM OF SUPPLEMENTAL INDENTURE

EXHIBIT F FORM OF SECURITY DOCUMENTS

EXHIBIT G FORM OF COMPLIANCE CERTIFICATE UNDER SECTION 10.03

EXHIBIT H FORM OF TRANSFER NOTICE TO CANADIAN PERSONS WITHIN THE CANADIAN RESTRICTED PERIOD

EXHIBIT I TRUSTEE, PAYING AGENT, TRANSFER AGENT AND REGISTRAR

EXHIBIT J PRE-AGREED INTERCREDITOR TERMS

SCHEDULES

Schedule I Initial Subsidiary Guarantors

Schedule II Initial Unrestricted Subsidiaries

(iv)

INDENTURE, dated as of January 17, 2013, among Emerald Plantation Holdings Limited, an exempted company limited by shares established under the laws of the Cayman Islands, as the Company, the Subsidiary Guarantors listed in Schedule I hereto, Computershare Trust Company, N.A., in its capacity as Trustee, and Computershare Trust Company, N.A., in its capacity as Security Trustee.

RECITALS

WHEREAS, the Company has duly authorized the execution and delivery of the Indenture to provide for the issuance of up to US$300,000,000 aggregate principal amount of the Company’s 6.00% Guaranteed Senior Notes Due 2020 and, if and when issued, any Additional Notes and PIK Notes as provided herein (collectively, the “Notes”). All things necessary to make the Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

WHEREAS, the Subsidiary Guarantors party hereto have duly authorized the execution and delivery of the Indenture as guarantors of the Notes. All things necessary to make the Indenture a valid agreement of each Subsidiary Guarantor, in accordance with its terms, have been done, and each Subsidiary Guarantor has done all things necessary to make the Subsidiary Guarantees, when the Notes are executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of such Subsidiary Guarantor as hereinafter provided.

WHEREAS, pursuant to the Security Documents (as defined herein), the Company and the initial Subsidiary Guarantors have agreed to grant a security interest in the Collateral (as defined herein) to the Trustee and/or the Security Trustee (on behalf of the Trustee) in order to secure the obligations of the Company under the Notes and the Indenture and of such Subsidiary Guarantors under the Subsidiary Guarantees.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary assumed in connection with an Asset Acquisition by such Restricted Subsidiary.

“Additional Amounts” has the meaning set forth in Section 4.20.

“Additional Closing Date” means the date on which the Additional Notes are issued pursuant to Section 2.10.

“Additional Notes” has the meaning set forth in Section 2.10.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield in maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Affiliate” means, with respect to any Person, any other Person (i) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or (ii) who is a director or officer of such Person or any Subsidiary of such Person or of any Person referred to in clause (i) of this definition. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliate Transaction” has the meaning set forth in Section 4.16.

“Agent” means any Registrar, Paying Agent, Transfer Agent or Authenticating Agent.

“Agent Members” means members of, or participants in, the Depositary.

“Applicable Premium” means with respect to a Note at any redemption date, the greater of (1) 1.00% of the principal amount of such Note and (2) the excess of (A) the present value at such redemption date of (x) the redemption price of such Note at the fourth anniversary date of the Original Issue Date (such redemption price being set forth in the table appearing in Section 3.02(b)), plus (y) all required remaining scheduled interest payments due on such Note (but excluding accrued and unpaid interest to the redemption date) through the fourth anniversary date of the Original Issue Date, computed using a discount rate equal to the Adjusted Treasury Rate plus 50 basis points, over (B) the principal amount of such Note on such redemption date.

“Asset Acquisition” means

(1) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries, or

(2) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person.

“Asset Disposition” means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of

(1) all or substantially all of the Capital Stock of any Restricted Subsidiary or

(2) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

“Asset Sale” means any sale, transfer or other disposition (including by way of merger, consolidation or Sale and Leaseback Transaction) of any of its property or assets (including Capital Stock of a Restricted Subsidiary) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any Wholly-Owned Restricted Subsidiary; provided that “Asset Sale” shall not include:

(1) sales or other dispositions of inventory, receivables and other current assets (including wood chips, logs, lumber, and manufactured wood and wood panel products) or standing timber in the ordinary course of business,

(2) any disposition that constitutes a Change of Control or an Entire Sale Transaction,

(3) sales, transfers or other dispositions of assets constituting a Permitted Investment or Restricted Payment permitted to be made under Section 4.07,

(4) sales, transfers or other dispositions of assets with a Fair Market Value not in excess of US$5,000,000 (or the Dollar Equivalent thereof) in any transaction or series of related transactions,

(5) any sale, transfer, assignment or other disposition of any property, or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries,

(6) any sale, transfer, assignment or other disposition deemed to occur in connection with creating or granting any Permitted Lien, or

(7) a transaction covered by the covenant under Section 5.01.

“Attributable Indebtedness” means, in respect of a Sale and Leaseback Transaction, the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

“Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee.

“Authorization Certificate” has the meaning set forth in Section 2.02.

“Authorized Officer” means, with respect to the Company or a Subsidiary Guarantor, any one officer or director, who, in each case, is authorized to represent the Company or a Subsidiary Guarantor, as the case may be.

“Average Life” means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such Indebtedness and (b) the amount of such principal payment by (2) the sum of all such principal payments.

“Board of Directors” means the board of directors elected or appointed by the members of the Company to manage the business of the Company or any committee of such board duly authorized to take the action purported to be taken by such committee.

“Board Resolution” means any resolution of the Board of Directors taking an action which it is authorized to take and adopted at a meeting duly called and held at which a quorum of disinterested members (if so required) was present and acting throughout or adopted by written resolution executed by every member of the Board of Directors.

“Business Day” means any day which is not a Saturday, Sunday, legal holiday or other day on which banking institutions in the City of New York, United States, the city in which the Corporate Trust Office of the Trustee is located, Hong Kong or the Cayman Islands (or in any other place in which payments on the Notes are to be made) are authorized by law or governmental regulation to close.

“Canadian Restricted Period” means the period commencing on the Original Issue Date and ending on the date that is four months and one day after the later of (i) the Original Issue Date and (ii) the date the Company became a reporting issuer in any Province or Territory of Canada.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Original Issue Date or issued thereafter, including all Common Stock and Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) which, in conformity with IFRS, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease.

“Certificated Notes” means the Notes (with the Subsidiary Guarantees endorsed thereon), in certificated, registered form, executed and delivered by the Company (and the Subsidiary Guarantors) substantially in the form of Exhibit A hereto and (i) presented to the Trustee for authentication by the Trustee pursuant to an Authentication Certificate in accordance with Section 2.01 of this Indenture and authenticated by the Trustee in accordance with Section 2.01, or (ii) authenticated by the Trustee in exchange for the Global Notes, in the event that (x) the Depositary is at any time unwilling or unable to act as depository for the Global Notes and a successor depository is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility or (y) an Event of Default has occurred and is continuing with respect to the Notes.

“Change of Control” means the occurrence of one or more of the following events:

(1) the merger, amalgamation, or consolidation of the Company with or into another Person or the merger or amalgamation of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (other than an Entire Sale Transaction);

(2) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company;

(3) the majority of the directors of the Company are not Continuing Directors; or

(4) the adoption of a plan relating to the liquidation or dissolution of the Company.

“Change of Control Offer” has the meaning set forth in Section 4.13.

“Change of Control Triggering Event” means the occurrence of a Change of Control.

“Collateral” means all collateral securing, or purported to be securing, directly or indirectly, the Company’s obligations under the Indenture, the Security Documents and the Notes, any Subsidiary Guarantee, any Permitted Priority Secured Indebtedness or any Permitted Priority Subsidiary Guarantee pursuant to the Security Documents, and shall initially consist of all property and assets (including Capital Stock) of the Company and the initial Subsidiary Guarantors held by the Company or a Subsidiary Guarantor, and may include all property and assets (including any other Capital Stock of any Person) owned by the Company or any Subsidiary Guarantor that becomes a Restricted Subsidiary (other than those organized under the laws of the PRC or a Foreign Subsidiary) as may be pledged, mortgaged or charged by the Company or the Subsidiary Guarantors from time to time pursuant to the provisions of Section 10.02.

“Commodity Agreement” means any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.

“Common Stock” means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock or ordinary shares, whether or not outstanding at the date of the Indenture, and includes all series and classes of such common stock or ordinary shares.

“Company” means the party named as such in the first paragraph of the Indenture or any successor obligor under the Indenture and the Notes pursuant to this Indenture.

“Comparable Treasury Issue” means the U.S. Treasury security selected by a Reference Treasury Dealer having a comparable maturity to the fourth anniversary date of the Original Issue Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the fourth anniversary date of the Original Issue Date.

“Comparable Treasury Price” means, with respect to any redemption date, as calculated by a Reference Treasury Dealer:

(1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities;” or

(2) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if fewer than three such Reference Treasury Dealer Quotations are available, the average of all such quotations.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Consolidated Net Income:

(1) Consolidated Interest Expense,

(2) income taxes (other than income taxes attributable to extraordinary and non-recurring gains (or losses) or sales of assets),

(3) depreciation expense, amortization expense and all other non-cash items reducing Consolidated Net Income (other than depletion of timber holdings or non-cash items in a period which reflect cash expenses paid or to be paid in another period), less all non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with IFRS, provided that if any Restricted Subsidiary is not a Wholly-Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with IFRS) by an amount equal to (A) the amount of the Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.

“Consolidated Fixed Charges” means, for any period, the sum (without duplication) of (i) Consolidated Interest Expense for such period and (ii) all cash and non-cash dividends, accrued or accumulated during such period on any Disqualified Stock or Preferred Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or any Wholly-Owned Restricted Subsidiary.

“Consolidated Interest Expense” means, for any period, the amount that would be included in gross interest expense on a consolidated income statement prepared in accordance with IFRS for such period of the Company and its Restricted Subsidiaries, plus, to the extent not included in such gross interest expense, and to the extent incurred or paid during such period by the Company and its Restricted Subsidiaries, without duplication, (i) interest expense attributable to Capitalized Lease Obligations, (ii) amortization of debt issuance costs and original issue discount expense and non-cash interest payments in respect of any Indebtedness, (iii) the interest portion of any deferred payment obligation, (iv) all commissions, discounts and other fees and charges with respect to letters of credit or similar instruments issued for financing purposes or in respect of any Indebtedness, (v) the interest equivalent costs associated with Interest Rate Agreements, (vi) interest actually paid by the Company or any Restricted Subsidiary on Indebtedness of any other Person that is Guaranteed by the Company or any Restricted Subsidiary and (vii) any capitalized interest, provided that interest expense attributable to interest on any Indebtedness bearing a floating interest rate will be computed on a pro forma basis as if the rate in effect on the date of determination had been the applicable rate for the entire relevant period.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in conformity with IFRS; provided that the following items shall be excluded in computing Consolidated Net Income (without duplication):

(1) the net income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting except to the extent of the amount of dividends or similar distributions actually paid in cash to the specified Person or a Restricted Subsidiary of the Person during such period;

(2) the net income (and loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries;

(3) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

(4) the cumulative effect of a change in accounting principles;

(5) any net after tax gains (or losses) realized on the sale or other disposition of (A) any property or assets of the Company or any Restricted Subsidiary which is not sold in the ordinary course of its business or (B) any Capital Stock of any Person (including any gains by the Company realized on sales of Capital Stock of the Company or other Restricted Subsidiaries);

(6) any translation gains and losses due solely to fluctuations in currency values and related tax effects; and

(7) any net after-tax extraordinary or non-recurring gains (or losses).

“Consolidated Net Worth” means, at any date of determination, stockholders’ equity or members’ equity as set forth on the most recently available semi-annual or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, plus, to the extent not included, any Preferred Stock of the Company, less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock or shares and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with IFRS.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)	was a member of such Board of Directors on the Original Issue Date;

(2)	was designated by any shareholder entitled to designate a director under the Company’s Memorandum and Articles of Association; or

(3)	was elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such director’s nomination or election.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of the Indenture is located at 350 Indiana Street, Suite 750, Golden, Colorado, 80401.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Custodian” means a custodian of the Global Notes for DTC.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Default Rate” means 2% per annum.

“Depositary” means the depositary of each Global Note, which will initially be DTC.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to the Stated Maturity of the Notes, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale”, an “entire sale” or “change of control” occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale”, “entire sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.13, Section 4.14 and Section 4.15 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such Capital Stock pursuant to such provision prior to the Company’s repurchase of such Notes as are required to be repurchased pursuant to Section 4.13, Section 4.14 and Section 4.15.

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the base rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by the Federal Reserve Bank of New York on the date of determination.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“Entire Sale Transaction” means an Asset Disposition by the Company (other than to a Restricted Subsidiary) of all or substantially all of the Capital Stock of each Subsidiary owned by the Company and/or of all or substantially all of the assets of the Company.

“Entire Sale Transaction Mandatory Redemption” has the meaning assigned to such term in Section 3.04.

“Entire Sale Transaction Redemption Date” has the meaning assigned to such term in Section 3.04.

“Entire Sale Transaction Redemption Price” has the meaning assigned to such term in Section 3.04.

“Equity Offering” means any primary private or public offering of Common Stock of the Company after the Original Issue Date.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Excess Proceeds” has the meaning assigned to such term in Section 4.15.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Fair Market Value” means the price that would be paid in an arm’s length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution; provided, however, that for purposes of clause (a)(4)(i) of Section 4.15, such determination may instead be made by the Company’s Chief Executive Officer or Chief Financial Officer.

“First Priority Lien” means the first priority Liens on the Collateral (subject to any Permitted Liens) granted to the Trustee for the benefit of the holders of the Notes pursuant to the Security Documents.

“Fixed Charge Coverage Ratio” means, on any Transaction Date, the ratio of (1) the aggregate amount of Consolidated EBITDA for the then most recent two fiscal half-years prior to such Transaction Date for which consolidated financial statements of the Company (which the

Company shall use its best efforts to compile in a timely manner) are available and have been provided to the Trustee (the “Two Half-Year Period”) to (2) the aggregate Consolidated Fixed Charges during such Two Half-Year Period. In making the foregoing calculation:

(A) pro forma effect shall be given to any Indebtedness, Disqualified Stock or Preferred Stock Incurred, repaid or redeemed during the period (the “Reference Period”) commencing on and including the first day of the Two-Half Year Period and ending on and including the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Two Half-Year Period), in each case as if such Indebtedness, Disqualified Stock or Preferred Stock had been Incurred, repaid or redeemed on the first day of such Reference Period;

(B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

(C) pro forma effect shall be given to the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries as if such creation, designation or redesignation had occurred on the first day of such Reference Period;

(D) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

(E) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period;

provided that to the extent that clause (D) or (E) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition (or asset acquisition or asset disposition), such pro forma calculation shall be based upon the two full fiscal half-years immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company organized under the laws of a jurisdiction that prohibits such Subsidiary from guaranteeing payments under the Notes.

“Global Notes” has the meaning set forth in Section 2.04(c).

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guaranteed Indebtedness” has the meaning set forth in Section 4.12.

“Holder” means the Person in whose name a Note is registered in the Note register.

“IFRS” means International Financial Reporting Standards as adopted by the International Accounting Standards Board, applied on a consistent basis. All ratios and computations contained or referred to in the Indenture shall be computed in conformity with IFRS applied on a consistent basis.

“Incur” means, with respect to any Indebtedness or Capital Stock, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness or Capital Stock; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (2) the accretion of original issue discount shall not be considered an Incurrence of Indebtedness. The terms “Incurrence”, “Incurred” and “Incurring” have meanings correlative with the foregoing.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1) all indebtedness of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments;

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except Trade Payables;

(5) all Capitalized Lease Obligations;

(6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness;

(7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

(8) to the extent not otherwise included in this definition, obligations under Commodity Agreements, Currency Agreements and Interest Rate Agreements.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided

(A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with IFRS,

(B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest, and

(C) that the amount of Indebtedness with respect to any Commodity Agreements, Currency Agreements and Interest Rate Agreements shall be equal to the net amount payable if such agreements terminated at that time due to default by such Person.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an investment banking firm or accounting firm of national reputation in the United States of America or in Hong Kong (i) which does not, and whose directors, officers, employees and affiliates do not, have a direct or indirect financial interest in the Company or any of its Affiliates, and (ii) which, in the judgement of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Information Circular” means the information circular of Sino Forest Corporation, dated October 20, 2012.

“Initial Subsidiary Guarantor” means each of the Subsidiary Guarantors named in Schedule I herein.

“Initial Unrestricted Subsidiary” means each of the Unrestricted Subsidiaries named in Schedule II herein.

“Intercreditor Agreement” means an intercreditor agreement, containing the Pre-Agreed Intercreditor Terms substantially in the form set forth as Exhibit J hereto, to be entered into prior to the first Incurrence of any Permitted Priority Secured Indebtedness after the Original Issue Date, in a form satisfactory to the Trustee, the Security Trustee and the holders of such Permitted Priority Secured Indebtedness (or the Permitted Priority Trustee as their representative).

“Interest Payment Date” means each June 30 and December 31 of each year, commencing June 30, 2013, and the Maturity Date.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

“Investment” means:

(1) any direct or indirect advance, loan or other extension of credit (other than Trade Payables that are, in conformity with IFRS, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries) to another Person,

(2) capital contribution to another Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others),

(3) any purchase or acquisition of Capital Stock, Indebtedness, bonds, notes, debentures or other similar instruments or securities issued by another Person, or

(4) any Guarantee of any obligation of another Person;

provided that an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of common equity securities of the Company shall not be deemed to be an Investment.

For the purposes of Section 4.18, the Company will be deemed to have made an investment in an Unrestricted Subsidiary in an amount equal to the Fair Market Value of the assets (net of liabilities owed to any Person other than the Company or a Restricted Subsidiary and that are not Guaranteed by the Company or a Restricted Subsidiary) of a Restricted Subsidiary that is designated an Unrestricted Subsidiary at the time of such designation. For purposes of Section 4.07, any property transferred to or from any Person shall be valued at its Fair Market Value at the time of such transfer, as determined in good faith by the Board of Directors.

“Issue Date” of any Note means the date on which the Note was originally issued or deemed issued as set forth on the face of the Note.

“Joint Venture” means any Person engaged in a Permitted Business of which the Company, together with its Restricted Subsidiaries, directly holds or, as a result of the respective Investment, will hold, at least 50.1% of its Capital Stock.

“Leverage Ratio” means, as at the time of determination, the aggregate principal amount of Indebtedness of the Company and the Restricted Subsidiaries outstanding at such time determined on a consolidated basis, divided by the Consolidated EBITDA of the Company for the two fiscal half-years immediately preceding the date of determination for which consolidated financial statements of the Company are available and have been provided to the Trustee.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to create any mortgage, pledge, security interest, lien, charge, easement or encumbrance of any kind).

“Mandatory Prepayment Account” means the deposit account to be specified by the Company pursuant to which proceeds from an Entire Sale Transaction or from an Asset Sale are to be deposited in accordance with the terms of Section 4.14(b) and Section 4.15(c) of this Indenture, respectively, which account shall be subject to a first priority Lien in favor of the Security Trustee and constitute additional Collateral for the benefit of the Holders, and which account shall not be subject to any other Lien whatsoever.

“Maturity Date” means January 17, 2020.

“Measurement Date” means the first day of the fiscal half-year period of the Company immediately preceding the Original Issue Date.

“Moody’s” means Moody’s Investors Service and its affiliates.

“Net Cash Proceeds” means:

(1) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of

(A) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

(B) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole;

(C) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (x) is secured by a Lien on the property or assets sold or (y) is required to be paid as a result of such sale;

(D) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with IFRS; and

(2) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Notes” has the meaning assigned to such term in the Recitals, and for greater certainty, includes all Additional Notes and PIK Notes created and issued in accordance with the terms of the Indenture from time to time.

“Offer to Purchase” means an offer to purchase Notes by the Company from the Holders commenced by the Company mailing a notice by first class mail, postage prepaid, to the Trustee, the Paying Agent and each Holder at its last address appearing in the Note register stating:

(1) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

(2) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Offer to Purchase Payment Date”);

(3) that any Note not tendered will continue to accrue interest pursuant to its terms;

(4) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Offer to Purchase Payment Date;

(5) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled “Option of Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Offer to Purchase Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Offer to Purchase Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of US$2,000 or integral multiples of US$1,000.

On the Offer to Purchase Payment Date, the Company shall (a) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent pursuant to the procedures described in Section 4.01 money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officer’s Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or wire to the Holders so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of US$2,000 or integral multiples of US$1,000. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Offer to Purchase Payment Date. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

The offer is required to contain or incorporate by reference information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will assist such Holders to make an informed decision with respect to the Offer to Purchase, including a brief description of the events requiring the Company to make the Offer to Purchase, and any other information required by applicable law to be included therein. The offer is required to contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase.

“Officer” means one of the executive officers of the Company, or, in the case of a Subsidiary Guarantor, one of the directors or officers of such Subsidiary Guarantor.

“Officer’s Certificate” means (i) a certificate signed by two Officers or (ii) in the event the relevant entity has one appointed Officer only, a certificate signed by such Officer or (iii) in the event the relevant entity has no appointed Officer, a certificate signed by either its sole director or two directors if such entity has more than one director. Each Officer’s Certificate shall specify who is required to sign.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Trustee.

“Original Issue Date” means the date on which the Notes are originally issued under the Indenture.

“Outstanding” when used with respect to Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture, except:

(i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor reasonably satisfactory to the Trustee has been made; and

(iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture.

A Note does not cease to be Outstanding because the Company or any Affiliate of the Company holds the Note, provided that in determining whether the Holders of the requisite amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right to act with respect to such Notes and that the pledgee is not the Company or an Affiliate of the Company.

“Paying Agent” means any paying agent and transfer agent with respect to the Notes appointed pursuant to a Paying and Transfer Agent and Registrar Appointment Letter in the form of Exhibit D.

“Payment Date” shall have the meaning set forth in Section 4.01.

“Permitted Businesses” means the Permitted Forestry Plantation Business and the manufacturing of wood and wood-based products and related businesses and activities incidental to such activities.

“Permitted Forestry Plantation Business” means the operation of forestry plantations and production and processing facilities, the processing, sale, distribution, transportation, cultivation and development of wood fibers and logs, and other similar wood and wood-based products, including bio-fuels, the operation of plantation nurseries, and the sale and distribution of seeds and saplings, inputs and similar products, or intermediate products and by-products used or produced in connection with such activities, the planting of saplings and trees in city greening and urban landscaping projects, including the design and implementation of such projects, the import and export of logs, lumber and other wood and wood-based products, trading agency activities related to the foregoing, and related businesses and activities incidental to any of the foregoing activities.

“Permitted Indebtedness” has the meaning set forth in Section 4.06(b).

“Permitted Investment” means:

(1) any Investment in the Company or a Restricted Subsidiary that is primarily engaged in a Permitted Forestry Plantation Business or a Person which will, upon the making of such Investment, become a Restricted Subsidiary that is primarily engaged in a Permitted Forestry Plantation Business or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary that is primarily engaged in a Permitted Forestry Plantation Business;

(2) Temporary Cash Investments;

(3) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with IFRS;

(4) an Investment in an Unrestricted Subsidiary consisting solely of an Investment in another Unrestricted Subsidiary;

(5) Commodity Agreements, Interest Rate Agreements and Currency Agreements designed solely to protect the Company or any Restricted Subsidiary against fluctuations in commodity prices, interest rates or foreign currency exchange rates;

(6) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(7) any securities, non-cash consideration or other Investments received as consideration in, or retained in connection with, sales or other dispositions of property or assets, including Asset Dispositions made in compliance with Section 4.15;

(8) pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under Section 4.08;

(9) loans or advances to employees made in the ordinary course of business and consistent with past practices of the Company or past practices of a Restricted Subsidiary, as the case may be, in an aggregate amount outstanding not to exceed at any one time US$500,000 (or the Dollar Equivalent thereof); and

(10) loans to employees, directors and officers not exceeding the amount required to exercise an option to purchase the Company’s Capital Stock held by such individual, provided that the Capital Stock issued upon exercise of such option is pledged, mortgaged and/or charged to the Company as security for such loan.

“Permitted Liens” means:

(1) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal or administrative proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with IFRS shall have been made;

(2) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal or administrative proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with IFRS shall have been made;

(3) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

(4) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

(5) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;

(6) any interest or title of a lessor in the property subject to any operating lease;

(7) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;

(8) Liens in favor of the Company or any Wholly-Owned Restricted Subsidiary;

(9) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default;

(10) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(11) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(12) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Commodity Agreements, Interest Rate Agreements and Currency Agreements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

(13) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Original Issue Date;

(14) Liens existing on the Original Issue Date;

(15) Liens on real property, trees or current assets securing Indebtedness which is permitted to be Incurred under clause (6) of Section 4.06(b);

(16) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under Section 4.06(b)(5); provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

(17) Liens under the Security Documents; and

(18) Liens securing any Permitted Priority Secured Indebtedness that complies with each of the requirements set forth under Section 4.21.

“Permitted Priority Secured Indebtedness” means Indebtedness of the Company which, in the instrument creating or evidencing the same, is expressly stated to be secured by a Lien over the Collateral ranking in priority to the Lien over the Collateral granted to the Holders of the Notes, and all guarantees thereof by any of the Subsidiary Guarantors provided that:

(1) on or before the date on which such Indebtedness is Incurred, the Company, in an Officer’s Certificate delivered to the Trustee and the Security Trustee, designates such Indebtedness as “Permitted Priority Secured Indebtedness” for the purposes of the Indenture, such Indebtedness is certified in such Officer’s Certificate as having been incurred in compliance with the terms of the Indenture and no Default or Event of Default under the Indenture has occurred and is continuing; and

(2) such additional Indebtedness, together with all other outstanding Permitted Priority Secured Indebtedness does not exceed the amount of the Permitted Priority Secured Indebtedness Cap.

“Permitted Priority Secured Indebtedness Cap” means $200,000,000, less any mandatory pre-payments or repurchases of any Permitted Priority Secured Indebtedness made pursuant to the terms of the instrument or agreement creating such Permitted Priority Secured Indebtedness or any agreements entered into in connection therewith.

“Permitted Priority Subsidiary Guarantee” means a guarantee by any Subsidiary Guarantor of any Permitted Priority Secured Indebtedness; provided that such guarantee ranks pari passu with any outstanding Subsidiary Guarantee of such Subsidiary Guarantor.

“Permitted Priority Subsidiary Guarantor” means any Subsidiary Guarantor guaranteeing the obligations of the Company in respect of the Permitted Priority Secured Indebtedness.

“Permitted Priority Trustee” means the Person appointed as the trustee, agent or representative for the holders of any Permitted Priority Secured Indebtedness pursuant to the instrument or agreement creating such Permitted Priority Secured Indebtedness, and its successors and assigns.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“PIK Interest” has the meaning set forth in Exhibit A hereto.

“PIK Notes” has the meaning set forth in Exhibit A hereto.

“Plan Supplement” means the plan supplement of Sino-Forest Corporation dated November 21, 2012 made in connection with the Information Circular.

“Preferred Stock” as applied to the Capital Stock of any Person means Capital Stock of any class or classes that by its term is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“PRC” means the People’s Republic of China.

“principal” of any Indebtedness means the principal amount of such Indebtedness, (or if such Indebtedness was issued with original issue discount, the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness), together with, unless the context otherwise indicates, any premium then payable on such Indebtedness.

“Reference Treasury Dealer” means each of any three investment banks of recognized standing that is a primary U.S. Government securities dealer in the City of New York, selected by the Company in good faith.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

“Register” has the meaning assigned to such term in Section 2.05.

“Registrar” has the meaning assigned to such term in Section 2.05.

“Regular Record Date” for the interest payable on any Interest Payment Date means June 16 or December 17 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Relevant Jurisdiction” has the meaning set forth in Section 4.20.

“Replacement Assets” means, on any date, property or assets (other than current assets) of a nature or type or that are used in a Permitted Business and shall include Capital Stock of any Person holding such property or assets, which is primarily engaged in a Permitted Business and will upon the acquisition by the Company or any of its Restricted Subsidiaries of such Capital Stock, become a Restricted Subsidiary.

“Responsible Officer”, when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge and familiarity with the particular subject.

“Restricted Payment” has the meaning assigned to such term in Section 4.07.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“S&P” shall mean Standard & Poor’s Ratings Group and its affiliates.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to property (whether real, personal or mixed), now owned or hereafter acquired whereby the Company or any Restricted Subsidiary transfers such property to another Person and the Company or any Restricted Subsidiary leases it from such Person.

“Secured Party” means (i) the Holders, including any holders of Additional Notes and PIK Notes, and the Trustee and the Security Trustee; and (ii) if and when any Permitted Priority Secured Indebtedness is Incurred, the holders of any Permitted Priority Secured Indebtedness Incurred in compliance with Section 4.06, or the Permitted Priority Trustee or Security Trustee on their behalf.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Security Documents” means, collectively, the pledge agreements, equitable mortgages, charges over shares, and fixed and floating charges to be entered into in accordance with Section 10.01 substantially in the forms as set forth in Exhibit F hereto by and among the Company, the Subsidiary Guarantors and the Security Trustee, on behalf of the Trustee and the Holders, as such agreements may be amended, modified or supplemented from time to time in accordance to the terms thereof and hereof, the Intercreditor Agreement (if any) and any other agreements, equitable mortgages, charges over shares, fixed and floating charges or other agreements or instruments that may evidence or create any Lien in favor of the Security Trustee, the Trustee and/or any Holders in any or all of the Collateral.

“Security Trustee” means the party named as such in the first paragraph of the Indenture or any successor security trustee under the Indenture pursuant to Article 7.

“Senior Indebtedness” of the Company or a Subsidiary Guarantor, as the case may be, means all Indebtedness of the Company or the Subsidiary Guarantor, as relevant, whether outstanding on the Original Issue Date or thereafter created, except for Indebtedness which, in the instrument creating or evidencing the same, is expressly stated to be not senior in right of payment to the Notes or, in respect of such Subsidiary Guarantor, its Subsidiary Guarantee; provided that Senior Indebtedness does not include (i) any obligation to the Company or any Restricted Subsidiary, (ii) trade payables or (iii) Indebtedness Incurred in violation of the Indenture.

“Stated Maturity” means, (1) with respect to any Indebtedness, the date specified in such debt security as the fixed date on which the final installment of principal of such Indebtedness is due and payable as set forth in the documentation governing such Indebtedness and (2) with respect to any scheduled installment of principal of or interest on any Indebtedness, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Indebtedness.

“Subordinated Indebtedness” means any Indebtedness of the Company which is subordinated or junior in right of payment to the Notes pursuant to a written agreement to such effect.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“Subsidiary Guarantee” means any Guarantee of the obligations of the Company under the Indenture and the Notes by any Subsidiary Guarantor.

“Subsidiary Guarantor” means each of the Initial Subsidiary Guarantors and any other Restricted Subsidiary which is required to guarantee the payment of the Notes pursuant to the Indenture and the Notes and which is required to pledge, mortgage or charge Collateral to secure the obligations of the Company under the Notes and the Indenture, and of such Subsidiary Guarantor under its Subsidiary Guarantee; provided that a Subsidiary Guarantor will not include any Person whose Subsidiary Guarantee has been released in accordance with the Indenture and the Notes and whose pledge, mortgage or charge under the Security Documents has been released in accordance with the Security Documents, the Indenture and the Notes.

“Surviving Person” shall have the meaning as set forth in Section 5.01.

“Tax Redemption Date” shall have the meaning as set forth in Section 3.01.

“Temporary Cash Investment” means any of the following:

(1) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally Guaranteed by the United States of America or any agency thereof, in each case maturing within 12 months;

(2) time deposit accounts, certificates of deposit and money market deposits maturing within 12 months of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or Hong Kong, and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor;

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank or trust company meeting the qualifications described in clause (2) above;

(4) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any state thereof, with a rating at the time as of which any investment therein is made of “P-3” (or higher) according to Moody’s or “A-3” (or higher) according to S&P;

(5) securities with maturities of 12 months or less from the date of acquisition issued or fully and unconditionally Guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s;

(6) any money market fund that has at least 95% of its assets continuously invested in investments of the types described in clauses (1) through (5) above; and

(7) time deposit accounts, certificates of deposit and money market deposits with (i) Bank of China, Industrial Commercial Bank of China, Construction Bank of China, Shanghai Pudong Development Bank, Bank of Shanghai or (ii) any other bank or trust company organized under the laws of the PRC whose long-term debt is rated as high or higher than any of those banks or (iii) any other bank organized under the laws of the PRC, provided that, in the case of clause (iii), such deposits do not exceed US$2.500,000 (or the Dollar Equivalent thereof) with any single bank of US$5,000,000 (or the Dollar Equivalent thereof) in the aggregate, at any date of determination.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended (15 U. S.C. Section 77aaa-77bbbb), as in effect on the date of the Indenture (except as otherwise provided in the Indenture), except that if the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” or “TIA” means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the party named as such in the first paragraph of the Indenture or any successor trustee under the Indenture pursuant to Article 7.

“Unrestricted Subsidiary” means (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided herein; (2) any Subsidiary of an Unrestricted Subsidiary and (3) any Initial Unrestricted Subsidiary.

“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally Guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the Company thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly-Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02 Incorporation by Reference of Trust Indenture Act. If any provision of the Indenture limits, qualifies or conflicts with the duties that would be imposed by any of Sections 310 to 317 of the TIA through operation of Section 318(c) thereof on any Person if this Indenture were qualified under the TIA, such imposed duties shall control.

Where used herein, the term “obligor” in respect of the Notes means the Company and any other obligor on the Notes.

All other TIA terms used in the Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Rules or Regulations of the U.S. Securities and Exchange Commission have the meanings assigned to them by such definitions.

Section 1.03 Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

(1) an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(2) “herein,” “hereof’ and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision;

(3) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;

(4) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and

(5) “including” or “includes” when used in the Indenture means “including without limitation” or “includes without limitation”.

ARTICLE 2

ISSUE, EXECUTION, FORM AND REGISTRATION OF NOTES

Section 2.01 Authentication And Delivery of Notes and Subsidiary Guarantees. Upon the execution and delivery of this Indenture, or from time to time thereafter, Notes in the form of Exhibit A or Exhibit B may be executed and delivered by the Company, with the Subsidiary Guarantees endorsed thereon by the Subsidiary Guarantors, in an aggregate principal amount Outstanding of not more than US$300,000,000 (other than Notes issued pursuant to Section 2.09 and Section 2.10) to the Trustee for authentication, accompanied by an Officer’s Certificate of the Company directing such authentication (an “Authentication Certificate”) and specifying the amount and form of Notes (with the Subsidiary Guarantees endorsed thereon) to be authenticated, the applicable rate at which interest will accrue on such Notes, the date on which the original issuance of such Notes (with the Subsidiary Guarantees endorsed thereon) is to be authenticated, the date from which interest will begin to accrue, the date or dates on which interest on such Notes will be payable and the date on which the principal of such Notes will be payable and other terms relating to such Notes and Subsidiary Guarantees. The Trustee shall thereupon authenticate and deliver said Notes (with the Subsidiary Guarantees endorsed thereon) to or upon the written order of the Company (as set forth in such Officer’s Certificate) signed by two Authorized Officers (or, in the event the Company has one Authorized Officer only, by such Authorized Officer).

Section 2.02 Execution of Notes and Subsidiary Guarantees.

(a) The Notes shall be executed by or on behalf of the Company by the signature of an Authorized Officer of the Company. Each of the Subsidiary Guarantors shall execute the Subsidiary Guarantees by the signature of an Authorized Officer of such Subsidiary Guarantor. Such signatures may be the manual or facsimile signature of the present or any future Authorized Officers. With the delivery of this Indenture, the Company and each of the Subsidiary Guarantors is furnishing, and from time to time thereafter may furnish, a certificate substantially in the form of Exhibit C (an “Authorization Certificate”) identifying and certifying the incumbency and specimen (or facsimile) signatures of the Authorized Officers. Until the Trustee receives a subsequent Authorization Certificate, the Trustee shall be entitled to conclusively rely on the last Authorization Certificate delivered to it for purposes of determining the Authorized Officers. Typographical and other minor errors or defects in any signature shall not affect the validity or enforceability of any Note which has been duly authenticated and delivered by the Trustee.

(b) In case Authorized Officers who shall have signed any of the Notes or any of the Subsidiary Guarantees thereon, as applicable, shall cease to be such Authorized Officers before the Note (with the Subsidiary Guarantees endorsed thereon) shall be authenticated and delivered by the Trustee or disposed of by or on behalf of the Company, such Note (with the Subsidiary Guarantees endorsed thereon) nevertheless may be authenticated and delivered or disposed of as though the Persons who signed such Note and the Subsidiary Guarantees had not ceased to be such Authorized Officers; and any Note may be signed on behalf of the Company and any Subsidiary Guarantee may be signed on behalf of the Subsidiary Guarantors by such Persons as, at the actual date of the execution of such Note and Subsidiary Guarantee, shall be Authorized Officers, although at the date of the execution and delivery of this Indenture any such Persons were not Authorized Officers.

Section 2.03 Certificate of Authentication. Only such Notes (with the Subsidiary Guarantees endorsed thereon) as shall bear thereon a certification of authentication substantially as set forth in the forms of the Notes and Subsidiary Guarantee in Exhibit A and Exhibit B hereto, executed by the Trustee by manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certification by the Trustee upon any Note executed by or on behalf of the Company and any Subsidiary Guarantee executed by or on behalf of the Subsidiary Guarantors shall be conclusive evidence that the Note (with the Subsidiary Guarantees endorsed thereon) so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

Section 2.04 Form, Denomination and Date of Notes; Interest Payments.

(a) The Notes, the Subsidiary Guarantees and the Trustee’s certificates of authentication shall be substantially in the form set forth in Exhibit A and Exhibit B hereof. On the Original Issue Date, the Notes shall be issued in the form provided in Section 2.04(c). The Notes shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Company executing the same may determine with the approval of the Trustee.

The Notes (with the Subsidiary Guarantees endorsed thereon) may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, with the rules of any securities market in which the Notes are admitted to trading, or to conform to general usage.

(b) Each Note (with the Subsidiary Guarantees endorsed thereon) shall be dated the date of their authentication. Each Note shall bear interest as provided for therein from the date of issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for and shall be payable on the dates specified on the face of, and in the manner provided for in, the form of Note set forth as Exhibit A and Exhibit B hereto. Interest on the Notes shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(c) On the Original Issue Date, an appropriate Authorized Officer will execute and deliver to the Trustee one or more Certificated Notes or global Notes (each such global Note, a “Global Note”), with the Subsidiary Guarantees endorsed thereon, in definitive, fully registered form without interest coupons, in a minimum denomination of US$2,000 or any amount in excess thereof which is an integral multiple of US$1,000, substantially in the form of Exhibit A or Exhibit B hereto, as applicable; all such Notes so executed and delivered to the Trustee pursuant to this subsection (c) shall be in an aggregate principal amount that shall equal the aggregate principal amount of the Notes that are to be issued on the Original Issue Date. The aggregate principal amount of the Notes may from time to time be increased or decreased by adjustments to reflect exchanges and redemptions or as evidence of the obligation to pay PIK Interest made on the records of the Custodian for the Depositary or its nominee, as hereinafter provided. Each Note shall bear the following legend as set forth below:

LEGEND APPLICABLE TO CANADIAN HOLDERS:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE LATER OF (i) THE ORIGINAL ISSUE DATE AND (ii) THE DATE THE COMPANY BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.”

Each Certificated Note shall be delivered by the Trustee to the Person named as the Holder thereof. Each Global Note (i) shall be delivered by the Trustee to DTC acting as the Depositary or, pursuant to DTC’s instructions, shall be delivered by the Trustee on behalf of DTC to and deposited with the Custodian or shall be retained by the Trustee as custodian of DTC, and in either case shall be registered in the name of Cede & Co., or such other name as DTC shall specify, and (ii) shall also bear a legend substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL

SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

Global Notes may be deposited with such other Depositary that is a clearing agency registered under the Exchange Act as the Company may from time to time designate in writing to the Trustee, and shall bear such legend as may be appropriate.

(d) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Notes or if at any time the Depositary shall no longer be a clearing agency registered under the Exchange Act, the Company shall appoint a successor Depositary with respect to such Global Notes. If (i) a successor Depositary for such Global Notes is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, or (ii) an Event of Default has occurred and is continuing with respect to the Notes, the Company will execute, and the Trustee, upon receipt of an Officer’s Certificate of the Company directing the authentication and delivery thereof, will authenticate and deliver, Certificated Notes in any authorized denominations in an aggregate principal amount equal to the principal amount of such Global Notes in exchange for such Global Notes.

(e) Global Notes shall in all respects be entitled to the same benefits under this Indenture as Certificated Notes authenticated and delivered hereunder.

(f) The Person in whose name any Note is registered at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to the Regular Record Date and prior to such Interest Payment Date.

Section 2.05 Registration, Transfer and Exchange. The Notes are issuable only in registered form. The Company will keep at the office or agency to be maintained for the purpose as provided in Section 4.02 (the “Registrar”), a register (the “Register”) in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Notes as in this Article provided. The name and address of the registered holder of each Note and the amount of each Note will be recorded in the Register. Such Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. Such Register shall be open for inspection by the Trustee at all reasonable times.

The Registrar shall provide to the Company a duplicate of the Register to be maintained by the Company at its registered office in the Cayman Islands (in accordance with the Companies Law of the Cayman Islands). The Registrar agrees to provide to the Company updates to the Register within two (2) Business Days after any changes are made thereto.

Upon due presentation for registration of transfer of any Note, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Note or Notes in authorized denominations for a like aggregate principal amount.

A Holder may register the transfer of a Note only by written application to the Registrar stating the name of the proposed transferee and that the transfer otherwise complies with the terms of this Indenture. No such registration of transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any agent of any of them shall treat the Person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged to the Registrar. When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if the requirements for such transactions set forth herein are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar’s request.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Holder thereof or his attorney duly authorized in writing in a form satisfactory to the Company and the Registrar.

The Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Notes (other than any such transfer taxes or other similar governmental charge payable upon exchanges). No service charge to any Holder shall be made for any such transaction.

The Company shall not be required to exchange or register a transfer of (a) any Notes for a period of 15 days next preceding the first mailing of notice of redemption of Notes to be redeemed or (b) any Notes called or being called for redemption.

All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

Claims against the Company for the payment of principal of, premium, if any, or interest, on the Notes will become void unless presentation for payment is made as required in the Indenture within a period of six years.

Section 2.06 Book-entry Provisions For Global Notes.

(a) Each Global Note initially shall (i) be registered in the name of a nominee of the Depositary and (ii) be delivered to the Custodian on behalf of the Depositary or retained by the Trustee as custodian of DTC. Each Global Note initially shall (i) be registered in the name of a nominee for the Depositary, (ii) be delivered to the Custodian on behalf of the Depositary or retained by the Trustee as custodian of DTC.

Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Custodian, or under the Global Notes, and the Depositary may be treated by the Company, the Trustee and any agent of any of them as the absolute owner of such Global Note for all purposes whatsoever (including for purposes of receiving notices and payments). Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of any of them, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Note. None of the Company, the Trustee, the paying agent and the Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Note, for the records of any such Depositary, including records in respect of the beneficial owners of any such Global Note, for any transactions between the Depositary and any agent member or between or among the Depositary, any such agent member and/or any Holder or beneficial owner of such Global Note, or for any transfers of beneficial interests in any such Global Note.

(b) Except as provided in Section 2.08, transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred, and transfers increasing or decreasing the aggregate principal amount of Global Notes may be conducted only in accordance with the rules and procedures of the Depositary and, to the extent relevant, the provisions of Section 2.08. In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in any Global Note under the circumstances set forth in Section 2.04(d).

(c) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b) of this Section, the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

(e) The registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.07 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company shall furnish to the Trustee, in writing at least three Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.08 Special Transfer Provisions.

(a) Transfers to Canadian Persons. The following provisions shall apply with respect to registration of transfers of a Note (or interest in a Global Note) to a person that is resident in, or subject to, the securities legislation of any province or territory in Canada (a “Canadian Person”) if the transfer of a Note is effected at any time prior to the expiry of the Canadian Restricted Period:

(i) The Registrar shall register the transfer of any Certificated Note to a Canadian Person upon receipt by the Registrar from the transferor of a transfer notice provided for on the form of Note in substantially the form of Exhibit H and shall issue to the transferee a Certificated Note in a like amount containing the following form of legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE LATER OF (i) THE ORIGINAL ISSUE DATE AND (ii) THE DATE THE COMPANY BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.”

(ii) If the proposed transferor is holding a beneficial interest in a Global Note, the transferor may not transfer such interest to a Canadian Person within the Canadian Restricted Period unless the transferor provides evidence which is reasonably satisfactory to the Company that such transfer is being effected pursuant to and in accordance with exemptions from the prospectus and dealer registration requirements contained in the Canadian securities legislation applicable to the purchaser of such beneficial interest.

(b) General. By its acceptance of any Note, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.06 or this Section 2.08 in accordance with its customary procedures. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(c) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.09 Mutilated, Defaced, Destroyed, Stolen and Lost Notes.

(a) The Company shall execute and deliver to the Trustee Certificated Notes in such amounts and at such times as to enable the Trustee to fulfill its responsibilities under this Indenture and the Notes.

(b) In case any Note shall become mutilated, defaced or be apparently destroyed, lost or stolen, upon the request of the registered holder thereof, the Company in its discretion may execute, and, upon the written request of Authorized Officers of the Company, the Trustee shall authenticate and deliver, a new Note (with the Subsidiary Guarantee endorsed thereon), bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Note, or in lieu of and substitution for the Note so apparently destroyed, lost or stolen. In every case the applicant for a substitute Note shall furnish to the Company, the Subsidiary Guarantors and the Trustee and any agent of the Company, the Subsidiary Guarantors or the Trustee such security or indemnity as may be required by each of them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft evidence to their satisfaction of the apparent destruction, loss or theft of such Note and of the ownership thereof. Upon the issuance of any substitute Note, such Holder, if so requested by the Company, the Trustee or the Subsidiary Guarantors, will pay a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected with the preparation and issuance of the substitute Note. The Trustee is hereby authorized, in accordance with and subject to the foregoing conditions in this clause (b), to authenticate and deliver from time to time, Notes (with the Subsidiary Guarantee endorsed thereon) in exchange for or in lieu of Notes (with the Subsidiary Guarantee endorsed thereon), respectively, which become mutilated, defaced, destroyed, stolen or lost. Each Note delivered in exchange for or in lieu of any Note shall carry all the rights to interest (including rights to accrued and unpaid interest and Additional Amounts) which were carried by such Note.

(c) All Notes surrendered for payment or exchange shall be delivered to the Trustee. The Trustee shall cancel and destroy all such Notes surrendered for payment or exchange, in accordance with its Note destruction policy, and upon the request of the Company shall deliver a certificate of destruction to the Company and the Subsidiary Guarantors.

(d) In the event any such mutilated, defaced, destroyed, lost or stolen certificate has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new certificate, pay such Notes.

Section 2.10 Further Issues.

(a) Additional Notes. The Company may, from time to time, without the consent of the Holders of the Notes, create and issue further debt securities in an aggregate principal amount Outstanding of not more than US$100,000,000 (“Additional Notes”) having the same terms and conditions as the Notes issued prior to the issuance of such Additional Notes (including the benefit of the Subsidiary Guarantees) in all respects (or in all respects except for issue date, issue price, and the first payment of interest thereon and, to the extent necessary, certain temporary securities law transfer restrictions) so that such subsequently issued debt securities may be consolidated and form a single series with the previously outstanding Notes; provided further that any Additional Notes must be treated as part of the same issue as the previously outstanding Notes for U.S. federal income tax purposes. Additional Notes issued in this manner will be consolidated and form a single series with the previously outstanding Notes in accordance with the requirements of the Depositary. In connection with any such issuance of Additional Notes, the Company shall deliver an Officer’s Certificate to the Trustee directing the Trustee to authenticate and deliver Additional Notes on the Additional Closing Date specified therein in an aggregate principal amount specified therein and the Trustee, in accordance with such Officer’s Certificate, shall authenticate and deliver such Additional Notes. The Additional Notes will be (i) represented by an increase in the aggregate principal amount of the Global Notes or (ii) issued in the form of Certificated Notes if the Notes are no longer represented by Global Notes.

(b) PIK Notes. The Company may, without the consent of the Holders of the Notes, in connection with the payment of PIK Interest in accordance with Section 2.04(c), create and issue PIK Notes having the same terms and conditions as the Notes issued prior to the issuance of such PIK Notes (including the benefit of the Subsidiary Guarantees) in all respects (or in all respects except for the issue date, issue price and the first payment of interest thereon and, to the extent necessary, certain temporary securities law transfer restrictions). Any such PIK Notes may be consolidated and form a single series with the previously outstanding Notes, provided that such PIK Notes must be treated as part of the same issue as the previously outstanding Notes for U.S. federal income tax purposes. PIK Notes issued in this manner will be consolidated and form a single series with the previously outstanding Notes in accordance with the requirements of the Depositary. In connection with any issuance of PIK Notes, the Company shall deliver an

Authentication Certificate to the Trustee directing the Trustee to authenticate and deliver PIK Notes on the relevant Interest Payment Date that cash interest would otherwise have been payable and in the aggregate principal amount of such PIK Interest specified therein, and the Trustee in accordance with such Authentication Certificate, shall authenticate and deliver such PIK Notes. The PIK Notes will be (i) represented by an increase in the aggregate principal amount of the Global Notes where the PIK Interest is payable in respect of issued Global Notes, or (ii) issued in the form of Certificated Notes where the PIK Interest is payable in respect of issued Certificated Notes or if the Notes are no longer represented by Global Notes. All PIK Notes will rank pari passu in right of payment with the Notes, will be guaranteed on a pari passu basis by each Subsidiary Guarantor and will be secured equally and ratably with the Notes by Liens on the Collateral held by the Security Trustee for as long as the Notes and the Subsidiary Guarantees are secured by the Collateral, on and subject to the terms contained in the Indenture.

Section 2.11 Cancellation of Notes; Disposition Thereof. All Notes surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Company or any agent of the Company or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be canceled by it; and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes held by it in accordance with its customary procedures, and upon the request of the Company deliver a certificate of disposition to the Company. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.12 CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use for the Notes “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE 3

REDEMPTION

Section 3.01 Taxation Redemption.

(a) The Notes may be redeemed, at the option of the Company or Surviving Person, as a whole but not in part, at any time, upon giving not less than 30 days nor more than 60 days’ notice to the Holders (which notice shall be irrevocable) and upon reasonable notice in advance of such notice to Holders to the Trustee and the Paying Agent, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Company for redemption (the “Tax Redemption Date”) if, as a result of

(i) any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of a Relevant Jurisdiction affecting taxation; or

(ii) any change in the existing official position or the stating of an official position regarding the application or interpretation of such laws, regulations or rulings (including a holding, judgment, or order by a court of competent jurisdiction), which change, amendment, application or interpretation (x) in the case of the Company, Surviving Person and any initial Subsidiary Guarantor becomes effective on or after the Original Issue Date and (y) in the case of any successor to a Subsidiary Guarantor or a future Subsidiary Guarantor becomes effective after such Subsidiary Guarantor assumes the obligations under the Indenture or becomes a Subsidiary Guarantor, with respect to any payment due or to become due under the Notes or the Indenture, the Company, Surviving Person or a Subsidiary Guarantor, as the case may be, is, or on the next Interest Payment Date would be, required to withhold or deduct any tax, duty, assessment or other governmental charge imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction and to pay Additional Amounts, and in each case, such requirement to withhold or deduct cannot be avoided by the taking of reasonable measures by the Company, Surviving Person or a Subsidiary Guarantor; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company, Surviving Person or a Subsidiary Guarantor, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the Notes was then due.

(b) Prior to the mailing of any notice of redemption of the Notes pursuant to the foregoing, the Company or Surviving Person will deliver to the Trustee (x) a certificate signed by a duly authorized officer stating that the Company or Surviving Person is entitled to effect the redemption under this Indenture and stating that the conditions precedent to the right of redemption have occurred and (y) an Opinion of Counsel or tax consultant of recognized standing stating that the circumstances referred to in the prior paragraph exist. The Trustee shall accept such Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders.

(c) Any Notes that are redeemed pursuant to this Section 3.01 will be cancelled.

Section 3.02 Optional Redemption.

(a) At any time prior to the fourth anniversary date of the Original Issue Date, the Company may at its option redeem the Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the redemption date.

(b) At any time and from time to time on or after the fourth anniversary date of the Original Issue Date, the Company may redeem the Notes, in whole or in part, at a redemption price equal to the percentage of the principal amount set forth below plus accrued and unpaid interest to the redemption date if redeemed during the twelve-month period beginning on the anniversary date of the Original Issue Date of the years indicated below:

12- month period commencing in the year	Redemption Price

2017	103.125%

2018	101.563%

2019 and thereafter	100.000%

(c) At any time prior to the third anniversary date of the Original Issue Date, the Company may redeem up to 35% of the principal amount of the Notes with the Net Cash Proceeds of one or more sales of its Common Stock in an Equity Offering at a redemption price of 106.25% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the redemption date; provided that at least 65% of the aggregate principal amount of the Notes originally issued on the Original Issue Date remains outstanding after each such redemption and any such redemption takes place within 60 days after the closing of the related sale of Capital Stock.

(d) The Company will give not less than 30 days’ nor more than 60 days’ notice of any such redemption to Holders, to the Trustee and the Paying Agent. If less than all of the Notes are to be redeemed, selection of the Notes for redemption will be made on a pro-rata basis, or if the Notes are issued in global form, in accordance with applicable DTC procedures (subject, in all cases, to compliance with the rules of any national securities exchange on which the Notes may be listed). However, no Note of US$2,000 in principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount to be redeemed. A new Note in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note.

Section 3.03 Method and Effect of Redemption.

(a) The notice of redemption for any redemption of Notes pursuant to Section 3.01 or Section 3.02 will identify the Notes to be redeemed and will include or state the following:

(i) the redemption date;

(ii) the redemption price, including the portion thereof representing any accrued interest;

(iii) the place or places where Notes are to be surrendered for redemption;

(iv) Notes called for redemption must be so surrendered in order to collect the redemption price;

(v) on the redemption date the redemption price will become due and payable on Notes called for redemption, and, unless the Company and the Subsidiary Guarantors default in paying the redemption price on the redemption date, interest on Notes called for redemption will cease to accrue on and after the redemption date;

(vi) if the Company is redeeming only part of a Note, the notice that relates to that Note shall state that on and after the redemption date, upon surrender of that Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount of the Note remaining unredeemed; and

(vii) if any Note contains a CUSIP or ISIN number, no representation is being made as to the correctness of the CUSIP or ISIN number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

(b) Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date, and upon surrender of the Notes called for redemption, the Company shall redeem such Notes at the redemption price. Commencing on the redemption date, Notes redeemed will cease to accrue interest.

Section 3.04 Mandatory Redemption of Notes upon an Entire Sale Transaction

(a) No later than 10 days after the occurrence of an Entire Sale Transaction, the Company shall issue (by publication and mail) a notice to all Holders to redeem all of the Notes then outstanding (an “Entire Sale Transaction Mandatory Redemption”) at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest, if any, to the redemption date (the “Entire Sale Transaction Redemption Price”).

(b) The notice of the Entire Sale Transaction Mandatory Redemption will include or state the following:

(i) the redemption date (the “Entire Sale Transaction Redemption Date”);

(ii) the Entire Sale Transaction Redemption Price, including the portion thereof representing any accrued interest;

(iii) the place or places where Notes are to be surrendered for redemption;

(iv) Notes called for redemption must be so surrendered in order to collect the Entire Sale Transaction Redemption Price;

(v) On the Entire Sale Transaction Redemption Date, the Entire Sale Transaction Redemption Price will become due and payable on the Notes, and interest on the Notes will cease to accrue on and after the Entire Sale Transaction Redemption Date; and

(vi) If any note contains a CUSIP or ISIN number, no representation is being made as of the correctness of the CUSIP or ISIN number either as printed on the Notes or as contained in the notice of the Entire Sale Transaction Mandatory Redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

(c) Once notice of an Entire Sale Transaction Mandatory Redemption is sent to the Holders, notes called for redemption become due and payable at the Entire Sale Transaction Redemption Price on the Entire Sale Transaction Redemption Date, and upon surrender of the Notes called for redemption, the Company shall redeem such Notes on the Entire Sale Transaction Redemption Date at the Entire Sale Transaction Redemption Price. Commencing on the Entire Sale Transaction Redemption Date, Notes redeemed will cease to accrue interest.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

(a) The Company agrees to pay the principal of and interest, and Additional Amounts, if any, on the Notes on the dates and in the manner provided in the Notes and the Indenture. Not later than 9:00 A.M. (New York City time) one Business Day prior to the Interest Payment Date, the due date of any principal on any Notes, the Tax Redemption Date pursuant to Section 3.01, the redemption date pursuant to Section 3.02, the Offer to Purchase Payment Date or the Entire Sale Transaction Redemption Date (each a “Payment Date”), the Company agrees to pay or cause to be paid to the account of the Trustee at the Corporate Trust Office (or principal Paying Agent), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, in immediately available funds, an amount which shall be sufficient to pay the aggregate amount of interest (other than any PIK Interest, the payment of which shall be satisfied as provided for in the Notes and this Indenture) or principal or both, as the case may be, becoming due in respect of the Notes on such Payment Date; provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in the Indenture. For purposes of this Indenture, PIK Interest shall be considered paid on the date due if the Trustee is directed by an Authentication Certificate received by it on or prior to such date to issue PIK Notes or to increase the principal amount of the applicable Global Notes in an amount equal to the amount of the PIK Interest, as evidence of the obligation to pay PIK Interest. In each case the Company will promptly notify the Trustee and the Paying Agent of its compliance with this paragraph. The Company shall procure that, before 9:00 A.M. (New York City time) on the third Business Day before each Payment Date, the bank effecting payment for it confirms by tested telex or authenticated SWIFT message to the principal Paying Agent the payment instructions relating to such payment. No Paying Agent shall be bound to make any payment until it is satisfied that the principal Paying Agent has received the full amount due to be paid to it pursuant to this Section 4.01.

(b) An installment of principal or interest (other than any PIK Interest, the payment of which shall be satisfied as provided for in the Notes and this Indenture) will be considered paid on the date due if the Trustee (or the principal Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c) The Trustee (or the Paying Agent, which will include the Company or any Affiliate of the Company if it is acting as Paying Agent) will make payments in respect of the Notes (other than any PIK Interest, the payment of which shall be satisfied as provided for in the Notes and this Indenture) represented by the Global Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Trustee (or Paying Agent) will make all payments (other than any PIK Interest, the payment of which shall be satisfied as provided for in the Notes and this Indenture)

by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address; provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will make such payment to the Holders as specified above.

(d) At least three Business Days prior to the first Payment Date and, if there has been any change with respect to the matters set forth in the below mentioned certificate, at least three Business Days prior to each Payment Date thereafter, the Company shall furnish the Trustee with an Officer’s Certificate instructing the Trustee as to any circumstances in which payments of principal of, or interest on, the Notes due on such date shall be subject to deduction or withholding for, or on account of, any Taxes described in Section 4.20 and the rate of any such deduction or withholding. If any such deduction or withholding shall be required and if the Company therefore becomes liable to pay Additional Amounts, if any, pursuant to Section 4.20 then at least three Business Days prior to each Payment Date, the Company will furnish the Trustee with a certificate which specifies the amount required to be withheld on such payment to Holders of the Notes, and the Additional Amounts, if any, due to the Holders of the Notes, and at least one Business Day prior to such Payment Date, will pay to the Trustee such Additional Amounts, if any, as shall be required to be paid to such Holders.

(e) Whenever the Company shall appoint a Paying Agent other than the Trustee for the purpose of paying amounts due in respect of the Notes, it will cause such Paying Agent to execute and deliver to the Trustee an instrument substantially in the form of Exhibit D hereto in which such agent shall agree with the Company, among other things, to be bound by and observe the provisions of this Indenture (including the Notes). The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee,

(i) that it will hold all sums received by it as such Paying Agent for the payment of the principal of, or interest on, the Notes (whether such sums have been paid to it by or on behalf of the Company or by any other obligor on the Notes or the Subsidiary Guarantee) in trust for the benefit of the holders of the Notes or of the Trustee;

(ii) that it will give the Trustee written notice of any failure by the Company (or by any other obligor on the Notes or the Subsidiary Guarantee) to make any payment of the principal, or interest on, the Notes and any other payments to be made by or on behalf of the Company under this Indenture, when the same shall be due and payable; and

(iii) that it will pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of a failure referred to in clause (ii) above.

Anything in this Section 4.01 to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder, as required by this Section 4.01 and such sums shall be held by the Trustee upon the trusts herein contained. If the Paying Agent shall pay all sums held in trust to the Trustee as required under this Section 4.01, the Paying Agent shall have no further liability for the money so paid over to the Trustee.

Anything in this Section 4.01 to the contrary notwithstanding, the agreements to hold sums in trust as provided in this Section 4.01 are subject to the provisions of Section 8.04.

Section 4.02 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York or at the Corporate Trust Office, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company hereby initially designates the Corporate Trust Office as such office of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each place where principal of, and interest on, any Notes are payable. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company has initially appointed the Paying and Transfer Agent and Registrar listed in Exhibit I, and each of the Paying and Transfer Agent and Registrar listed thereon has accepted such appointment.

So long as any of the Notes remain Outstanding, the Subsidiary Guarantors will maintain in the City of New York or the Corporate Trust Office, and each other place where principal of, and interest on, any Notes is payable an office or agency where notices and demands to or upon the Subsidiary Guarantors in respect of the Notes, the Subsidiary Guarantee or this Indenture may be served. The Subsidiary Guarantors hereby initially designates the Corporate Trust Office as the office or agency for each such purpose. In case the Subsidiary Guarantors shall fail to maintain any such office or agency or shall fail to give notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

Section 4.03 Governmental Approvals and Licenses; Compliance with Law. The Company will, and will cause each Restricted Subsidiary to, (i) obtain and maintain in full force and effect all governmental approvals, authorizations, consents, permits, concessions and licenses as are necessary to engage in the Permitted Businesses, (ii) preserve and maintain good and valid title to its properties and assets (including land use rights) free and clear of any Liens other than Permitted Liens and (iii) comply with all laws, regulations, orders, judgments and decrees of any governmental body, except to the extent that failure to so obtain, maintain, preserve and comply would not reasonably be expected to have a material adverse effect on (A) the business, results of operations or prospects of the Company and its Restricted Subsidiaries taken as a whole or (B) the ability of the Company or any Subsidiary Guarantor to perform its obligations under the Notes, the relevant Subsidiary Guarantee or the Indenture.

Section 4.04 Payment of Taxes and other Claims. The Company will pay or discharge, and cause each of its Subsidiaries to pay or discharge before the same become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or its income or profits or property, and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary, other than any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

Section 4.05 Maintenance of Properties and Insurance. The Company will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order as in the judgment of the Company may be necessary so that the business of the Company and its Restricted Subsidiaries may be properly and advantageously conducted at all times; provided that nothing in this Section prevents the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole. The Company will, and will cause each of its Restricted Subsidiaries to (i) keep their properties insured and maintain such general liability, automobile liability, workers’ compensation, property casualty insurance and any excess umbrella coverage related to any of the foregoing as is customary for companies in the same or similar businesses as the Permitted Businesses operating in the same or similar locations, and (ii) maintain such other insurance as may be required by law.

Section 4.06 Limitation On Indebtedness And Disqualified Or Preferred Stock

(a) The Company

(i) will not Incur any Indebtedness or Disqualified Stock, provided, that the Company may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio would be not less than 2.0 to 1.0; and

(ii) will not permit any Restricted Subsidiary to Incur any Indebtedness (including Acquired Indebtedness), Disqualified Stock or Preferred Stock (other than Disqualified Stock or Preferred Stock of Restricted Subsidiaries held by the Company or a Subsidiary Guarantor, so long as it is so held).

(b) Notwithstanding the foregoing, the Company and, to the extent provided below, any Restricted Subsidiary may Incur each and all of the following (“Permitted Indebtedness”):

(1)	Indebtedness under the Notes (including any PIK Notes and any Additional Notes) and each Subsidiary Guarantee;

(2)	any Permitted Priority Secured Indebtedness and any Permitted Priority Subsidiary Guarantees;

(3)	Indebtedness of the Company or any Restricted Subsidiary outstanding on the Original Issue Date excluding Indebtedness permitted under clause (4);

(4)	Indebtedness of the Company or any Restricted Subsidiary owed to the Company or any Wholly-Owned Restricted Subsidiary; provided that (x) any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or any Wholly-Owned Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (4) and (y) if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must expressly be subordinated in right of payment to the Notes, in the case of the Company, or the Subsidiary Guarantee of such Subsidiary Guarantor, in the case of a Subsidiary Guarantor;

(5)	Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness Incurred under Section 4.06(a) or clauses (1) or (2) of this covenant and any refinancing thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that (A) Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is subordinated in right of payment to, the Notes or a Subsidiary Guarantee shall only be permitted under this clause (5) if (x) in case the Notes are refinanced in part, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes or such Subsidiary Guarantee, or (y) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes or a Subsidiary Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes or such Subsidiary Guarantee at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes or such Subsidiary Guarantee, (B) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded, (C) Indebtedness the proceeds of which are used to refinance or refund Permitted Priority Secured Indebtedness would otherwise be entitled to be Incurred as Permitted Priority Secured Indebtedness pursuant to the terms of this Indenture, and (D) in no event may Indebtedness of the Company or any Subsidiary Guarantor be refinanced pursuant to this clause (5) by means of any Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor;

(6)	the Incurrence by the Company or any Restricted Subsidiaries of Indebtedness under Commodity Agreements, Interest Rate Agreements and Currency Agreements entered into in the ordinary course of business and designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities and not for speculation;

(7)	Indebtedness Incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit, trade guarantees or similar instruments issued in the ordinary course of business to the extent that such letters of credit or trade guarantees are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than 90 days following receipt by the Company or such Restricted Subsidiary of a demand for reimbursement;

(8)	(i) Guarantees by the Company or any Subsidiary Guarantor of Indebtedness of the Company or any Restricted Subsidiary that was permitted to be Incurred by another provision of this Section 4.06, or (ii) Guarantees by any Restricted Subsidiary of Indebtedness of another Restricted Subsidiary that was permitted to be Incurred under clause (6) or (6) above; and

(9)	Indebtedness Incurred after the Original Issue Date by any Restricted Subsidiary organized under the laws of the PRC which, when taken together with the total amount of all other Indebtedness Incurred pursuant to this Section 4.06(b)(9), will not exceed US$100,000,000.

(c) For purposes of determining compliance with this Section 4.06, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above (other than the Notes, Additional Notes or PIK Notes, which shall be treated as Incurred pursuant to Section 4.06(b)(1) above), including under the proviso in Section 4.06(a)(i) above, the Company, in its sole discretion, shall classify, and from time to time may reclassify one or more times, such item of Indebtedness in any manner that complies with this Section 4.06 and such item of Indebtedness will, upon such classification or reclassification, as the case may be, be treated as having been Incurred in accordance with only one of such classes or in accordance with the proviso in Section 4.06(a)(i).

(d) The Company will not Incur, and will not permit any Subsidiary Guarantor to Incur, any Indebtedness if such Indebtedness is subordinate in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is also subordinate in right of payment to the Notes or the applicable Subsidiary Guarantee, on substantially identical terms. This does not apply to distinctions between categories of Indebtedness that exist by reason of any Liens or Guarantees securing or in favor of some but not all of such Indebtedness.

Section 4.07 Limitation on Restricted Payments.

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the clauses (i) through (iv) below being collectively referred to as “Restricted Payments”):

(i) declare or pay any dividend or make any distribution on or with respect to the Company’s or any of its Restricted Subsidiaries’ Capital Stock (other than dividends or distributions payable solely in shares of the Company’s or any of its Restricted Subsidiaries’ Capital Stock (other than Disqualified Stock or Preferred Stock) or in options, warrants or other rights to acquire shares of such Capital Stock) held by Persons other than the Company or any Wholly-Owned Restricted Subsidiary;

(ii) purchase, call for redemption or redeem, retire or otherwise acquire for value any shares of Capital Stock of the Company or any Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock, but excluding any Indebtedness of the Company or any Restricted Subsidiary that is not subordinated in right of payment to the Notes or any Subsidiary Guarantee that is convertible into Capital Stock of the Company) held by any Persons other than the Company or any Wholly-Owned Restricted Subsidiary;

(iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness that is subordinated in right of payment to the Notes or any of the Subsidiary Guarantees (excluding any intercompany Indebtedness between or among the Company and any of its Wholly-Owned Restricted Subsidiaries); or

(iv) make any Investment, other than a Permitted Investment, in any Person;

if, at the time of, and after giving effect to, the proposed Restricted Payment:

(1)	a Default shall have occurred and be continuing,

(2)	the Company could not Incur at least $1.00 of Indebtedness under the proviso in Section 4.06(a), or

(3)	such Restricted Payment, together with the aggregate amount of all Restricted Payments made by the Company and its Restricted Subsidiaries after the Measurement Date shall exceed the sum of

(A)

50% of the aggregate amount of the Consolidated Net Income of the Company (or, if the Consolidated Net Income is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal half-year immediately following the Measurement Date and ending on the last day of the Company’s most recently ended fiscal half-year for which consolidated financial statements of the Company (which the Company shall use its best efforts to compile in a timely manner) are available and have been provided to the Trustee at the time of such Restricted Payment; plus

(B)	100% of the aggregate Net Cash Proceeds received by the Company after the Measurement Date as a capital contribution or from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Restricted Subsidiary of the Company, including any such Net Cash Proceeds received upon (x) the conversion of any Indebtedness (other than Subordinated Indebtedness) of the Company into Capital Stock (other than Disqualified Stock) of the Company, or (y) the exercise by a Person who is not a Restricted Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (other than Disqualified Stock) in each case after deducting the amount of any such Net Cash Proceeds used to redeem, repurchase, defease or otherwise acquire or retire for value any Subordinated Indebtedness or Capital Stock of the Company; plus

(C)	an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) that were made after the Measurement Date in any Person resulting from (i) payments of interest on Indebtedness, dividends or repayments of loans or advances, in each case to the Company or any Restricted Subsidiary (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income), or (ii) from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, not to exceed, in each case, the amount of Investments made by the Company or a Restricted Subsidiary after the Measurement Date in any such Person.

(b) The foregoing shall not be violated by reason of:

(1)	the payment of any dividend or redemption of any Capital Stock within 60 days after the related date of declaration or call for redemption if, at said date of declaration or call for redemption, such payment or redemption would comply with paragraph (a);

(2)	the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any of the Subsidiary Guarantors that is subordinated in right of payment to the Notes or to any Subsidiary Guarantee with the Net Cash Proceeds of, or in exchange for, Indebtedness Incurred under clause (5)(y) of Section 4.06(b);

(3)	the redemption, repurchase or other acquisition of Capital Stock of the Company or any Subsidiary Guarantor (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the Net Cash Proceeds of a capital contribution or a substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, shares of Capital Stock (other than Disqualified Stock) of the Company or any Subsidiary Guarantor (or options, warrants or other rights to acquire such Capital Stock); provided that the amount of any such Net Cash Proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(B) of paragraph (a);

(4)	the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any of the Subsidiary Guarantors that is subordinated in right of payment to the Notes or to any Subsidiary Guarantee in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company or any of the Subsidiary Guarantors (or options, warrants or other rights to acquire such Capital Stock); provided that the amount of any such Net Cash Proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(B) of paragraph (a);

(5)	the payment of any dividends or distributions declared, paid or made by a Restricted Subsidiary payable on a pro rata basis to all holders of any class of Capital Stock of such Restricted Subsidiary, a majority of which is held, directly or indirectly, through Restricted Subsidiaries by the Company;

(6)	any Investment in Greenheart Group Limited and its Subsidiaries;

(7)	any Investment in an Unrestricted Subsidiary (other than Greenheart Group Limited and its Subsidiaries) that is engaged in a Permitted Business which, when taken together with the total amount of all other Investments made pursuant to this clause (7), will not exceed US$25,000,000 (or the Dollar Equivalent thereof);

(8)	any Investment in a Joint Venture (other than Greenheart Group Limited and its Subsidiaries) which, when taken together with the total amount of all other Investments made pursuant to this clause (8), will not exceed US$25,000,000 (or the Dollar Equivalent thereof); or

(9)	Restricted Payments, if, at the time of the making of such payments, and after giving effect thereto (including the incurrence of any Indebtedness to finance such payment) and giving effect to the pro forma adjustment set forth in clauses (A) through (E) of the definition of “Fixed Charge Coverage Ratio,” the Leverage Ratio would not exceed 2.0:1.0;

provided that, no Default shall have occurred and be continuing or would occur as a consequence of the actions or payments set forth therein.

(c) Each Restricted Payment permitted pursuant to clauses (1), (5), (7), (8) and (9) of paragraph (b) shall be included in calculating whether the conditions of clause (3) of paragraph (a) have been met with respect to any subsequent Restricted Payments.

(d) The amount of any Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or the Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The value of any assets or securities that are required to be valued by this covenant will be the Fair Market Value. The Board of Directors’ determination of the Fair Market Value of a Restricted Payment or any such assets or securities must be based upon an opinion or appraisal issued by an appraisal or investment banking firm of international standing if the Fair Market Value exceeds US$5,000,000 (or the Dollar Equivalent thereof).

(e) Not later than the date of making any Restricted Payment in an amount in excess of US$5,000,000 (or the Dollar Equivalent thereof), the Company will deliver to the Trustee an Officer’s Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

Section 4.08 Limitation on Liens.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien on the Collateral (other than Permitted Liens).

(b) The Company will not, and will not permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist any Lien on any of its assets or properties of any kind (other than the Collateral), now owned or hereafter acquired, except Permitted Liens, unless the Notes are equally and ratably secured by such Lien.

Section 4.09 Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction.

Section 4.10 Limitation on Dividend and other Payment Restrictions Affecting Restricted Subsidiaries.

(a) Except as provided in paragraph (b), the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,

(2)	pay any Indebtedness owed to the Company or any other Restricted Subsidiary,

(3)	make loans or advances to the Company or any other Restricted Subsidiary or

(4)	sell, lease or transfer any of its property or assets to the Company or any other Restricted Subsidiary.

(b) The provisions of paragraph (a) shall not restrict any encumbrances or restrictions:

(1)	in the Notes, the Subsidiary Guarantees, the Indenture, the Security Documents, or under any Permitted Priority Secured Indebtedness of the Company or any Subsidiary Guarantor or Permitted Priority Subsidiary Guarantee of any Subsidiary Guarantor, and any extensions, refinancings, renewals, supplements, amendments or replacements of any of the foregoing agreements; provided that the encumbrances and restrictions in any such extension, refinancing, renewal, supplement, amendment or replacement, taken as a whole, are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed, supplemented, amended or replaced;

(2)	existing under or by reason of applicable law;

(3)	existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired, and any extensions, refinancing, renewals or replacements thereof; provided that the encumbrances and restrictions in any such extension, refinancing, renewal or replacement, taken as a whole, are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(4)	in the case of clause (4) of paragraph (a), that (i) restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, or (ii) exist by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture or (iii) arise or are agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; or

(5)	with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary that is permitted by Section 4.06, Section 4.11 and Section 4.15.

Section 4.11 Limitation on Sales and Issuances of Capital Stock in Restricted Subsidiaries. The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

(1) to the Company or a Wholly-Owned Restricted Subsidiary;

(2) to the extent such Capital Stock represents director’s qualifying shares or is required by applicable law to be held by a Person other than the Company or a Wholly-Owned Restricted Subsidiary;

(3) the sale of shares of all the Capital Stock of a Restricted Subsidiary if permitted under, and in accordance with Section 4.15; and

(4) the issuance and sale of Capital Stock of a Restricted Subsidiary (which remains a Restricted Subsidiary after any such issuance or sale); provided that the Company or such Restricted Subsidiary applies the Net Cash Proceeds of such issuance or sale in accordance with Section 4.15.

Section 4.12 Limitation on Issuances of Guarantees by Restricted Subsidiaries.

(a) The Company will not permit any Restricted Subsidiary which is not a Subsidiary Guarantor, directly or indirectly, to Guarantee any Indebtedness (“Guaranteed Indebtedness”) of the Company or any other Restricted Subsidiary, unless (i) (x) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for an unsubordinated Subsidiary Guarantee of payment of the Notes by such Restricted Subsidiary and (y) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee until the Notes have been paid in full or (ii) such Guaranteed Indebtedness is permitted by clauses (2), (3), (4) or ((8))(ii) (other than, in the case of ((8))(ii), a Guarantee by a Restricted Subsidiary organized under the laws of the PRC of the Indebtedness of a non-PRC Restricted Subsidiary) under Section 4.06(b).

(b) If the Guaranteed Indebtedness (i) ranks pari passu in right of payment with the Notes or any Subsidiary Guarantee, then the Guarantee of such Guaranteed Indebtedness shall rank pari passu in right of payment with, or subordinated to, the Subsidiary Guarantee or (ii) is subordinated in right of payment to the Notes or any Subsidiary Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes or the Subsidiary Guarantee.

Section 4.13 Repurchase of Notes Upon a Change of Control Triggering Event. The Company must commence, within 30 days of the occurrence of a Change of Control Triggering Event, and consummate an Offer to Purchase for all Notes then Outstanding (a “Change of Control Offer”), at a purchase price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to the Payment Date.

Section 4.14 Restriction on an Entire Sale Transaction.

(a) The Company will not, and will not permit any Restricted Subsidiary to, enter into or consummate an Entire Sale Transaction unless, (i) as a condition thereof, the consideration received consists of net cash proceeds to the Company of not less than an amount sufficient to pay the Entire Sale Transaction Redemption Price in full and without restriction; and (ii) the Company complies with Section 3.04 of this Indenture.

(b) Pending the application of the proceeds from an Entire Sale Transaction to the payment of the Entire Sale Transaction Redemption Price, the Company shall deposit and invest such proceeds in the Mandatory Prepayment Account.

Section 4.15 Limitation on Asset Sales.

(a) The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sales, unless:

(1)	no Default shall have occurred and be continuing or would occur as a result of such Asset Sale;

(2)	the consideration received by the Company or such Restricted Subsidiary, as the case may be, is at least equal to the Fair Market Value of the assets sold or disposed of;

(3)	in the case of an Asset Sale that constitutes an Asset Disposition, the Company could Incur at least US$1.00 of Indebtedness under Section 4.06(a) after giving pro forma effect to such Asset Disposition; and

(4)	at least 75% of the consideration received consists of cash, Temporary Cash Investments or Replacement Assets; provided that in the case of an Asset Sale in which the Company or such Restricted Subsidiary receives Replacement Assets (i) the Company delivers to the Trustee an Officer’s Certificate stating that (a) the Company’s chief executive officer or chief financial officer has approved such Asset Sale, (b) such Asset Sale is on fair and reasonable terms on an arm’s length basis, and (c) the Fair Market Value of the Replacement Assets, together with any cash consideration is no less than the Fair Market Value of the assets subject to such Asset Sale, and (ii) with respect to any such Asset Sale involving an aggregate consideration with a Fair Market Value in excess of US$25,000,000 (or the Dollar Equivalent thereof), the Company shall deliver to the Trustee an opinion as to the fairness to the Company or such Restricted Subsidiary of such Asset Sale from a financial point of view issued by an Independent Financial Advisor. For purposes of this clause (4), each of the following will be deemed to be cash:

(i)	any liabilities, as shown on the Company’s most recent consolidated balance sheet prepared in accordance with IFRS, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are actually assumed by the transferee of any such assets pursuant to a customary, assumption, assignment, novation or similar agreement that fully and unconditionally releases the Company or such Restricted Subsidiary from further liability; and

(ii)	any securities, notes or other obligations received by the Company or any Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

(b) Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Cash Proceeds to:

(1)	permanently repay Senior Indebtedness of the Company or any Restricted Subsidiary (and, if such Senior Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto) in each case owing to a Person other than the Company or a Restricted Subsidiary; or

(2)	make an Investment in Replacement Assets, provided that such Investment occurs within 360 days following the receipt of such Net Cash Proceeds.

(c) Pending the final application of any Net Cash Proceeds from an Asset Sale in excess of US$10,000,000, the Company shall deposit and invest such Net Cash Proceeds in the Mandatory Prepayment Account.

(d) Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in paragraph (b) will constitute “Excess Proceeds.” Excess Proceeds of less than US$5,000,000 (or the Dollar Equivalent thereof) will be carried forward and accumulated. When the aggregate amount of Excess Proceeds exceeds US$10,000,000 (or the Dollar Equivalent thereof), within 10 days thereof, the Company must make an Offer to Purchase to all Holders (and, with respect to Indebtedness of the Company, that ranks equally with, or senior to, the Notes, containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to the holders of such Indebtedness, including any Permitted Priority Secured Indebtedness) to purchase the maximum principal amount of Notes (and any such other pari passu Indebtedness) that may be purchased out of the Excess Proceeds. The offer price in any Offer to Purchase will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash.

(e) If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes (and any other pari passu or senior Indebtedness) tendered in such Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee will select the Notes (and such other pari passu or senior Indebtedness) to be purchased on a pro rata basis or in accordance with applicable Depositary procedures. Upon completion of each Offer to Purchase, the amount of Excess Proceeds will be reset at zero.

(f) Notwithstanding the foregoing, the Company will not, and will not permit any Restricted Subsidiary to, sell, transfer or otherwise dispose of any shares of Capital Stock of Sino-Forest (China) Investments Limited or of any Restricted Subsidiary that owns directly or indirectly any shares of Capital Stock of Sino-Forest (China) Investments Limited.

Section 4.16 Limitation on Transactions with Shareholders and Affiliates.

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement (including the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with (x) any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or (y) any Affiliate of the Company or any Restricted Subsidiary (each an “Affiliate Transaction”), unless:

(1)	the Affiliate Transaction is on fair and reasonable terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or the relevant Restricted Subsidiary with an unrelated Person; and

(2)	the Company delivers to the Trustee:

(i)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of US$5,000,000 (or the Dollar Equivalent thereof), a Board Resolution set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this covenant and such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(ii)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of US$10,000,000 (or the Dollar Equivalent thereof), an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor.

(b) The foregoing paragraph does not apply to

(1)	the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company;

(2)	transactions between or among the Company and any of its Wholly-Owned Restricted Subsidiaries or between or among Wholly-Owned Restricted Subsidiaries;

(3)	issuances or sales of Capital Stock (other than Disqualified Stock) of the Company or options, warrants or other rights to acquire such Capital Stock;

(4)	transactions or payments pursuant to any employee, officer or director compensation or benefit plans or similar arrangements entered into in the ordinary course approved by a majority of the Board of Directors of the Company in good faith; or

(5)	any Restricted Payment of the type in clauses (i), (ii) or (iii) under Section 4.07(a) if permitted by Section 4.07.

In addition, the requirements of clause (2) of paragraph (a) shall not apply to (i) transactions between or among the Company and any of its Restricted Subsidiaries that is not a Wholly-Owned Restricted Subsidiary to the extent entered into in the ordinary course of business, (ii) Investments (other than Permitted Investments) not prohibited under Section 4.07, (iii) transactions pursuant to agreements in effect on the Original Issue Date and described in the Plan Supplement or in the Information Circular, or any amendment or modification or replacement thereof, so long as such amendment, modification or replacement is not more disadvantageous to the Company and its Restricted Subsidiaries than the original agreement in effect on the Original Issue Date; provided that, in the case of (iii), such transaction is entered into in the ordinary course of business.

Section 4.17 Limitation on the Company’s Business Activities. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, engage in any business other than Permitted Businesses; provided, however, that the Company or any Restricted Subsidiary may own Capital Stock of an Unrestricted Subsidiary or joint venture or other entity that is engaged in a business other than Permitted Businesses as long as any Investment therein was not prohibited when made by Section 4.07.

Section 4.18 Designation of Restricted and Unrestricted Subsidiaries.

(a) The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary, unless a Subsidiary of such Restricted Subsidiary is a Restricted Subsidiary (and is not concurrently being designated as an Unrestricted Subsidiary); provided that

(1)	Sino-Forest (China) Investments Limited shall always be a Restricted Subsidiary,

(2)	such designation would not cause a Default,

(3)	a Restricted Subsidiary cannot be a Subsidiary of an Unrestricted Subsidiary and

(4)	the Investment deemed to have been made thereby in such newly-designated Unrestricted Subsidiary would be permitted to be made under Section 4.07.

(b) The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(1)	such designation shall not cause a Default,

(2)	any Indebtedness of such Unrestricted Subsidiary outstanding at the time of such designation which will be deemed to have been Incurred by such newly-designated Restricted Subsidiary as a result of such designation would be permitted to be Incurred under Section 4.06;

(3)	any Lien on the property of such Unrestricted Subsidiary at the time of such designation which will be deemed to have been incurred by such newly-designated Restricted Subsidiary as a result of such designation would be permitted to be incurred under Section 4.08;

(4)	such Unrestricted Subsidiary is not a Subsidiary of another Unrestricted Subsidiary (that is not concurrently being designated as a Restricted Subsidiary);

(5)	if such Restricted Subsidiary is not organized under the laws of the PRC and is a not a Foreign Subsidiary, such Restricted Subsidiary shall upon such designation execute and deliver to the Trustee a supplemental indenture in the form of Exhibit E by which such Restricted Subsidiary shall become a Subsidiary Guarantor, and

(6)	if such Restricted Subsidiary is not organized under the laws of the PRC or any other jurisdiction that prohibits the property and assets (including the Capital Stock) of such Restricted Subsidiary from being pledged, mortgaged or charged to secure the obligations of the Company or a Subsidiary Guarantor, all property and assets (including the Capital Stock) of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary shall be mortgaged, charged or pledged as required under Article 10.

(c) Any designation by the Board of Directors of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to the designation and an Officer’s Certificate certifying that the designation complied with the foregoing provisions.

Section 4.19 Provision of Financial Statements, Reports and Compliance Certificate.

(a) The Company will file with the Trustee and provide the holders of the Notes with copies of all financial statements or financial reports that are distributed by the Company to its members from time to time. As of the Original Issue Date, the Memorandum and Articles of Association of the Company provide that the Board of Directors will cause to be delivered to each member:

(1)	as soon as available, but not later than 180 days after the end of each financial year, a copy of the consolidated balance sheet of the Company as of the end of such financial year and the related consolidated statements of income, changes in equity and cash flows for such financial year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and accompanied by a management summary and analysis of the operations for the Company for such financial year; and

(2)	as soon as available, but not later than 90 days after the end of each financial half-year of the Company, a copy of the consolidated balance sheet of the Company as of the end of such financial half-year and the related consolidated statements of income, changes in equity and cash flows for such financial half-year, and accompanied by a management summary and analysis of the operations for the Company for such financial half-year.

(b) In the event that the provisions of the Memorandum and Articles of Association of the Company referred to in Section 4.19(a) are amended after the Original Issue Date, the Company shall provide written notice of such amendment to the Trustee as soon as practicable following the enactment of such amendment.

(c) The Company will deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default, an Officer’s Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.

(d) Delivery of such reports and information to the Trustee is for informational purposes only and the Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein (other than information contained in Officer’s Certificates delivered under Section 4.19(c)), including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(e) The Company and the Subsidiary Guarantors also shall comply with any other applicable requirements of TIA § 314(a)(4).

Section 4.20 Additional Amounts.

(a) All payments of, or in respect of, principal of, and premium (if any) and interest (including PIK Interest) in respect of the Notes (including PIK Notes) or the Subsidiary Guarantees will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which the Company, a Surviving Person or the applicable Subsidiary Guarantor is organized or resident for tax purposes (or any political subdivision or taxing authority thereof or therein) (each a “Relevant Jurisdiction”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, the Company, a Surviving Person or the applicable Subsidiary Guarantor, as the case may be, will pay such additional amounts (“Additional Amounts”) as will result in receipt by the Holder of each Note or the Subsidiary Guarantees, as the case may be, of such amounts as would have been received by such Holder had no such withholding or deduction been required, except that no Additional Amounts shall be payable:

(1)	for or on account of

(A)	any tax, duty, assessment or other governmental charge that would not have been imposed but for: (i) the existence of any present or former connection between the Holder of such Note and the Relevant Jurisdiction other than merely holding such Note, including such Holder being or having been a national, domiciliary or resident of or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein; (ii) the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of, premium, if any, and interest on, such Note became due and payable pursuant to the terms thereof or was made or duly provided for, except to the extent that the Holder thereof would have been entitled to such Additional Amounts if it had presented such Note for payment on any date within such 30 day period; (iii) the failure of the Holder, despite being required by law, to comply with a timely request of the Company addressed to the Holder or beneficial owner to provide information concerning such Holder’s nationality, residence, identity or connection with any Relevant Jurisdiction, if and to the extent that due and timely compliance with such request would have reduced or eliminated any taxes as to which Additional Amounts would have otherwise been payable to such Holder; or (iv) the presentation of such Note (where presentation is required) for payment in the Relevant Jurisdiction, unless such Note could not have been presented for payment elsewhere;

(B)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(C)	any withholding or deduction that is imposed or levied on a payment to an individual and is required to be made pursuant to European Council Directive 2004/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directives; or

(D)	any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (A), (B) and (C); or

(2)	with respect to any payment of the principal of, or any premium, if any, or interest on, such Note or any payment under any Subsidiary Guarantee to the Holder, if such Holder is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor, with respect to the fiduciary, or a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, person or beneficial owner been the registered Holder thereof.

(b) Whenever in this Indenture or in the Notes there is mentioned, in any context, the payment of principal, any premium or interest, in respect of any Note or Subsidiary Guarantee, such mention shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Section 4.21 Permitted Priority Secured Indebtedness. The Company and each Subsidiary Guarantor may create Liens on the Collateral ranking senior to the Lien for the benefit of the Holders to secure Permitted Priority Secured Indebtedness of the Company and any Permitted Priority Subsidiary Guarantee of a Subsidiary Guarantor; provided that (i) the principal amount of such Permitted Priority Secured Indebtedness may not exceed the amount of the Permitted Priority Secured Indebtedness Cap, (ii) the Permitted Priority Trustee on behalf of the holders of such Indebtedness becomes party to an Intercreditor Agreement providing, among other things, (1) that the Liens in and to the Collateral securing the Notes shall rank second only to the Liens in and to the Collateral securing the Permitted Priority Secured Indebtedness granted in favor of the Permitted Priority Trustee, all to the extent and in the manner set forth in such Intercreditor Agreement and containing the Pre-Agreed Intercreditor Terms, (2) for the conditions under which the parties thereto will consent to the release of or granting of any Lien on such Collateral, and (3) for the conditions under which the parties thereto will enforce their rights with respect to such Collateral and the Indebtedness secured thereby, (iii) the instrument or agreement creating such Permitted Priority Secured Indebtedness contains provisions with respect to releases of Collateral and such Permitted Priority Subsidiary Guarantees substantially similar to and no more restrictive on the Company and the Subsidiary Guarantors than the provisions of the Indenture and the Security Documents and (iv) the Company and such Subsidiary Guarantor deliver to the Security Trustee an Opinion of Counsel and Officer’s Certificates with respect to corporate and collateral matters in connection with the Security Documents, stating that either (x) all necessary actions have been taken with respect to the recording, registering and filing of the Security Documents, financing statements or other instruments necessary to make effective the Liens intended to be created by the Security Documents, and reciting the details of such action, (y) no such action is necessary to make such Liens effective or (z) otherwise in the form and substance as set forth in the Security Documents. The Trustee and the Security Trustee are permitted and authorized, without the consent of any Holder, to enter into any amendments to the Security Documents or this Indenture and take any other action necessary to permit the creation and registration of Liens on the Collateral to secure Permitted Priority Secured Indebtedness in accordance with this paragraph (including the appointment of any collateral agent or trustee (including the Security Trustee) under the Intercreditor Agreement to hold the Collateral on behalf of the Holders and the holders of Permitted Priority Secured Indebtedness). The Collateral securing the obligations of the Company and the Subsidiary Guarantors in favour of the Holders of any Permitted Priority Secured Indebtedness shall in no event be comprised of any Collateral in addition to the Collateral securing the obligations of the Company and the Subsidiary Guarantors in respect of the Notes unless such additional collateral is also granted to the Trustee and the Security Trustee for the benefit of the Holders.

Except for certain Permitted Liens and the Permitted Priority Secured Indebtedness as described in this Indenture, the Company and its Restricted Subsidiaries will not be permitted to issue or Incur any other Indebtedness secured by all or any portion of the Collateral without the consent of each Holder of the Notes then outstanding.

In entering into any amendments to the Security Documents or the Indenture, or entering into any new Security Documents in connection with this Section 4.21, the Trustee and the Security Trustee shall be entitled to conclusively rely upon an Opinion of Counsel and an Officer’s Certificate, in addition to the documents required by Section 12.05 hereof, each stating that such amendments, or new Security Documents, are being entered into in accordance with, and are permitted by, the terms of the Indenture and the Security Documents and that the Permitted Priority Secured Indebtedness is permitted by the terms of the Indenture and the Security Documents.

Section 4.22 Holders to be Bound by Intercreditor Agreement Each Holder shall be bound by the provisions of any Intercreditor Agreement entered into by the Trustee and the Security Trustee which contains terms and conditions substantially the same as the Pre-Agreed Intercreditor Terms and the Trustee and the Security Trustee are hereby authorized and directed to enter into any such Intercreditor Agreement with the Permitted Priority Trustee for and on behalf of the Holders of any Permitted Priority Secured Indebtedness. The Intercreditor Agreement will also provide that when the property and assets (including the Capital Stock) of any Person that is or becomes a Restricted Subsidiary (other than Persons organized under the laws of the PRC or any other jurisdiction that prohibits such Restricted Subsidiaries from guaranteeing the payment of the Notes) is delivered as Security pursuant to Section 10.02 of the

Indenture, such property and assets (including the Capital Stock) will be deemed to be Collateral, and subject to the sharing of interest in such Collateral under the terms of the Intercreditor Agreement.

ARTICLE 5

CONSOLIDATION, MERGER AND SALE OF ASSETS

Section 5.01 Consolidation, Merger and Sale of Assets.

(a) The Company will not consolidate with, merge with or into another Person, permit any Person to merge with or into it, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its and its Restricted Subsidiaries’ properties and assets (computed on a consolidated basis) (as an entirety or substantially an entirety in one transaction or a series of related transactions), unless:

(1)	the Company shall be the continuing Person, or the Person (if other than it) formed by such consolidation or merger or that acquired or leased such property and assets (the “Surviving Person”) shall be an exempted company limited by shares organized and validly existing under the laws of the Cayman Islands and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all the obligations of the Company under the Indenture, the Notes and the Security Documents, as the case may be, and the Indenture, the Notes and the Security Documents, as the case may be, shall remain in full force and effect;

(2)	immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

(3)	immediately after giving effect to such transaction on a pro forma basis, the Company or the Surviving Person, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

(4)	immediately after giving effect to such transaction on a pro forma basis the Company or the Surviving Person, as the case may be, could Incur at least US$1.00 of Indebtedness under Section 4.06(a);

(5)	the Company delivers to the Trustee (x) an Officer’s Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (3) and (4)) and (y) an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; and

(6)	each Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which the Company has entered into a transaction described under this Section 5.01(a), shall execute and deliver a supplemental indenture confirming that its Subsidiary Guarantee (as endorsed on the Notes) shall apply to the obligations of the Company or the Surviving Person in accordance with the Notes and the Indenture.

(b) No Subsidiary Guarantor will consolidate with, merge with or into another Person, permit any Person to merge with or into it, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its and its Restricted Subsidiaries’ properties and assets (computed on a consolidated basis) (as an entirety or substantially an entirety in one transaction or a series of related transactions) to another Person (other than the Company or another Subsidiary Guarantor), unless:

(1)	such Subsidiary Guarantor shall be the continuing Person, or the Person (if other than it) formed by such consolidation or merger or that acquired or leased such property and assets shall be the Company, another Subsidiary Guarantor or shall become a Subsidiary Guarantor concurrently with the transaction;

(2)	immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

(3)	immediately after giving effect to such transaction on a pro forma basis, the Company shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

(4)	immediately after giving effect to such transaction on a pro forma basis, the Company could Incur at least US$1.00 of Indebtedness under Section 4.06(a);

(5)	the Company delivers to the Trustee (x) an Officer’s Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (3) and (4)) and (y) Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with;

provided that this paragraph (b) shall not apply to any Entire Sale Transaction, which transaction shall be subject to and governed by Section 3.04 and Section 4.14 and shall not otherwise apply to any sale or other disposition that complies with the Section 4.15 or any Subsidiary Guarantor whose Subsidiary Guarantee is unconditionally released in accordance with Section 11.11.

ARTICLE 6

DEFAULT AND REMEDIES

Section 6.01 Events of Default. The following events will be defined as “Events of Default” in the Indenture:

(1) default in the payment of principal of (or premium, if any, on) the Notes when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

(2) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

(3) default in the performance or breach of the provisions of the covenants described under Sections 4.06, 4.07, 4.08 or 5.01, the failure by the Company to make or consummate an Offer to Purchase in the manner described under Section 4.13 or Section 4.15, the failure by the Company to redeem the Notes in the manner described in Section 3.04 or the failure by the Company to create, or cause its Restricted Subsidiaries to create, a First Priority Lien on the Collateral (subject to any Permitted Lien) in accordance or otherwise comply with the covenant described under Article 10;

(4) the Company or any Restricted Subsidiary defaults in the performance of or breaches any other covenant or agreement in the Indenture or under the Notes (other than a default specified in clause (1), (2) or (3) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

(5) there occurs with respect to any Indebtedness of the Company or any Restricted Subsidiary having an outstanding principal amount of US$50,000,000 (or the Dollar Equivalent thereof) or more in the aggregate for all such Indebtedness of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and/or (ii) the failure to make a principal payment when due;

(6) any final judgment or order for the payment of money in excess of US$50,000,000 (or the Dollar Equivalent thereof) in the aggregate for all such final judgments or orders shall be rendered against the Company or any Restricted Subsidiary and shall not be paid or discharged for a period of 60 days during which a stay of enforcement of such final judgment or order shall not be in effect;

(7) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect (including any proceeding under any corporate law seeking an arrangement of, or stay of proceedings to enforce, some or all of its debts), (ii) appointment of a receiver, liquidator, assignee, custodian, monitor, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary or for all or

substantially all of the property and assets of the Company or any Restricted Subsidiary or (iii) the winding up or liquidation of the affairs of the Company or any Restricted Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; provided, however, that any filing or the commencement of any proceedings by any Person pursuant to paragraph 61 of the Sanction Order to recognize or enforce such Sanction Order shall not constitute an Event of Default for the purposes of subparagraphs (i) or (ii) above. For the purposes of this Indenture, (x) “Plan” means the Plan of Compromise and Reorganization filed by Sino-Forest Corporation pursuant to the Companies’ Creditors Arrangement Act (Canada) and the Canada Business Corporations Act (Canada), dated December 3, 2012, as such Plan may be amended, supplemented or restated from time to time in accordance with the terms thereof or any order (the “Order”) of the Ontario Superior Court of Justice (Commercial List) (the “Court”) made in connection with such Plan, and (y) “Sanction Order” means the Order of the Court sanctioning and approving the Plan, dated December 10, 2012;

(8) the Company or any Restricted Subsidiary (i) commences a voluntary case or proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect (including any proceeding under any corporate law seeking an arrangement of, or stay of proceedings to enforce, some or all of its debts), or consents to the entry of an order for relief in an involuntary case or proceeding under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, monitor, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary or for all or substantially all of the property and assets of the Company or any Restricted Subsidiary or (iii) effects any general assignment for the benefit of creditors; provided, however, that any filing or the commencement of any proceedings by any Person pursuant to paragraph 61 of the Sanction Order to recognize or enforce such Sanction Order shall not constitute an Event of Default for the purposes of subparagraphs (i) or (ii) above;

(9) any Subsidiary Guarantor repudiates its obligations under its Subsidiary Guarantee or, except as permitted by the Indenture, any Subsidiary Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect;

(10) any default by the Company or any Subsidiary Guarantor in the performance of any of its obligations under the Security Documents or the Indenture, which adversely affects the enforceability, validity, perfection or priority of the applicable Lien on the Collateral or which adversely affects the condition or value of the Collateral, taken as a whole, in any material respect; or

(11) the Company or any Subsidiary Guarantor repudiates its obligations under any Security Document or, other than in accordance with the Indenture and the Security Documents, any Security Document ceases to be or is not in full force and effect or the Trustee ceases to have a first priority Lien in the Collateral (subject to any Permitted Liens).

Section 6.02 Acceleration.

(a) If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued and unpaid interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (5) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Company or the relevant Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

(b) If an Event of Default specified in clause (7) or (8) above occurs with respect to the Company or any Restricted Subsidiary, the principal of, premium, if any, and accrued and unpaid interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (x) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived (y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, and (z) the Company has paid to the Trustee all fees, expenses and amounts owed to the Trustee in connection with such Event of Default.

Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. In addition, if an Event of Default occurs and is continuing, the Trustee may, and shall upon request of Holders of at least 25% in aggregate principal amount of outstanding Notes, instruct the Security Trustee to foreclose on the Collateral in accordance with the terms of the Security Documents and take such further action on behalf of the Holders of the Notes with respect to the Collateral as the Trustee deems appropriate or as instructed by such Holders.

Section 6.04 Waiver of Past Defaults. Except as otherwise provided in Sections 6.02, 6.07 and 9.02, the Holders of at least a majority in principal amount of the outstanding Notes may, by notice to the Company and the Trustee, waive all past Defaults and rescind and annul a declaration of the acceleration and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.06 Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to the Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture or the Notes, unless:

(1) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(2) Holders of at least 25% in aggregate principal amount of Outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under the Indenture;

(3) Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the Outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

Section 6.07 Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note, or to bring suit for the enforcement of any such payment on or after the due date expressed in the Notes, shall not be impaired or affected without the consent of that Holder.

Section 6.08 Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name, as trustee of an express trust, for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Security Trustee or their respective agents and counsel, and any other amounts due the Trustee or the Security Trustee hereunder or under the Security Documents.

Section 6.09 Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the

Trustee or the Security Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, the Security Trustee, or their respective agents and counsel, and any other amounts due the Trustee or the Security Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or any Subsidiary Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee or the Security Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Security Trustee or their respective agents and counsel, and any other amounts due the Trustee or the Security Trustee hereunder or under the Security Document. Nothing in the Indenture will be deemed to empower the Trustee or the Security Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the Security Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee for all amounts due hereunder or owed to the Security Trustee;

Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, and to the Paying Agent for any amounts then due and unpaid to it, ratably with the Holders; and

Third: to the Company or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.

Section 6.11 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under the Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, any Subsidiary Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, any Subsidiary Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.12 Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee or the Security Trustee, as the case may be, for any action taken or omitted by it as Trustee or the Security Trustee, a court may require any party litigant in such suit (other than the Trustee or the Security Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant (other than the Trustee or the Security Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit instituted by the Trustee or the Security Trustee, as the case may be, or by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit instituted by Holders of more than 10% in principal amount of the Outstanding Notes.

Section 6.13 Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.15 Waiver of Stay, Extension or Usury Laws. The Company and each Subsidiary Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Subsidiary Guarantor from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture. The Company and each Subsidiary Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.16 Compliance Certificate.

(a) Officers of the Company, one of whom must be the Company’s principal executive officer, principal financial officer or principal accounting officer, must certify in an Officer’s Certificate, on or before a date not more than 120 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company’s and its Restricted Subsidiaries’ performance under this Indenture and that the Company has fulfilled all obligations hereunder, or, if there has been a default in the fulfillment of any such obligations, specifying each such default, the nature and status thereof and what action the Company is taking or proposes to take with respect thereto.

(b) If the Company shall become aware that (i) any Default or Event of Default has occurred and is continuing or (ii) any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall immediately deliver to the Trustee an Officer’s Certificate specifying such event, notice or other action (including any action the Company is taking or proposes to take in respect thereof).

ARTICLE 7

THE TRUSTEE

Section 7.01 General.

(a) The duties and responsibilities of the Trustee are as set forth herein. Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith except that:

(1)	this paragraph does not limit the effect of clause (b) of this Section 7.01;

(2)	the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)	the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7 and to the provisions of the TIA.

Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01 as the context may apply.

Section 7.02 Certain Rights of Trustee. Subject to Section 7.01:

(1) In the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(2) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel conforming to Section 12.05 and Section 12.06 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

(3) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder.

(4) The Trustee will not be under any obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(5) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture.

(6) The Trustee may consult with counsel or other professional advisors of its selection, and the written advice of such counsel or advisors or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(7) No provision of the Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

(8) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(9) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee and such notice references the Notes and this Indenture.

(10) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(11) The permissive rights, powers and authorizations of the Trustee hereunder shall not be construed as duties.

Section 7.03 Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights.

Section 7.04 Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of the Indenture or the Notes, (ii) is not accountable for the Company’s use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05 Notice of Default. If any Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each Holder within 90 days after it occurs, or, if later, within 15 days after it is known to the Trustee unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

Section 7.06 Reports by Trustee to Holders. The Trustee shall comply with TIA § 313. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

Section 7.07 Compensation And Indemnity

(a) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee including the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b) The Company will indemnify the Trustee and its agents, affiliates, officers and directors or any predecessor Trustee for, and hold each of them harmless against, any loss or liability or expense incurred by them without negligence, willful misconduct or bad faith on their part arising out of or in connection with the acceptance or administration of the Indenture and their duties, powers and rights under the Indenture, the Security Documents and the Notes, including the costs and expenses of defending themselves against any claim or liability and of complying with any process served upon them or any of their respective officers in connection with the exercise or performance of any of its powers or duties under the Indenture, the Security Documents and the Notes.

(c) To secure the Company’s payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee in its capacity as Trustee except money or property held in trust to pay principal of, and interest on particular Notes.

(d) Notwithstanding the satisfaction or discharge of this Indenture, the obligations of the Company to the Trustee under this Section 7.07 and, if money shall have been deposited with the Trustee pursuant to subclause (1) of Section 8.01(a) and subclause (1) of Section 8.02(b), the obligations of the Trustee under Section 8.03 and Section 8.04, shall survive.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any applicable bankruptcy or insolvency law.

Section 7.08 Replacement of Trustee.

(a) (i) The Trustee may resign at any time by written notice to the other and to the Company.

(ii) The Holders of a majority in principal amount of the Outstanding Notes may remove the Trustee by written notice to it.

(iii) The Company may remove the Trustee if: (i) the Trustee is adjudged a bankrupt or an insolvent; (ii) a receiver or other public officer takes charge of the Trustee or its property; or (iii) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor’s acceptance of appointment as provided in this Section.

(b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor. If the successor does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company or the Holders of a majority in principal amount of the Outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor.

(c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor will have all the rights, powers and duties of the Trustee under the Indenture and/or Security Documents. Upon request of any successor Trustee, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d) Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Consolidation, Merger, Conversion or Transfer. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets (including the administration of the trust created by this Indenture) to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.

Section 7.10 Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust by the Trustee under Article 8.

Section 7.11 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

Section 7.12 Preferential Collection of Claims Against the Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

Section 7.13 Requests for Documentation in Connection with Qualification of the Indenture. The Trustee shall be entitled to receive from the Company and the Subsidiary Guarantors any such Officer’s Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any qualification of this Indenture under the TIA.

Section 7.14 Appointment of Co-Trustee. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee or security trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in the case the Trustee or Security Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or Security Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee or Security Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section are adopted to these ends.

In the event that the Trustee or Security Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee or Security Trustee, as applicable, with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee or Security Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(1)	all rights and powers, conferred or imposed upon the Trustee or Security Trustee, as applicable, shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

(2)	no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

Any notice, request or other writing given to the Trustee or Security Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article. Any separate trustee or co-trustee may at any time appoint the Trustee or Security Trustee, as applicable, as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee or Security Trustee, as applicable, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE 8

DEFEASANCE AND DISCHARGE

Section 8.01 Defeasance and Discharge of Indenture.

(a) The Company shall be deemed to have paid and shall be discharged from any and all obligations in respect of the Notes on the 365th day after the deposit referred to in clause (1) of this Section 8.01, and the provisions of this Indenture and the Security Documents will no longer be in effect with respect to the Notes (except for, among other matters, certain obligations to register the transfer or exchange of the Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold monies for payment in trust, and certain obligations owed to the Trustee and the Security Trustee) if, among other things:

(1)	the Company has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient (in the case of U.S. Government Obligations, in the opinion of a reputable firm of certified public accountants) to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of this Indenture and the Notes,

(2)	the Company has delivered to the Trustee (A) either (x) an Opinion of Counsel to the effect that, as a result of a change occurring after the Original Issue Date in applicable U.S. federal income tax law, Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of the Company’s exercise of its option under this Section 8.01 and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred or (y) a ruling directed to the Trustee received from the U.S. Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (B) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the U.S. Investment Company Act of 1940, as amended, and after the passage of 365 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law,

(3)	immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 365th day after the date of such deposit, and such defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound, and

(4)	the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent relating to the discharge or defeasance of the Notes provided for in this Section 8.01 have been complied with.

(b) In the case of either discharge or defeasance of the Notes pursuant to this Section 8.01, the Subsidiary Guarantees shall terminate.

Section 8.02 Covenant Defeasance.

(a) The Company may omit to comply with any term, provision or condition set forth in, and this Indenture shall no longer be in effect with respect to, (A) clauses (3), (4) and (5)(x) of Section 5.01(a); (B) clauses (3), (3) and (4)(x) of Section 5.01(b); and (C) all the covenants in Article 4; and

(b) the following shall not be deemed Events of Default: (A) clause (3) of Section 6.01 with respect to such clauses, clauses (3), (4) and (5)(x) of Section 5.01(a); (B) clauses (3), (3) and (4)(x) of Section 5.01(b); (C) clause (4) of Section 6.01 with respect to such other covenants; and (D) clauses (5), (6), (9), (10) and (11) of Section 6.01;

provided the following conditions have been satisfied:

(1)	the Company has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient (in the case of U.S. Government Obligations, in the opinion of a reputable firm of certified public accountants) to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of this Indenture and the Notes,

(2)	the Company has delivered to the Trustee an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the U.S. Investment Company Act of 1940, as amended, and after the passage of 365 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law,

(3)	the Company has delivered to the Trustee of an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and

(4)	the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent relating to the covenant defeasance provided for in this Section 8.02 have been complied with.

Except as specifically stated above, none of the Company’s obligations under the Indenture will be discharged.

Section 8.03 Application of Trust Money. Subject to Section 8.04 the Trustee shall hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01 or Section 8.02, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the Notes in accordance with the Notes and this Indenture. Such money and U.S. Government Obligations shall be segregated from other funds of the Trustee.

Section 8.04 Repayment to Company. Subject to Section 7.07, Section 8.01 and Section 8.02, the Trustee shall promptly pay to the Company upon request any excess money held by the

Trustee at any time and thereupon be relieved from all liability with respect to such money. The Trustee shall pay to the Company upon request any money held for payment with respect to the Notes that remains unclaimed for six years. After payment to the Company, Holders entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money shall cease.

Section 8.05 Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01 or Section 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Notes shall be reinstated as though no such deposit in trust had been made. If the Company makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.

ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01 Amendments Without Consent of Holders.

(a) The Company and the Trustee may amend or supplement the Indenture or any Security Documents without notice to or the consent of any Holder, to:

(1)	cure any ambiguity, defect or inconsistency in the Indenture, the Notes or any Security Document;

(2)	comply with Section 5.01;

(3)	evidence and provide for the acceptance of an appointment hereunder by a successor Trustee;

(4)	add any Subsidiary Guarantor or any Subsidiary Guarantee or release any Subsidiary Guarantor from any Subsidiary Guarantee as provided or permitted by the terms of the Indenture;

(5)	provide for the issuance of Additional Notes (including PIK Notes) in accordance with the limitations set forth in the Indenture;

(6)	add additional Collateral to secure the Notes or any Subsidiary Guarantee;

(7)	effect any change to this Indenture in a manner necessary to comply with the procedures of DTC;

(8)	permit Permitted Priority Secured Indebtedness (including permitting the Trustee to enter into any amendments to the Security Documents or the Indenture and take any other action necessary to permit the creation and registration of Liens on the Collateral to secure Permitted Priority Secured Indebtedness, in accordance with the Indenture);

(9)	to comply with any requirements of the U.S. Securities and Exchange Commission in connection with qualifying the Indenture or maintaining its qualification under the TIA; or

(10)	make any other change that would provide additional rights or benefits to the Holders or that does not adversely affect the rights of any Holder.

Section 9.02 Amendments With Consent of Holders.

(a) Except as otherwise provided in Section 6.02, Section 6.04, Section 6.07, Section 9.01(a), or Section 9.02(b) or (c) below, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture, the Notes or any Security Documents with the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (including PIK Notes), and the Holders of a majority in principal amount of the Outstanding Notes (including PIK Notes) by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Notes.

(b) Notwithstanding the provisions of Section 9.02(a), without the consent of each Holder affected thereby, an amendment or waiver may not:

(1)	change the Stated Maturity of the principal of, or any installment of interest on, any Note;

(2)	reduce the principal amount of, or premium, if any, or interest on, any Note;

(3)	change the currency of payment of principal of, or premium, if any, or interest on, any Note;

(4)	impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the redemption date) of any Note;

(5)	reduce the above stated percentage of Outstanding Notes the consent of whose Holders is necessary to modify or amend the Indenture;

(6)	waive a default in the payment of principal of, premium, if any, or interest on the Notes;

(7)	reduce the percentage or aggregate principal amount of Outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

(8)	amend, change or modify any provision of the Indenture or the related definition affecting the ranking of the Notes or any Subsidiary Guarantee in a manner which adversely affects the Holders;

(9)	change the redemption date or the redemption price of the Notes from that stated under Section 3.01 or Section 3.02; or

(10)	amend, change or modify the obligation of the Company or any Subsidiary Guarantor to pay Additional Amounts.

(c) Notwithstanding the provisions of Section 9.02(a), without the consent of the Holders of not less than 80% in aggregate principal amount of the outstanding Notes affected thereby, an amendment or waiver may not:

(1)	release any Subsidiary Guarantor from its Subsidiary Guarantee, except as provided in the Indenture;

(2)	release any Collateral, except as provided in the Indenture and the Security Documents;

(3)	amend, change or modify any Subsidiary Guarantee in a manner that adversely affects the Holders; or

(4)	amend, change or modify any provision of any Security Document, or any provision of the Indenture relating to the Collateral, in a manner that adversely affects the Holders, except in accordance with the other provisions of the Indenture.

(d) It is not necessary for Holders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(e) An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the Outstanding Notes. After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03 Effect of Consent.

(a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b) If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.04 Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

Section 9.05 Trustee’s and Security Trustee’s Rights and Obligations. The Trustee and the Security Trustee are entitled to receive, and will be fully protected in relying upon, in addition to the documents required by Section 12.05, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by the Indenture. If the Trustee and the Security Trustee have received such documents, they shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee and Security Trustee, as applicable. The Trustee or the Security Trustee may, but are not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s or the Security Trustee’s own respective rights, duties or immunities under the Indenture.

Section 9.06 Payments for Consents. Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to such consent, waiver or amendment.

ARTICLE 10

SECURITY

Section 10.01 Security; Security Documents.

(a) (1) The Company hereby agrees, for the benefit of the Holders of the Notes, the Trustee and the Security Trustee to grant a mortgage, charge and/or pledge of, and security interest in, or cause the Subsidiary Guarantors to grant a mortgage, charge and/or pledge of, and security interest in, as the case may be, all Collateral owned by the Company and the Subsidiary Guarantors (including the Capital Stock of the Initial Subsidiary Guarantors) on a first priority basis (subject to Permitted Liens) on the Original Issue Date in order to secure the obligations of the Company to the Holders, the Trustee and the Security Trustee under the Notes, the Indenture and the Security Documents and of such Subsidiary Guarantors to the Holders, the Trustee and the Security Trustee under their respective Subsidiary Guarantees. Such Collateral may also secure, on a priority basis, the Company’s and the Subsidiary Guarantors’ respective obligations to the holders of any Permitted Priority Secured Indebtedness Incurred in compliance with Section 4.06, if and when issued.

(2) Each of the Company and each Subsidiary Guarantor hereby covenant (A) to perform and observe their obligations under the Security Documents and (B) take any and all commercially reasonable actions (including, without limitation, under the covenants set forth in the Security Documents and in this Article 10) required to cause the Security Documents to create and maintain, as security for the obligations contained in this Indenture, the Notes and the Security Documents, valid and enforceable Liens, on a first priority basis, and perfected (except as expressly provided herein or therein) Liens in and on, all of the Collateral, in favor of the Security Trustee, superior to and prior to the rights of all third Persons and subject to no other Liens (other than Permitted Liens), in each case, except as expressly permitted herein, therein or in any Intercreditor Agreement:

(b) So long as no Default has occurred and is continuing, and subject to the terms of the Security Documents, the Company and the Subsidiary Guarantors, as the case may be, will be entitled to exercise any and all voting rights and to receive and retain any and all cash dividends, stock dividends, liquidating dividends, non-cash dividends, shares or stock resulting from stock splits, divisions or reclassifications, rights issues, warrants, options and other distributions (whether similar or dissimilar to the foregoing) in respect of Capital Stock constituting Collateral.

(c) Each Holder of the Notes, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including the provisions providing for foreclosure, enforcement and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Trustee to perform its respective obligations and exercise its respective rights thereunder in accordance therewith.

(d) The Trustee and each Holder, by accepting the Notes and the Subsidiary Guarantees, acknowledges that the Collateral as now or hereafter constituted shall be held for the benefit of all the Secured Parties (including the Holders) under the Security Documents, and that the Lien of this Indenture and the Security Documents in respect of the Security Trustee, the Trustee and the Secured Parties (including the Holders) is subject to and qualified and limited in all respects by the Security Documents and actions that may be taken thereunder.

(e) Notwithstanding (i) anything to the contrary contained in this Indenture, the Security Documents, Notes, Subsidiary Guarantees or any other instrument governing, evidencing or relating to any Indebtedness, (ii) the time, order or method of attachment of any Liens, (iii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral, (iv) the time of taking possession or control over any Collateral or (v) the rules for determining priority under the Uniform Commercial Code or any other law of any relevant jurisdiction governing relative priorities of secured creditors:

(1)	the Liens will rank at least equally and ratably with all valid, enforceable and perfected Liens (excluding any priority Liens permitted to be granted in respect of any Permitted Priority Secured Indebtedness), whenever granted upon any present or future Collateral, but only to the extent such Liens are permitted under this Indenture to exist and to rank equally and ratably with the Notes and the Subsidiary Guarantees; and

(2)	all proceeds of the Collateral applied under the Security Documents shall be allocated and distributed as set forth in the Security Documents.

Section 10.02 Future Restricted Subsidiaries. (a) The Company hereby agrees, for the benefit of the Holders of the Notes, to mortgage, charge and/or pledge, or cause each Subsidiary Guarantor to mortgage, charge and/or pledge all property and assets (including the Capital Stock owned by the Company or such Subsidiary Guarantor) of any Person that is a Restricted Subsidiary or becomes a Restricted Subsidiary (other than Persons organized under the laws of the PRC or any other jurisdiction that prohibits such property and assets of such Restricted Subsidiaries from being mortgaged, charged or pledged to secure the obligations of the Company or such Subsidiary Guarantor) after the Original Issue Date, promptly upon such Person becoming a Restricted Subsidiary, to secure the obligations of the Company under the Notes and the Indenture, and of such Subsidiary Guarantor under its Subsidiary Guarantee, in the manner described in Section 10.01. Such Collateral may also secure, on a priority basis, the Company’s and the Subsidiary Guarantors’ respective obligations to the holders of any Permitted Priority Secured Indebtedness, if and when issued.

Section 10.03 Certificates of the Company.

(1) On or prior to each anniversary of the Original Issue Date, the Company shall furnish to the Trustee and the Security Trustee a Compliance Certificate in the form of Exhibit G hereto; and

(2) The Company shall furnish to the Trustee and the Security Trustee, within three months after each anniversary of Original Issue Date, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens to the extent required by the Security Documents and reciting the details of such action or (ii) in the opinion of such counsel, no such action is necessary to maintain such Liens.

(3) The Company shall furnish to the Trustee and the Security Trustee on or prior to any proposed release of Collateral by the Company or any Subsidiary Guarantor an Opinion of Counsel and an Officer’s Certificate certifying that such release is permitted by the terms of this Indenture and the relevant Security Documents.

Section 10.04 Authorization of Actions to be Taken by the Trustee Under the Security Documents.

(a) The Security Trustee shall be the representative on behalf of the Secured Parties (including the Holders of the Notes) and shall act upon the written direction of the Secured Parties (including the Holders of the Notes (acting through the Trustee)) with regard to all voting, consent and other rights granted to the Secured Parties under the Security Documents, provided that the Trustee and the Security Trustee will be under no obligation to act upon the written direction of the Holders of the Notes should the Company fail to mortgage, charge or pledge, or fail to cause each initial Subsidiary Guarantor to mortgage, charge or pledge the Collateral in accordance with the terms of Section 10.01(a), unless such Holders have offered to the Trustee and Security Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such direction.

(b) Subject to the terms of the Security Documents, the Security Trustee may (but shall not be obligated to), in its sole discretion and without the consent of the Holders of the Notes, on behalf of the Holders of the Notes, take all actions it deems necessary or appropriate in order to (x) enforce any of its rights or any of the rights of the Holders of the Notes under the Security Documents and (y) receive any and all amounts payable from the Collateral in respect of the obligations of the Company and the Subsidiary Guarantors hereunder.

(c) Subject to the terms of the Security Documents, each of the Trustee and the Security Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as it may deem expedient to preserve or protect its interest and the interests of the Secured Parties (including Holders of the Notes) in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Secured Parties (including Holders of the Notes) or the Trustee or the Security Trustee, as the case may be). The Security Trustee is hereby irrevocably authorized by each Holder of the Notes to effect any release of Liens or Collateral contemplated by Section 10.06 hereof or by the terms of the Security Documents.

Section 10.05 Authorization of Receipt of Funds by the Security Trustee Under the Security Documents. The Security Trustee is authorized to receive and distribute any funds for the benefit of the Holders of the Notes under the Security Documents, and to make further distributions of such funds to the Holders of the Notes, subject to the terms of any Intercreditor Agreement, in the following order:

First: To the Security Trustee to the extent necessary to reimburse the Security Trustee for any expenses incurred in connection with the collection or distribution of such funds held or realized in connection with expenses incurred in enforcing its remedies under the Security Documents and preserving the Collateral and all amounts for which the Security Trustee is entitled to indemnification or otherwise owed under the Indenture and/or the Security Documents;

Second: To the Trustee for its benefit and the benefit of the Holders, to the Paying Agent and Registrar, all to be distributed pursuant to Section 6.10 hereof; and

Third: Any surplus remaining after such payments, to the Company or the Subsidiary Guarantor or to whomever may be lawfully entitled thereto.

Section 10.06 Release of the Collateral.

(a) The security interest in respect of the Collateral granted hereby shall be fully released, subject to the terms of the Security Documents, (i) upon the repayment in full of the Notes or (ii) upon defeasance or discharge of the Notes as provided under Section 8.01 and Section 8.02; and may be partially or fully released, as the case may be, (iii) upon certain dispositions of Collateral in compliance with Section 4.11, Section 4.15 or Section 5.01; (iv) with respect to security granted by a Subsidiary Guarantor, upon the release of the Subsidiary Guarantee of such Subsidiary Guarantor in accordance with the terms of the Indenture; or (v) with respect all or any part of the Collateral, by the Security Trustee in connection with any enforcement of its Liens pursuant to the terms of the Security Documents

(b) Upon request of the Company or any Subsidiary Guarantor, in connection with any sale, lease, assignment, conveyance, transfer or other disposition of assets or property permitted by this Indenture (including Section 4.11, Section 4.15 or Section 5.01 hereof), the Security Trustee shall (without notice to, or vote or consent of, any Holder), subject to the terms of the Security Documents and subject to its receiving the documents required by Sections 10.03 and 12.05 hereof, take such actions as shall be required to release its security interest in any Collateral being disposed in such disposition, to the extent necessary to permit consummation of such disposition in accordance with this Indenture and the Security Documents and the Security Trustee shall receive full payment therefor from the Company for any costs incurred thereby.

(c) Any release of Collateral made in compliance with this Section 10.06 shall not be deemed to impair the Lien under the Security Documents or the Collateral thereunder in contravention of the provisions of this Indenture or the Security Documents.

(d) No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Security Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company and the Subsidiary Guarantors be under any obligation to ascertain or inquire into the authority of the Company or any Subsidiary Guarantor to make such sale or other disposition.

Section 10.07 Additional Security Trustee Terms.

(a) The Company hereby appoints Computershare Trust Company, N.A. to act as Security Trustee, and the Security Trustee shall have the rights, indemnities, privileges, powers and immunities of the Security Trustee as set forth herein and in the Security Documents. The Security Trustee shall only have the duties explicitly set forth herein and in the Security Documents and no duties or responsibilities shall be implied against the Security Trustee. The Company and the Guarantors hereby agree that the Security Trustee shall hold the Collateral in trust for the benefit of all of the Secured Parties, in each case, pursuant to the terms of this Indenture and the Security Documents and the Security Trustee is hereby authorized to execute and deliver the Security Documents.

(b) Notwithstanding anything to the contrary contained herein, in the UCC or any other personal property security related legislation, neither the Trustee nor the Security Trustee shall have any responsibility for (i) preparing, recording, filing, re-recording, or re-filing any financing statement, perfection statement, continuation statement or other instrument in any public office or for otherwise ensuring the perfection or maintenance of any security interest granted pursuant to, or contemplated by, the Indenture or any Security Document (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (iii) taking any action to protect against any diminution in value of the Collateral.

(c) With regards to any action or refusal to act that involves discretion, whether in the exercise of its rights, powers, authorizations or otherwise hereunder or under the Security Documents, the Security Trustee shall be entitled to refrain from any act or the taking of any action hereunder or under any of the Security Documents or from the exercise of any power or authority vested in it hereunder or thereunder unless and until the Security Trustee shall have received written instructions from the Trustee and shall not be liable for any such delay in acting and shall be fully protected in, and shall incur no liability in connection with, acting (or failing to act) pursuant to such instructions. Subject to Section 7.01 and Section 7.02, in providing such written instructions, the Trustee shall act in accordance with the written direction of Holders (pursuant to and in accordance with the terms of this Indenture).

(d) The Security Trustee shall be accountable only for amounts that it actually receives as a result of the enforcement of the rights of the Holders under the Security Documents. Notwithstanding anything herein or in the Security Documents to the contrary, the Security Trustee shall not be deemed to be a fiduciary to any Secured Party or any other party.

(e) In acting as Security Trustee or co-Security Trustee, the Security Trustee and each co-Security Trustee may (i) rely upon and enforce for its own benefit each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article 7 hereof, each of which shall also be deemed to be for the benefit of the Security Trustee; provided, however, any references to “negligence” shall be deemed to be references to “gross negligence” with respect to the rights, duties, liabilities, indemnities and immunities of the Security Trustee; and (ii) may resign or be replaced in the manner set out in Section 7.08 as though it were the Trustee.

ARTICLE 11

SUBSIDIARY GUARANTEES

Section 11.01 The Subsidiary Guarantees. Subject to the provisions of this Article, each of the Subsidiary Guarantors (whether originally a signatory hereto or added pursuant to a supplemental indenture) hereby, jointly and severally, Guarantees as principal obligor to each Holder of a Note authenticated by the Trustee or the Authenticating Agent and to the Trustee and the Security Trustee, and its successors and assigns the due and punctual payment of the principal of, premium, if any, and interest on, and all other amounts payable under, the Notes, the Indenture and the Security Documents.

Section 11.02 Guarantee Unconditional. The obligations of each Subsidiary Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

(1) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the Indenture or any Note, by operation of law or otherwise;

(2) any modification or amendment of or supplement to the Indenture or any Note;

(3) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in the Indenture or any Note;

(4) the existence of any claim, set-off or other rights which the Subsidiary Guarantor may have at any time against the Company, the Trustee or any other Person,

whether in connection with the Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(5) any invalidity, irregularity, or unenforceability relating to or against the Company for any reason of the Indenture or any Note; or

(6) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Subsidiary Guarantor’s obligations hereunder.

Section 11.03 Discharge; Reinstatement. Each Subsidiary Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under the Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Subsidiary Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time. All payments under the Subsidiary Guarantees will be made in U.S. dollars.

Section 11.04 Waiver by the Subsidiary Guarantors. Each Subsidiary Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person. In particular, each Subsidiary Guarantor irrevocably waives its right to require the Trustee to pursue or exhaust the Trustee’s legal or equitable remedies against the Company prior to exercising the Trustee’s rights under its Subsidiary Guarantee.

Section 11.05 Subrogation and Contribution. Upon making any payment with respect to any obligation of the Company under this Article, the Subsidiary Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Subsidiary Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Subsidiary Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.

Section 11.06 Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under the Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Subsidiary Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 11.07 Limitation on Amount of Subsidiary Guarantee. Notwithstanding anything to the contrary in this Article, each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not (i) constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable law of any other jurisdiction or (ii) extend to or include any liability or sum which would otherwise cause any such Subsidiary Guarantee to be unlawful or prohibited by any applicable law. To effectuate that intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee are limited in an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to insolvency, fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or the ability of related parties to provide guarantees.

Section 11.08 Ranking of Subsidiary Guarantees. The Subsidiary Guarantee of each Subsidiary Guarantor: (i) is a general obligation of such Subsidiary Guarantor; (ii) is senior in right of payment to all future obligations of such Subsidiary Guarantor expressly subordinated in right of payment to the Subsidiary Guarantee; and (iii) ranks at least pari passu in right of payment with all other unsecured, unsubordinated Indebtedness of such Subsidiary Guarantor (subject to any priority rights of such unsubordinated Indebtedness pursuant to applicable law).

In addition, the Subsidiary Guarantee of each Subsidiary Guarantor, subject to the limitations described in Article 10 and this Section 11.08 and in the Security Documents: (i) will effectively rank, with respect and to the extent of the value of the Collateral owned by such Subsidiary Guarantor, subject to Permitted Liens, pari passu with any future Additional Notes issued in compliance with the Indenture; (ii) effectively rank with respect and to the extent of the value of the Collateral owned by such Subsidiary Guarantor, junior to all future obligations of the Company in respect of any Permitted Priority Secured Indebtedness of such Subsidiary Guarantor that is secured by Liens on the Collateral owned by such Subsidiary Guarantor in favor of the holders of the Permitted Priority Secured Indebtedness if and when Incurred; (iii) will be entitled to a first ranking security interest in the Collateral (subject to any Permitted Liens) mortgaged, charged or pledged by such Subsidiary Guarantor, as set forth in Section 10.01; and (iv) will rank effectively senior in right of payment to the unsecured obligations of such Subsidiary Guarantor with respect to the value of the Collateral securing such Subsidiary Guarantee (subject to priority rights of such unsecured obligations pursuant to applicable law).

Section 11.09 Further Subsidiary Guarantors.

(a) The Company will, for the benefit of the Holders of the Notes, cause each of its future Restricted Subsidiaries (other than Subsidiaries organized under the laws of the PRC or Foreign Subsidiaries) after the Issue Date, immediately upon becoming a Subsidiary, to execute and deliver to the Trustee a supplemental indenture to this Indenture pursuant to which such future Restricted Subsidiary will Guarantee the payment of the Notes.

(b) Each Subsidiary that Guarantees the Notes after the Issue Date is referred to as a “Future Subsidiary Guarantor” and, upon execution of the applicable supplemental indenture, will be a “Subsidiary Guarantor.”

Section 11.10 Execution and Delivery of Guarantee. The execution by each Subsidiary Guarantor of the Indenture (or a supplemental indenture in the form of Exhibit E) evidences the Subsidiary Guarantee of such Subsidiary Guarantor, whether or not the person signing as an officer of the Subsidiary Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Subsidiary Guarantee set forth in the Indenture on behalf of each Subsidiary Guarantor.

Section 11.11 Release of the Subsidiary Guarantees.

(a) A Subsidiary Guarantee given by a Subsidiary Guarantor will be released upon,

(1)	repayment in full of the Notes;

(2)	a defeasance as provided in Section 8.01 and Section 8.02;

(3)	the designation by the Company of a Subsidiary Guarantor as an Unrestricted Subsidiary in compliance with terms of the Indenture; or

(4)	the sale of a Subsidiary Guarantor in compliance with the terms of the Indenture (including Section 4.11, Section 4.15 or Section 5.01) resulting in such Subsidiary Guarantor no longer being a Restricted Subsidiary, so long as (i) such Subsidiary Guarantor is simultaneously released from its obligations in respect of any of the Company’s other Indebtedness or any Indebtedness of any other Restricted Subsidiary and (ii) the proceeds from such sale or disposition are used for the purposes permitted or required by the Indenture.

(b) No release and discharge of the Subsidiary Guarantee will be effective against the Trustee, any Agent or the Holders of Notes (i) if a Default or Event of Default shall have occurred and be continuing under this Indenture as of the time of such proposed release and discharge until such time as such Default or Event of Default is cured or waived and (ii) until the Company shall have delivered to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture and the Security Documents relating to such release and discharge have been complied with and that such release and discharge is authorized and permitted under this Indenture and the Security Documents. Upon its receipt of the documents referenced above in this Section 11.11, at the request of the Company, the Trustee will execute and deliver an instrument evidencing such release and discharge.

ARTICLE 12

MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls. If any provision of the Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control. Until such time as this Indenture shall be qualified under the TIA, the Indenture, the Company, the Subsidiary Guarantors and the Trustee, shall as a matter of contract be deemed for all purposes hereof to be subject to and governed by the TIA to the same extent as would be the case if this Indenture were so qualified on the date hereof.

Section 12.02 Communication by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture (including the Subsidiary Guarantees) or the Notes. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.03 Ranking. The Notes are (i) general obligations of the Company, (ii) guaranteed by the Subsidiary Guarantors on a senior basis, subject to certain limitations set forth in Article 11, (iii) senior in right of payment to any existing and future obligations of the Company expressly subordinated in right of payment to the Notes; (iv) at least pari passu in right of payment with all other unsecured, unsubordinated Indebtedness of the Company (subject to any priority rights of such unsubordinated Indebtedness pursuant to applicable law); and (v) effectively subordinated to all existing and future obligations of the Non-Guarantor Subsidiaries. In addition, on the Original Issue Date, subject to the limitations described in Article 10 and in the Security Documents, the Notes will be secured by a mortgage, charge and/or pledge of the Collateral and (i) rank effectively, with respect and to the extent of the value of the Collateral, subject to Permitted Liens, pari passu with any Additional Notes issued in compliance with the Indenture; (ii) rank effectively, with respect and to the extent of the value of the Collateral, junior to all future obligations of the Company in respect of any Permitted Priority Secured Indebtedness that are secured by Liens on the Collateral in favor of the holders of the Permitted Priority Secured Indebtedness if and when Incurred; (iii) be entitled to a first priority lien on the Collateral (subject to any Permitted Lien) and (iv) rank effectively senior in right of payment to unsecured obligations of the Company with respect to the value of the Collateral mortgaged, charged and/or pledged by the Company securing the Notes (subject to any priority rights of such unsecured obligations pursuant to applicable law).

Section 12.04 Notices.

(a) All notices or demands required or permitted by the terms of the Notes or the Indenture to be given to or by the Holders are required to be in writing (including facsimile) and may be given or served by being sent by prepaid courier or by being deposited, first-class postage prepaid, in the United States mail (if intended for the Company or any Subsidiary Guarantor) addressed to the Company or such Subsidiary Guarantor, as the case may be, at 3815-29, Sun Hung Kai Centre, 30 Harbour Road, Wanchai, Hong Kong, fax: +852 2877 0062; (if intended for the Trustee) addressed to the Trustee at the corporate trust office of the Trustee at Computershare Trust Company, N.A., 350 Indiana Street, Suite 750, Golden, CO 80401, Attn: Corporate Trust, fax: 303-262-0608; with a copy to Computershare Trust Company, N.A., 480 Washington Blvd., Jersey City, NJ 07310, Attn: Legal Department, fax: 201-680-4610; and (if intended for any Holder) addressed to such Holder at such Holder’s last address as it appears in the Register. Any notice to the Trustee will be effective only upon receipt.

The Company (on behalf of itself or any Subsidiary Guarantor) or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Any such notice or demand will be deemed to have been sufficiently given or served when so sent or deposited and, if to the Holders, when delivered in accordance with the applicable rules and procedures of the Depositary if the Notes are in the form of Global Notes. Any such notice shall be deemed to have been delivered on the day such notice is delivered to the Depositary or if by mail, when so sent or deposited.

(c) Where the Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 12.05 Certificate and Opinion as to Conditions Precedent.

(a) Upon any request or application by the Company to the Trustee or the Security Trustee to take any action under the Indenture, the Company will furnish to the Trustee or the Security Trustee, as applicable:

(1)	an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and

(2)	an Opinion of Counsel stating that all such conditions precedent have been complied with.

(b) In any case where several matters are required to be certified by, or covered by an Opinion of Counsel of, any specified Person, it is not necessary that all such matters be certified by, or covered by the Opinion of Counsel of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an Opinion of Counsel with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an Opinion of Counsel as to such matters in one or several documents.

(c) Any certificate of an Officer of the Company or any Subsidiary Guarantor may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows, or in the exercise of reasonable care should know, that such Opinion of Counsel with respect to the matters upon which his certificate is based are erroneous. Any Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate of, or representations by, an officer or officers of the Company or a Subsidiary Guarantor stating that the information with respect to such factual matters is in the possession of the Company or such Subsidiary Guarantor, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

(d) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 12.06 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture must include:

(1) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(3) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials with respect to matters of fact.

Section 12.07 Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 12.08 Governing Law, Consent to Jurisdiction; Waiver of Immunities.

(a) Each of the Notes, the Subsidiary Guarantees and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

(b) The Company and each of the Subsidiary Guarantors hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in the Borough of Manhattan, New York City over any suit, action or proceeding arising out of or relating to this Indenture, any Note or any Subsidiary Guarantee. The Company and each of the Subsidiary Guarantors irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company or any Subsidiary Guarantor, as the case may be, has or hereafter may acquire any sovereign or other immunity from jurisdiction of any court or from any legal process with respect to itself or its property, Company or such Subsidiary Guarantor, as the case may be, irrevocably waives such immunity in respect of its obligations hereunder or under any Note, or any Subsidiary Guarantee, as applicable. The Company and each of the Subsidiary Guarantors agree that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company or the Subsidiary Guarantor, as the case may be, and, to the extent permitted by applicable law, may be enforced in any court to the jurisdiction of which the Company or any of the Subsidiary Guarantors, as the case may be, is subject by a suit upon such judgment or in any manner provided by law, provided that service of process is effected upon the Company or any of the Subsidiary Guarantors, as the case may be, in the manner specified in the following subsection or as otherwise permitted by applicable law.

(c) As long as any of the Notes remain Outstanding, the Company and each of the Subsidiary Guarantors will at all times have an authorized agent in New York City, upon whom process may be served in any legal action or proceeding arising out of or relating to this Indenture, any Note or any Subsidiary Guarantee. Service of process upon such agent and written notice of such service mailed or delivered to the Company or any Subsidiary Guarantor, as the case may be, shall to the fullest extent permitted by applicable law be deemed in every respect effective service of process upon the Company or such Subsidiary Guarantor, as the case may be, in any such legal action or proceeding. The Company and each of the Subsidiary Guarantors hereby appoint Corporation Service Company as its agent for such purpose, and covenants and agrees that service of process in any suit, action or proceeding may be made upon it at the office of such agent at 1180 Avenue of the Americas, Suite 210, New York, New York 10036. Notwithstanding the foregoing, the Company or any Subsidiary Guarantor may, with prior written notice to the Trustee, terminate the appointment of Computershare Trust Company, N.A. and appoint another agent for the above purposes so that the Company and the Subsidiary Guarantors shall at all times have an agent for the above purposes in New York City.

(d) The Company and each of the Subsidiary Guarantors hereby irrevocably waives, to the fullest extent permitted by applicable law, any requirement or other provision of law, rule, regulation or practice which requires or otherwise establishes as a condition to the institution, prosecution or completion of any suit, action or proceeding (including appeals) arising out of or relating to this Indenture or any Note or any Subsidiary Guarantee, the posting of any bond or the furnishing, directly or indirectly, of any other security.

Section 12.09 No Adverse Interpretation of Other Agreements. The Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret the Indenture.

Section 12.10 Successors. All agreements of the Company or any Subsidiary Guarantor in the Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successor.

Section 12.11 Counterparts. The parties may sign the Indenture in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

Section 12.12 Separability. In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.13 Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and in no way modify or restrict any of the terms and provisions of the Indenture.

Section 12.14 No Personal Liability of Incorporators, Stockholders, Members, Directors, Officers, Directors, or Employees. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any of the Subsidiary Guarantors in the Indenture, or in any of the Notes or the Subsidiary

Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, member, officer, director, employee or controlling person of the Company or any of the Subsidiary Guarantors or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Subsidiary Guarantees.

Section 12.15 Force Majeure. In no event shall the Trustee or any Agent be responsible or liable for any failure or delay in the performance of its obligations under the Indenture arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee or such Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.16 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information upon its reasonable request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 12.17 Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS, THE TRUSTEE AND THE SECURITY TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE SECURITY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

EMERALD PLANTATION HOLDINGS LIMITED

By:
Name:
Title:

SINO-CAPITAL GLOBAL INC. (BVI)

By:
Name:
Title:

SINO-PANEL HOLDINGS LIMITED (BVI)

By:
Name:
Title:

SINO-GLOBAL HOLDINGS INC. (BVI)

By:
Name:
Title:

SINO-WOOD PARTNERS, LIMITED (H.K.)

By:
Name:
Title:

[Signature Page to the Indenture]

GRANDEUR WINWAY LIMITED (BVI)

By:
Name:
Title:

SINOWIN INVESTMENTS LIMITED (BVI)

By:
Name:
Title:

SINOWOOD LIMITED (CAYMAN ISLANDS)

By:
Name:
Title:

SINO-FOREST BIO-SCIENCE LIMITED (BVI)

By:
Name:
Title:

SINO-FOREST RESOURCES INC. (BVI)

By:
Name:
Title:

SINO-PLANTATION LIMITED (H.K.)

By:
Name:
Title:

[Signature Page to the Indenture]

SURI-WOOD INC. (BVI)

By:
Name:
Title:

SINO-FOREST INVESTMENTS LIMITED (BVI)

By:
Name:
Title:

SINO-WOOD (GUANGXI) LIMITED (H.K.)

By:
Name:
Title:

SINO-WOOD (JIANGXI) LIMITED (H.K.)

By:
Name:
Title:

SINO-WOOD (GUANGDONG) LIMITED (H.K.)

By:
Name:
Title:

SINO-WOOD (FUJIAN) LIMITED (H.K.)

By:
Name:
Title:

[Signature Page to the Indenture]

SINO-PANEL (ASIA) INC. (BVI)

By:
Name:
Title:

SINO-PANEL (GUANGXI) LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL (YUNNAN) LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL (NORTH EAST CHINA) LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL [XIANGXI] LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL [HUNAN] LIMITED (BVI)

By:
Name:
Title:

[Signature Page to the Indenture]

SFR (CHINA) INC. (BVI)

By:
Name:
Title:

SINO-PANEL [SUZHOU] LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL (GAOYAO) LTD. (BVI)

By:
Name:
Title:

SINO-PANEL (GUANGZHOU) LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL (NORTH SEA) LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL (GUIZHOU) LIMITED (BVI)

By:
Name:
Title:

[Signature Page to the Indenture]

SINO-PANEL (HUAIHUA) LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL (QINZHOU) LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL (YONGZHOU) LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL (FUJIAN) LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL (SHAOYANG) LIMITED (BVI)

By:
Name:
Title:

AMPLEMAX WORLDWIDE LIMITED (BVI)

By:
Name:
Title:

[Signature Page to the Indenture]

ACE SUPREME INTERNATIONAL LIMITED (BVI)

By:
Name:
Title:

EXPRESS POINT HOLDINGS LIMITED (BVI)

By:
Name:
Title:

GLORY BILLION INTERNATIONAL LIMITED (BVI)

By:
Name:
Title:

SMART SURE ENTERPRISES LIMITED (BVI)

By:
Name:
Title:

EXPERT BONUS INVESTMENT LIMITED (BVI)

By:
Name:
Title:

DYNAMIC PROFIT HOLDINGS LIMITED (BVI)

By:
Name:
Title:

[Signature Page to the Indenture]

ALLIANCE MAX LIMITED (BVI)

By:
Name:
Title:

BRAIN FORCE LIMITED (BVI)

By:
Name:
Title:

CHEER GOLD WORLDWIDE LIMITED (BVI)

By:
Name:
Title:

GENERAL EXCEL LIMITED (BVI)

By:
Name:
Title:

HARVEST WONDER WORLDWIDE LIMITED (BVI)

By:
Name:
Title:

HOMIX LIMITED (BVI)

By:
Name:
Title:

[Signature Page to the Indenture]

POLY MARKET LIMITED (BVI)

By:
Name:
Title:

PRIME KINETIC LIMITED (BVI)

By:
Name:
Title:

REGAL WIN CAPITAL LIMITED (BVI)

By:
Name:
Title:

RICH CHOICE WORLDWIDE LIMITED (BVI)

By:
Name:
Title:

SINO-GLOBAL MANAGEMENT CONSULTING INC. (BVI)

By:
Name:
Title:

SINO-PANEL (CHINA) NURSERY LIMITED (BVI)

By:
Name:
Title:

[Signature Page to the Indenture]

SINO-PANEL (RUSSIA) LIMITED (BVI)

By:
Name:
Title:

SINO-WOOD TRADING LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL TRADING LIMITED (BVI)

By:
Name:
Title:

TRILLION EDGE LIMITED (BVI)

By:
Name:
Title:

VALUE QUEST INTERNATIONAL LIMITED (BVI)

By:
Name:
Title:

WELL KEEN WORLDWIDE LIMITED (BVI)

By:
Name:
Title:

[Signature Page to the Indenture]

SINO-FOREST INTERNATIONAL (BARBADOS) CORPORATION (BARBADOS)

By:
Name:
Title:

MANDRA FORESTRY HOLDINGS LIMITED (BVI)

By:
Name:
Title:

MANDRA FORESTRY FINANCE LIMITED (BVI)

By:
Name:
Title:

MANDRA FORESTRY ANHUI LIMITED (BVI)

By:
Name:
Title:

MANDRA FORESTRY HUBEI LIMITED (H.K.)

By:
Name:
Title:

ELITE LEGACY LIMITED (BVI)

By:
Name:
Title:

[Signature Page to the Indenture]

EMERALD PLANTATION GROUP LIMITED (CAYMAN ISLANDS)

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A., as Security Trustee

By:
Name:
Title:

[Signature Page to the Indenture]

EXHIBIT A

FORM OF FACE OF CERTIFICATED NOTE

EMERALD PLANTATION HOLDINGS LIMITED

LEGEND APPLICABLE TO CANADIAN HOLDERS:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE LATER OF (i) THE ORIGINAL ISSUE DATE AND (ii) THE DATE THE COMPANY BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

U.S. $

EMERALD PLANTATION HOLDINGS LIMITED

6.00% GUARANTEED SENIOR NOTES DUE 2020

Certificated Note

Unconditionally Guaranteed by

the Signatories listed in the Subsidiary Guarantee hereto

CUSIP No. 29101W AA4

ISIN No. US29101WAA45

Emerald Plantation Holdings Limited, a Cayman Islands exempted company limited by shares (the “Company”), for value received, hereby promises to pay to                                          or registered assigns, upon surrender hereof the principal sum of                      UNITED STATES DOLLARS (U.S. $        ) on January 17, 2020, or on such earlier date as the principal hereof may become due in accordance with the provisions hereof.

Cash Interest Rate: 6.00% per annum

PIK Interest Rate: 8.00% per annum

Interest Payment Dates: June 30 and December 31, commencing June 30, 2013.

Regular Record Dates: June 16 and December 17.

Reference is hereby made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Date:

EMERALD PLANTATION HOLDINGS LIMITED

By:
Name:
Title:

SUBSIDIARY GUARANTEE

Each of the undersigned (the “Subsidiary Guarantors”) hereby, jointly and severally, Guarantees as principal obligor to each Holder of a Note authenticated by the Trustee or the Authenticating Agent and to the Trustee and its successors and assigns the due and punctual payment of the principal of, premium, if any, and interest on, and all other amounts payable under, the Notes and the Indenture. The obligations of each Subsidiary Guarantor are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by (1) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the Indenture or any Note, by operation of law or otherwise; (2) any modification or amendment of or supplement to the Indenture or any Note; (3) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in the Indenture or any Note; (4) the existence of any claim, set-off or other rights which the Subsidiary Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim; (5) any invalidity, irregularity, or unenforceability relating to or against the Company for any reason of the Indenture or any Note, or (6) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Subsidiary Guarantor’s obligations hereunder.

This Subsidiary Guarantee will not be discharged with respect to any Note except by payment in full of the principal of, premium, if any, thereof and interest on the Notes and all other amounts payable, in respect of any Subsidiary Guarantor, as otherwise contemplated in the Indenture. In case of the failure of the Company punctually to pay any such principal of, premium, if any, thereof and interest on the Notes and all such other amounts payable, each of the Subsidiary Guarantors hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the stated maturity, by acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

Subject to certain exceptions as set forth in the Indenture, each of the Subsidiary Guarantors hereby further agrees that all payments of, or in respect of, principal of, and premium (if any) and interest in respect of this Subsidiary Guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which the Company, the Surviving Person (as defined in the Indenture) or the applicable Subsidiary Guarantor is organized or resident for tax purposes (or any political subdivision or taxing authority thereof or therein), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, each Subsidiary Guarantor severally agrees to pay such additional amounts as will result in receipt by the holder of this Subsidiary Guarantee of such amounts as would have been received by such holder had no such withholding or deduction been required.

The obligations of the Subsidiary Guarantors to the holder of this Note and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Subsidiary Guarantee.

This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is endorsed shall have been executed by the Trustee or an Authenticating Agent under the Indenture by manual signature of one of its authorized officers.

SINO-CAPITAL GLOBAL INC. (BVI)

By:
Name:
Title:

SINO-PANEL HOLDINGS LIMITED (BVI)

By:
Name:
Title:

SINO-GLOBAL HOLDINGS INC. (BVI)

By:
Name:
Title:

SINO-WOOD PARTNERS, LIMITED (H.K.)

By:
Name:
Title:

GRANDEUR WINWAY LIMITED (BVI)

By:
Name:
Title:

SINOWIN INVESTMENTS LIMITED (BVI)

By:
Name:
Title:

SINOWOOD LIMITED (CAYMAN ISLANDS)

By:
Name:
Title:

SINO-FOREST BIO-SCIENCE LIMITED (BVI)

By:
Name:
Title:

SINO-FOREST RESOURCES INC. (BVI)

By:
Name:
Title:

SINO-PLANTATION LIMITED (H.K.)

By:
Name:
Title:

SURI-WOOD INC. (BVI)

By:
Name:
Title:

SINO-FOREST INVESTMENTS LIMITED (BVI)

By:
Name:
Title:

SINO-WOOD (GUANGXI) LIMITED (H.K.)

By:
Name:
Title:

SINO-WOOD (JIANGXI) LIMITED (H.K.)

By:
Name:
Title:

SINO-WOOD (GUANGDONG) LIMITED (H.K.)

By:
Name:
Title:

SINO-WOOD (FUJIAN) LIMITED (H.K.)

By:
Name:
Title:

SINO-PANEL (ASIA) INC. (BVI)

By:
Name:
Title:

SINO-PANEL (GUANGXI) LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL (YUNNAN) LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL (NORTH EAST CHINA) LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL [XIANGXI] LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL [HUNAN] LIMITED (BVI)

By:
Name:
Title:

SFR (CHINA) INC. (BVI)

By:
Name:
Title:

SINO-PANEL [SUZHOU] LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL (GAOYAO) LTD. (BVI)

By:
Name:
Title:

SINO-PANEL (GUANGZHOU) LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL (NORTH SEA) LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL (GUIZHOU) LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL (HUAIHUA) LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL (QINZHOU) LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL (YONGZHOU) LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL (FUJIAN) LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL (SHAOYANG) LIMITED (BVI)

By:
Name:
Title:

AMPLEMAX WORLDWIDE LIMITED (BVI)

By:
Name:
Title:

ACE SUPREME INTERNATIONAL LIMITED (BVI)

By:
Name:
Title:

EXPRESS POINT HOLDINGS LIMITED (BVI)

By:
Name:
Title:

GLORY BILLION INTERNATIONAL LIMITED (BVI)

By:
Name:
Title:

SMART SURE ENTERPRISES LIMITED (BVI)

By:
Name:
Title:

EXPERT BONUS INVESTMENT LIMITED (BVI)

By:
Name:
Title:

DYNAMIC PROFIT HOLDINGS LIMITED (BVI)

By:
Name:
Title:

ALLIANCE MAX LIMITED (BVI)

By:
Name:
Title:

BRAIN FORCE LIMITED (BVI)

By:
Name:
Title:

CHEER GOLD WORLDWIDE LIMITED (BVI)

By:
Name:
Title:

GENERAL EXCEL LIMITED (BVI)

By:
Name:
Title:

HARVEST WONDER WORLDWIDE LIMITED (BVI)

By:
Name:
Title:

HOMIX LIMITED (BVI)

By:
Name:
Title:

POLY MARKET LIMITED (BVI)

By:
Name:
Title:

PRIME KINETIC LIMITED (BVI)

By:
Name:
Title:

REGAL WIN CAPITAL LIMITED (BVI)

By:
Name:
Title:

RICH CHOICE WORLDWIDE LIMITED (BVI)

By:
Name:
Title:

SINO-FOREST INTERNATIONAL (BARBADOS) CORPORATION (BARBADOS)

By:
Name:
Title:

SINO-GLOBAL MANAGEMENT CONSULTING INC. (BVI)

By:
Name:
Title:

SINO-PANEL (CHINA) NURSERY LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL (RUSSIA) LIMITED (BVI)

By:
Name:
Title:

SINO-WOOD TRADING LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL TRADING LIMITED (BVI)

By:
Name:
Title:

TRILLION EDGE LIMITED (BVI)

By:
Name:
Title:

VALUE QUEST INTERNATIONAL LIMITED (BVI)

By:
Name:
Title:

WELL KEEN WORLDWIDE LIMITED (BVI)

By:
Name:
Title:

MANDRA FORESTRY HOLDINGS LIMITED (BVI)

By:
Name:
Title:

MANDRA FORESTRY FINANCE LIMITED (BVI)

By:
Name:
Title:

MANDRA FORESTRY ANHUI LIMITED (BVI)

By:
Name:
Title:

MANDRA FORESTRY HUBEI LIMITED (H.K.)

By:
Name:
Title:

ELITE LEGACY LIMITED (BVI)

By:
Name:
Title:

EMERALD PLANTATION GROUP LIMITED (CAYMAN ISLANDS)

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the 6.00% Guaranteed Senior Notes Due 2020 described in the Indenture referred to in this Note.

Computershare Trust Company, N.A., as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF CERTIFICATED NOTE]

Emerald Plantation Holdings Limited

6.00% Guaranteed Senior Notes Due 2020

1.	Principal and Interest.

The Company promises to pay the principal of this Note on January 17, 2020.

The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of (i) 6.00% per annum in cash for all interest paid in cash or (ii) of 8.00% per annum for interest paid in-kind (as provided for below) (“PIK Interest”), from the date of issuance of this Note until but not including, the date of maturity.

Subject to the next paragraph, interest will be payable semi-annually in arrears (to the holders of record of the Notes at the close of business on June 16 or December 17 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing June 30, 2013. Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date and the next Interest Payment Date, from such Interest Payment Date) or, if no interest has been paid, from the Original Issue Date.

At the Company’s election, the Company may elect from time to time to pay interest on the principal amount of this Note in cash, partially in cash and partially in PIK Notes, or entirely in PIK Notes. In the event that the Company wishes to pay PIK Interest, the Company shall elect the form of interest payment with respect to each interest payment period by delivering a written notice (a “PIK Election”) to the Trustee on or prior to the Regular Record Date in respect of the relevant Interest Payment Date. In the absence of such an election for any interest payment period, interest on the Notes shall be payable according to the election for the previous interest payment period. Interest will accrue at a rate of 6% per annum if the interest for such period is paid fully in cash. In the event that the Company makes a PIK Election, the cash interest portion (if any) of interest payable will accrue and be paid for such interest period at a rate of 6% per annum and the PIK Interest, paid through the issuance of PIK Notes as described below, will accrue for such interest period at a rate of 8% per annum.

Any amount (whether principal, premium or interest) not paid when due hereunder (whether at the stated maturity, by acceleration or otherwise) shall bear interest (including after as well as before judgement, and including post-petition interest in any proceeding), to the extent permitted by law, at a rate of 6% per annum plus the Default Rate from and including the date of such non-payment to but excluding the date on which such amount is paid in full (all such default interest, “Defaulted Interest”). Defaulted Interest will be paid to the Persons that are Holders on a special record date fixed by the Company for the payment of such Defaulted Interest, whether or not such day is a Business Day, as follows. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money and/or PIK Notes equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money and/or PIK Notes when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Note. The Company shall fix or cause to be fixed each special record date and payment date in such written notice; provided that no such special record date shall be less than 10 days prior to the related payment date for such Defaulted Interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail, or cause to be mailed to each Holder a notice that states the special record date, the related payment date and the amount of such Defaulted Interest to be paid.

Interest shall accrue on PIK Notes from and including the date of issuance of such PIK Notes. Any such PIK Notes shall be issued on the same terms as the Notes and shall constitute part of the same series of securities as the Notes and will vote together as one series on all matters with respect to the Notes. All references to Notes herein shall include any PIK Notes. The Company will evidence and satisfy its obligation to pay PIK Interest in respect of Notes represented by Global Notes by increasing the principal amount of such Global Notes for the benefit of the Persons with the beneficial interest in such Global Notes specified by the Depositary or its nominee. Any such increase in the principal amount of the Global Notes will be made by the Trustee or the Custodian (at the direction of the Trustee). The Company will evidence and satisfy its obligation to pay PIK Interest in respect of Notes represented by Certificated Notes by issuing additional notes (“PIK Notes”) in an aggregate principal amount equal to the PIK Interest then payable, rounded up to the nearest whole dollar, in the form of Certificated Notes and delivering them to Holders thereof.

2.	Indenture; Subsidiary Guarantee; Collateral.

This is one of the Notes issued under an Indenture, dated as of January 17, 2013, (as amended from time to time, the “Indenture”) between Emerald Plantation Holdings Limited, a Cayman Islands exempted company limited by shares, as the Company, the Subsidiary Guarantors listed in Schedule I thereto, Computershare Trust Company, N.A., as Trustee and Computershare Trust Company, N.A., as Security Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general obligations of the Company. The Indenture limits the original aggregate principal amount of the Notes to US$300,000,000, but Additional Notes in an amount not to exceed US$100,000,000 and PIK Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes and PIK Notes vote together for all purposes as a single class. This Note is guaranteed and is secured by mortgages, charges and/or pledges of the property and asset of the Company and of the Initial Subsidiary Guarantors, as set forth in the Indenture.

3.	Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. This Note is also subject to mandatory redemption upon the occurrence of an Entire Sale Transaction as further described in the Indenture. There is no other mandatory redemption or sinking fund applicable to this Note.

If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then Outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.	Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in minimum denominations of US$2,000 principal amount and any multiple of US$1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.	Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then Outstanding may direct the Trustee in its exercise of remedies.

6.	Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, comply with any request of the US Securities and Exchange Commission in connection with qualifying the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder.

7.	Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.	Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

TRUSTEE, PAYING AGENTS, TRANSFER AGENTS AND REGISTRAR

Trustee, Paying Agent, Transfer Agent and Registrar

Computershare Trust Company, N.A.

350 Indiana Street, Suite 750

Golden, CO 80401

Attention: Corporate Trust

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 4.13 or Section 4.15 of the Indenture, check the box:  ☐

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.13 or Section 4.15 of the Indenture, state the amount (in original principal amount) below:

US$

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantees[1]:

[1]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

FORM OF GLOBAL NOTE

EMERALD PLANTATION HOLDINGS LIMITED

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

LEGEND APPLICABLE TO CANADIAN HOLDERS:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE LATER OF (i) THE ORIGINAL ISSUE DATE AND (ii) THE DATE THE COMPANY BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

U.S. $

6.00% GUARANTEED SENIOR NOTES DUE 2020

Global Note

Unconditionally Guaranteed by

the Signatories listed in the Subsidiary Guarantee hereto

No.

CUSIP No. 29101W AA4

ISIN No. US29101WAA45

Emerald Plantation Holdings Limited, a Cayman Islands exempted company limited by shares (the “Company”), for value received, hereby promises to pay to Cede & Co., or registered assigns, upon surrender hereof the principal sum of THREE HUNDRED MILLION UNITED STATES DOLLARS (U.S. $300,000,000) on January 17, 2020, or on such earlier date as the principal hereof may become due in accordance with the provisions hereof.

Cash Interest Rate: 6.00% per annum

PIK Interest Rate: 8.00% per annum

Interest Payment Dates: June 30 and December 31, commencing June 30, 2013.

Regular Record Dates: June 16 and December 17.

Reference is hereby made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Date:

EMERALD PLANTATION HOLDINGS LIMITED

By:
Name:
Title:

SUBSIDIARY GUARANTEE

Each of the undersigned (the “Subsidiary Guarantors”) hereby, jointly and severally, Guarantees as principal obligor to each Holder of a Note authenticated by the Trustee or the Authenticating Agent and to the Trustee and its successors and assigns the due and punctual payment of the principal of, premium, if any, and interest on, and all other amounts payable under, the Notes and the Indenture. The obligations of each Subsidiary Guarantor are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by (1) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the Indenture or any Note, by operation of law or otherwise; (2) any modification or amendment of or supplement to the Indenture or any Note; (3) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in the Indenture or any Note; (4) the existence of any claim, set-off or other rights which the Subsidiary Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim; (5) any invalidity, irregularity, or unenforceability relating to or against the Company for any reason of the Indenture or any Note, or (6) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Subsidiary Guarantor’s obligations hereunder.

This Subsidiary Guarantee will not be discharged with respect to any Note except by payment in full of the principal of, premium, if any, thereof and interest on the Notes and all other amounts payable, in respect of any Subsidiary Guarantor, as otherwise contemplated in the Indenture. In case of the failure of the Company punctually to pay any such principal of, premium, if any, thereof and interest on the Notes and all such other amounts payable, each of the Subsidiary Guarantors hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the stated maturity, by acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

Subject to certain exceptions as set forth in the Indenture, each of the Subsidiary Guarantors hereby further agrees that all payments of, or in respect of, principal of, and premium (if any) and interest in respect of this Subsidiary Guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which the Company, the Surviving Person (as defined in the Indenture) or the applicable Subsidiary Guarantor is organized or resident for tax purposes (or any political subdivision or taxing authority thereof or therein), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, each Subsidiary Guarantor severally agrees to pay such additional amounts as will result in receipt by the holder of this Subsidiary Guarantee of such amounts as would have been received by such holder had no such withholding or deduction been required.

The obligations of the Subsidiary Guarantors to the holder of this Note and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Subsidiary Guarantee.

This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is endorsed shall have been executed by the Trustee or an Authenticating Agent under the Indenture by manual signature of one of its authorized officers.

SINO-CAPITAL GLOBAL INC. (BVI)

By:
Name:
Title:

SINO-PANEL HOLDINGS LIMITED (BVI)

By:
Name:
Title:

SINO-GLOBAL HOLDINGS INC. (BVI)

By:
Name:
Title:

SINO-WOOD PARTNERS, LIMITED (H.K.)

By:
Name:
Title:

GRANDEUR WINWAY LIMITED (BVI)

By:
Name:
Title:

SINOWIN INVESTMENTS LIMITED (BVI)

By:
Name:
Title:

SINOWOOD LIMITED (CAYMAN ISLANDS)

By:
Name:
Title:

SINO-FOREST BIO-SCIENCE LIMITED (BVI)

By:
Name:
Title:

SINO-FOREST RESOURCES INC. (BVI)

By:
Name:
Title:

SINO-PLANTATION LIMITED (HK)

By:
Name:
Title:

SURI-WOOD INC. (BVI)

By:
Name:
Title:

SINO-FOREST INVESTMENTS LIMITED (BVI)

By:
Name:
Title:

SINO-WOOD (GUANGXI) LIMITED (H.K.)

By:
Name:
Title:

SINO-WOOD (JIANGXI) LIMITED (H.K.)

By:
Name:
Title:

SINO-WOOD (GUANGDONG) LIMITED (H.K.)

By:
Name:
Title:

SINO-WOOD (FUJIAN) LIMITED (H.K.)

By:
Name:
Title:

SINO-PANEL (ASIA) INC. (BVI)

By:
Name:
Title:

SINO-PANEL (GUANGXI) LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL (YUNNAN) LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL (NORTH EAST CHINA) LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL [XIANGXI] LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL [HUNAN] LIMITED (BVI)

By:
Name:
Title:

SFR (CHINA) INC. (BVI)

By:
Name:
Title:

SINO-PANEL [SUZHOU] LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL (GAOYAO) LTD. (BVI)

By:
Name:
Title:

SINO-PANEL (GUANGZHOU) LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL (NORTH SEA) LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL (GUIZHOU) LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL (HUAIHUA) LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL (QINZHOU) LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL (YONGZHOU) LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL (FUJIAN) LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL (SHAOYANG) LIMITED (BVI)

By:
Name:
Title:

AMPLEMAX WORLDWIDE LIMITED (BVI)

By:
Name:
Title:

ACE SUPREME INTERNATIONAL LIMITED (BVI)

By:
Name:
Title:

EXPRESS POINT HOLDINGS LIMITED (BVI)

By:
Name:
Title:

GLORY BILLION INTERNATIONAL LIMITED (BVI)

By:
Name:
Title:

SMART SURE ENTERPRISES LIMITED (BVI)

By:
Name:
Title:

EXPERT BONUS INVESTMENT LIMITED (BVI)

By:
Name:
Title:

DYNAMIC PROFIT HOLDINGS LIMITED (BVI)

By:
Name:
Title:

ALLIANCE MAX LIMITED (BVI)

By:
Name:
Title:

BRAIN FORCE LIMITED (BVI)

By:
Name:
Title:

CHEER GOLD WORLDWIDE LIMITED (BVI)

By:
Name:
Title:

GENERAL EXCEL LIMITED (BVI)

By:
Name:
Title:

HARVEST WONDER WORLDWIDE LIMITED (BVI)

By:
Name:
Title:

HOMIX LIMITED (BVI)

By:
Name:
Title:

POLY MARKET LIMITED (BVI)

By:
Name:
Title:

PRIME KINETIC LIMITED (BVI)

By:
Name:
Title:

REGAL WIN CAPITAL LIMITED (BVI)

By:
Name:
Title:

RICH CHOICE WORLDWIDE LIMITED (BVI)

By:
Name:
Title:

SINO-FOREST INTERNATIONAL (BARBADOS) CORPORATION (BARBADOS)

By:
Name:
Title:

SINO-GLOBAL MANAGEMENT CONSULTING INC. (BVI)

By:
Name:
Title:

SINO-PANEL (CHINA) NURSERY LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL (RUSSIA) LIMITED (BVI)

By:
Name:
Title:

SINO-WOOD TRADING LIMITED (BVI)

By:
Name:
Title:

SINO-PANEL TRADING LIMITED (BVI)

By:
Name:
Title:

TRILLION EDGE LIMITED (BVI)

By:
Name:
Title:

VALUE QUEST INTERNATIONAL LIMITED (BVI)

By:
Name:
Title:

WELL KEEN WORLDWIDE LIMITED (BVI)

By:
Name:
Title:

MANDRA FORESTRY HOLDINGS LIMITED (BVI)

By:
Name:
Title:

MANDRA FORESTRY FINANCE LIMITED (BVI)

By:
Name:
Title:

MANDRA FORESTRY ANHUI LIMITED (BVI)

By:
Name:
Title:

MANDRA FORESTRY HUBEI LIMITED (H.K.)

By:
Name:
Title:

ELITE LEGACY LIMITED (BVI)

By:
Name:
Title:

EMERALD PLANTATION GROUP LIMITED (CAYMAN ISLANDS)

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the 6.00% Guaranteed Senior Notes Due 2020 described in the Indenture referred to in this Note.

Computershare Trust Company, N.A.,
as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF GLOBAL NOTE]

Emerald Plantation Holdings Limited

6.00% Guaranteed Senior Notes Due 2020

1.	Principal and Interest.

The Company promises to pay the principal of this Note on January 17, 2020.

The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of (i) 6.00% per annum in cash or (ii) of 8.00% per annum for interest paid in-kind (as provided for below) (“PIK Interest”), from the date of issuance of this Note until but not including, the date of maturity.

Subject to the next paragraph, interest will be payable semi-annually in arrears (to the holders of record of the Notes at the close of business on June 16 or December 17 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing June 30, 2013. Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date and the next Interest Payment Date, from such Interest Payment Date) or, if no interest has been paid, from the Original Issue Date.

At the Company’s election, the Company may elect from time to time to pay interest on the principal amount of this Note in cash, partially in cash and partially in PIK Notes, or entirely in PIK Notes. In the event that the Company wishes to pay PIK Interest, the Company shall elect the form of interest payment with respect to each interest payment period by delivering a written notice (a “PIK Election”) to the Trustee on or prior to the Regular Record Date in respect of the relevant Interest Payment Date. In the absence of such an election for any interest payment period, interest on the Notes shall be payable according to the election for the previous interest payment period. Interest will accrue at a rate of 6% per annum if the interest for such period is paid fully in cash. In the event that the Company makes a PIK Election, the cash interest portion (if any) of interest payable will accrue and be paid for such interest period at a rate of 6% per annum and the PIK Interest, paid through the issuance of PIK Notes as described below, will accrue for such interest period at a rate of 8% per annum.

Any amount (whether principal, premium or interest) not paid when due hereunder (whether at the stated maturity, by acceleration or otherwise) shall bear interest (including after as well as before judgement and including post-petition interest in any proceeding), to the extent permitted by law, at a rate of 6% per annum plus the Default Rate from and including the date of such non-payment to but excluding the date on which such amount is paid in full (all such default interest, “Defaulted Interest”). Defaulted Interest will be paid to the Persons that are Holders on a special record date fixed by the Company for the payment of such Defaulted Interest, whether or not such day is a Business Day, as follows. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money and/or PIK Notes equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money and/or PIK Notes when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Note. The Company shall fix or cause to be fixed each special record date and payment date in such written notice; provided that no such special record date shall be less than 10 days prior to the related payment date for such Defaulted Interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail, or cause to be mailed to each Holder a notice that states the special record date, the related payment date and the amount of such Defaulted Interest to be paid.

Interest shall accrue on PIK Notes from and including the date of issuance of such PIK Notes. Any such PIK Notes shall be issued on the same terms as the Notes and shall constitute part of the same series of securities as the Notes and will vote together as one series on all matters with respect to the Notes. All references to Notes herein shall include any PIK Notes. The Company will evidence and satisfy its obligation to pay PIK Interest in respect of Notes represented by Global Notes by increasing the principal amount of such Global Notes for the benefit of the Persons with the beneficial interest in such Global Notes specified by the Depositary or its nominee. Any such increase in the principal amount of the Global Notes will be made by the Trustee or the Custodian (at the direction of the Trustee). The Company will evidence and satisfy its obligation to pay PIK Interest in respect of Notes represented by Certificated Notes by issuing additional notes (“PIK Notes”) in an aggregate principal amount equal to the PIK Interest then payable, rounded up to the nearest whole dollar, in the form of Certificated Notes and delivering them to Holders thereof.

2.	Indenture; Subsidiary Guarantee; Collateral.

This is one of the Notes issued under an Indenture, dated as of January 17, 2013, (as amended from time to time, the “Indenture”) between Emerald Plantation Holdings Limited, a Cayman Islands exempted company limited by shares, as the Company, the Subsidiary Guarantors listed in Schedule I thereto, Computershare Trust Company, N.A., as Trustee and Computershare Trust Company, N.A., as Security Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general obligations of the Company. The Indenture limits the original aggregate principal amount of the Notes to US$300,000,000, but Additional Notes in an amount not to exceed US$100,000,000 and PIK Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes and PIK Notes vote together for all purposes as a single class. This Note is guaranteed and is secured by mortgages, charges and/or pledges of the property and assets of the Company and of the Initial Subsidiary Guarantors, as set forth in the Indenture.

3.	Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. This Note is also subject to mandatory redemption upon the occurrence of an Entire Sale Transaction as further described in the Indenture. There is no other mandatory redemption or sinking fund applicable to this Note.

If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then Outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.	Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in minimum denominations of US$2,000 principal amount and any multiple of US$1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.	Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then Outstanding may direct the Trustee in its exercise of remedies.

6.	Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, comply with any request of the US Securities and Exchange Commission in connection with qualifying the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder.

7.	Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.	Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

TRUSTEE, PAYING AGENT, TRANSFER AGENT AND REGISTRAR

Trustee, Paying Agent, Transfer Agent and Registrar

Computershare Trust Company, N.A.

350 Indiana Street, Suite 750

Golden, CO 80401

Attention: Corporate Trust

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 4.13 or Section 4.15 of the Indenture, check the box:  ☐

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.13 or Section 4.15 of the Indenture, state the amount (in original principal amount) below:

US$

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantees[1]:

[1]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES

The following changes in the aggregate principal amount of Notes represented by this Global Note have been made:

Date	Amount of decrease in aggregate principal amount of Notes	Amount of increase in aggregate principal amount of Notes	Outstanding Balance	Signature

EXHIBIT C

FORM OF AUTHORIZATION CERTIFICATE – SUBSIDIARY GUARANTOR

EXHIBIT C-1

I, [Name], [Title], of [                    ], acting on behalf of the Subsidiary Guarantors listed in Schedule I hereto (the “Subsidiary Guarantors”), hereby certify that:

(A) the persons listed below are (i) Authorized Officers for purposes of the Indenture dated as of January 17, 2013 among Emerald Plantation Holdings Limited, a Cayman Islands exempted company limited by shares (the “Company”), the Subsidiary Guarantors listed in Schedule I thereto, Computershare Trust Company, N.A., as Trustee, and Computershare Trust Company, N.A., as Security Trustee (ii) duly elected or appointed, qualified and acting as the holder of the respective office or offices set forth opposite his name and (iii) the duly authorized person who executed or will execute the Subsidiary Guarantee endorsed on the Notes by his manual or facsimile signature and was at the time of such execution, duly elected or appointed, qualified and acting as the holder of the office set forth opposite his name;

(B) each signature appearing below is the person’s genuine signature; and

(C) attached hereto as Schedule II is a true, correct and complete specimen of the certificates representing the Notes.

Authorized Officers:

Name	Company	Title	Signature

IN WITNESS WHEREOF, I have hereunto signed my name.

Date:

—

By:
Name:
Title:

Schedule I to Exhibit C-1

Subsidiary Guarantors

1.	Sino-Capital Global Inc.

2.	Sino-Panel Holdings Limited (BVI)

3.	Sino-Panel (Asia) Inc. (BVI)

4.	Sino-Panel (Gaoyao) Ltd. (BVI)

5.	SFR (China) Inc. (BVI)

6.	Sino-Wood Partners, Limited (H.K.)

7.	Sino-Forest Resources Inc. (BVI)

8.	Suri-Wood Inc. (BVI)

9.	Sino-Plantation Limited (H.K.)

10.	Sino-Wood (Guangxi) Limited (H.K.)

11.	Sino-Wood (Jiangxi) Limited (H.K.)

12.	Sino-Wood (Guangdong) Limited (H.K.)

13.	Sino-Global Holdings Inc. (BVI)

14.	Sinowin Investments Limited (BVI)

15.	Sino-Panel (North East China) Limited (BVI)

16.	Sino-Panel [Hunan] Limited (BVI) (formerly known as Comtech Universal Limited)

17.	Sino-Panel [Xiangxi] Limited (BVI) (formerly known as Rich Base Worldwide Limited)

18.	Sino-Forest Bio-Science Limited (BVI) (formerly known as Sino-Two Limited)

19.	Sino-Panel (Guangzhou) Limited (BVI)

20.	Sino-Panel [Suzhou] Limited (BVI) (formerly known as Pacific Harvest Holdings Limited)

21.	Sino-Panel (Yunnan) Limited (BVI)

22.	Sino-Panel (Guangxi) Limited (BVI)

23.	Sino-Panel (Guizhou) Limited (BVI)

24.	Sino-Panel (Qinzhou) Limited (BVI) (formerly known as Sino-Panel (Jiayu) Ltd.)

25.	Sino-Panel (Shaoyang) Limited (BVI)

26.	Sino-Panel (Yongzhou) Limited (BVI)

27.	Sino-Panel (Fujian) Limited (BVI)

28.	Grandeur Winway Limited. (BVI)

29.	Sinowood Limited (Cayman Islands)

30.	Sino-Forest Investments Limited (BVI)

31.	Sino-Wood (Fujian) Limited (H.K.)

32.	Sino-Panel (North Sea) Limited (BVI)

33.	Sino-Panel (Huaihua) Limited (BVI)

34.	Amplemax Worldwide Limited (BVI)

35.	Ace Supreme International Limited (BVI)

36.	Express Point Holdings Limited (BVI)

37.	Glory Billion International Limited (BVI)

38.	Smart Sure Enterprises Limited (BVI)

39.	Expert Bonus Investment Limited (BVI)

40.	Dynamic Profit Holdings Limited (BVI)

41.	Alliance Max Limited (BVI)

42.	Brain Force Limited (BVI)

43.	Cheer Gold Worldwide Limited (BVI)

44.	General Excel Limited (BVI)

45.	Harvest Wonder Worldwide Limited (BVI)

46.	Homix Limited (BVI)

47.	Poly Market Limited (BVI)

48.	Prime Kinetic Limited (BVI)

49.	Regal Win Capital Limited (BVI)

50.	Rich Choice Worldwide Limited (BVI)

51.	Sino-Forest International (Barbados) Corporation (Barbados)

52.	Sino-Global Management Consulting Inc. (BVI)

53.	Sino-Panel (China) Nursery Limited (BVI)

54.	Sino-Panel (Russia) Limited (BVI)

55.	Sino-Wood Trading Limited (BVI)

56.	Sino-Panel Trading Limited (BVI)

57.	Trillion Edge Limited (BVI)

58.	Value Quest International Limited (BVI)

59.	Well Keen Worldwide Limited (BVI)

60.	Mandra Forestry Holdings Limited (BVI)

61.	Mandra Forestry Finance Limited (BVI)

62.	Mandra Forestry Anhui Limited (BVI)

63.	Mandra Forestry Hubei Limited (H.K.)

64.	Elite Legacy Limited (BVI)

65.	Emerald Plantation Group Limited (Cayman Islands)

EXHIBIT C-2

[FORM OF AUTHORIZATION CERTIFICATE – COMPANY]

I, [Name], [Title], acting on behalf of Emerald Plantation Holdings Limited (the “Company”), hereby certify that:

(A) the persons listed below are (i) Authorized Officers for purposes of the Indenture dated as of January 17, 2013 among Emerald Plantation Holdings Limited, a Cayman Islands exempted company limited by shares, the Subsidiary Guarantors listed in Schedule I thereto, Computershare Trust Company, N.A., as Trustee, and Computershare Trust Company, N.A., as Security Trustee (ii) duly elected or appointed, qualified and acting as the holder of the respective office or offices set forth opposite his name and (iii) the duly authorized person who executed or will execute the Notes by his manual or facsimile signature and was at the time of such execution, duly elected or appointed, qualified and acting as the holder of the office set forth opposite his name;

(B) each signature appearing below is the person’s genuine signature; and

(C) attached hereto as Schedule I is a true, correct and complete specimen of the certificates representing the Notes.

Authorized Officers:

Name	Title	Signature

IN WITNESS WHEREOF, I have hereunto signed my name.

Date:

—

By:
Name:
Title:

EXHIBIT D

FORM OF PAYING AND TRANSFER AGENT AND

REGISTRAR APPOINTMENT LETTER

Computershare Trust Company, N.A.

as Paying and Transfer Agent and Registrar

Re: 6.00% Guaranteed Senior Notes due 2020 of Emerald Plantation Holdings Limited

Reference is hereby made to the Indenture dated as of January 17, 2013 (the “Indenture”) among Emerald Plantation Holdings Limited, a Cayman Islands exempted company limited by shares (the “Company”), the Subsidiary Guarantors listed in Schedule I thereto, Computershare Trust Company, N.A., as Trustee, and Computershare Trust Company, N.A., as Security Trustee. Terms used herein are used as defined in the Indenture.

The Company hereby appoints Computershare Trust Company, N.A. as the paying agent and transfer agent and registrar (the “Paying and Transfer Agent and Registrar”) with respect to the Notes and the Paying and Transfer Agent and Registrar hereby accepts such appointment. By accepting such appointment, the Paying and Transfer Agent and Registrar agrees to be bound by and to perform the services with respect to itself set forth in the terms and conditions set forth in the Indenture and the Notes, as well as the following terms and conditions to all of which the Company agrees and to all of which the rights of the holders from time to time of the Notes shall be subject:

(a) The Company, no later than 9:00 a.m. (New York City time) on the Business Day immediately preceding each date on which a payment in respect of the Notes becomes due, shall transfer (or cause to be transferred) to the Paying and Transfer Agent and Registrar in the currency of United States of America immediately available funds such amount as may be required for the purposes of such payment. The Company, no later than 9:00 a.m. (New York City time) on the third Business Day immediately preceding each date on which any payment in respect of the Notes becomes due, shall confirm such payment to the Paying and Transfer Agent and Registrar, who shall promptly notify the relevant agents upon such confirmation. The Paying and Transfer Agent and Registrar shall not be bound to make payment until funds in such amount as may be required for the purpose of such payment have been received from the Company.

(b) The Paying and Transfer Agent and Registrar shall be entitled to the compensation to be agreed upon with the Company and the Subsidiary Guarantors, jointly and severally, for all services rendered by it under the Indenture, and the Company and the Subsidiary Guarantors, jointly and severally, agree promptly to pay such compensation and to reimburse the Paying and Transfer Agent and Registrar for its out-of-pocket expenses (including fees and expenses of counsel) incurred by it in connection with the services rendered by it under the Indenture. The Company and each of the Subsidiary Guarantors jointly and severally hereby agree to indemnify the Paying and Transfer Agent and Registrar and its officers, directors, agents, employees and representatives for, and to hold it harmless against, any loss, liability or expense (including reasonable fees and expenses of counsel) incurred without negligence or bad faith on its part arising out of or in connection with its acting as Paying and Transfer Agent and Registrar hereunder. The obligations of the Company and the Subsidiary Guarantors under this paragraph (a) shall survive the payment of the Notes, the termination or expiry of the Indenture or this letter and the resignation or removal of the Paying and Transfer Agent and Registrar. Under no circumstances will the Paying and Transfer Agent and Registrar be liable to the Company or any other party to this letter or the Indenture for any consequential loss (being loss of business, goodwill, opportunity or profit), even if advised of the possibility of such loss or damage.

(c) In acting under the Indenture and in connection with the Notes, the Paying and Transfer Agent and Registrar is acting solely as agent of the Company and does not assume any obligation towards or relationship of agency or trust for or with any of the owners or holders of the Notes, except that all funds held by the Paying and Transfer Agent and Registrar for the payment of principal interest or other amounts (including Additional Amounts) on, the Notes shall, subject to the provisions of the Indenture, be held in trust by the Paying and Transfer Agent and Registrar and applied as set forth in the Indenture and in the Notes, but need not be segregated from other funds held by the Paying and Transfer Agent and Registrar, except as required by law.

(d) The Paying and Transfer Agent and Registrar may consult with counsel satisfactory to it and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it under the Indenture in good faith and in accordance with such advice or opinion.

(e) The Paying and Transfer Agent and Registrar shall be fully protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by it in reliance upon any Note, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper party or parties.

(f) The Paying and Transfer Agent and Registrar and any of its Affiliates, in its individual capacity or any other capacity, may become the owner of, or acquire any interest in, any Notes or other obligations of the Company with the same rights that it would have if it were not the Paying and Transfer Agent and Registrar, and may engage or be interested in any financial or other transaction with the Company, and may act on, or as depository, Trustee or agent for, any committee or body of holders of Notes or other obligations of the Company, as freely as if it were not the Paying and Transfer Agent and Registrar.

(g) The Paying and Transfer Agent and Registrar shall not be under any liability for interest on any monies received by it pursuant to any of the provisions of the Indenture or the Notes.

(h) The Paying and Transfer Agent and Registrar shall be obligated to perform such duties and only such duties as are in the Indenture and the Notes specifically set forth, and no implied duties or obligation shall be read into the Indenture or the Notes against the Paying and Transfer Agent and Registrar. The Paying and Transfer Agent and Registrar shall not be under any obligation to take any action under the Indenture which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it.

(i) The Paying and Transfer Agent and Registrar may at any time resign by giving written notice of its resignation to the Company and the Trustee and specifying the date on which its resignation shall become effective; provided that such date shall be at least 90 days after the date on which such notice is given unless the Company agrees to accept shorter notice. Upon receiving such notice of resignation, if required by the Indenture the Company shall promptly appoint a successor paying agent by written instrument substantially in the form hereof in triplicate signed on behalf of the Company, one copy of which shall be delivered to the resigning Paying and Transfer Agent and Registrar, one copy to the successor paying agent and one copy to the Trustee.

Such resignation shall become effective upon the earlier of (i) the effective date of such resignation and (ii) the acceptance of appointment by the successor paying agent, as provided below. The Company may, at any time and for any reason, remove the Paying and Transfer Agent and Registrar and appoint a successor paying agent, by written instrument in triplicate signed on behalf of the Company, one copy of which shall be delivered to the Paying and Transfer Agent and Registrar being removed, one copy to the successor paying agent and one copy to the Trustee. Any removal of the Paying and Transfer Agent and Registrar and any appointment of a successor paying agent shall become effective upon acceptance of appointment by the successor paying agent as provided below. Upon its resignation or removal, the Paying and Transfer Agent and Registrar shall be entitled to the payment by the Company of its compensation for the services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with the services rendered by it hereunder.

The Company shall remove the Paying and Transfer Agent and Registrar and appoint a successor paying agent if the Paying and Transfer Agent and Registrar (i) shall become incapable of acting, (ii) shall be adjudged bankrupt or insolvent, (iii) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a Trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, (iv) shall consent to, or shall have had entered against it a court order for, any such relief or to the appointment of or taking possession by any such official in any involuntary case or other proceedings commenced against it, (v) shall make a general assignment for the benefit of creditors or (vi) shall fail generally to pay its debts as they become due.

Any successor paying agent appointed as provided herein shall execute and deliver to its predecessor and to the Company and the Trustee an instrument accepting such appointment (which may be in the form of an acceptance signature to the letter of the Company appointing such agent) and thereupon such successor paying agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Paying and Transfer Agent and Registrar and such predecessor shall pay over to such successor agent all monies or other property at the time held by it hereunder.

Notwithstanding the above, the Company agrees with the Paying and Transfer Agent and Registrar that if, no successor to such Paying and Transfer Agent and Registrar has been appointed by the Company after 30 days from the applicable Agent’s notice to the Company, such Paying and Transfer Agent and Registrar may itself, following consultation with the

Company, appoint as its successor any reputable and experienced financial institution of good standing and give notice of such appointment to the Company or petition a court of competent jurisdiction for the appointment of a successor.

(j) The Paying and Transfer Agent and Registrar shall at all times be a responsible financial institution which is authorized by law to exercise its respective powers and duties hereunder and under the Indenture and the Notes.

(k) The Paying and Transfer Agent and Registrar shall comply with all applicable withholding, information reporting and backup withholding tax requirements under the U.S. Internal Revenue Code of 1986, as amended, and the Treasury regulations issued thereunder in respect of any payment on, or in respect of, a Note or under the Subsidiary Guarantee (including the collection of IRS Form W-8 ECI, IRS Form W-8 BEN and IRS Form W-9, as the case may be, and the filing of IRS Form 1099 and IRS Form 1096).

(l) The Paying and Transfer Agent and Registrar shall treat all information relating to the Company as confidential, but (unless consent is prohibited by law) the Company consents to the transfer and disclosure by such Paying and Transfer Agent and Registrar of any information relating to the Company to and between branches, subsidiaries, representative offices, affiliates of such Paying and Transfer Agent and Registrar, for confidential use (including in connection with the provision of any service and for data processing, statistical and risk analysis purposes). Each of the Paying and Transfer Agent and Registrar and any of its branch, subsidiary, representative office or affiliate may transfer and disclose any such information as required by any law, court regulator or legal process; provided that such Paying and Transfer Agent and Registrar shall give the Company prompt written notice of such request so that the Company may seek a protective order or other remedy protecting such confidential information from disclosure.

(m) The Company hereby irrevocably waives, in favor of the Paying and Transfer Agent and Registrar, any conflict of interest which may arise by virtue of the Paying and Transfer Agent and Registrar acting in various capacities under this Indenture and this letter or for other customers of the Paying and Transfer Agent and Registrar. The Company acknowledges that the Paying and Transfer Agent and Registrar and its affiliates (together, the “Paying and Transfer Agent and Registrar Parties”) may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which the Company may regard as conflicting with its interests and may possess information (whether or not material to the Company) other than as a result of the Paying and Transfer Agent and Registrar acting as Paying and Transfer Agent and Registrar hereunder, that the Paying and Transfer Agent and Registrar may not be entitled to share with the Company. Consistent with its long-standing policy to hold in confidence the affairs of its customers, the Paying and Transfer Agent and Registrar will not disclose confidential information obtained from the Company (without its consent) to any of the Paying and Transfer Agent and Registrar’s other customers nor will it use on the Company’s behalf any confidential information obtained from any other customer. Without prejudice to the foregoing, the Company agrees that the Paying and Transfer Agent and Registrar Parties may deal (whether for its own or its customers’ account) in, or advise on, securities of any party and that such dealing or giving of advice, will not constitute a conflict of interest for the purposes of the Indenture and this letter.

(n) The Paying and Transfer Agent and Registrar may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder.

(o) In no event shall the Paying and Transfer Agent and Registrar be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Paying and Transfer Agent and Registrar shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(p) The Paying and Transfer Agent and Registrar shall, on demand by the Trustee by notice in writing given to them and the Company at any time after an Event of Default has occurred, until notified by the Trustee to contrary, to the extent permitted by applicable law, deliver all monies, documents and records held by them in respect of the Notes to the Trustee or as the Trustees shall direct in such notice or subsequently, provided that this paragraph shall not apply to any documents or records which the Agent is obliged not to release by any law or regulation to which it is subject.

(q) The obligations hereunder of the Paying and Transfer Agent and Registrar with respect to its duties as paying agent, transfer agent and registrar shall be several, not joint.

(r) Any notice or communication to the Paying Agent will be deemed given when sent by facsimile transmission, with transmission confirmed. Any notice to the Paying Agent will be effective only upon receipt. The notice or communication should be addressed to the Paying Agent at:

Computershare Trust Company, N.A.

350 Indiana Street, Suite 750

Golden, Colorado 80401

Attn: Corporate Trust

Fax: (303) 262-0608

Any notice to the Company or the Trustee shall be given as set forth in the Indenture.

(s) Any corporation into which the Paying and Transfer Agent and Registrar may be merged or converted or any corporation with which the Paying and Transfer Agent and Registrar may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Paying and Transfer Agent and Registrar shall be a party or any corporation succeeding to the business of the Paying and Transfer Agent and Registrar shall be the successor to such Paying and Transfer Agent and Registrar hereunder (provided that such corporation shall be qualified as aforesaid) without the execution or filing of any document or any further act on the part of any of the parties hereto.

(t) Any amendment, supplement or waiver under Section 9.01 and Section 9.02 of the Indenture that adversely affects the Paying Agent shall not affect the Paying Agent’s rights, powers, obligations, duties or immunities, unless the Paying Agent has consented thereto.

(u) The Company and the Subsidiary Guarantors agree that (i) the provisions of Section 12.08 of the Indenture shall apply hereto, mutatis mutandis, and (ii) to the extent not already set forth herein, pursuant to Section 7.02(10) of the Indenture, the Paying and Transfer Agent and Registrar shall be entitled to the rights, privileges, protections, immunities and benefits afforded to the Trustee in the Indenture.

(v) This letter may be executed in counterparts, each of which shall be an original which together shall constitute one and same instrument.

The agreement set forth in this letter shall be construed in accordance with and governed by the laws of the State of New York.

EMERALD PLANTATION HOLDINGS LIMITED, for itself and on behalf of the Subsidiary Guarantors

By:
Name:
Title:

Agreed and accepted:

Computershare Trust Company, N.A. as Paying and Transfer Agent and Registrar

By:
Name:

Title:

cc: Computershare Trust Company, N.A., as Trustee

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE

dated as of

among

EMERALD PLANTATION HOLDINGS LIMITED

as the Company

COMPUTERSHARE TRUST COMPANY, N.A.

as Trustee

COMPUTERSHARE TRUST COMPANY, N.A.

as Security Trustee

and

The entities listed on Schedule I hereto

as Subsidiary Guarantors

6.00% Guaranteed Senior Notes Due 2020

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of                     ,                     , among Emerald Plantation Holdings Limited, a Cayman Islands exempted company limited by shares (the “Company”), the initial Subsidiary Guarantors listed in the Indenture (as defined below) and [insert each new Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an “Undersigned”), Computershare Trust Company, N.A., as trustee (the “Trustee”) and Computershare Trust Company, N.A., as security trustee (the “Security Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

RECITALS

WHEREAS, the Company, the Subsidiary Guarantors party thereto, the Trustee and the Security Trustee, entered into the Indenture, dated as of January 17, 2013 (the “Indenture”), relating to the Company’s 6.00% Guaranteed Senior Notes Due 2020 (the “Notes”);

WHEREAS, as a condition to the Trustee and the Security Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created Restricted Subsidiaries (other than those organized under the laws of the PRC or Foreign Subsidiaries) to provide Subsidiary Guarantees.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including, but not limited to, Article 11 thereof.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 6. Neither the Trustee nor the Security Trustee shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

EMERALD PLANTATION HOLDINGS LIMITED, for itself and on behalf of all the Subsidiary Guarantors)[1]

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A., as Security Trustee

By:
Name:
Title:

[New Guarantor]

By:
Name:
Title:

[1]	Pursuant to a power of attorney granting attorney in fact to execute the instruments contemplated.

SCHEDULE I

TO EXHIBIT E

List of Subsidiary Guarantors

1.	Sino-Capital Global Inc.

2.	Sino-Panel Holdings Limited (BVI)

3.	Sino-Panel (Asia) Inc. (BVI)

4.	Sino-Panel (Gaoyao) Ltd. (BVI)

5.	SFR (China) Inc. (BVI)

6.	Sino-Wood Partners, Limited (H.K.)

7.	Sino-Forest Resources Inc. (BVI)

8.	Suri-Wood Inc. (BVI)

9.	Sino-Plantation Limited (H.K.)

10.	Sino-Wood (Guangxi) Limited (H.K.)

11.	Sino-Wood (Jiangxi) Limited (H.K.)

12.	Sino-Wood (Guangdong) Limited (H.K.)

13.	Sino-Global Holdings Inc. (BVI)

14.	Sinowin Investments Limited (BVI)

15.	Sino-Panel (North East China) Limited (BVI)

16.	Sino-Panel [Hunan] Limited (BVI) (formerly known as Comtech Universal Limited)

17.	Sino-Panel [Xiangxi] Limited (BVI) (formerly known as Rich Base Worldwide Limited)

18.	Sino-Forest Bio-Science Limited (BVI) (formerly known as Sino-Two Limited)

19.	Sino-Panel (Guangzhou) Limited (BVI)

20.	Sino-Panel [Suzhou] Limited (BVI) (formerly known as Pacific Harvest Holdings Limited)

21.	Sino-Panel (Yunnan) Limited (BVI)

22.	Sino-Panel (Guangxi) Limited (BVI)

23.	Sino-Panel (Guizhou) Limited (BVI)

24.	Sino-Panel (Qinzhou) Limited (BVI) (formerly known as Sino-Panel (Jiayu) Ltd.)

25.	Sino-Panel (Shaoyang) Limited (BVI)

26.	Sino-Panel (Yongzhou) Limited (BVI)

27.	Sino-Panel (Fujian) Limited (BVI)

28.	Grandeur Winway Limited (BVI)

29.	Sinowood Limited (Cayman Islands)

30.	Sino-Forest Investments Limited (BVI)

31.	Sino-Wood (Fujian) Limited (H.K.)

32.	Sino-Panel (North Sea) Limited (BVI)

33.	Sino-Panel (Huaihua) Limited (BVI)

34.	Amplemax Worldwide Limited (BVI)

35.	Ace Supreme International Limited (BVI)

36.	Express Point Holdings Limited (BVI)

37.	Glory Billion International Limited (BVI)

38.	Smart Sure Enterprises Limited (BVI)

39.	Expert Bonus Investment Limited (BVI)

40.	Dynamic Profit Holdings Limited (BVI)

41.	Alliance Max Limited (BVI)

42.	Brain Force Limited (BVI)

43.	Cheer Gold Worldwide Limited (BVI)

44.	General Excel Limited (BVI)

45.	Harvest Wonder Worldwide Limited (BVI)

46.	Homix Limited (BVI)

47.	Poly Market Limited (BVI)

48.	Prime Kinetic Limited (BVI)

49.	Regal Win Capital Limited (BVI)

50.	Rich Choice Worldwide Limited (BVI)

51.	Sino-Forest International (Barbados) Corporation (Barbados)

52.	Sino-Global Management Consulting Inc. (BVI)

53.	Sino-Panel (China) Nursery Limited (BVI)

54.	Sino-Panel (Russia) Limited (BVI)

55.	Sino-Wood Trading Limited (BVI)

56.	Sino-Panel Trading Limited (BVI)

57.	Trillion Edge Limited (BVI)

58.	Value Quest International Limited (BVI)

59.	Well Keen Worldwide Limited (BVI)

60.	Mandra Forestry Holdings Limited (BVI)

61.	Mandra Forestry Finance Limited (BVI)

62.	Mandra Forestry Anhui Limited (BVI)

63.	Mandra Forestry Hubei Limited (H.K.)

64.	Elite Legacy Limited (BVI)

65.	Emerald Plantation Group Limited (Cayman Islands)

EXHIBIT F

FORM OF SECURITY DOCUMENTS

DATED	2013

THE COMPANIES NAMED IN SCHEDULE 1

(as Chargors)

TO

COMPUTERSHARE TRUST COMPANY, N.A.

(as Security Trustee)

SHARE CHARGE

46749/00026

HKACSW/CHL/1008905

Hogan Lovells

11th Floor, One Pacific Place, 88 Queensway, Hong Kong

THIS CHARGE is made on              2013

BETWEEN

(1)	The Companies named in Schedule 1 (The Chargors) (each a “Chargor” and together the “Chargors”); and

(2)	COMPUTERSHARE TRUST COMPANY, N.A. as security trustee appointed under the Indenture (as defined below) acting for itself and for and on behalf of the Secured Parties (as defined in the Indenture) (the “Security Trustee”).

THIS CHARGE WITNESSES as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Charge, terms defined and expressions construed or interpreted in the Indenture and used but not redefined in this Charge shall have the meanings set out in the Indenture, as if the same are set out in full in this Charge. In addition, in this Charge:

“Authorisation” means:

(a)	an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or

(b)	in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

“BC Act” means the BVI Business Companies Act 2004, as amended from time to time.

“BVI” means the British Virgin Islands.

“Charged Assets” means, in respect of each Chargor, all Shares and Derivative Assets owned or held by it, including all rights, benefits and sums now or in the future accruing to that Chargor as a result of or in connection with any of the Shares or Derivative Assets owned or held by it.

“Company” means each company listed in Schedule 2 (Particulars of the Companies and the Original Shares) under the column headed “Company”.

“Derivative Assets” includes, in respect of each Chargor:

(a)	allotments, rights, money or property arising at any time in relation to any Shares owned or held by it by way of conversion, exchange, redemption, bonus, preference, option, conversion, consolidation, subdivision or otherwise;

(b)	dividends, distributions, interest and other income paid or payable in relation to any Shares owned or held by it; and

(c)	stock, shares and securities offered in addition to or substitution for any Shares owned or held by it.

“Document” includes any transfer, renunciation, proxy, mandate, legal or other charge, mortgage, assignment, deed or other document.

“Event of Default” has the meaning given to that term in the Indenture.

“Finance Documents” means the Indenture, this Charge, each other Security Document, the Notes and each other document designated as such by the Security Trustee and the Issuer.

“Governmental Agency” means any government or any governmental agency, semi-governmental or judicial entity or authority (including, without limitation, any stock exchange, or any self-regulatory organisation established under statute, law or regulation).

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Indenture” means an indenture dated on or about the date of this Charge in relation to issuance of up to US$300,000,000 6.00% senior secured notes due 2020 and, if and when issued, any additional notes and/or PIK notes issued under the terms of such indenture from time to time.

“Issuer” means Emerald Plantation Holdings Limited, an exempted company incorporated in the Cayman Islands (with registration number CT-274117) whose registered address is the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

“Liability” means any liability, damage, loss, cost, claim or expense of any kind or nature, whether direct, indirect, special, consequential or otherwise.

“Nominee Undertaking” means a nominee undertaking in the form or substantially in the form set out in Schedule 6 (Form of Nominee Undertaking).

“Notes” has the meaning given to that term in the Indenture.

“Original Shares” means, in respect of each Company, the issued share capital of that Company beneficially owned by the relevant Chargor as at the date of this Charge, the particulars of which are set out in Schedule 2 (Particulars of the Companies and the Original Shares).

“Party” means a party to this Charge.

“Receiver” means a receiver and manager appointed under Clause 25 (Appointment of Receiver) including (where the context requires or permits) any substituted receiver and manager.

“Secured Obligations” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of the Issuer and each other Subsidiary Guarantor to all or any of the Secured Parties under each or any of the Finance Documents, in each case together with:

(a)	all costs, charges and expenses incurred by any Secured Party in connection with the protection, preservation or enforcement of its rights under any Finance Document; and

(b)	all money, obligations and liabilities due, owing or incurred in respect of any variations or increases in the amount or composition of the Notes provided under the Indenture or the obligations and liabilities imposed under the Indenture or the Notes.

“Secured Party” has the meaning given to that term in the Indenture.

“Security” means a mortgage, charge, pledge, lien, assignment or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Shares” means, in respect of each Company, the Original Shares and all other shares, stock and securities in that Company legally and/or beneficially owned by the relevant Chargor at any time while any Secured Obligations are outstanding and/or any substitute or additional shares, stock and securities.

“Subsidiary Guarantor” means each Subsidiary Guarantor under, and as such term is defined in, the Indenture.

“Tax” means any tax, levy, impost, duty or other charge of withholding or a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

1.2	Unless the context otherwise requires, the interpretative provisions set out in the paragraphs below shall apply in this Charge:

(a)	references to any Party shall be construed so as to include that Party’s respective successors in title, permitted assigns and permitted transferees;

(b)	“including” and “in particular” shall not be construed restrictively but shall mean respectively “including, without prejudice to the generality of the foregoing” and “in particular, but without prejudice to the generality of the foregoing”;

(c)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, joint venture, company, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

(d)	“variation” includes any variation, amendment, accession, novation, restatement, modification, assignment, transfer, supplement, extension, deletion or replacement however effected and “vary” and “varied” shall be construed accordingly;

(e)	“writing” includes facsimile transmission legibly received except in relation to any certificate, notice or other document which is expressly required by this Charge to be signed and “written” has a corresponding meaning;

(f)	“Charged Assets”, “Derivative Assets”, “Original Shares”, “Secured Obligations” or “Shares” shall be deemed to include a reference to any part of them or it;

(g)	“tax” includes any form of taxation, levy, duty, charge, contribution or impost of whatever nature (including any applicable fine, penalty, surcharge or interest) imposed by any local, municipal, governmental, state, federal or other fiscal, revenue, customs and/or excise authority, body or official anywhere in the world competent to impose any of them;

(h)	references to this Charge or to any other document or agreement (including any Finance Document) include references to this Charge or such other document or agreement as varied in any manner from time to time, even if changes are made to the composition of the Parties to this Charge or such other document or agreement, or to nature or amount of any liabilities owed under, or to the obligations of any parties to, such other document or agreement;

(i)	the singular shall include the plural and vice versa and any gender shall include the other genders;

(j)	Clauses, paragraphs and Schedules shall be construed as references to Clauses and paragraphs of, and Schedules to, this Charge;

(k)	any reference to any statute, ordinance, rule, regulation or statutory instrument or any section of it shall be deemed to include a reference to any statutory amendment, modification or re-enactment of it for the time being in force in relation to the particular circumstances;

(l)	the heading of any provision of this Charge is inserted for convenience and shall not affect the meaning or interpretation of that or any other provision;

(m)	An Event of Default is “continuing” if it has not been remedied or waived in accordance with the terms of the Indenture.

(n)	“Blank share transfer form” means a stock transfer form or other instrument of transfer duly executed by two directors or a director and the Secretary of the relevant Chargor (or otherwise in accordance with applicable law), together with bought and sold notes executed by the relevant Chargor (and/or its nominee(s)), where applicable, but with the sections relating to the date of transfer, the consideration and the name(s) and details of the transferee(s) left blank; and

(o)	Conflict of terms: if any conflict arises between the covenants and undertakings in Article 4 (Covenants) or Article 5 (Consolidation, merger and sale of assets) of the Indenture and the terms of this Charge, the covenants and undertakings set out in the Indenture shall prevail.

2.	COVENANT TO PAY

2.1	Covenant to pay: Each Chargor (as primary obligor and not merely as surety) covenants with the Security Trustee to pay or discharge, on the Security Trustee’s written demand, the Secured Obligations at the times and in the manner provided in the relevant Finance Documents.

2.2	Proviso: The covenants contained in this Clause 2 and the Security created by this Charge shall not extend to or include any liability or sum which would otherwise cause any such covenant or Security to be unlawful or prohibited by any applicable law.

2.3	Demands

(a)	The making of one demand under this Charge shall not preclude the Security Trustee and/or the Secured Parties from making any further demands.

(b)	Any third party dealing with the Security Trustee, the Secured Parties or any Receiver shall not be concerned to see or enquire as to the validity of any demand under this Charge.

2.4	Certification of amount: A certificate of the Security Trustee setting forth the amount of any Secured Obligations due from each Chargor shall be conclusive evidence of such amount against the Chargor in the absence of manifest error.

3.	CHARGING CLAUSE

3.1	Fixed security: Each Chargor charges the Charged Assets legally and/or beneficially owned or held by it to the Security Trustee for the benefit of the Secured Parties by way of first fixed charge as continuing security for the payment and discharge of the Secured Obligations.

3.2	Delivery of documents: Each Chargor shall forthwith on execution of this Charge deliver to the Security Trustee the following documents (in each case, in form and substance necessary to effectuate the purpose of this Charge):

(a)	original of valid and duly issued share certificate(s) or other document(s) of title in respect of the Charged Assets owned or held by it (or, as applicable, its nominee);

(b)	original of duly executed Blank share transfer form(s) in respect of the Charged Assets owned or held by it (or, as applicable, its nominee);

(c)	if applicable, a Nominee Undertaking duly executed by each Chargor’s nominee(s);

(d)	certified copies of the register of directors and register of charges of each Chargor;

(e)	certified copies of the register of members of each Company;

(f)	all other Documents necessary or conducive to enable the Security Trustee to register such Charged Assets in its name or in the name of its nominee(s); and

(g)	all Documents necessary and satisfactory under applicable law in order to effect a valid transfer of any of its Charged Assets.

3.3	Future transfers and changes to directors: Subject to the other provisions of this Charge, each Chargor shall (and, if applicable, shall procure that its nominee(s) will):

(a)	at the request of the Security Trustee, immediately upon the completion of any transfer of Charged Assets to the Security Trustee (for the benefit of the Secured Parties) and/or its nominee(s), procure the immediate registration of such transfer in the company books of the relevant Company and the entry of the Security Trustee (for the benefit of the Secured Parties) and/or its nominee(s) in the register of members of the relevant Company as the holder(s) of such Charged Assets;

(b)	in respect of any Charged Assets owned or held by it which become subject to this Charge after the date of this Charge:

(i)	immediately following such Charged Assets becoming subject to this Charge, deposit with the Security Trustee the original share certificate(s) (or other document(s) of title or relevant paper(s)) together with duly executed Blank share transfer form(s) in respect thereof; and

(ii)	at the request of the Security Trustee, immediately upon the completion of any transfer of such Charged Assets to the Security Trustee (for the benefit of the Secured Parties) and/or its nominee(s), procure the immediate registration of such transfer in the book of the relevant Company and the entry of the Security Trustee (for the benefit of the Secured Parties) and/or its nominee(s) in the register of members of the relevant Company as the holder(s) of such Charged Assets.

3.4	Creation of security interest: To the extent that, in respect of any of the Charged Assets, Clause 3.1 (Fixed security) does not have the effect of creating or acknowledging a first priority fixed security interest in favour of the Security Trustee, the security interest created or acknowledged by Clause 3.1 (Fixed security) shall take effect as such type of Security as shall be required by the law applicable to the creation of a security interest in such Charged Assets for the purpose of conferring on the Security Trustee a first security interest in such Charged Assets.

4.	POWER OF ATTORNEY

4.1	Appointment of attorney: Each Chargor, by way of security and in order more fully to secure the performance of its obligations under this Charge, for so long as the Secured Obligations or any of them remain undischarged, irrevocably appoints the Security Trustee (whether or not a Receiver has been appointed) and separately any nominee and/or Receiver and/or any person deriving title under them jointly and also severally to be its attorney (with full power to appoint substitutes and to delegate), in its name and on its behalf, and as its act and deed or otherwise, at any time:

(a)	to complete, execute, seal, deliver and perfect any Document;

(b)	to do any such legal assignments and other assurances, charges, authorities and documents over the moneys, property and assets charged by this Charge;

(c)	to perform any acts, things or otherwise which may be required of each Chargor, under this Charge or deemed by such attorney as necessary or desirable for any purpose of this Charge or to enhance or perfect the security intended to be constituted by this Charge;

(d)	to exercise (or to delegate) all or any of the rights conferred on the Security Trustee and/or any Receiver by this Charge or by statute in relation to this Charge or the Charged Assets held or owned by it; or

(e)	to transfer legal ownership of any Charged Assets held or owned by it.

The Security Trustee shall have no obligation to undertake any of the foregoing actions, and, if it takes any such action in accordance with this Charge it shall have no liability to any Chargor to continue the same or for the sufficiency or adequacy thereof.

4.2	Ratification: Each Chargor ratifies and confirms all acts and things done by the Security Trustee or any Receiver, any substitute or delegate in the exercise or purported exercise of the power of attorney granted under this Clause 4.

4.3	Sums recoverable: All sums expended by the Security Trustee, any nominee and/or any Receiver under this Clause 4 shall be recoverable from each Chargor under Clause 14 (Expenses and indemnity).

5.	VOTING RIGHTS AND DIVIDENDS

5.1	Before Charge becomes enforceable: Unless and until this Charge has become enforceable:

(a)	each Chargor shall, for so long as it remains the beneficial owner of the relevant Charged Assets, determine how all voting rights (and, if applicable, any right to nominate or remove a director) attaching to such Charged Assets are to be exercised;

(b)	each Chargor shall not permit any person other than that Chargor, the Security Trustee or its nominee(s) to be registered as holder of any Charged Assets owned or held by it or any part thereof; and

(c)	all cash dividends and other money received by the Security Trustee or its nominee(s) shall, on request by the relevant Chargor, be released to that Chargor,

provided always that no Chargor shall be entitled to exercise any of the above rights if the exercise of any such rights may be in breach of the terms of the Indenture or would be reasonably likely to have an adverse effect on the value of the Charged Assets or otherwise jeopardise the Security created or purported to be created under the terms of this Charge or the interests of the Security Trustee or any of the Secured Parties under the terms of this Charge.

5.2	After Charge becomes enforceable: At any time after this Charge has become enforceable:

(a)	the Security Trustee may date and complete the Blank share transfer form(s) and other documents referred to in Clause 3.2 (Delivery of documents) and Clause 3.3 (Future transfers and changes to directors) and the Security Trustee may (but is not obliged to), in the name of each Chargor or otherwise and without any further consent, action or authority on the part of each Chargor, exercise all voting and other rights attaching to the Charged Assets, including any rights to nominate or remove a director as if the Security Trustee were the sole beneficial owner of the Charged Assets;

(b)	all Derivative Assets shall, if received by a Chargor or its nominee(s), be held on trust for and forthwith paid or transferred to the Security Trustee on demand; and

(c)	each Chargor shall (and shall procure that its nominee(s) shall) accept short notice for and attend any meeting of the holders of any Charged Assets owned or held by it, appoint proxies and exercise voting and other rights and powers exercisable by the holders of the Charged Assets owned or held by it as the Security Trustee may direct from time to time.

6.	CONTINUING SECURITY

This Charge shall be a continuing security notwithstanding any intermediate payment or settlement of accounts or other matters whatsoever, shall remain in full force and effect unless and until discharged in writing by the Security Trustee following the full and valid payment or discharge of the Secured Obligations and shall be in addition to and shall not prejudice or be prejudiced by any right of set-off, combination, lien or other rights exercisable by any Secured Party as banker against any Chargor or any security, guarantee, indemnity and/or negotiable instrument now or in the future held by any Secured Party.

7.	REPRESENTATIONS AND WARRANTIES

Each Chargor represents and warrants to the Security Trustee and each of the Secured Parties on the date of this Charge and on each date on which each Chargor acquires any additional Shares that:

(a)	Status:

(i)	it is duly constituted, validly existing and, where applicable, in good standing under the laws of the country in which it is incorporated;

(ii)	it is not insolvent or in liquidation or administration or subject to any other insolvency procedure;

(iii)	no receiver, manager, trustee, custodian or analogous officer has been appointed in respect of any part of its property, undertaking or assets; and

(iv)	it has the appropriate power and authority to own its property and assets and to carry on its business as it is conducted on the date of this Charge;

(b)	Capacity and approvals: it has the appropriate power to enter into and perform the terms and conditions of, and has taken all necessary action to authorise the execution, delivery and performance of, this Charge;

(c)	Proper execution: this Charge has been properly executed by it and the obligations expressed as being assumed by it under this Charge are valid and binding upon it and enforceable in accordance with their terms;

(d)	Compliance with legal restrictions: none of the provisions, covenants and obligations on its part contained in this Charge contravenes any of the provisions of its memorandum or articles of association or other constitutional documents and neither this Charge nor its performance will infringe any law or obligation binding upon it;

(e)	No restrictions: there are no provisions in the memorandum or articles of association or other constitutional documents of any Company of which it is a shareholder or any other agreement or Document which restrict the transfer of any Shares or that Chargor’s ability to enter into this Charge, including any rights of first refusal, pre-emption rights, requirements for consent or any rights restricting or affecting the voting rights or the disposal of any of the Shares, or (if such provisions exist) they have been varied or waived to enable this Charge to be enforced free from any such restriction or right;

(f)	Other approvals for this Charge: no authorisation of or registration with any governmental, judicial or other third party nor payment of any stamp, registration or other tax is required or desirable in connection with the execution, performance, validity, enforceability or admissibility in evidence of this Charge, other than registration of this Charge under Section 80 of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong), Sections 162 and 163 of the BC Act (where the relevant Chargor is a business company incorporated or registered under the BC Act) and under Section 54 of the Companies Law of the Cayman Islands (where the relevant Chargor is an exempted company incorporated in the Cayman Islands);

(g)	Called up and paid up: the Original Shares are, and any Shares deposited after the date of this Charge will be, duly authorised, issued, fully called up and fully paid-up and the Original Shares represent the entire issued share capital of the relevant Company at the date of this Charge;

(h)	Legal and beneficial owner: subject to this Charge:

(i)	the Original Shares (other than the issued share capital of Sino-Wood Partners, Limited) are legally and beneficially owned by each relevant Chargor;

(ii)	the Original Shares of Sino-Wood Partners, Limited are beneficially owned by Emerald Plantation Group Limited; and

(iii)	any Shares acquired by each Chargor after the date of this Charge shall (subject to this Charge) be legally and/or beneficially (as the case may be) owned by the relevant Chargor, and in each case free from any option, equity, trust or Security; and

(i)	No Security/guarantees: except as previously disclosed in writing to the Security Trustee with express reference to this Clause, there is no Security affecting any Charged Assets other than any Security created by this Charge, and no Chargor has given any guarantee, indemnity or other assurance against loss in relation to the liability of any person other than in favour of the Secured Parties or as otherwise permitted under the terms of the Indenture.

8.	COVENANTS

8.1	Negative pledge and other restrictions: Each Chargor covenants with the Security Trustee for the benefit of the Secured Parties that it shall not, without the prior written consent of the Security Trustee and to the extent not otherwise permitted under the terms of the Indenture:

(a)	enter into a single transaction or a series of transactions to sell, transfer, assign or dispose of, or grant any interest in, or otherwise deal with, any of the Charged Assets owned or held by it, or part with possession or ownership of them, or purport or agree to do so;

(b)	create, or agree or attempt to create, or permit to arise or subsist, any Security, equity, option, trust or other third party right whatsoever over or affecting any Charged Assets owned or held by it or give any guarantee or indemnity to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person, except in favour of the Security Trustee or any Secured Party;

(c)	cause or permit any rights attaching to Charged Assets owned or held by it to be varied or abrogated;

(d)	cause or permit any of the Charged Assets owned or held by it to be consolidated, sub-divided or converted or the other capital of any Company to which it is a shareholder to be re-organised, exchanged or repaid;

(e)	cause or permit any amendment or change to be made to the memorandum or articles of association or other constitutional documents of any Company to which it is a shareholder, other than in accordance with paragraph (e) of Clause 7 (Representations and warranties); or

(f)	do or cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the value to the Security Trustee and/or any Secured Party of the Charged Assets owned or held by it or the Security created by this Charge.

8.2	Positive covenants: Each Chargor covenants with the Security Trustee for the benefit of the Secured Parties that it shall, unless otherwise permitted under the terms of the Indenture:

(a)	remain at all times during the continuance of this Charge the sole legal and/or beneficial and/or registered (as the case may be) owner of the Charged Assets owned or held by it;

(b)	procure that the Charged Assets owned or held by it at all times represent a percentage of the issued share capital of the relevant Company at least equal to the percentage owned or held as at the date of this Charge (or, if later, the date on which such Charged Assets become subject to the terms of this Charge);

(c)	make timely filing and registration of this Charge with each officer, registry and/or governmental or non-governmental body necessary in order to preserve, perfect and enforce the Security created by this Charge in the place of incorporation of each Chargor and each Company; and

(d)	on or before the date of this Charge, deliver, or cause to be delivered, to the Security Trustee a certified copy of resolutions of the members of the relevant Companies amending and restating the memorandum and articles of association of the Companies to expressly require without limitation:

(i)	registration by the board of directors of such Company of any transfer of the Shares pursuant to this Charge without delay;

(ii)	the removal or disapplication of lien, call and forfeiture provisions in respect of the Shares; and

(iii)	recognition of the Security created by this Charge and the irrevocable nature of any proxy granted to the Security Trustee in connection therewith,

and within 14 days of the date of this Charge, deliver, or cause to be delivered, a certified copy of the amended memorandum and articles of association of each Company stamped by the Companies Register.

8.3	Legal ownership covenants: Emerald Plantation Group Limited covenants with the Security Trustee for the benefit of the Secured Parties that it will procure that the Original Shares of Sino-Wood Partners, Limited are registered in its name in the register of members of Sino-Wood Partners, Limited as soon as practicable and in any event not later than 20 Business Days after the date of this Charge.

9.	POWERS OF THE SECURITY TRUSTEE

9.1	When enforceable: This Charge and the Security constituted by this Charge shall be immediately enforceable if an Event of Default has occurred under the Indenture and is continuing.

9.2	Receiver’s powers: All powers of the Receiver conferred by this Charge may be exercised by the Security Trustee after this Charge has become enforceable. In that event, paragraph (i) of Clause 25.5 shall be read and construed as if the words “be charged on the Charged Assets” were substituted for the words “be deemed an expense properly incurred by the Receiver”.

9.3	Exercise of powers: The statutory power of sale, of appointing a receiver and the other statutory powers conferred on mortgagees by Sections 51 and 53 of, and the Fourth Schedule to, the Conveyancing and Property Ordinance (Chapter 219 of the Laws of Hong Kong) as varied and extended by this Charge shall arise on the date of this Charge and no restriction imposed by any ordinance or other statutory provision in relation to the exercise of any power of sale shall apply to this Charge.

9.4	Wide construction: The enforcement powers of the Security Trustee under this Charge shall be construed in the widest possible sense and all Parties intend that the Security Trustee shall have as wide and flexible a range of enforcement powers as may be conferred (or, if not expressly conferred, as is not restricted) by any applicable law.

9.5	Suspense account: All monies received by the Security Trustee on the realisation or enforcement of the Security constituted by this Charge may be applied by the Security Trustee in or towards the discharge of the Secured Obligations in accordance with the terms of the Indenture (and the Security Trustee may, pending the payment to the Security Trustee of all of the Secured Obligations, place and keep to the credit of a separate or suspense account any money so received for so long and in such manner as the Security Trustee may determine without any obligation to apply that money or any of it towards the discharge of the Secured Obligations) with any surplus being paid in accordance with the terms of the Indenture.

9.6

No liability of Security Trustee: The Security Trustee shall have no liability of any kind in connection with this Charge except to the extent of any losses arising out of its gross negligence or wilful misconduct in the exercise of its rights hereunder. Notwithstanding the foregoing, under no circumstances shall the Security Trustee be liable for consequential, special, punitive or indirect damages, regardless of being warned of the possibility thereof ahead of time and regardless of the case of action.

9.7	No duty to enquire: No person dealing with the Security Trustee, its brokers or agents, shall be concerned to enquire whether this Charge has become enforceable, whether any power exercised or purported to be exercised has become exercisable, whether any Secured Obligations remain due, as to the necessity or expediency of any terms subject to which any sale or other disposal of any Charged Assets shall be made, or otherwise as to the propriety or regularity of any sale or other disposal of any Charged Assets, or to see to the application of any money paid to the Security Trustee, its brokers or agents, and such dealings shall be deemed to be within the powers conferred by this Charge and to be valid accordingly.

9.8	Exercised power of sale:

(a)	The Security Trustee shall incur no liability as a result of the sale of any Charged Assets, or any part thereof, at any private or public sale conducted pursuant to this Charge in accordance with the requirements of applicable laws. With regards to private sales, each Chargor hereby waives any claims against the Security Trustee and the other Secured Parties arising by reason of the fact that the price at which the Charged Assets may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the first offer received is accepted and the Charged Assets are not offered to more than one offeree, provided that any such private sale is conducted in accordance with applicable laws and this Charge.

(b)	Each Chargor hereby agrees that in respect of any sale of any of the Charged Assets pursuant to the terms of this Charge, the Security Trustee is hereby authorised to comply with any limitation or restriction in connection with such sale as it may be advised by its legal counsel is necessary:

(i)	in order to avoid any violation of applicable laws; or

(ii)	in order to obtain any required approval of the sale or of the purchaser or by any governmental authority or official,

and each Chargor further agrees that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Security Trustee be liable or accountable to any Chargor for any discount allowed by reason of the fact that such Charged Asset is sold in compliance with any such limitation or restriction.

10.	FURTHER ASSURANCE

Each Chargor shall at any time necessary or advisable under applicable law, and also from time to time if required by the Security Trustee, promptly complete, sign, seal, execute and deliver all Documents, give such instructions or directions and do all acts and things for:

(a)	perfecting, protecting, improving or maintaining the Security Trustee’s title to and Security over any of the Charged Assets owned or held by it;

(b)	vesting or enabling the Security Trustee to vest any of the Charged Assets owned or held by it in itself or its nominee(s) or in any purchaser or to facilitate the sale or other disposal of any of the Charged Assets owned or held by it; or

(c)	the exercise by the Security Trustee of any of the rights or powers or remedies attaching to the Charged Assets owned or held by it or conferred on the Security Trustee by this Charge,

such Documents to be prepared by or on behalf of the Security Trustee at the cost of the Chargors and to be in such form as the Security Trustee may require.

Notwithstanding anything to the contrary contained herein or under applicable law, but without limiting the rights and authorisations of the Security Trustee hereunder, the Security Trustee shall not be obliged to:

(i)	prepare, record, file, re-record, or re-file any financing statement, perfection statement, continuation statement or other instrument in any public office or otherwise ensure the perfection or maintenance of any security interest granted pursuant to, or contemplated by any Finance Document;

(ii)	take any necessary steps to preserve rights against any parties with respect to any Charged Assets; or

(iii)	take any action to protect against any diminution in value of any Charged Assets.

11.	ADDITIONAL OR FUTURE SECURITY

11.1	Additional security: This Charge is in addition to and shall not affect (or be affected by) any right of set-off, combination, lien or other rights exercisable by the Security Trustee and/or any of the Secured Parties as banker against each Chargor or any guarantees, indemnities, negotiable instruments and/or Security whatsoever which the Security Trustee and/or any of the Secured Parties may hold now or in the future for any part of the Secured Obligations and may be enforced without first having recourse to any such guarantee, indemnity, negotiable instrument or Security.

11.2	New account: If the Security Trustee receives or is deemed to have received notice of any Security or any other interest affecting any Charged Assets:

(a)	the Security Trustee may open a new account for each Chargor and, if it does not, it shall be deemed to have done so at the time it received or is deemed to have received such notice; and

(b)	all payments received by the Security Trustee from each Chargor or any other person in respect of the Secured Obligations after the Security Trustee receives such notice shall be credited, or deemed to have been credited, to the new account and shall not operate to reduce the amount of the Secured Obligations at the time the Security Trustee received such notice.

11.3	Order of discharge: The Security Trustee and/or any Secured Party may obtain discharge of the Secured Obligations from any source in any order without releasing or affecting the liability of each Chargor under this Charge or the Security created or acknowledged by this Charge and may enforce this Charge before or after resorting to any such other means of discharge without entitling each Chargor to any benefit.

12.	WAIVER, FORBEARANCE, SEVERABILITY AND PARTIAL INVALIDITY

12.1

No waiver: No failure to exercise and no delay on the part of the Security Trustee in exercising any right, remedy, power or privilege under this Charge and no course of dealing between the Parties and/or any Secured Party shall be construed or operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise of it or the exercise of any other right, remedy, power or privilege. The rights and remedies provided in this Charge are cumulative and not exclusive of any rights or remedies provided by law or under any of the Finance Documents.

12.2	Illegality, invalidity, unenforceability: If any provision of this Charge is or becomes illegal, invalid or unenforceable, the other provisions and the remainder of the affected provision shall continue to be valid.

12.3	Severability: No provision of this Charge shall be avoided or invalidated by reason only of one or more other provisions being invalid or unenforceable.

13.	VARIATION OF TERMS

No variation, deletion, replacement of or supplement to this Charge or any of its terms shall be valid or effective unless such variation, deletion, replacement and/or supplement have been made in writing and signed by the Security Trustee on behalf of the Secured Parties and each Chargor.

14.	EXPENSES AND INDEMNITY

14.1	Transaction expenses: Each Chargor shall promptly on demand pay to the Security Trustee the amount of all costs and expenses (including legal fees) reasonably incurred by the Security Trustee (or by any Receiver or delegate) in connection with the negotiation, preparation, printing, execution and perfection of this Charge or any other document referred to in this Charge and the completion of the transactions and perfection of the Security contemplated in this Charge.

14.2	Amendment costs: If any Chargor requests an amendment, waiver or consent, such Chargor shall within five Business Days of demand reimburse the Security Trustee (or any Receiver or delegate) for the amount of all costs and expenses (including legal fees) reasonably incurred by the Security Trustee (or any Receiver or delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

14.3	Enforcement and preservation costs: Each Chargor shall within five Business Days of demand pay to the Security Trustee and each other Secured Party, the amount of all costs and expenses (including legal, valuation, accountancy and consultancy fees and disbursements and out-of-pocket expenses) and any indirect tax thereon incurred by the Security Trustee and/or any other Secured Party in connection with the exercise, enforcement and/or preservation of or the release of any rights under this Charge (or any documents contemplated by this Charge) or any proceedings instituted by or against the Security Trustee, in any jurisdiction, as a consequence of taking or holding this Charge or enforcing these rights.

14.4	Indemnity for Liabilities: Each Chargor shall also, promptly following the Security Trustee’s demand, reimburse or pay to the Security Trustee, its employees or agents, on demand (on the basis of a full indemnity) the amount of all Liabilities incurred by the Security Trustee, its employees or agents, in connection with:

(a)	any default or delay by that Chargor in the performance of any of its obligations under this Charge;

(b)	the exercise, or the attempted or purported exercise, by or on behalf of the Security Trustee of any of its powers or any other action taken by or on behalf of the Security Trustee with a view to or in connection with the recovery of the Secured Obligations, the enforcement of the Security created by this Charge or for any other purpose contemplated in this Charge;

(c)	the carrying out or consideration of any other act or matter which the Security Trustee may consider to be conducive after the occurrence of an Event of Default to the preservation, improvement or benefit of any Charged Asset; and

(d)	any stamp duty or similar tax which may be payable as a result of the execution or performance of this Charge.

14.5	Without prejudice: The terms of this Clause 14 shall operate without prejudice to the terms of the Indenture (including, for the avoidance of doubt, any indemnity or right of reimbursement granted to or in favour of the Security Trustee under Section 10.07 (Additional Security Trustee Terms) of the Indenture).

14.6	Joint and Several: The obligations of each Chargor under this Clause 14 shall be joint and several and continuing and shall survive the termination of this Charge and the resignation or removal of the Security Trustee.

15.	STAMP DUTY

Each Chargor shall pay all present and future stamp, registration and similar taxes or charges which may be payable or determined to be payable in any applicable jurisdiction in connection with the execution, delivery, performance or enforcement of this Charge or any judgment given in connection with this Charge and shall, jointly and severally, indemnify the Security Trustee, each Secured Party and each Receiver against any and all liabilities including penalties with respect to or resulting from its delay or omission to pay any such stamp, registration and similar taxes or charges.

16.	TAX GROSS-UP

16.1	Definitions

(a)	In this Clause 16:

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under this Charge.

(b)	In this Clause 16 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

16.2	Tax gross-up

(a)	Each Chargor shall make all payments to be made by it in accordance with the terms of this Charge without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	Each Chargor shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Security Trustee accordingly.

(c)	If the Tax Deduction is required by law to be made by any Chargor, the amount of the payment due from that Chargor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	If a Chargor is required to make a Tax Deduction, that Chargor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)	Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the relevant Chargor shall deliver to the Security Trustee evidence reasonably satisfactory to the Security Trustee that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

17.	INTEREST ON OVERDUE AMOUNTS

17.1	Default interest: Any overdue amounts not paid in accordance with this Charge when due shall carry interest at the rate and in accordance with the terms contained in the relevant Finance Document in relation to overdue sums or at such other rate as may be agreed between the relevant Chargor and the Secured Parties from time to time. In each case, interest shall accrue on a day to day basis to the date of irrevocable and unconditional repayment in full and, if unpaid, shall be compounded on the terms so agreed or (in the absence of such agreed terms) with quarterly rests on the Security Trustee’s and/or the relevant Secured Party’s usual quarterly interest days. Interest shall continue to be charged and compounded on this basis after as well as before any demand or judgment.

17.2	When payable: Clause 17.1 above shall not apply to the extent that default interest on such amount is payable pursuant to the terms of the Indenture and/or the Notes and itself constitutes part of the Secured Obligations.

18.	CURRENCY INDEMNITY

If:

(a)	for any reason any amount payable by each Chargor under this Charge is paid or recovered by any Secured Party in a currency (the “payment currency”) other than that in which the Secured Obligations are denominated; and

(b)	the payment made to such Secured Party in the payment currency, when converted at such Secured Party’s then applicable rate of exchange into the currency in which the Secured Obligations are denominated, is less than the amount payable in the currency in which the Secured Obligations are denominated, then each Chargor shall, jointly and severally, as a separate and independent obligation, fully indemnify such Secured Party within ten days of demand against the amount of the shortfall. For the purposes of this Clause, the expression “applicable rate of exchange” means the rate at which such Secured Party purchases the currency in which the Secured Obligations are denominated with the payment currency, taking into account any costs associated with the exchange.

19.	INFORMATION

The Security Trustee may from time to time seek from any other banker or finance provider to each Chargor such information about each Chargor and its affairs as the Security Trustee may think fit and each Chargor shall direct any such third party to provide such information to the Security Trustee and agrees to provide such further authority for this purpose as the Security Trustee may from time to time require. If the Security Trustee obtains any such information it shall not have any obligation to inform any Chargor or Company thereof.

20.	DISCHARGE AND RELEASE

20.1	No avoidance or reduction: Any settlement or discharge between the Security Trustee or any of the Secured Parties and any Chargor in respect of the Secured Obligations shall be subject to the condition that no Security or payment to the Security Trustee or any of the Secured Parties by that Chargor or any other person shall be avoided or reduced by virtue of any provisions or enactments relating to insolvency or otherwise. If any such Security or payment shall be so avoided or reduced, the Security Trustee or any of the Secured Parties shall nevertheless be entitled to recover the value or amount thereof subsequently from each Chargor and to exercise its rights under this Charge as if such settlement or discharge had not been effected. The Security Trustee and such Secured Party may retain any Security held by them for the obligations of each Chargor under this Charge until the expiry of the period of one month plus the maximum statutory period under the applicable law within which such Security or payment can be avoided, reduced or invalidated by virtue of any such provision or enactment.

20.2	Concession or settlement of claims: In the event of any claim being made or proceedings being taken against the Security Trustee or any other Secured Party the effect of which, if successful, would be the avoidance or reduction of any such Security or payment and whether or not each Chargor shall have been made a party thereto, the Security Trustee or such other Secured Party shall have absolute discretion to concede or settle the same on such terms as it may think fit whereupon Clause 20.1 (No avoidance or reduction) shall have the effect as if such concession or settlement had been ordered by the court (without possibility of appeal) and each Chargor shall, jointly and severally, in addition pay the Security Trustee (for the benefit of the relevant Secured Parties) all costs, charges and expenses (on a full indemnity basis) arising out of or in connection with any such claim or proceedings.

20.3	Consolidation of Security: Any restrictions on the consolidation of Security shall be excluded to the fullest extent permitted by law and the Security Trustee shall, so far as it is lawful and subject to other provisions of this Charge, be entitled to consolidate this Charge with any other Security whether in existence on the date of this Charge or in the future.

21.	COUNTERPARTS

This Charge may be executed in any number of counterparts and this will have the same effect as if the signatures on the counterparts were on a single copy of this Charge.

22.	TRANSFER AND DISCLOSURE

22.1	Transfer by Chargors: No Chargor may assign or transfer any of its rights or obligations under this Charge.

22.2	Transfer by Secured Parties: Any Secured Party may at any time assign and transfer all or any part of its rights under this Charge to any person to which it has assigned and transferred the whole or part of its rights under the Notes in accordance with the terms of the Indenture and the Notes.

22.3	Transfer by Security Trustee: The Security Trustee may assign and transfer all of its rights and obligations under this Charge to any replacement Security Trustee appointed in accordance with the Indenture. Upon such assignment and transfer becoming effective, the replacement Security Trustee shall be, and be deemed to be, acting as agent and trustee for each of the Secured Parties (including itself) for the purposes of this Charge in replacement of the previous Security Trustee.

22.4	Disclosure of information: Each Chargor irrevocably authorises the Security Trustee and each Secured Party, at its discretion, at any time or from time to time, to disclose any information concerning each Chargor, this Charge and the Secured Obligations to:

(a)	any associated company of the Security Trustee or any of the Secured Parties or;

(b)	any prospective transferee or grantee referred to in Clause 22.3 (Transfer by Security Trustee) and any other person considered by the Security Trustee or any of the Secured Parties to be concerned in the relevant transaction or prospective transaction; or

(c)	any person who, as part of the arrangements made in connection with any transaction referred to in Clause 22.3 (Transfer by Security Trustee), requires such information after the transaction has been effected.

The above authority is without prejudice to the right of disclosure of the Security Trustee or any of the Secured Parties implied by law.

23.	NOTICES

23.1	Delivery: Any notice, document or other communication to be given or delivered under or in connection with this Charge shall be in writing and, in the case of any notice, document or communication to a Chargor, shall be deemed to have been duly served on, given or delivered to or made if it is left at the authorised address of that Chargor, posted by pre-paid registered post addressed to that Chargor at such address, or sent by facsimile transmission to the facsimile number referenced in Clause 23.2 (Addresses) below and shall be deemed to have been received if:

(a)	personally delivered, at the time of delivery;

(b)	sent by mail, on the date of posting; or

(c)	sent by facsimile transmission, on receipt by the sender of a facsimile transmission report (or other appropriate evidence) confirming that the facsimile has been transmitted to the addressee.

23.2	Addresses: For the purposes of this Clause the authorised address of each Party shall be the address (including the details of the facsimile number and person for whose attention a notice, document or communication is to be addressed) identified with its name at the end of this Charge or such other address (and details) as that Party may notify to each other Party in writing from time to time in accordance with the requirements of this Clause.

23.3	Effectiveness: Any notice, document or communication to be made or delivered to the Security Trustee will be effective only when actually received by the Security Trustee and then only if it is expressly marked for the attention of the department or officer of the Security Trustee as identified above (or any substitute department or officer as the Security Trustee shall specify for this purpose).

23.4	English language: Each notice, document or communication between the Parties shall be either in English or accompanied by a translation into English, which is certified as being a true and accurate translation.

24.	SET-OFF

The Security Trustee may (but is not obliged to) retain any money standing to the credit of any Chargor with the Security Trustee in any currency upon any account (whether or not in that Chargor’s name) or otherwise as cover for any Secured Obligations and that Chargor agrees that the Security Trustee may at any time or times without notice to each Chargor combine or consolidate any or all sums of money now or subsequently standing to that Chargor’s credit upon any such account with all or such part of the Secured Obligations as the Security Trustee may determine (whether presently payable or not) and the Security Trustee may purchase with any such money any other currency required to effect such combination or consolidation.

25.	APPOINTMENT OF RECEIVER

25.1	Appointment: At any time after this security has become enforceable or if so requested by any Chargor, the Security Trustee may appoint in writing any person or persons to be a receiver and manager or receivers and managers of all or any part of the Charged Assets, as the Security Trustee may choose in its entire discretion.

25.2	Severability: Where more than one Receiver is appointed, the appointees shall have power to act severally (unless the Security Trustee shall specify to the contrary) in relation to the Charged Assets. An appointment over part only of the Charged Assets shall not preclude the Security Trustee from making a subsequent appointment of a Receiver over any part of the Charged Assets over which an appointment has not previously been made by the Security Trustee.

25.3	Receiver’s remuneration: The Security Trustee may from time to time determine the remuneration of the Receiver (subject to Section 300 of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) and remove the Receiver from all or any part of the Charged Assets of which he is the Receiver and after the Receiver has vacated office or ceased to act in respect of any of the Charged Assets appoint a further Receiver over all or any part in respect of which he shall have ceased to act.

25.4	Receiver’s agency: The Receiver shall be the agent of the relevant Chargor (who shall be solely liable for his acts, defaults and remuneration), unless and until that Chargor goes into bankruptcy or liquidation and thereafter he shall act as principal and shall not become the agent of the Security Trustee or any of the Secured Parties. The Security Trustee shall not be responsible, at any time, for the actions of the Receiver.

25.5	Powers of a Receiver: In addition to those powers conferred by law, the Receiver shall have and be entitled to exercise in relation to each Chargor concerned all the powers set out below:

(a)	to take possession of the Charged Assets, and to require payment to it of all Derivative Assets including without limitation, to complete any instruments of transfer and to procure the transfer of the Charged Assets into the name of the Receiver or its nominee and, if necessary, take possession of and collect the share certificates and/or other documents of title relating to the Charged Assets, at the cost and risk of the Chargors;

(b)	to sell, transfer, assign, exchange or otherwise dispose of or realise the Charged Assets to any person either by public offer or auction, tender or private contract and for a consideration of any kind (which may be payable or delivered in one amount or by instalments spread over a period or deferred);

(c)	to borrow or raise money, either unsecured or on the security of the Charged Assets (either in priority to the Charges or otherwise);

(d)	to exercise and do (or permit a Chargor or any nominee of it to exercise and do) all such rights and things as the Receiver would be capable of exercising or doing if it were the absolute beneficial owner of the Charged Assets (including but not limited to exercising all voting and other rights attaching to Charged Assets owned by the relevant Chargor and calling up all or any portion of the uncalled capital of the relevant Chargor);

(e)	to settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person relating to the Charged Assets;

(f)	to bring, prosecute, enforce, defend and abandon actions, suits an proceedings in relation to the Charged Assets;

(g)	to make any arrangement or compromise with the Security Trustee or any of the Secured Parties as he shall think fit;

(h)	to appoint managers, officers and agents for the above purposes at such reasonable remuneration as the Receiver may determine;

(i)	to redeem any prior Security and to settle and pass the accounts of the Security holder, and any accounts so settled and passed shall (subject to any manifest error) be conclusive and binding on each Chargor and the money so paid shall be deemed an expense properly incurred by the Receiver;

(j)	to pay the proper administrative charges of the Security Trustee and/or any of the Secured Parties in respect of time spent by their agents and employees in dealing with matters raised by the Receiver or relating to the receivership of each Chargor; and

(k)	to do all such other acts and things as may be considered by the Receiver to be incidental or conducive to any of the above matters or powers or otherwise incidental or conducive to the preservation, improvement or realisation of the Charged Assets.

26.	SECURITY TRUSTEE

The provisions of Sections 10.04 (Authorization of Actions to be Taken by the Trustee under the Security Documents), 10.05 (Authorization of Receipt of Funds by the Security Trustee Under the Security Documents), 10.06 (Release of the Collateral) and 10.07 (Additional Security Trustee Terms) of the Indenture shall apply to the Security Trustee’s actions, rights, obligations, powers and duties under this Charge as if set out in this Charge in full. The Security Trustee shall be entitled to exercise its rights, powers, authorisations and duties under the terms of this Charge through designees, agents or co-Security Trustees appointed pursuant to the Indenture. The permissive authorisations, entitlements, powers and rights granted to the Security Trustee hereunder shall not be construed as duties. The Security Trustee shall be entitled to refuse to take or refrain from taking any discretionary action or exercise any discretionary powers set forth in this Charge until it has received with respect thereto satisfactory written direction in accordance with the terms of the Indenture and, if necessary, satisfactory indemnification.

27.	GOVERNING LAW

This Charge shall be governed by and construed in accordance with Hong Kong law.

28.	ENFORCEMENT

28.1	Jurisdiction

(a)	The courts of Hong Kong have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Charge (including a dispute regarding the existence, validity or termination of this Charge) (a “Dispute”).

(b)	Subject to paragraph (c) below, the Parties agree that the courts of Hong Kong are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This Clause 28 (Enforcement) is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a

Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

(d)	Each Chargor irrevocably waives any objection which it may have now or in future to the laying of the venue of any proceedings in the courts of Hong Kong and any claim that any such proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any such proceedings brought in such courts shall be conclusive and binding upon it and may be enforced in any other jurisdiction.

28.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Chargor (other than a Chargor incorporated in Hong Kong) irrevocably designates, appoints and empowers Sino-Wood Partners, Limited of Room 3815-29, Sun Hung Kai Centre 30 Harbour Road, Wanchai, Hong Kong (or such other address in Hong Kong as each Chargor may notify to the Security Trustee) as their agent to accept service of process in such jurisdiction in any proceedings arising out of or in connection with this Charge (the “Proceedings”) and agrees that failure by such agent to give notice of such service of process to the Chargors shall not impair or affect the validity of such service or any judgment based on it (and Sino-Wood Partners, Limited by its execution of this Charge, accepts that appointment).

(b)	Sino-Wood Partners, Limited expressly agrees and consents to the provisions of Clause 27 (Governing Law) and of Clause 28 (Enforcement).

(c)	Each Chargor further consents to the service of process out of the courts of Hong Kong in any such Proceedings by the mailing to it of copies by registered or certified airmail, postage prepaid.

28.3	Waiver of Immunity

Each Chargor irrevocably and unconditionally:

(a)	agrees that in any legal proceedings against it or its assets in connection with this Charge, no immunity from such legal proceedings (which shall include suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) shall be claimed by or on behalf of it or with respect to its assets;

(b)	waives any such right of immunity which it or its assets now has or may in the future acquire; and

(c)	consents generally in respect of such proceedings to the giving of relief or the issue of any process in connection with such proceedings including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order of judgment which may be made or given in such proceedings.

IN WITNESS whereof each Chargor have executed this Charge as a deed on the day and year first above written.

SCHEDULE 1

Chargors

Chargor	Jurisdiction	Registration Number

Emerald Plantation Group Limited	Cayman Islands	CT-274113

Sino-Wood Partners, Limited	Hong Kong	0381246

Mandra Forestry Anhui Limited	British Virgin Islands	633461

Sino-Plantation Limited	Hong Kong	0386411

SCHEDULE 2

Particulars of the Companies and the Original Shares

Chargor/Jurisdiction	Company	Place of Incorporation of the Company	Number of Original Shares in the Company
Emerald Plantation Group Limited (Cayman Islands)	Sino-Wood Partners, Limited	Hong Kong	3,000,003 ordinary shares and 129,927 class B shares

Sino-Wood Partners, Limited (Hong Kong)	Sino-Plantation Limited	Hong Kong	10,000 ordinary shares

Mandra Forestry Anhui Limited (British Virgin Islands)	Mandra Forestry Hubei Limited	Hong Kong	1 ordinary share

Sino-Plantation Limited (Hong Kong)	Sino-Wood (Guangxi) Limited	Hong Kong	2 ordinary shares

	Sino-Wood (Jiangxi) Limited	Hong Kong	2 ordinary shares

	Sino-Wood (Guangdong) Limited	Hong Kong	2 ordinary shares

	Sino-Wood (Fujian) Limited	Hong Kong	2 ordinary shares

SCHEDULE 3

Form of Nominee Undertaking

To:	Computershare Trust Company, N.A. (as Security Trustee)

From:	[Name of the Nominee]
[Address]

Dated:	[***]

Dear Sirs

1.	[I]/[We] refer to the share charge of even date (as may be amended from time to time, the “Charge”) between [Name of the relevant Chargor] (the “Chargor”) and yourselves. Terms defined in the Charge have the same meanings when used in this Nominee Undertaking.

2.	[I]/[We] declare that [I]/[we] hold the securities listed in the Appendix of this Nominee Undertaking (the “Nominee Securities”) to your order subject to the terms and conditions of the Charge.

3.	[I]/[We] will notify you promptly of the contents of any communication or document received by [me]/[us] as holder of the Nominee Securities.

4.	[I]/[We] will, after [I]/[we] have received from you written notice informing [me]/[us] that you are entitled to enforce the Charge (such notice to be conclusive and binding on [me]/[us] for all purposes) (an “Enforcement Notice”), promptly pay to you, at the expense of the Secured Parties, any dividends or other money received by [me]/[us] in respect of the Nominee Securities and [I]/[we] hereby declare [myself]/[ourselves] as trustee of such dividends or other money to hold, pending such payment, upon trust to pay to you in the manner aforesaid.

5.	[I]/[We] will, after [I]/[we] have received an Enforcement Notice, exercise or refrain from exercising, all of [my]/[our] voting rights in respect of the Nominee Securities in accordance with your instructions. Prior to receipt of an Enforcement Notice, [I]/[we] will not exercise any voting rights or all other rights forming part of the Nominee Securities in a manner which is inconsistent with the terms of the Charge.

6.	[I]/[We] will, promptly upon receipt by [me]/[us] of any Derivative Assets in respect of the Nominee Securities, at the expense of the Secured Parties, deliver to you all certificates and other documents constituting or evidencing title to such Derivative Assets together with transfers relating to them complying with the provisions of Clause 3 (Charging clause) of the Charge and otherwise in such manner as you reasonably require and will promptly give such instructions or directions as you reasonably require relating to any Nominee Securities or their Derivative Assets to protect or preserve your security.

7.	In the event that [I]/[we] fail to promptly perform any of my obligations under this Nominee Undertaking, [I]/[We] irrevocably appoint you by way of security as [my]/[our] attorney (with full power to appoint substitutes and to delegate), in [my]/[our] name and on [my]/[our] behalf and as [my]/[our] act and deed, at any time to execute, deliver and perfect any Document, perform any lawful act, or give any lawful instructions which may be required by [me]/[us] under this Nominee Undertaking or deemed by such attorney necessary to perfect the security intended to be constituted by the Charge or this Nominee Undertaking or to transfer the legal ownership of any of the Nominee Securities or their Derivative Assets and [I]/[We] shall ratify and confirm all acts and things lawfully done by you, any substitute or delegate in the exercise or purported exercise of this power of attorney, all at the expense of the Secured Parties. You shall have no other recourse against [me]/[us] in the event of my failure to perform my obligations under this Nominee Undertaking, other than by taking appointment as [my]/[our] attorney as described in the foregoing sentence.

8.	[I]/[We] hereby waive any right [I]/[we] may have under the articles of association of [Name of the Company] or otherwise to purchase the Nominee Securities or any of them in the event that they are sold or otherwise disposed of pursuant to the Charge.

9.	This Nominee Undertaking, and all of [my]/[our] obligations hereunder, will terminate upon termination of the Charge. Upon any such termination, you will, at [my]/[our] expense, execute and deliver to [me]/[us] such documents as [I]/[we] may reasonably request in writing to evidence such termination.

10.	This Nominee Undertaking shall be governed by and construed in accordance with the laws of Hong Kong Special Administrative Region of the People’s Republic of China.

IN WITNESS whereof [I]/[we] have executed this Nominee Undertaking as a deed on the day and year first before written.

Signed, sealed and delivered	)
as a deed by [Name of individual	)	L.S.
nominee] in the presence of:	)

Witness’ signature

Full name

Address

Occupation

OR

The common seal of	)
[Name of the nominee] was	)	C.S.
affixed in the presence of:	)

Director’s signature

Full name

Secretary’s/Director’s signature

Full name

OR

Signed, sealed and delivered	)	Authorised signatory	L.S.

as a deed for and on behalf of	)
[Name of the nominee]	)	Full name

by its attorney(ies) in the	)
presence of:	)	Authorised signatory	L.S.

Full name

Witness’ signature

Full name

Address

Occupation

APPENDIX TO NOMINEE UNDERTAKING

The Nominee Securities

[***] [ordinary] shares of [HK$][***] each in the capital of [Name of the Company]

EXECUTION PAGE

The Chargors

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Emerald Plantation Group Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai, Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

The common seal of	)
Sino-Wood Partners, Limited	)
was hereunto affixed in the presence of:	)	C.S.

Authorised signatory’s signature:

Full name:	Paul Jeremy Brough

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai, Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Mandra Forestry Anhui Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

The common seal of	)
Sino-Plantation Limited	)	C.S.
was affixed in the presence of:	)

Authorised signatory’s signature:

Full name:	Paul Jeremy Brough

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai, Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

The Security Trustee

Signed by	)
For and on behalf of	)
Computershare Trust	)
Company, N.A.	)
Authorised Signatory

Address:	350 Indiana Street, Suite 750, Golden, CO 80401

Fax:	303-262-0608

Attention:	Corporate Trust

With a copy to:

Address:	480 Washington Blvd., Jersey City, NJ 07310

Fax:	201-680-4610

Attention:	Legal Department

DATED	2013

THE COMPANIES NAMED IN SCHEDULE 1

(as Chargors)

- and -

COMPUTERSHARE TRUST COMPANY, N.A.

(as Security Trustee)

DEBENTURE

Matter ref 46749/00026

HKACSW/CHL/1011612

Hogan Lovells

11th Floor, One Pacific Place, 88 Queensway, Hong Kong

38.	GOVERNING LAW	26

39.	ENFORCEMENT	26

SCHEDULE 1		28

	Chargors	28

SCHEDULE 2		31

	Land	31

SCHEDULE 3		32

	Mandatory Prepayment Account	32

SCHEDULE 4		36

	Specified Intellectual Property	36

EXECUTION PAGE		39

THIS DEBENTURE is made on            2013

BETWEEN:

(1)	The companies named in Schedule 1 (Chargors) (each a “Chargor” and together the “Chargors”); and

(2)	Computershare Trust Company, N.A. as security trustee appointed under the Indenture (as defined below) acting for itself and for and on behalf of the Secured Parties (as defined in the Indenture) (the “Security Trustee”).

WITNESSES AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions: Unless the context otherwise requires, words or expressions defined in the Indenture shall have the same meanings in this Debenture and this construction shall survive the termination of the Indenture. In addition, in this Debenture:

“Account Bank” means the bank or financial institution with which the Mandatory Prepayment Account is held.

“Assets” means, in relation to a Chargor, all its undertaking, property, assets, revenues and rights of every description, or any part of them.

“BC Act” means the BVI Business Companies Act, 2004, as amended from time to time.

“Companies Law” means the Companies Law, Cap. 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands.

“CPO” means the Conveyancing and Property Ordinance (Chapter 219 of the Laws of Hong Kong).

“DMC” means the deed(s) of mutual covenant, deed(s) of covenant, deed(s) of mutual covenant and management agreement, supplemental deed(s) of mutual covenant, or similar document(s) and any variation or modification of that or those deed(s) of mutual covenant.

“Event of Default” has the meaning given to that term in the Indenture.

“Finance Document” means the Indenture, this Debenture, each other Security Document, the Notes and any other document designated as such by the Security Trustee and the Issuer.

“Fixed Security Asset” means an Asset for the time being comprised within an assignment created by Clause 3.1 (Assignments) or within a mortgage or fixed charge created by Clause 3.2 (Fixed security) or arising on crystallisation of a floating charge whether under Clause 4 (Crystallisation) or otherwise.

“Fixtures” means fixtures, fittings (including trade fixtures and fittings) and fixed plant, machinery and apparatus.

“Floating Charge Asset” means an Asset for the time being comprised within the floating charge created by Clause 3.3 (Creation of floating charge) but, if it is also a Fixed Security Asset, only insofar as concerns that floating charge.

“Government” means the Government of Hong Kong.

“Government Grant” means, in relation to a Chargor, the government grants and conditions or government leases (and any variation or modification of that or those grants or leases) under which the Land in respect of such Chargor is held from the Government at the date of this Debenture by such Chargor and any other government grants and conditions or government leases relating to any Land which such Chargor from time to time benefits from.

“Group” means the Issuer and each of its Subsidiaries for the time being.

“HK$” or “Hong Kong Dollars” means the lawful currency of Hong Kong.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Indenture” means an indenture dated on or about the date of this Debenture in relation to issuance of up to US$300,000,000 6.00% senior secured notes due 2020 and, if and when issued, any additional notes and/or PIK notes issued under the terms of such indenture from time to time.

“Insurance Policy” means any contract or policy of insurance of any Chargor (including all cover notes) of whatever nature which are from time to time taken out by or on behalf of any Chargor or (to the extent of its interest) in which any Chargor has an interest at any time.

“Intellectual Property” means patents (including supplementary protection certificates), utility models, registered and unregistered trade marks (including service marks), rights in passing off, copyright, database rights, registered and unregistered rights in designs (including in relation to semiconductor products) anywhere in the world and, in each case, any extensions and renewals of, and any applications for, such rights.

“Intellectual Property Rights” in relation to a Chargor, means all and any of its Intellectual Property and all other intellectual property rights, causes of action, interests and assets charged by it pursuant to paragraphs (c)(vii) to (c)(xii) inclusive of Clause 3.2 (Fixed security).

“Investments” means all shares, stock, debentures, debenture stock, bonds and other investments, whether certificated or uncertificated and whether in registered or bearer form, including all depository interests representing any of them and including all rights and benefits of a capital nature accruing at any time in respect of any Investments by way of redemption, repayment, substitution, exchange, bonus or preference, option, rights or otherwise.

“Issuer” means Emerald Plantation Holdings Limited, an exempted company incorporated in the Cayman Islands (with registration number CT-274117) whose registered address is the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

“Land” in respect of a Chargor means:

(a)	any land (including freehold and leasehold) and immovable property under that Chargor’s name and subject to and with the benefit of all Leases, deeds, documents and other matters and any part or parts thereof and any other estate or interest in and all Rights attached or relating to such land or immovable property and all buildings, structures and Fixtures in or on such land or immovable property;

(b)	any leasehold land and immovable property held by that Chargor as tenant/lessee under the tenancy agreements and any other estate or interest in and all Rights attached or relating to such land or immovable property; and

(c)	any other land and immovable property of that Chargor and any other estate or interest in and all Rights attached or relating to such land or immovable property and all buildings, structures and Fixtures in or on such land or immovable property.

“Land Registry” means the Land Registry of Hong Kong.

“Lease” means any lease, tenancy, licence, letting arrangement, exchange, option, reservation, right of refusal or any other right or interest in any part of the Land or any other agreement or contract for any of these, granted by any Chargor or any person deriving title from that Chargor.

“Liability” means any liability, damage, loss, costs, claim or expense of any kind or nature, whether direct, indirect, special, consequential or otherwise.

“Mandatory Prepayment Account” has the meaning given to that term in the Indenture.

“Nominee” means any nominee as notified to any Chargor by the Security Trustee from time to time.

“Notes” has the meaning given to that term in the Indenture.

“Ordinance” means the Companies Ordinance (Chapter 32 of the Laws of Hong Kong).

“Overseas Chargor” means each Chargor which is incorporated in a jurisdiction outside Hong Kong and is not registered as a non-Hong Kong company in Hong Kong under Part XI of the Ordinance.

“Party” means a party to this Debenture.

“Receiver” means a receiver and manager appointed under Clause 15.2 (Appointment of Receiver) including (where the context requires or permits) any substituted receiver and manager.

“Rights” means rights (including rights of way), authorities, discretions, remedies, liberties, privileges, powers, easements, quasi-easements and appurtenances (in each case, of any nature whatsoever).

“Secured Obligations” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of the Issuer and each other Subsidiary Guarantor to all or any of the Secured Parties under each or any of the Finance Documents, in each case together with:

(a)	all costs, charges and expenses incurred by any Secured Party in connection with the protection, preservation or enforcement of its rights under any Finance Document; and

(b)	all money, obligations and liabilities due, owing or incurred in respect of any variations or increases in the amount or composition of the Notes provided under the Indenture or the obligations and liabilities imposed under the Indenture or the Notes.

“Secured Party” has the meaning given to that term in the Indenture.

“Security” means a mortgage, charge, pledge, lien, assignment or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Specified Intellectual Property” means the Intellectual Property listed in Schedule 4 (Specified Intellectual Property).

“Subsidiary Guarantor” means each Subsidiary Guarantor under, and as such term is defined in, the Indenture.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“US$” means the lawful currency of the United States of America.

1.2	Interpretation: Unless the context otherwise requires, the interpretative provisions set out in the paragraphs below shall apply in this Debenture.

(a)	References to any Party shall be construed so as to include that Party’s respective successors in title, permitted assigns and permitted transferees.

(b)	“Including” and “in particular” shall not be construed restrictively but shall mean respectively “including, without prejudice to the generality of the foregoing” and “in particular, but without prejudice to the generality of the foregoing”.

(c)	A “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, joint venture, limited liability company, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing.

(d)	“Property” includes any interest (legal or equitable) in real or personal property and anything in action.

(e)	“Variation” includes any variation, amendment, accession, novation, restatement, modification, assignment, transfer, supplement, extension, deletion or replacement however effected and “vary” and “varied” shall be construed accordingly.

(f)	“Writing” includes facsimile transmission legibly received except in relation to any certificate, notice or other document which is expressly required by this Debenture to be signed and “written” has a corresponding meaning.

(g)	Subject to Clause 34.4 (Variations), references to this Debenture or to any other document (including any Finance Document) include references to this Debenture or such other document as varied in any manner from time to time, even if changes are made to the composition of the parties to this Debenture or such other document or to the nature or amount of any liabilities owed under, or to the obligations of any party to, such other document.

(h)	The singular shall include the plural and vice versa and any gender shall include the other genders.

(i)	Clauses, paragraphs and Schedules shall be construed as references to Clauses and paragraphs of, and Schedules to, this Debenture.

(j)	Any reference to any statute, ordinance, rule, regulation or statutory instrument or any section of it shall be deemed to include a reference to any statutory modification or re-enactment of it for the time being in force in relation to the particular circumstances.

(k)	Headings in this Debenture are inserted for convenience and shall not affect its interpretation.

(l)	An Event of Default is “continuing” if it has not been remedied or waived in accordance with the terms of the Indenture.

1.3	Conflict of terms: If any conflict arises between the covenants and undertakings in Clause 11 (Land) and Clause 12 (Intellectual Property Rights) and the covenants and undertakings in Article 4 (Covenants) or Article 5 (Consolidation, merger and sale of assets) of the Indenture, the covenants and undertakings given in the Indenture shall prevail.

2.	COVENANT TO PAY

2.1	Covenant to pay: Each Chargor (as primary obligor and not merely as surety) covenants with the Security Trustee that it will, on the Security Trustee’s written demand, pay or discharge the Secured Obligations at the times and in the manner provided in the relevant Finance Documents.

2.2	Proviso: The covenants contained in this Clause 2 and the security created by this Debenture shall not extend to or include any liability or sum which would otherwise cause any such covenant or security to be unlawful or prohibited by any applicable law.

2.3	Demands:

(a)	The making of one demand shall not preclude the Security Trustee and/or the Secured Parties from making any further demands.

(b)	Any third party dealing with the Security Trustee, the Secured Parties or any Receiver shall not be concerned to see or enquire as to the validity of any demand under this Debenture.

2.4	Certificate of amount: A certificate signed (or, where reliance is being placed on it by any third party, appearing to be signed) by an officer of the Security Trustee as to the Secured Obligations for the time being due or owing from any Chargor to a Secured Party shall be treated, in favour of such Secured Party or any person to whom such certificate is issued, as conclusive evidence for all purposes against that Chargor and binding on it (save in the case of manifest error) and such certificate may be relied upon by any Secured Party and any other such person in all circumstances without further enquiry.

3.	CREATION OF SECURITY

3.1	Assignments: Each Chargor, as beneficial owner, with full title guarantee, as security for the payment or discharge of all Secured Obligations, assigns absolutely to the Security Trustee:

(a)	all of its rights, title and interest from time to time in respect of any sums payable to it pursuant to each Insurance Policy; and

(b)	all of its rights, title and interest from time to time (except those charged by Clause 3.2 (Fixed security)) in respect of the Land including:

(i)	all rights to any payment, covenant, agreement, undertaking or indemnity contained in any sale and purchase agreement, Lease or other document, agreement or undertaking whatsoever relating to the Land now or in the future including, without limitation, all its rights, title and interest in and to the present and future Leases;

(ii)	the proceeds of sale of any part of the Land and the benefits of any covenants for title given or entered into by any predecessor in title to it in respect of the Land (or any moneys paid or payable in respect of those covenants); and

(iii)	all rights against all past, present and future undertenants of the Land and their respective guarantors and sureties.

3.2	Fixed security: Each Chargor, as beneficial owner, with full title guarantee, as security for the payment or discharge of all Secured Obligations, charges to the Security Trustee:

(a)	by way of first fixed legal charge, to the extent that its interest in the Land constitutes a legal estate, all Land in Hong Kong as described in Schedule 2 (Land) together with all Rights relating to such Land and all its estate, right, interest, benefit, title, property, claim and demand of that Chargor in and to such Land and those Rights subject to and with the benefit of each related Government Grant and DMC;

(b)	by way of first fixed equitable charge, to the extent that its interest in the Land constitutes an equitable estate, all Land in Hong Kong as described in Schedule 2 (Land) together with all Rights relating to such Land and all the estate, right, interest, benefit, title, property, claim and demand of that Chargor in and to such Land and those Rights subject to and with the benefit of each related Government Grant and DMC;

(c)	by way of first fixed charge:

(i)	all other Land which is now, or in the future becomes, its property;

(ii)	all interests and rights in or relating to Land or the proceeds of sale of Land now or in the future belonging to it;

(iii)	all plant and machinery now or in the future attached to any Land which, or an interest in which, is charged by it under the preceding provisions of this Clause 3.2;

(iv)	all rental and other income and all debts and claims now or in the future due or owing to it under or in connection with any lease, agreement or licence relating to Land;

(v)	all insurance or assurance contracts or policies now or in the future held by or otherwise benefiting it which relate to Fixed Security Assets or which are now or in the future deposited by it with the Security Trustee, together with all its rights and interests in such contracts and policies (including the benefit of all claims arising and all money payable under them) apart from any claims which are otherwise subject to a fixed charge or assignment (at law or in equity) in this Debenture;

(vi)	all its goodwill and uncalled capital for the time being;

(vii)	all Specified Intellectual Property belonging to it;

(viii)	all other Intellectual Property presently belonging to it, including any Intellectual Property to which it is not absolutely entitled or to which it is entitled together with others;

(ix)	all Intellectual Property that may be acquired by or belong to it in the future, including any such Intellectual Property to which it is not absolutely entitled or to which it is entitled together with others;

(x)	the benefit of all agreements and licences now or in the future entered into or enjoyed by it relating to the use or exploitation of any Intellectual Property in any part of the world;

(xi)	all its rights now or in the future in relation to trade secrets, confidential information and knowhow in any part of the world;

(xii)	all its rights and causes of action in respect of infringement(s) (past, present or future) of the rights referred to in sub-paragraphs (c)(vii) to (xi) inclusive of this Clause 3.2;

(xiii)	all trade debts now or in the future owing to it;

(xiv)	all other debts now or in the future owing to it, excluding those arising on fluctuating accounts with other members of the Group;

(xv)	the benefit of all instruments, guarantees, charges, pledges and other security and all other rights and remedies available to it in respect of any Fixed Security Asset except to the extent that such items are for the time being effectively assigned under Clause 3.1 (Assignments);

(xvi)	all its interests and rights (if any) in or to any money at any time standing to the credit of the Mandatory Prepayment Account;

(xvii)	all its interests and rights (if any) in or to any money at any time standing to the credit of each other current, deposit and/or other account held with any bank or financial institution from time to time;

(xviii)	any beneficial interest, claim or entitlement it has to any pension fund now or in the future;

(xix)	all rights, money or property accruing or payable to it now or in the future under or by virtue of a Fixed Security Asset except to the extent that such rights, money or property are for the time being effectively assigned or charged by fixed charge under the foregoing provisions of this Debenture; and

(xx)	the benefit of all licences, consents and authorisations held in connection with its business or the use of any Asset and the right to recover and receive all compensation which may be payable in respect of them.

3.3

Creation of floating charge: Each Chargor, as beneficial owner, with full title guarantee, charges to the Security Trustee as security for the payment or discharge of all Secured Obligations, by way of first floating charge all its Assets, except to the extent that such Assets are for the time being effectively assigned by way of security by virtue of Clause 3.1 (Assignments) or charged by any fixed charge contained in Clause 3.2 (Fixed security), including any Assets comprised within a charge which is reconverted under Clause 4.4 (Reconversion), so that such Chargor shall not create any Security over any such Floating Charge Asset (whether having priority over, or ranking pari passu with or subject to, this floating charge) or take any other step referred to in Clause 7 (Negative pledge and other restrictions) with respect to any such Floating Charge Asset, and such Chargor shall not, without the consent of the Security Trustee, sell, transfer, part with or dispose of any such Floating Charge Asset (except by way of sale in the ordinary course of its business to the extent that such action is not otherwise prohibited by any Finance Document).

3.4	Notices of Assignment:

(a)	Each Chargor shall on the date of this Debenture give notice to the insurer(s) (and any broker) of the security over the Insurance Policies and their proceeds created by this Debenture.

(b)	Each Chargor shall use all reasonable endeavours (including expending reasonable costs and expenses) to procure the execution and delivery to the Security Trustee of acknowledgments by the addressees of the notices delivered to them pursuant to paragraph (a).

3.5	Priority:

(a)	Any fixed Security created by a Chargor and subsisting in favour of the Security Trustee shall (save as the Security Trustee may otherwise declare at or after the time of its creation) have priority over the floating charge created by Clause 3.3 (Creation of floating charge).

(b)	Any Security created in the future by a Chargor (except in favour of the Security Trustee) shall be expressed to be subject to this Debenture and shall rank in order of priority behind the charges created by this Debenture.

3.6	Application to the Land Registry:

(a)	Registration of existing Land: Each Chargor shall:

(i)	promptly after it becomes possible to do so, apply to the Land Registry for registration of the instrument vesting legal and beneficial ownership of the Land in Hong Kong in that Chargor in all cases where it is not already so registered (and is required to be so registered) and notify the Security Trustee of the memorial number of that instrument; and

(ii)	request the Land Registrar to register the legal charge and/or the equitable charge created by Clause 3.2 (Fixed security) and notice of all other Security created or expressed to be created by this Debenture.

(b)	Registration of future Land: In the case of each Chargor’s Land in Hong Kong acquired after the date of this Debenture, that Chargor covenants that it shall:

(i)	promptly after it becomes possible to do so, apply to the Land Registry for registration of the instrument vesting legal and beneficial ownership to that Land in Hong Kong in that Chargor and notify the Security Trustee of the memorial number of that instrument;

(ii)	execute a supplemental deed of charge in favour of the Security Trustee in substantially the same terms as the charge created by Clause 3.2 (Fixed security) in respect of that Land in Hong Kong; and

(iii)	request the Land Registrar to register that supplemental deed of charge in relation to that Land in Hong Kong and notice of all Security created or expressed to be created by this Debenture.

4.	CRYSTALLISATION

4.1	Crystallisation by notice: The floating charge created by each Chargor in Clause 3.3 (Creation of floating charge) may be crystallised into a fixed charge by notice in writing given at any time by the Security Trustee to the relevant Chargor (or to the Issuer on its behalf) if:

(a)	an Event of Default has occurred and is continuing;

(b)	the Security Trustee in good faith considers that a Default under Clause (7) or (8) of Section 6.01 (Events of Default) of the Indenture has occurred; or

(c)	the Security Trustee in good faith considers that any of the Assets expressed to be charged to the Security Trustee by this Debenture may be in jeopardy or in danger of being seized or sold pursuant to any form of legal process; or

(d)	a circumstance envisaged by paragraph (a) of Clause 4.2 (Automatic crystallisation) occurs and the Security Trustee in good faith considers that such crystallisation is desirable in order to protect the priority of its security.

Such crystallisation shall take effect over the Floating Charge Assets or class of Assets specified in the notice. If no Floating Charge Assets are specified, it shall take effect over all Floating Charge Assets of the relevant Chargor.

4.2	Automatic crystallisation: If, without the Security Trustee’s prior written consent:

(a)	any Chargor, in contravention of any Finance Document, resolves to take or takes any step to:

(i)	charge or otherwise encumber any of its Floating Charge Assets;

(ii)	create a trust over any of its Floating Charge Assets; or

(iii)	dispose of any Floating Charge Asset (except by way of sale in the ordinary course of its business to the extent that such disposal is not otherwise prohibited by any Finance Document); or

(b)	any person resolves to take or takes any step to seize or sell any Floating Charge Asset pursuant to any form of legal process; or

(c)	an Event of Default under Clause (7) or (8) of Section 6.01 (Events of Default) of the Indenture has occurred,

then the floating charge created by Clause 3.3 (Creation of floating charge) shall be automatically and instantly crystallised (without the necessity of notice) into a fixed charge over such Floating Charge Asset or, in the case of paragraph (c) above into a fixed charge over all Floating Charge Assets of the relevant Chargor.

4.3

Future Floating Charge Assets: Except as otherwise stated in any notice given under Clause 4.1 (Crystallisation by notice) or unless the crystallisation relates to all its Floating Charge Assets, prospective Floating Charge Assets acquired by any Chargor after crystallisation has occurred under Clause 4.1 (Crystallisation by notice) or 4.2 (Automatic crystallisation) shall become subject to the floating charge created by Clause 3.3

(Creation of floating charge), so that the crystallisation shall be effective only as to the specific Floating Charge Assets affected by the crystallisation.

4.4	Reconversion: Any charge which has crystallised under Clause 4.1 (Crystallisation by notice) or 4.2 (Automatic crystallisation) may, by notice in writing given at any time by the Security Trustee to the relevant Chargor, be reconverted into a floating charge in relation to the Assets specified in such notice.

5.	TITLE DOCUMENTS AND INSURANCE POLICIES

5.1	Documents: Subject to the rights of any prior chargee and except as otherwise expressly agreed in writing by the Security Trustee, each Chargor shall deposit with the Security Trustee, and the Security Trustee shall be entitled to retain during the continuance of the security created by this Debenture, all deeds and documents of title relating to all its Fixed Security Assets, including policies of insurance and assurance, certificates of registration and certificates constituting or evidencing Intellectual Property Rights.

5.2	Insurance:

(a)	Each Chargor shall:

(i)	maintain at all times insurance policies which comply with (and otherwise comply with all its obligations under) Section 4.05 (Maintenance of Properties and Insurance) of the Indenture and comply with the terms of all such insurance policies, including any stipulations or restrictions as to use or operation of any asset, and not do or permit anything which may make any insurance policy void or voidable; and

(ii)	make notifications to insurers of any claims or prospective claims in accordance with the provisions of the relevant insurance policy and diligently pursue the making of recoveries from insurers.

(b)	Each Chargor shall procure that:

(i)	except where the proceeds of a particular insurance policy have been assigned by way of security to the Security Trustee, the Security Trustee be shown as the loss payee on the face of all its insurance policies in such form as the Security Trustee may require;

(ii)	the members of the Group shall punctually make all premium and other payments necessary for effecting or maintaining such insurances and on demand shall produce to the Security Trustee the receipts of such payments; and

(iii)	the members of the Group shall use their best endeavours to cause the policies of insurance maintained by them as required by this Clause to be forthwith amended to include clauses to ensure that the policies shall not be voidable by the insurers as a result of any misrepresentation, non-disclosure of material facts or breach of warranty provided that in each case there shall have been no fraud or wilful deceit on the part of the insured member of the Group.

(c)

If any default shall at any time be made in effecting or maintaining insurance required by this Clause or in producing any payment receipt to the Security Trustee on demand or depositing any policy with the Security Trustee pursuant to the Security Documents, the Security Trustee may take out or renew such insurances in such sums as the Security Trustee may think expedient and all money expended by the Security Trustee under this provision shall be recoverable by the Security Trustee under Clause 23 (Costs, expenses and liabilities).

(d)	Each Chargor shall procure that its insurance broker undertakes in writing to the Security Trustee that:

(i)	upon becoming aware that the Chargor has failed to pay any premium or renew any insurance, it will take reasonable steps to keep the Security Trustee’s interest in such insurance in force up to the full sum insured and for the same risks (subject to the premium for any such period of extended cover being advanced to the broker by the Security Trustee for the account of the Chargor);

(ii)	it will advise the Security Trustee of any proposed cancellation of the policy as soon as reasonably practicable after being informed of such cancellation;

(iii)	if the insurance cover is to be reduced or any insured risks are to be restricted, it will advise the Security Trustee as soon as reasonably practicable after being informed of such reduction or restriction;

(iv)	it will advise the Security Trustee as soon as reasonably practicable of any act, omission or event which comes to its knowledge which might invalidate the insurance or render it unenforceable, in whole or in part; and

(v)	it will advise the Security Trustee if any claim with a value in excess of US$1,000,000 (or its equivalent in other currencies) is rejected by insurers.

6.	MANDATORY PREPAYMENT ACCOUNT

6.1	Notice to Account Bank: The Chargor that is the holder of the Mandatory Prepayment Account shall, immediately after the establishment of the Mandatory Prepayment Account, give notice to the Account Bank substantially in the form set out in Part 1 of Schedule 3 (Mandatory Prepayment Account) and shall use its best endeavours to procure that the Account Bank signs and delivers the form of acknowledgement to that notice.

6.2	Withdrawals: No Chargor may withdraw any moneys standing to the credit of the Mandatory Prepayment Account without the prior written consent of the Security Trustee.

7.	REPRESENTATIONS AND WARRANTIES

Each Chargor represents and warrants to the Security Trustee and each of the Secured Parties on the date of this Debenture:

(a)	Status:

(i)	it is duly constituted, validly existing and, where applicable, in good standing under the laws of the country in which it is incorporated;

(ii)	it is not insolvent or in liquidation or administration or subject to any other insolvency procedure;

(iii)	no receiver, manager, trustee, custodian or analogous officer has been appointed in respect of any part of its property, undertaking or assets; and

(iv)	it has the appropriate power and authority to own its property and assets and to carry on its business as it is conducted on the date of this Debenture;

(b)	Capacity and approvals: it has the appropriate power to enter into and perform the terms and conditions of, and has taken all necessary action to authorise the execution, delivery and performance of, this Debenture;

(c)	Proper execution: this Debenture has been properly executed by it and the obligations expressed as being assumed by it under this Debenture are valid and binding upon it and enforceable in accordance with their terms;

(d)	Compliance with legal restrictions: none of the provisions, covenants and obligations on its part contained in this Debenture contravenes any of the provisions of its memorandum or articles of association or other constitutional documents and neither this Debenture nor its performance will infringe any law or obligation binding upon it;

(e)	Other approvals for this Debenture: no authorisation of or registration with any governmental, judicial or other third party nor payment of any stamp, registration or other tax is required or desirable in connection with the execution, performance, validity, enforceability or admissibility in evidence of this Debenture, other than registration of this Debenture under Sections 80 and 91 of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong), entry of particulars of the charge created under this Debenture in the register of charges of any Chargor incorporated or registered under the BC Act kept at the registered office of such Chargor or at the office of its registered agent, and registration of such charge at the office of the Registrar of Corporate Affairs pursuant to Section 163(1) of the BC Act, and entry of particulars of any charge created under this Debenture in the register of mortgages and charges of any Chargor as an exempted company under the Companies Law in accordance with Section 54 of the Companies Law; and

(f)	No Security/guarantees: except as previously disclosed in writing to the Security Trustee with express reference to this Clause, there is no Security affecting any Assets other than any Security created by this Debenture, and no Chargor has given any guarantee, indemnity or other assurance against loss in relation to the liability of any person other than in favour of the Secured Parties or as otherwise permitted under the terms of the Indenture.

8.	NEGATIVE PLEDGE AND OTHER RESTRICTIONS

No Chargor shall, without the prior written consent of the Security Trustee (or unless otherwise permitted under the terms of the Indenture):

(a)	create, or agree or attempt to create, or permit to subsist, any Security or any trust over any of its Assets; or

(b)	sell, assign, lease, license or sub-license, or grant any interest in, any of its Fixed Security Assets, or part with possession or ownership of them, or purport or agree to do so.

9.	FURTHER ASSURANCE

(a)	Each Chargor shall promptly do all such acts and execute all such documents (including assignments, transfers, mortgages, charges, notices, forms and instructions) (in favour of the Security Trustee or its nominee(s)) in order to:

(i)	perfect or protect the Security created or intended to be created by this Debenture (which may include the execution of a mortgage, charge, assignment, transfer, notice, instruction or other Security over all or any of the Assets which are, or are intended to be, the subject of the Security constituted by this Debenture) or for the exercise of any rights, powers and remedies of any Secured Party provided by this Debenture or by law;

(ii)	confer on the Security Trustee or confer on the Secured Parties, Security over any of its Assets located in any jurisdiction outside Hong Kong which is (to the extent permitted by local law) equivalent or similar to the Security intended to be conferred by or pursuant to this Debenture; and/or

(iii)	facilitate the realisation of the Assets subject to the Security conferred or intended to be conferred by this Debenture or the exercise of any rights vested in the Security Trustee, any Receiver or nominee, including executing any transfer, conveyance, charge, assignment or assurance of all or any of the Assets which are the subject of the Security constituted by this Debenture, making any registration and giving any notice, order or instructions.

(b)	Each Chargor shall (and the Issuer shall procure that each Chargor shall) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Trustee or the Secured Parties by or pursuant to this Debenture. Without prejudice to the generality of this Clause 9, at the request of the Security Trustee each Chargor will promptly execute a legal mortgage, charge or assignment over any of the Assets subject to or intended to be subject to any fixed security created by this Debenture in favour of the Security Trustee.

(c)	Without prejudice to the generality of this Clause 9, each Chargor shall:

(i)	promptly after the execution of this Debenture, at the cost of that Chargor effect such filings, notices and registrations (or assist the counsel to the Security Trustee to effect such filings, notices and registrations) as are necessary or prudent in order to preserve, perfect and enforce the Security created or expressed to be created pursuant to this Debenture (including, for the avoidance of doubt, pursuant to Sections 80 and 91 of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong); entry of particulars of the charge created under this Debenture in the register of charges of any Chargor incorporated or registered under the BC Act kept at the registered office of such Chargor or at the office of its registered agent, and registration of such charge at the office of the Registrar of Corporate Affairs pursuant to Section 163(1) of the BC Act; and entry of particulars of any charge created under this Debenture in the register of mortgages and charges of any Chargor as an exempted company under the Companies Law in accordance with Section 54 of the Companies Law; and

(ii)	promptly provide to the Security Trustee evidence (in form and substance satisfactory to the Security Trustee) of all registrations, notices and filings completed pursuant to paragraph (i) above.

Notwithstanding anything to the contrary contained in this Debenture or under applicable law, but without limiting the rights and authorisations of the Security Trustee hereunder, the Security Trustee shall not be obliged to:

(i)	prepare, record, file, re-record, or re-file any financing statement, perfection statement, continuation statement or other instrument in any public office or otherwise ensure the perfection or maintenance of any security interest granted pursuant to, or contemplated by any Finance Document;

(ii)	take any necessary steps to preserve rights against any parties with respect to any Assets; or

(iii)	take any action to protect against any diminution in value of any Assets.

10.	CONTINUING SECURITY

This Debenture shall be a continuing security for the Secured Parties, notwithstanding any intermediate payment or settlement of accounts or other matter whatever, and shall be in addition to and shall not prejudice or be prejudiced by any right of set-off, combination, lien or other rights exercisable by any Secured Party as banker against any Chargor or any security, guarantee, indemnity and/or negotiable instrument now or in the future held by any Secured Party.

11.	LAND

11.1	Negative covenants: Each Chargor shall not without the prior written consent of the Security Trustee (which will not be unreasonably withheld or delayed) or unless otherwise permitted under the terms of the Indenture:

(a)	save in the ordinary course of business, carry out any building work on its Land or make any structural alteration to any building on its Land or apply for any planning consent for the development or change of use of its Land, or at any time sever, remove or dispose of any Fixture on it if any such action would be reasonably likely to materially adversely affect the value of such Land;

(b)	enter into any onerous or restrictive obligations affecting its Land or create or permit to arise any overriding interest or any easement or right whatever in or over it which would be reasonably likely to affect adversely its value or the value of the Security constituted by this Debenture over it;

(c)	exercise any power of leasing in relation to its Land, or accept surrenders of leases of its any Land or agree to do so;

(d)	extend, renew on substantially different terms or vary any lease or tenancy agreement or give any licence to assign or underlet in relation to its Land to the extent that it would be reasonably likely to materially adversely affect its value or the value of the Security constituted by this Debenture;

(e)	part with possession of its Land (except on the determination of any Lease, tenancy or licence granted to it) or except as expressly permitted by the terms of the Finance Documents;

(f)	share the occupation of any Land with any other person or agree to do so;

(g)	change or permit to be changed the use of any of the Land or carry out any operation or begin or continue any use of the Land for which planning permission under applicable law or regulation is required but has not been obtained;

(h)	enter into any negotiations with any competent authorities relating to the resumption of any of the Land pursuant to the Government Lands Resumption Ordinance (Chapter 124 of the Laws of Hong Kong) or consent to the resumption of any Land and, if so requested by the Security Trustee, it will permit the Security Trustee or its representatives to conduct any negotiations or give any consent on its behalf; or

(i)	use the Land or permit the Land to be used for purposes other than those for which it has been permitted or designated in the Government Grant or by any other competent authority (or any building thereon has been built) and may lawfully be used.

11.2	Implied covenants for title: Each Chargor’s obligations under this Debenture are in addition to any covenant for title deemed to be included in this Debenture under the CPO, any equivalent statute or general law.

12.	INTELLECTUAL PROPERTY RIGHTS

12.1	Negative covenants: Without the prior written consent of the Security Trustee (or unless otherwise permitted under the terms of the Indenture), each Chargor shall not:

(a)	sell, assign, lease, license, sub-license or grant any interest in its Intellectual Property Rights, or purport or agree to do so or part with possession or ownership of them, or allow any third party access to, or the right to use or exploit, any Intellectual Property Rights;

(b)	enter into any contract or arrangement for supply or otherwise whereby any third party obtains any assignment of or any right or licence in relation to any Intellectual Property Rights on the occurrence or non-occurrence of any future event or circumstance whatever;

(c)	amend the specification of any registered trade mark included in its Intellectual Property Rights or authorise or permit any third party to register any trade mark which is the same as or confusingly similar to any such trade mark in respect of goods or services which are the same as or similar to the goods or services for which such trade mark is registered; or

(d)	amend the specification or drawings referred to in any granted patent.

13.	OPENING OF NEW ACCOUNTS

13.1	Creation of new account: On receiving notice that any Chargor has granted Security over or otherwise encumbered or disposed of any of its Assets in contravention of any Finance Document, a Secured Party may rule off all its accounts and open new accounts with it.

13.2	Credits to new account: If a Secured Party does not open a new account immediately on receipt of such notice, it shall nevertheless be treated as if it had done so on that day. From that day, all payments made by the relevant Chargor to that Secured Party shall be treated as having been credited to a new account and shall not operate to reduce the amount owing from the relevant Chargor to such Secured Party at the time when it received such notice.

14.	POWERS OF SALE, LEASING AND ACCEPTING SURRENDERS

14.1	Paragraph 11 of the Fourth Schedule of the CPO: Paragraph 11 of the Fourth Schedule of the CPO shall not apply to this Debenture, and the statutory power of sale shall arise on, and be exercisable at any time after, the execution of this Debenture. However, the Security Trustee shall not exercise such power of sale until the Security constituted by this Debenture has become enforceable.

14.2	Powers of sale extended: The statutory powers of sale, leasing and accepting surrenders exercisable by the Security Trustee by virtue of this Debenture are extended so as to authorise the Security Trustee (whether in its own name or that of the Chargor concerned) to:

(a)	grant a Lease of any Land vested in a Chargor or in which it has an interest on such terms and conditions as the Security Trustee shall think fit; and

(b)	sever any Fixtures from Land vested in a Chargor and sell them separately.

15.	POWERS OF THE SECURITY TRUSTEE

15.1	Enforceable: On or at any time after the occurrence of an Event of Default that is continuing, then the Security constituted by this Debenture shall become enforceable.

15.2	Appointment of Receiver: On or at any time after the Security constituted by this Debenture has become enforceable, notwithstanding the terms of any other agreement between any Chargor and any Secured Party, the Security Trustee may (unless precluded by law) appoint in writing any person or persons to be a receiver and manager or receivers and managers of all or any part of the Assets of such Chargor or as the Security Trustee may choose in its entire discretion. The provisions of Section 50 (Power to appoint a receiver) of the CPO and similar provisions of any equivalent statute (as varied and/or extended by this Debenture) shall apply to any appointment made pursuant to this Debenture.

15.3	Power to act separately: Where more than one Receiver is appointed, the appointees shall have power to act separately unless the Security Trustee shall specify to the contrary.

15.4	Receiver’s remuneration: The Security Trustee may from time to time determine the remuneration of a Receiver (subject to Section 300 of the Ordinance).

15.5	Removal of Receiver: The Security Trustee may remove a Receiver from all or any of the Assets of which he is the Receiver.

15.6	Further appointments of a Receiver: Such an appointment of a Receiver shall not preclude:

(a)	the Security Trustee from making any subsequent appointment of a Receiver over all or any Assets over which a Receiver has not previously been appointed or has ceased to act; or

(b)	the appointment of an additional Receiver to act while the first Receiver continues to act.

15.7	Receiver’s agency: The Receiver shall be the agent of the relevant Chargor (which shall be solely liable for his acts, defaults and remuneration) unless and until such Chargor goes into liquidation, after which time he shall act as principal and shall not become the agent of the Security Trustee or any other Secured Party. The Security Trustee shall not be responsible, at any time, for the actions of the Receiver.

16.	POWERS OF A RECEIVER

16.1	General: The Receiver may exercise, in relation to each Chargor over whose Assets he is appointed, all the powers, rights and discretions set out in Section 51 and the Fourth Schedule of the CPO and any equivalent statute (as varied and/or extended by this Debenture) and in particular, by way of addition to and without limiting such powers, the Receiver may, with or without the concurrence of others:

(a)	sell or concur in selling (where necessary with the leave of the court), lease or concur in leasing, license or concur in licensing, grant options over and vary the terms of, terminate or accept surrenders of leases, licences or tenancies of, all or any of the Assets of that Chargor, without the need to observe any of the provisions of Section 53 of the CPO, in such manner and generally on such terms and conditions as he shall think fit in his absolute and unfettered discretion and any such sale or disposition may be for cash, Investments or other valuable consideration (in each case payable in a lump sum or by instalments) and carry any such transactions into effect in the name of and on behalf of such Chargor;

(b)	promote the formation of a Subsidiary of the relevant Chargor with a view to such Subsidiary purchasing, leasing, licensing or otherwise acquiring interests in all or any of the Assets of such Chargor;

(c)	sever any Fixtures from Land and/or sell them separately;

(d)	arrange for the purchase, lease, licence or acquisition of all or any Assets of that Chargor by any Subsidiary contemplated by paragraph (b) above on a basis whereby the consideration may be for cash, Investments, shares of profits or sums calculated by reference to profits or turnover or royalties or licence fees or otherwise, whether or not secured on the assets of such Subsidiary and whether or not such consideration is payable or receivable in a lump sum or by instalments over such period as the Receiver may think fit;

(e)	make any arrangement or compromise with any Secured Party or others as he shall think fit;

(f)	make and effect all repairs, renewals and improvements to the Assets of the relevant Chargor and effect, renew or increase insurances on such terms and against such risks as he shall think fit;

(g)	appoint managers, officers and agents for the above purposes at such remuneration as the Receiver may determine;

(h)	redeem any prior encumbrance and settle and pass the accounts of the encumbrancer and any accounts so settled and passed shall (subject to any manifest error) be conclusive and binding on the relevant Chargor and the money so paid shall be deemed an expense properly incurred by the Receiver;

(i)	pay the proper administrative charges of any Secured Party in respect of time spent by their agents and employees in dealing with matters raised by the Receiver or relating to the receivership of the relevant Chargor;

(j)	commence and/or complete any building operations upon any Land of the relevant Chargor and apply for and obtain any planning permissions, building regulation consents or licences, in each case as he may in his absolute discretion think fit;

(k)	take all steps necessary to effect all registrations, renewals, applications and notifications as the Receiver may in his discretion think prudent to maintain in force or protect any of the relevant Chargor’s Intellectual Property Rights; and

(l)	do all such other acts and things as may be considered by the Receiver to be incidental or conducive to any of the above matters or powers or otherwise incidental or conducive to the preservation, improvement or realisation of the relevant Assets.

17.	POWER OF ATTORNEY

17.1	Appointment of attorney: Each Chargor, by way of security and to more fully secure the performance of its obligations under this Debenture, hereby irrevocably appoints the Security Trustee (whether or not a Receiver has been appointed) and separately any nominee and/or any Receiver to be its attorney (with full power to appoint substitutes and to delegate) with power in its name and on its behalf, and as its act and deed or otherwise to:

(a)	do anything which that Chargor is obliged to do (but has not done) in accordance with this Debenture, including to execute and deliver and otherwise perfect any agreement, assurance, deed, instrument or document;

(b)	enable the Security Trustee or any such nominee and/or Receiver to exercise (or to delegate) all or any of the rights conferred on it by this Debenture, the CPO, the Ordinance or any other statute in relation to this Debenture or the Assets charged, or purported to be charged, by it; and

(c)	perform any other act of any description.

The Security Trustee shall have no obligation to undertake any of the foregoing actions, and, if it takes any such action in accordance with this Debenture it shall have no liability to any Chargor to continue the same or for the sufficiency or adequacy thereof.

17.2	Ratification: Each Chargor ratifies and confirms whatever any attorney lawfully does or purports to do pursuant to his appointment under this Clause 17.

17.3	Sums recoverable: All sums expended by the Security Trustee nominee and/or any Receiver under this Clause 17 shall be recoverable from the Chargors under Clause 23 (Costs, expenses and liabilities).

18.	OTHER POWERS EXERCISABLE BY THE SECURITY TRUSTEE

18.1	Receiver’s powers: All powers of a Receiver conferred by this Debenture may be exercised by the Security Trustee after this Debenture has become enforceable. In that event, paragraph (h) of Clause 16 (Powers of a Receiver) shall be read and construed as if the words “be charged on the Assets of the relevant Chargor” were substituted for the words “be deemed an expense properly incurred by the Receiver”.

18.2	Receipt of debts: The Security Trustee or any manager, officer, nominee or agent of the Security Trustee is hereby irrevocably empowered to:

(a)	receive all book or trade debts and other debts and claims which may be assigned to the Security Trustee pursuant to this Debenture and/or Clause 9 (Further assurance);

(b)	on payment to give an effectual discharge for them and on non-payment to take and institute (if the Security Trustee in its sole discretion so decides) all steps and proceedings either in the name of any Chargor or in the name of the Security Trustee for their recovery; and

(c)	also to agree accounts and to make allowances and to give time to any surety.

Each Chargor ratifies and confirms whatever the Security Trustee or any manager or officer of the Security Trustee shall lawfully do or purport to do under this Clause 18.

18.3	Security Trustee’s powers: The Security Trustee shall have no liability or responsibility to any Chargor arising out of the exercise or non-exercise of the powers conferred on it by this Clause 18, except for gross negligence or wilful default.

18.4	No duty of enquiry: The Security Trustee need not enquire as to the sufficiency of any sums received by it in respect of any debt or claim or make any claim or take any other action to collect in or enforce them.

18.5	Exercised power of sale:

(a)	The Security Trustee shall incur no liability as a result of the sale of any Assets, or any part thereof, at any private or public sale conducted pursuant to this Debenture in accordance with the requirements of applicable laws. With regards to private sales, each Chargor hereby waives any claims against the Security Trustee and the other Secured Parties arising by reason of the fact that the price at which the Assets may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the first offer received is accepted and the Assets are not offered to more than one offeree, provided that any such private sale is conducted in accordance with applicable laws and this Debenture.

(b)	Each Chargor hereby agrees that in respect of any sale of any of the Assets pursuant to the terms of this Debenture, the Security Trustee is hereby authorised to comply with any limitation or restriction in connection with such sale as it may be advised by its legal counsel is necessary, in order to:

(i)	avoid any violation of applicable laws; or

(ii)	obtain any required approval of the sale or of the purchaser or by any governmental authority or official,

and each Chargor further agrees that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Security Trustee be liable or accountable to any Chargor for any discount allowed by reason of the fact that such Asset is sold in compliance with any such limitation or restriction.

19.	APPLICATION OF MONEY RECEIVED BY THE SECURITY TRUSTEE OR A RECEIVER

19.1	Order of priority: Any money received or realised under the powers conferred by this Debenture shall be paid or applied by the Security Trustee in or towards the discharge of the Secured Obligations as required by the Indenture.

19.2	Suspense account: Until all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full, the Security Trustee (acting reasonably) may place and keep to the credit of a suspense account any money received from or realised in respect of any Chargor’s liability under this Debenture. The Security Trustee shall have no intermediate obligation to apply such money in or towards the discharge of any of the Secured Obligations. Amounts standing to the credit of any such suspense account shall bear interest at a rate considered by the Security Trustee in good faith to be a fair market rate.

19.3	Discretion to apply: Until all Secured Obligations have been unconditionally and irrevocably paid and discharged in full, the Security Trustee may refrain from applying or enforcing any other moneys, security or rights held by it in respect of the Secured Obligations or may apply and enforce such moneys, security or rights in such manner and in such order as it shall decide in its unfettered discretion.

20.	PROTECTION OF THIRD PARTIES

20.1	No duty to enquire: No purchaser from, or other person dealing with, the Security Trustee, its nominee or any Receiver appointed under this Debenture shall be concerned to enquire whether any of the powers which the Security Trustee has exercised or purported to exercise has arisen or become exercisable, or whether this Debenture has become enforceable, or whether any nominee or Receiver has been validly appointed, or whether any event or cause has happened to authorise the Security Trustee, any nominee or a Receiver to act or as to the propriety or validity of the exercise or purported exercise of any such power, and the title of such a purchaser and the position of such a person shall not be impeachable by reference to any of those matters.

20.2	Receipt: The receipt of the Security Trustee shall be an absolute and a conclusive discharge to a purchaser and shall relieve him of any obligation to see to the application of any money paid to or by the direction of the Security Trustee.

20.3	Protection to purchasers: Subject to the provisions of this Debenture, all the protection to purchasers contained in Sections 52 (Protection of purchaser), 53 (Sale by mortgagee) and 55 (Mortgagee’s receipt) of the CPO or in any other applicable statute shall apply to any person purchasing from or dealing with the Security Trustee or any Receiver.

21.	PROTECTION OF THE SECURITY TRUSTEE, ANY NOMINEE AND RECEIVER

21.1	Limitation: Neither the Security Trustee nor any nominee nor Receiver shall be liable in respect of this Debenture, except if and in so far as such Liability results directly from its own gross negligence or wilful misconduct. Notwithstanding the foregoing, under no circumstances shall the Security Trustee be liable for consequential, special, punitive or indirect damages, irrespective of being informed of the possibility thereof and regardless of the cause of action.

21.2	Entry into possession: Without prejudice to the generality of Clause 21.1 (Limitation), neither the Security Trustee, any nominee nor any Receiver shall be liable to account as mortgagee in possession or otherwise for any sum not actually received by it or him respectively. If and whenever the Security Trustee, or any nominee enters into possession of any Assets, it shall be entitled at any time at its discretion to go out of possession.

22.	SECURITY TRUSTEE

22.1	Security Trustee as trustee: The Security Trustee declares itself to be a trustee of this Debenture (and any other Security created in its favour pursuant to this Debenture) for the

Secured Parties. The retirement of the person for the time being acting as Security Trustee and the appointment of a successor shall be effected in the manner provided for in the Indenture.

22.2	Perpetuity period: The perpetuity period applicable to the trust hereby constituted shall be 80 years.

22.3	No partnership: Nothing in this Debenture shall constitute or be deemed to constitute a partnership between any of the Secured Parties and the Security Trustee.

23.	COSTS, EXPENSES AND LIABILITIES

23.1	Costs and expenses: Each Chargor will, promptly on the Security Trustee’s demand from time to time, reimburse the Security Trustee for all costs and expenses (including legal fees) on a full indemnity basis, reasonably incurred by it in connection with:

(a)	the negotiation, preparation, printing and execution and perfection of this Debenture; and

(b)	the completion of the transactions and perfection of the Security contemplated in this Debenture in Clause 9 (Further assurance).

23.2	Amendment costs: If any Chargor requests an amendment, waiver or consent, the Chargor shall, within five Business Days of demand, reimburse the Security Trustee (or any Receiver or delegate) for the amount of all documented costs and expenses (including legal fees) reasonably incurred by the Security Trustee (or any Receiver or delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

23.3	Enforcement costs: Each Chargor will, within five Business Days of the Security Trustee’s demand, pay to the Security Trustee and each other Secured Party on a full indemnity basis, the amount of all costs and expenses (including legal, valuation, accountancy and consultancy fees and disbursements and out-of-pocket expenses), and any indirect tax thereon, incurred by the Security Trustee and/or any other Secured Party in connection with the exercise, enforcement and/or preservation of any of its rights under this Debenture (or any of the documents contemplated by such documents) or any proceedings instituted by or against the Security Trustee, in any jurisdiction, as a consequence of taking or holding this Debenture or enforcing these rights.

23.4	Indemnity for Liabilities: Each Chargor shall also, promptly following the Security Trustee’s demand, reimburse or pay to the Security Trustee, its employees or agents, and any nominee on demand (on the basis of a full indemnity) the amount of all Liabilities incurred by the Security Trustee, its employees or agents and any nominee, in connection with:

(a)	any default or delay by that Chargor in the performance of any of its obligations under this Debenture;

(b)	the exercise, or the attempted or purported exercise, by or on behalf of the Security Trustee of any of its powers or any other action taken by or on behalf of the Security Trustee with a view to or in connection with the recovery of the Secured Obligations, the enforcement of the Security created by this Debenture or for any other purpose contemplated in this Debenture;

(c)	the carrying out or consideration of any other act or matter which the Security Trustee may consider to be conducive after the occurrence of an Event of Default to the preservation, improvement or benefit of any Asset; and

(d)	any stamp duty, stamp duty reserve tax or similar tax which may be payable as a result of the execution or performance of this Debenture.

23.5	Without prejudice: The above entitlement to costs, expenses and indemnities shall not prejudice the entitlement of the Security Trustee to indemnities and compensations provided under Section 10.07 (Additional Security Trustee Terms) of the Indenture.

23.6	Joint and Several: The obligations of each Chargor under this Clause 23 shall be joint and several and continuing and shall survive the termination of this Debenture and the resignation or removal of the Security Trustee.

24.	STAMP DUTY

Each Chargor shall pay all present and future stamp, registration and similar taxes or charges which may be payable or determined to be payable in any applicable jurisdiction in connection with the execution, delivery, performance or enforcement of this Debenture or any judgment given in connection with this Debenture and shall indemnify the Security Trustee, each Secured Party and each Receiver against any and all liabilities including penalties with respect to or resulting from its delay or omission to pay any such stamp, registration and similar taxes or charges.

25.	TAX GROSS-UP

25.1	Definitions

(a)	In this Clause 25:

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under this Debenture.

(b)	In this Clause 25 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

25.2	Tax gross-up

(a)	Each Chargor shall make all payments to be made by it in accordance with the terms of this Debenture without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	Each Chargor shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Security Trustee accordingly.

(c)	If the Tax Deduction is required by law to be made by any Chargor, the amount of the payment due from that Chargor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	If a Chargor is required to make a Tax Deduction, that Chargor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)

Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the relevant Chargor shall deliver to the Security Trustee evidence reasonably satisfactory to the Security Trustee that the

Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

26.	INFORMATION

The Security Trustee may from time to time seek from any other banker or finance provider to each Chargor such information about each Chargor and its affairs as the Security Trustee may think fit and each Chargor shall direct any such third party to provide such information to the Security Trustee and agrees to provide such further authority for this purpose as the Security Trustee may from time to time require. If the Security Trustee obtains any such information it shall not have any obligation to inform any Chargor thereof.

27.	CURRENCY INDEMNITY

If:

(a)	for any reason any amount payable by each Chargor under this Debenture is paid or recovered by any Secured Party in a currency (the “payment currency”) other than that in which the Secured Obligations are denominated; and

(b)	the payment made to such Secured Party in the payment currency, when converted at such Secured Party’s then applicable rate of exchange into the currency in which the Secured Obligations are denominated, is less than the amount payable in the currency in which the Secured Obligations are denominated, then each Chargor shall, jointly and severally, as a separate and independent obligation, fully indemnify such Secured Party within ten days of demand against the amount of the shortfall. For the purposes of this Clause, the expression “applicable rate of exchange” means the rate at which such Secured Party purchases the currency in which the Secured Obligations are denominated with the payment currency, taking into account any costs associated with the exchange.

28.	INTEREST ON OVERDUE AMOUNTS

28.1	Default interest: Any overdue amounts not paid in accordance with this Debenture when due shall carry interest at an interest rate and in accordance with the terms contained in the relevant Finance Document in relation to overdue sums or at such other rate as may be agreed between the relevant Chargor and the Secured Parties from time to time. In each case, interest shall accrue on a day to day basis to the date of irrevocable and unconditional repayment in full and, if unpaid, shall be compounded on the terms so agreed or (in the absence of such agreed terms) with quarterly rests on the Security Trustee’s and/or the relevant Secured Party’s usual quarterly interest days. Interest shall continue to be charged and compounded on this basis after as well as before any demand or judgment.

28.2	When payable: Clause 28.1 above shall not apply to the extent that default interest on such amount is payable pursuant to the terms of the Indenture and/or the Notes and itself constitutes part of the Secured Obligations.

29.	SET-OFF

30.

The Security Trustee may (but is not obliged to) retain any money standing to the credit of any Chargor with the Security Trustee in any currency upon any account (whether or not in that Chargor’s name) or otherwise as cover for any Secured Obligations and that Chargor agrees that the Security Trustee may at any time or times without notice to each

Chargor combine or consolidate any or all sums of money now or subsequently standing to that Chargor’s credit upon any such account with all or such part of the Secured Obligations as the Security Trustee may determine (whether presently payable or not) and the Security Trustee may purchase with any such money any other currency required to effect such combination or consolidation.

31.	TRANSFER AND DISCLOSURE

31.1	Transfer by Chargors: No Chargor may assign or transfer any of its rights or obligations under this Debenture.

31.2	Transfer by Secured Parties: Any Secured Party may at any time assign and transfer all or any part of its rights under this Debenture to any person to which it has assigned and transferred the whole or part of its rights under the Notes in accordance with the terms of the Indenture and the Notes.

31.3	Transfer by Security Trustee: The Security Trustee may assign and transfer all of its rights and obligations under this Debenture to any replacement Security Trustee appointed in accordance with the Indenture. Upon such assignment and transfer becoming effective, the replacement Security Trustee shall be, and be deemed to be, acting as agent and trustee for each of the Secured Parties (including itself) for the purposes of this Debenture in replacement of the previous Security Trustee.

31.4	Disclosure of information: Each Chargor irrevocably authorises the Security Trustee and each Secured Party, at its discretion, at any time or from time to time, to disclose any information concerning each Chargor, this Debenture and the Secured Obligations to:

(a)	any associated company of the Security Trustee or any of the Secured Parties or;

(b)	any prospective transferee or grantee referred to in Clause 31.3 (Transfer by Security Trustee) and any other person considered by the Security Trustee or any of the Secured Parties to be concerned in the relevant transaction or prospective transaction; or

(c)	any person who, as part of the arrangements made in connection with any transaction referred to in Clause 31.3 (Transfer by Security Trustee), requires such information after the transaction has been effected.

The above authority is without prejudice to the right of disclosure of the Security Trustee or any of the Secured Parties implied by law.

32.	RELEASE OF SECURITY

32.1	Redemption: Subject to Clause 32.2 (Avoidance of payments), if all Secured Obligations have been unconditionally and irrevocably paid in full and none of the Secured Parties are under any further actual or contingent liability to make advance or provide other financial accommodation to any person under any Finance Document, the Security Trustee will (at the request and cost of the Chargors), upon receipt of any documents required by the Indenture, execute and do all such reasonable acts as may be necessary to release the Assets from the Security constituted by this Debenture. Such release shall not prejudice the rights of the Security Trustee under Clause 23 (Costs, expenses and liabilities).

32.2

Avoidance of payments: If the Security Trustee considers in good faith that any amount received in payment or purported payment of the Secured Obligations is capable of being avoided or reduced by virtue of any insolvency, bankruptcy, liquidation or other similar laws, the liability of the Chargors under this Debenture and the Security constituted by this

Debenture shall continue and such amount shall not be considered to have been irrevocably paid.

33.	RIGHTS OF THE PARTIES TO VARY

The Parties (or the Issuer, on behalf of the Chargors, and the Security Trustee (on behalf of the Secured Parties)) may by agreement vary any term of this Debenture (including this Clause 33 without the necessity of obtaining any consent from any other person).

34.	FORBEARANCE, SEVERABILITY, VARIATIONS AND CONSENTS

34.1	Delay etc: All rights, powers and privileges under this Debenture shall continue in full force and effect, regardless of any Secured Party, nominee or Receiver exercising, delaying in exercising or omitting to exercise any of them.

34.2	Severability: No provision of this Debenture shall be avoided or invalidated by reason only of one or more other provisions being invalid or unenforceable.

34.3	Illegality, invalidity, unenforceability: Any provision of this Debenture which is or becomes illegal, invalid or unenforceable shall be ineffective only to the extent of such illegality, invalidity and unenforceability, without invalidating the remaining provisions of this Debenture.

34.4	Variations: No variation of this Debenture shall be valid and constitute part of this Debenture, unless such variation shall have been made in writing and signed by the Security Trustee (on behalf of the Secured Parties) and each Chargor (or the Issuer on behalf of each Chargors).

34.5	Consents: Save as otherwise expressly specified in this Debenture, any consent of the Security Trustee may be given absolutely or on any terms and subject to any conditions as the Security Trustee may determine in its entire discretion.

35.	COUNTERPARTS

This Debenture may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Debenture.

36.	NOTICES

36.1	Delivery: Any notice, document or other communication to be given or delivered under or in connection with this Debenture shall be in writing and, in the case of any notice, document or communication to a Chargor, shall be deemed to have been duly served on, given or delivered to or made if it is left at the authorised address of that Chargor, posted by pre-paid registered post addressed to that Chargor at such address, or sent by facsimile transmission to a machine situated at such address and shall be deemed to have been received if:

(a)	personally delivered, at the time of delivery;

(b)	sent by mail, on the date of posting; or

(c)	sent by facsimile transmission, on receipt by the sender of a facsimile transmission report (or other appropriate evidence) confirming that the facsimile has been transmitted to the addressee.

36.2	Addresses: For the purposes of this Clause the authorised address of each Party shall be the address (including the details of the facsimile number and person for whose attention a notice, document or communication is to be addressed) identified with its name at the end of this Debenture or such other address (and details) as that Party may notify to each other Party in writing from time to time in accordance with the requirements of this Clause.

36.3	Effectiveness: Any notice, document or communication to be made or delivered to the Security Trustee will be effective only when actually received by the Security Trustee and then only if it is expressly marked for the attention of the department or officer of the Security Trustee as identified above (or any substitute department or officer as the Security Trustee shall specify for this purpose).

36.4	English language: Each notice, document or communication between the Parties shall be either in English or accompanied by a translation into English, which is certified as being a true and accurate translation.

37.	SECURITY TRUSTEE

The provisions of Sections 10.04 (Authorization of Actions to be Taken by the Trustee under the Security Documents), 10.05 (Authorization of Receipt of Funds by the Security Trustee Under the Security Documents), 10.06 (Release of the Collateral) and 10.07 (Additional Security Trustee Terms) of the Indenture shall apply to the Security Trustee’s actions, rights, obligations, powers, limitations of liability and duties under this Debenture as if set out in this Debenture in full. The Security Trustee shall be entitled to exercise its rights, powers, authorisations and duties under the terms of this Debenture through designees, agents or co-Security Trustees appointed pursuant to the Indenture. The permissive authorisations, entitlements, powers and rights granted to the Security Trustee hereunder (including, but not limited to, the rights under Clauses 4.1 (Crystallisation by notice) and 5.2 (Insurance)) shall not be construed as duties. The Security Trustee shall be entitled to refuse to take or refrain from taking any discretionary action or exercise any discretionary powers set forth in this Debenture until it has received with respect thereto satisfactory written direction in accordance with the terms of the Indenture and, if necessary, satisfactory indemnification.

38.	GOVERNING LAW

This Debenture shall be governed by and construed in accordance with Hong Kong law.

39.	ENFORCEMENT

39.1	Jurisdiction:

(a)	The courts of Hong Kong have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Debenture (including a dispute regarding the existence, validity or termination of this Debenture) (a “Dispute”).

(b)	The Parties agree that the courts of Hong Kong are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This Clause 39 (Enforcement) is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

(d)

Each Chargor irrevocably waives any objection which it may have now or in future to the laying of the venue of any proceedings in the courts of Hong Kong and any claim that any such proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any such proceedings brought in such courts shall be conclusive and binding upon it and may be enforced in any other jurisdiction.

39.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Overseas Chargor irrevocably designates, appoints and empowers Sino-Wood Partners, Limited of Room 3815-29, Sun Hung Kai Centre 30 Harbour Road, Wanchai, Hong Kong (or such other address in Hong Kong as such Overseas Chargors may notify to the Security Trustee) as their agent to accept service of process in such jurisdiction in any proceedings arising out of or in connection with this Debenture (the “Proceedings”) and agrees that failure by such agent to give notice of such service of process to such Overseas Chargors shall not impair or affect the validity of such service or any judgment based on it (and Sino-Wood Partners, Limited by its execution of this Debenture, accepts that appointment).

(b)	Sino-Wood Partners, Limited expressly agrees and consents to the provisions of Clause 38 (Governing Law) and of Clause 39 (Enforcement).

(c)	Each Chargor further consents to the service of process out of the courts of Hong Kong in any such Proceedings by the mailing to it of copies by registered or certified airmail, postage prepaid.

39.3	Immunity: Each Chargor irrevocably and unconditionally:

(a)	agrees that in any legal proceedings against it or its assets in connection with this Debenture, no immunity from such legal proceedings (which shall include suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) shall be claimed by or on behalf of it or with respect to its assets;

(b)	waives any such right of immunity which it or its assets now has or may in the future acquire; and

(c)	consents generally in respect of such proceedings to the giving of relief or the issue of any process in connection with such proceedings including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order of judgment which may be made or given in such proceedings.

THIS DEBENTURE has been executed by each Chargor as a deed and signed by the Security Trustee and it shall take effect on the date stated at the beginning of this document.

SCHEDULE 1

Chargors

No.	Chargor	Place of incorporation of the Chargor	Registration number

1.	Emerald Plantation Holdings Limited	Cayman Islands	CT-274117

2.	Emerald Plantation Group Limited	Cayman Islands	CT-274113

3.	Sino-Panel Holdings Limited	British Virgin Islands	388858

4.	Sino-Global Holdings Inc.	British Virgin Islands	259917

5.	Sino-Wood Partners, Limited	Hong Kong	381246

6.	Sino Capital Global Inc.	British Virgin Islands	218658

7.	Sino-Panel (Asia) Inc.	British Virgin Islands	259918

8.	Grandeur Winway Limited	British Virgin Islands	499219

9.	Sinowin Investments Limited	British Virgin Islands	1067100

10.	Sino-Panel (Guangxi) Limited	British Virgin Islands	1381282

11.	Sino-Panel (Yunnan) Limited	British Virgin Islands	1381062

12.	Sino-Panel (North East China) Limited	British Virgin Islands	643479

13.	Sino-Panel [Xiangxi] Limited	British Virgin Islands	1069477

14.	Sino-Panel [Hunan] Limited	British Virgin Islands	1070457

15.	SFR (China) Inc.	British Virgin Islands	255656

16.	Sino-Panel [Suzhou] Limited	British Virgin Islands	1058647

17.	Sino-Panel (Gaoyao) Ltd.	British Virgin Islands	259915

18.	Sino-Panel (Guangzhou) Limited	British Virgin Islands	1052050

19.	Sino-Panel (North Sea) Limited	British Virgin Islands	1420406

20.	Sino-Panel (Guizhou) Limited	British Virgin Islands	1432429

21.	Sino-Panel (Huaihua) Limited	British Virgin Islands	1432427

22.	Sino-Panel (Qinzhou) Limited	British Virgin Islands	1432428

23.	Sino-Panel (Yongzhou) Limited	British Virgin Islands	1432426

24.	Sino-Panel (Fujian) Limited	British Virgin Islands	1434765

25.	Sino-Panel (Shaoyang) Limited	British Virgin Islands	1434767

26.	Sino-Panel (China) Nursery Limited	British Virgin Islands	1561607

27.	Sino-Panel (Russia) Limited	British Virgin Islands	1571333

28.	Sino-Panel Trading Limited	British Virgin Islands	1582977

No.	Chargor	Place of incorporation of the Chargor	Registration number

29.	Dynamic Profit Holdings Limited	British Virgin Islands	551237

30.	Sino-Forest Resources Inc.	British Virgin Islands	121457

31.	Sino-Wood Trading Limited	British Virgin Islands	1561911

32.	Sino-Plantation Limited	Hong Kong	386411

33.	Suri-Wood Inc.	British Virgin Islands	246849

34.	Sino-Forest Investments Limited	British Virgin Islands	558954

35.	Mandra Forestry Holdings Limited	British Virgin Islands	633459

36.	Mandra Forestry Finance Limited	British Virgin Islands	633460

37.	Mandra Forestry Anhui Limited	British Virgin Islands	633461

38.	Mandra Forestry Hubei Limited	Hong Kong	1147437

39.	Sino-Wood (Guangxi) Limited	Hong Kong	457149

40.	Sino-Wood (Jiangxi) Limited	Hong Kong	456977

41.	Sino-Wood (Guangdong) Limited	Hong Kong	450957

42.	Sino-Wood (Fujian) Limited	Hong Kong	450960

43.	Sinowood Limited	Cayman Islands	CR-124388

44.	Sino-Forest Bio-Science Limited	British Virgin Islands	548488

45.	Homix Limited	British Virgin Islands	1445474

46.	Sino-Global Management Consulting Inc.	British Virgin Islands	1598148

47.	Ace Supreme International Limited	British Virgin Islands	1515547

48.	Alliance Max Limited	British Virgin Islands	1561587

49.	Trillion Edge Limited	British Virgin Islands	1561622

50.	General Excel Limited	British Virgin Islands	1561583

51.	Brain Force Limited	British Virgin Islands	1561597

52.	Prime Kinetic Limited	British Virgin Islands	1561603

53.	Poly Market Limited	British Virgin Islands	1561584

54.	Value Quest International Limited	British Virgin Islands	1599749

55.	Well Keen Worldwide Limited	British Virgin Islands	1599750

56.	Cheer Gold Worldwide Limited	British Virgin Islands	1599753

57.	Regal Win Capital Limited	British Virgin Islands	1599759

No.	Chargor	Place of incorporation of the Chargor	Registration number

58.	Harvest Wonder Worldwide Limited	British Virgin Islands	1599752

59.	Rich Choice Worldwide Limited	British Virgin Islands	1599766

60.	Amplemax Worldwide Limited	British Virgin Islands	1515389

61.	Glory Billion International Limited	British Virgin Islands	1515518

62.	Smart Sure Enterprises Limited	British Virgin Islands	1515411

63.	Expert Bonus Investment Limited	British Virgin Islands	1515393

64.	Express Point Holdings Limited	British Virgin Islands	1515395

65.	Elite Legacy Limited	British Virgin Islands	1598779

SCHEDULE 2

Land

None as at the date of this Debenture.

SCHEDULE 3

Mandatory Prepayment Account

Part 1

Form of notice to be served at completion by the Chargor on the Account Bank pursuant to Clause 6.1 of the Debenture

[***ON THE HEADED NOTEPAPER OF THE CHARGOR ***]

[***Account Bank***]

[***Address***]

For the attention of [ *** ]

[***date***]

Dear Sirs

NOTICE OF CHARGE: DEBENTURE DATED [***] (THE “DEBENTURE”) BETWEEN EMERALD PLANTATION HOLDINGS LIMITED AND THE OTHER COMPANIES LISTED THEREIN (1) AND COMPUTERSHARE TRUST COMPANY, N.A. (2) (THE “SECURITY TRUSTEE”) AS TRUSTEE FOR THE SECURED PARTIES (AS DEFINED IN THE DEBENTURE)

1.	This letter constitutes notice to you that, under the Debenture, we have charged all our interests and rights (if any) in or to any money at any time standing to the credit of account number [***] held in the name of [***] with [***] (the “Mandatory Prepayment Account”) to the Security Trustee.

2.	We each hereby irrevocably and unconditionally instruct and authorise you (notwithstanding any previous instructions which we may have given you to the contrary):

(a)	to disclose to the Security Trustee, without any reference to or further authority from us and without any enquiry by you as to the justification for such disclosure, such information relating to the Mandatory Prepayment Account and the amount from time to time standing to its credit as the Security Trustee may, at any time and from time to time, request you to disclose to it;

(b)	at any time and from time to time upon receipt by you of instructions in writing from the Security Trustee, to pay or release to the Security Trustee all or any of the money standing to the credit of the Mandatory Prepayment Account (after your exercise of any rights of set-off then available to you in accordance with the Finance Documents) and generally to act in accordance with such instructions in relation to the Mandatory Prepayment Account, without any reference to or further authority from us and without any enquiry by you as to the justification for such instructions or their validity;

(c)	to comply with the terms of any written instructions in any way relating or purporting to relate to the Mandatory Prepayment Account which you may receive at any time and from time to time from the Security Trustee without any reference to or further authority from us and without any enquiry by you as to the justification for such notice, statement or instructions or its or their validity;

(d)	not to act upon our instructions with regard to the Mandatory Prepayment Account unless and until the Security Trustee confirms those instructions to you in writing and, in particular but without limitation, in these circumstances no Chargor shall be permitted to withdraw any amount from the Mandatory Prepayment Account without the prior written consent of the Security Trustee; and

(e)	after your exercise of any rights of set-off then available to you in accordance with the Finance Documents, to hold all sums from time to time standing to the credit of the Mandatory Prepayment Account to the order of the Security Trustee.

3.	The instructions and authorisations which are contained in this letter shall remain in full force and effect until we and the Security Trustee together give you notice in writing revoking them.

4.	This letter and all non-contractual obligations arising in any way whatsoever out of or in connection with this letter shall be governed by and construed in accordance with Hong Kong law.

5.	Please will you acknowledge receipt of this letter and confirm your acceptance of the instructions and authorisations contained in it by signing and returning to the Security Trustee the attached copy of this letter.

Yours faithfully

For and on behalf of

[*** Chargor ***]

Part 2

FORM OF ACKNOWLEDGEMENT TO BE DELIVERED BY THE ACCOUNT BANK TO THE SECURITY TRUSTEE

PURSUANT TO CLAUSE 6.1 OF THE DEBENTURE

[ON THE HEADED NOTEPAPER OF THE ACCOUNT BANK]

To:	Computershare Trust Company, N.A.

[***address***]

(as Security Trustee)

For the attention of [***]

With a copy to:

[*** Chargor ***]

For the attention of [***]

[Date]

Dear Sirs

Mandatory Prepayment Account (account no: [***])

We hereby acknowledge receipt of a letter (a copy of which is attached) dated [***] (the “Notice”) addressed to us by [*** Chargor ***] (the “Chargor”). We confirm that we hold the Mandatory Prepayment Account.

We hereby agree with the Security Trustee for itself and on behalf of the Secured Parties that:

(a)	we accept the instructions contained in the Notice and undertake to act in accordance and comply with the Notice;

(b)	we have not received notice of the interest of any third party in the Mandatory Prepayment Account;

(c)	we have neither claimed or exercised nor will claim or exercise without your prior written consent any security interest, set-off, counterclaim or other rights in respect of the Mandatory Prepayment Account or funds in it or debts represented by them;

(d)	we shall not accept from the Chargor any instructions received by us in respect of the Mandatory Prepayment Account without having received your written confirmation of such instructions; and

(e)	we shall not permit any amount to be withdrawn from the Mandatory Prepayment Account without your prior written consent.

The expressions defined or incorporated by reference in the Notice shall, unless the context otherwise require, have the same meanings in this letter.

This letter shall be governed by and construed in accordance with Hong Kong law.

Yours faithfully

For and on behalf of
[***]
(as Account Bank)

SCHEDULE 4

Specified Intellectual Property

PART I

TRADE MARK

No.	Trade Mark	Jurisdiction	Register	Certificate No.	Classes	Status	Date of Registration / Application

1		United Kingdom	Sino-Wood Partners, Limited	2270587	1, 16, 19, 31, 35	Registered	21 May 2001

2		Japan	Sino-Wood Partners, Limited	4681407	1, 16, 19, 31, 35	Registered	13 June 2003

3		PRC	Sino-Wood Partners, Limited	1750184	1	Registered	21 April 2002

4		PRC	Sino-Wood Partners, Limited	3019215	16	Registered	28 March 2003

5		PRC	Sino-Wood Partners, Limited	3019216	19	Registered	28 March 2003

6		PRC	Sino-Wood Partners, Limited	1797519	31	Registered	28 June 2002

7	PRC	Sino-Wood Partners, Limited	1951979	35	Registered	7 January 2004

PART II

DOMAIN NAME

Domain Name	Registrant Name	Registrant Organization
sino-forest.cn	Sino-Wood Partners, Limited	-

sinoforest.cn	Sino-Wood Partners, Limited	-

sinoforest.org	Edwin Ng	Sino-Wood Partners, Limited

sinowood.com.hk	Sino-Wood Partners, Limited	-

sino-forest.com.hk	Sino-Wood Partners, Limited	-

sinoforest.com.hk	Sino-Wood Partners, Limited	-

sino-forest.hk	Sino-Wood Partners, Limited	-

sinoforest.hk	Sino-Wood Partners, Limited	-

	Sino-Wood Partners, Limited	-

	Sino-Wood Partners, Limited	-

Sino-Wood Partners, Limited	-

Sino-Wood Partners, Limited	-

Sino-Wood Partners, Limited	-

Sino-Wood Partners, Limited	-

PART III

INTERNET KEYWORD

Keyword	Registrant
Sino-Wood Partners, Limited

Sino-Wood Partners, Limited

Sino-Wood Partners, Limited

sino-forest	Sino-Wood Partners, Limited

sinoforest	Sino-Wood Partners, Limited

EXECUTION PAGE

The Chargors

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Emerald Plantation Holdings Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai, Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Emerald Plantation Group Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sino-Panel Holdings Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sino-Global Holdings Inc.	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

The Common Seal of	)
Sino-Wood Partners, Limited	)
was hereunto affixed in the presence of:	)	C.S.

Authorised signatory’s signature:

Full name:	Paul Jeremy Brough

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sino Capital Global Inc.	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sino-Panel (Asia) Inc.	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Grandeur Winway Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sinowin Investments Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sino-Panel (Guangxi) Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sino-Panel (Yunnan) Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sino-Panel (North East China) Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sino-Panel [Xiangxi] Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sino-Panel [Hunan] Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
SFR (China) Inc.	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sino-Panel [Suzhou] Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sino-Panel (Gaoyao) Ltd.	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sino-Panel (Guangzhou) Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sino-Panel (North Sea) Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sino-Panel (Guizhou) Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sino-Panel (Huaihua) Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sino-Panel (Qinzhou) Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sino-Panel (Yongzhou) Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sino-Panel (Fujian) Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sino-Panel (Shaoyang) Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sino-Panel (China) Nursery Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sino-Panel (Russia) Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sino-Panel Trading Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Dynamic Profit Holdings Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sino-Forest Resources Inc.	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sino-Wood Trading Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

The Common Seal of	)
Sino-Plantation Limited	)
was hereunto affixed in the presence of:	)	C.S.

Authorised signatory’s signature:

Full name:	Paul Jeremy Brough

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Suri-Wood Inc.	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sino-Forest Investments Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Mandra Forestry Holdings Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Mandra Forestry Finance Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Mandra Forestry Anhui Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

The Common Seal of	)
Mandra Forestry Hubei Limited	)
was hereunto affixed in the presence of:	)	C.S.

Authorised signatory’s signature:

Full name:	Paul Jeremy Brough

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

The Common Seal of	)
Sino-Wood (Guangxi) Limited	)
was hereunto affixed in the presence of:	)	C.S.

Authorised signatory’s signature:

Full name:	Paul Jeremy Brough

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

The Common Seal of	)
Sino-Wood (Jiangxi) Limited	)
was hereunto affixed in the presence of:	)	C.S.

Authorised signatory’s signature:

Full name:	Paul Jeremy Brough

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

The Common Seal of	)
Sino-Wood (Guangdong) Limited	)
was hereunto affixed in the presence of:	)	C.S.

Authorised signatory’s signature:

Full name:	Paul Jeremy Brough

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

The Common Seal of	)
Sino-Wood (Fujian) Limited	)
was hereunto affixed in the presence of:	)	C.S.

Authorised signatory’s signature:

Full name:	Paul Jeremy Brough

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sinowood Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sino-Forest Bio-Science Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Homix Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sino-Global Management Consulting Inc.	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Ace Supreme International Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Alliance Max Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Trillion Edge Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
General Excel Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Brain Force Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Prime Kinetic Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Poly Market Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Value Quest International Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Well Keen Worldwide Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Cheer Gold Worldwide Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Regal Win Capital Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Harvest Wonder Worldwide Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Rich Choice Worldwide Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Amplemax Worldwide Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Glory Billion International Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Smart Sure Enterprises Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Expert Bonus Investment Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai, Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Express Point Holdings Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai, Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Elite Legacy Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai, Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

The Security Trustee

Signed by	)
for and on behalf of	)
Computershare Trust Company, N.A.	)	Authorised Signatory

Address:	350 Indiana Street, Suite 750, Golden, CO 80401

Fax:	303-262-0608

Attention:	Corporate Trust

With a copy to:

Address:	480 Washington Blvd., Jersey City, NJ 07310

Fax:	201-680-4610

Attention:	Legal Department

DATED	2013

THE COMPANIES NAMED IN SCHEDULE 1

(as Chargors)

TO

COMPUTERSHARE TRUST COMPANY, N.A

(as Security Trustee)

SHARE CHARGE

Conyers Dill & Pearman

Road Town, Tortola

British Virgin Islands

Form of Proxy	29

EXECUTION PAGE	30

THIS CHARGE is made on              2013

BETWEEN

(1)	The Companies named in Schedule 1 (The Chargors) (each a “Chargor” and together the “Chargors”); and

(2)	Computershare Trust Company, N.A. as security trustee appointed under the Indenture (as defined below) acting for itself and for and on behalf of the Secured Parties (as defined in the Indenture) (the “Security Trustee”).

THIS CHARGE WITNESSES as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Charge, terms defined and expressions construed or interpreted in the Indenture and used but not redefined in this Charge shall have the meanings set out in the Indenture, as if the same are set out in full in this Charge. In addition, in this Charge:

“Authorisation” means:

(a)	an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or

(b)	in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

“BC Act” means the BVI Business Companies Act 2004, as amended from time to time.

“BVI” means the British Virgin Islands.

“Charged Assets” means, in respect of each Chargor, all Shares and Derivative Assets owned or held by it, including all rights, benefits and sums now or in the future accruing to that Chargor as a result of or in connection with any of the Shares or Derivative Assets owned or held by it.

“Company” means each company listed in Schedule 2 (Particulars of the Companies and the Original Shares) under the column headed “Company”.

“Derivative Assets” includes, in respect of each Chargor:

(a)	allotments, rights, money or property arising at any time in relation to any Shares owned or held by it by way of conversion, exchange, redemption, bonus, preference, option, conversion, consolidation, subdivision or otherwise;

(b)	dividends, distributions, interest and other income paid or payable in relation to any Shares owned or held by it; and

(c)	shares and securities offered in addition to or substitution for any Shares owned or held by it.

“Document” includes any transfer, renunciation, proxy, mandate, legal or other charge, mortgage, assignment, deed or other document.

“Event of Default” has the meaning given to that term in the Indenture.

“Finance Documents” means the Indenture, this Charge, each other Security Document, the Notes and other document designated as such by the Security Trustee and the Issuer.

“Governmental Agency” means any government or any governmental agency, semi-governmental or judicial entity or authority (including, without limitation, any stock exchange, or any self-regulatory organisation established under statute, law or regulation).

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“IBC Act” means the BVI International Business Companies Act which was fully repealed on 31 December 2006.

“Indenture” means an indenture dated on or about the date of this Charge in relation to issuance of up to US$300,000,000 6.00% senior secured notes due 2020 and, if and when issued, any additional notes and/or PIK notes issued under the terms of such indenture from time to time.

“Issuer” means Emerald Plantation Holdings Limited, an exempted company incorporated in the Cayman Islands (with registration number CT-274117) whose registered address is the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

“Liability” means any liability, damage, loss, cost, claim or expense of any kind or nature, whether direct, indirect, special, consequential or otherwise.

“Nominee Undertaking” means a nominee undertaking in the form or substantially in the form set out in Schedule 6 (Form of Nominee Undertaking).

“Notes” has the meaning given to that term in the Indenture.

“Original Shares” means, in respect of each Company, the issued share capital of that Company (where such Company is an international business company incorporated under the IBC Act and has not dis-applied Part IV of Schedule 2 of the BC Act) or the number of issued shares of that Company (where such Company is a business company incorporated under the BC Act or is an international business company incorporated under the IBC Act and has dis-applied Part IV of Schedule 2 of the BC Act) beneficially owned by the relevant Chargor as at the date of this Charge, the particulars of which are set out in Schedule 2 (Particulars of the Companies and the Original Shares).

“Party” means a party to this Charge.

“Receiver” means a receiver and manager appointed under Clause 25 (Appointment of Receiver) including (where the context requires or permits) any substituted receiver and manager.

“Secured Obligations” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of the Issuer and each other Subsidiary Guarantor to all or any of the Secured Parties under each or any of the Finance Documents, in each case together with:

(a)	all costs, charges and expenses incurred by any Secured Party in connection with the protection, preservation or enforcement of its rights under any Finance Document; and

(b)	all money, obligations and liabilities due, owing or incurred in respect of any variations or increases in the amount or composition of the Notes provided under the Indenture or the obligations and liabilities imposed under the Indenture or the Notes.

“Secured Party” has the meaning given to that term in the Indenture.

“Security” means a mortgage, charge, pledge, lien, assignment or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Shares” means, in respect of each Company, the Original Shares and all other shares in that Company legally and/or beneficially owned by the relevant Chargor at any time while any Secured Obligations are outstanding and/or any substitute or additional shares and securities.

“Subsidiary Guarantor” means each Subsidiary Guarantor under, and as such term is defined in, the Indenture.

“Tax” means any tax, levy, impost, duty or other charge of withholding or a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

1.2	Unless the context otherwise requires, the interpretative provisions set out in the paragraphs below shall apply in this Charge:

(a)	references to any Party shall be construed so as to include that Party’s respective successors in title, permitted assigns and permitted transferees;

(b)	“including” and “in particular” shall not be construed restrictively but shall mean respectively “including, without prejudice to the generality of the foregoing” and “in particular, but without prejudice to the generality of the foregoing”;

(c)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, joint venture, company, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

(d)	“variation” includes any variation, amendment, accession, novation, restatement, modification, assignment, transfer, supplement, extension, deletion or replacement however effected and “vary” and “varied” shall be construed accordingly;

(e)	“writing” includes facsimile transmission legibly received except in relation to any certificate, notice or other document which is expressly required by this Charge to be signed and “written” has a corresponding meaning;

(f)	“Charged Assets”, “Derivative Assets”, “Original Shares”, “Secured Obligations” or “Shares” shall be deemed to include a reference to any part of them or it;

(g)	“tax” includes any form of taxation, levy, duty, charge, contribution or impost of whatever nature (including any applicable fine, penalty, surcharge or interest) imposed by any local, municipal, governmental, state, federal or other fiscal, revenue, customs and/or excise authority, body or official anywhere in the world competent to impose any of them;

(h)	references to this Charge or to any other document or agreement (including any Finance Document) include references to this Charge or such other document or agreement as varied in any manner from time to time, even if changes are made to the composition of the Parties to this Charge or such other document or agreement, or to nature or amount of any amounts owed under, or to the obligations of any parties to, such other document or agreement;

(i)	the singular shall include the plural and vice versa and any gender shall include the other genders;

(j)	Clauses, paragraphs and Schedules shall be construed as references to Clauses and paragraphs of, and Schedules to, this Charge;

(k)	any reference to any statute, ordinance, rule, regulation or statutory instrument or any section of it shall be deemed to include a reference to any statutory amendment, modification or re-enactment of it for the time being in force in relation to the particular circumstances;

(l)	the heading of any provision of this Charge is inserted for convenience and shall not affect the meaning or interpretation of that or any other provision;

(m)	An Event of Default is “continuing” if it has not been remedied or waived in accordance with the terms of the Indenture.

(n)	“Blank share transfer form” means a share transfer form or other instrument of transfer duly executed by two directors or a director and the Secretary of the relevant Chargor (or otherwise in accordance with applicable law and resolutions passed), together with bought and sold notes executed by the relevant Chargor (and/or its nominee(s)), where applicable, but with the sections relating to the date of transfer, the consideration and the name(s) and details of the transferee(s) left blank; and

(o)	Conflict of terms: if any conflict arises between the covenants and undertakings in Article 4 (Covenants) or Article 5 (Consolidation, merger and sale of assets) of the Indenture and the terms of this Charge, the covenants and undertakings set out in the Indenture shall prevail.

2.	COVENANT TO PAY

2.1	Covenant to pay: Each Chargor (as primary obligor and not merely as surety) covenants with the Security Trustee to pay or discharge, on the Security Trustee’s written demand, the Secured Obligations at the times and in the manner provided in the relevant Finance Documents.

2.2	Proviso: The covenants contained in this Clause 2 and the Security created by this Charge shall not extend to or include any liability or sum which would otherwise cause any such covenant or Security to be unlawful or prohibited by any applicable law.

2.3	Demands

(a)	The making of one demand under this Charge shall not preclude the Security Trustee and/or the Secured Parties from making any further demands.

(b)	Any third party dealing with the Security Trustee, the Secured Parties or any Receiver shall not be concerned to see or enquire as to the validity of any demand under this Charge.

2.4	Certification of amount: A certificate of the Security Trustee setting forth the amount of any Secured Obligations due from each Chargor shall be conclusive evidence of such amount against the Chargor in the absence of manifest error.

3.	CHARGING CLAUSE

3.1

Fixed security: Each Chargor as legal and/or beneficial owner hereby assigns and agrees to assign to the Security Trustee for the benefit of the Secured Parties all benefits present and future, actual and contingent accruing in respect of its Charged Assets and all such Chargor’s right, title and interest to and in its Charged Assets including (without limitation) all voting and other consensual powers pertaining to the Charged Assets and hereby charges and agrees to charge in favour of the Security Trustee for the benefit of the Secured Parties all of its interest in the Charged Assets by way of a first fixed charge as continuing security for the payment and discharge of the Secured Obligations.

3.2	Delivery of documents: Each Chargor shall forthwith on execution of this Charge deliver to the Security Trustee the following documents (in each case, in form and substance necessary to effectuate the purpose of this Charge):

(a)	original of valid and duly issued share certificate(s) or other document(s) of title in respect of the Charged Assets owned or held by it (or as applicable, its nominee);

(b)	original of duly executed Blank share transfer form(s) in respect of the Charged Assets owned or held by it (or as applicable, its nominee);

(c)	an executed irrevocable proxy made in respect of the Charged Assets in favour of the Security Trustee in respect of all general meetings of the Company in the form set out in Schedule 4;

(d)	if applicable, a Nominee Undertaking duly executed by each Chargor’s nominee(s);

(e)	certified copies of the register of directors and register of charges of each Chargor;

(f)	certified copies of the register of members of each Company;

(g)	all other Documents necessary or conducive to enable the Security Trustee to register such Charged Assets in its name or in the name of its nominee(s); and

(h)	all Documents necessary and satisfactory under applicable law in order to effect a valid transfer of any of its Charged Assets.

3.3	Future transfers and changes to directors: Subject to the other provisions of this Charge, each Chargor shall (and, if applicable, shall procure that its nominee(s) will):

(a)	at the request of the Security Trustee, immediately upon the completion of any transfer of Charged Assets to the Security Trustee (for the benefit of the Secured Parties) and/or its nominee(s), procure the immediate registration of such transfer in the company books of the relevant Company and the entry of the Security Trustee (for the benefit of the Secured Parties) and/or its nominee(s) in the register of members of the relevant Company as the holder(s) of such Charged Assets;

(b)	in respect of any Charged Assets owned or held by it which become subject to this Charge after the date of this Charge:

(i)	immediately following such Charged Assets becoming subject to this Charge, deposit with the Security Trustee the original share certificate(s) (or other document(s) of title or relevant paper(s)) together with duly executed Blank share transfer form(s) in respect thereof; and

(ii)

at the request of the Security Trustee, immediately upon the completion of any transfer of such Charged Assets to the Security Trustee (for the benefit of the Secured Parties) and/or its nominee(s), procure the immediate registration of such transfer in the book of the relevant Company and the entry of the Security Trustee (for the benefit of the

Secured Parties) and/or its nominee(s) in the register of members of the relevant Company as the holder(s) of such Charged Assets; and

3.4	Creation of security interest: To the extent that, in respect of any of the Charged Assets, Clause 3.1 (Fixed security) does not have the effect of creating or acknowledging a first priority fixed security interest in favour of the Security Trustee, the security interest created or acknowledged by Clause 3.1 (Fixed security) shall take effect as such type of Security as shall be required by the law applicable to the creation of a security interest in such Charged Assets for the purpose of conferring on the Security Trustee a first security interest in such Charged Assets.

4.	POWER OF ATTORNEY

4.1	Appointment of attorney: Each Chargor, by way of security and in order more fully to secure the performance of its obligations under this Charge, for so long as the Secured Obligations or any of them remain undischarged, irrevocably appoints the Security Trustee (whether or not a Receiver has been appointed) and separately any nominee and/or Receiver and/or any person deriving title under them jointly and also severally to be its attorney (with full power to appoint substitutes and to delegate), in its name and on its behalf, and as its act and deed or otherwise, at any time:

(a)	to complete, execute, seal, deliver and perfect any Document;

(b)	to do any such legal assignments and other assurances, charges, authorities and documents over the moneys, property and assets charged by this Charge;

(c)	to perform any acts, things or otherwise which may be required of each Chargor, under this Charge or deemed by such attorney as necessary or desirable for any purpose of this Charge or to enhance or perfect the security intended to be constituted by this Charge;

(d)	to exercise (or to delegate) all or any of the rights conferred on the Security Trustee and/or any Receiver by this Charge or by statute in relation to this Charge or the Charged Assets held or owned by it; or

(e)	to transfer legal ownership of any Charged Assets held or owned by it.

The Security Trustee shall have no obligation to undertake any of the foregoing actions, and, if it takes any such action in accordance with this Charge it shall have no liability to any Chargor to continue the same or for the sufficiency or adequacy thereof.

4.2	Ratification: Each Chargor ratifies and confirms all acts and things done by the Security Trustee or any Receiver, any substitute or delegate in the exercise or purported exercise of the power of attorney granted under this Clause 4.

4.3	Sums recoverable: All sums expended by the Security Trustee, any nominee and/or any Receiver under this Clause 4 shall be recoverable from each Chargor under Clause 14 (Expenses and indemnity).

5.	VOTING RIGHTS AND DIVIDENDS

5.1	Before Charge becomes enforceable: Unless and until this Charge has become enforceable:

(a)	each Chargor shall, for so long as it remains the beneficial owner of the relevant Charged Assets, determine how all voting rights (and, if applicable, any right to nominate or remove a director) attaching to such Charged Assets are to be exercised;

(b)	each Chargor shall not permit any person other than that Chargor, the Security Trustee or its nominee(s) to be registered as holder of any Charged Assets owned or held by it or any part thereof; and

(c)	all cash dividends and other money received by the Security Trustee or its nominee(s) shall, on request by the relevant Chargor, be released to that Chargor,

provided always that no Chargor shall be entitled to exercise any of the above rights if the exercise of any such rights may be in breach of the terms of the Indenture or would be reasonably likely to have an adverse effect on the value of the Charged Assets or otherwise jeopardise the Security created or purported to be created under the terms of this Charge or the interests of the Security Trustee or any of the Secured Parties under the terms of this Charge.

5.2	After Charge becomes enforceable: At any time after this Charge has become enforceable:

(a)	the Security Trustee may date and complete the Blank share transfer form(s) and other documents referred to in Clause 3.2 (Delivery of documents) and Clause 3.3 (Future transfers and changes to directors) and the Security Trustee may (but is not obliged to), in the name of each Chargor or otherwise and without any further consent, action or authority on the part of each Chargor, exercise all voting and other rights attaching to the Charged Assets, including any rights to nominate or remove a director as if the Security Trustee were the sole beneficial owner of the Charged Assets;

(b)	all Derivative Assets shall, if received by a Chargor or its nominee(s), be held on trust for and forthwith paid or transferred to the Security Trustee on demand; and

(c)	each Chargor shall (and shall procure that its nominee(s) shall) accept short notice for and attend any meeting of the holders of any Charged Assets owned or held by it, appoint proxies and exercise voting and other rights and powers exercisable by the holders of the Charged Assets owned or held by it as the Security Trustee may direct from time to time.

6.	CONTINUING SECURITY

This Charge shall be a continuing security notwithstanding any intermediate payment or settlement of accounts or other matters whatsoever, shall remain in full force and effect unless and until discharged in writing by the Security Trustee following the full and valid payment or discharge of the Secured Obligations and shall be in addition to and shall not prejudice or be prejudiced by any right of set-off, combination, lien or other rights exercisable by any Secured Party as banker against any Chargor or any security, guarantee, indemnity and/or negotiable instrument now or in the future held by any Secured Party.

7.	REPRESENTATIONS AND WARRANTIES

Each Chargor represents and warrants to the Security Trustee and each of the Secured Parties on the date of this Charge and on each date on which each Chargor acquires any additional Shares that:

(a)	Status:

(i)	it is duly constituted, validly existing and, where applicable, in good standing under the laws of the country in which it is incorporated;

(ii)	it is not insolvent or in liquidation or administration or subject to any other insolvency procedure;

(iii)	no receiver, manager, trustee, custodian or analogous officer has been appointed in respect of any part of its property, undertaking or assets; and

(iv)	it has the appropriate power and authority to own its property and assets and to carry on its business as it is conducted on the date of this Charge;

(b)	Capacity and approvals: it has the appropriate power to enter into and perform the terms and conditions of, and has taken all necessary action to authorise the execution, delivery and performance of, this Charge;

(c)	Proper execution: this Charge has been properly executed by it and the obligations expressed as being assumed by it under this Charge are valid and binding upon it and enforceable in accordance with their terms;

(d)	Compliance with legal restrictions: none of the provisions, covenants and obligations on its part contained in this Charge contravenes any of the provisions of its memorandum or articles of association or other constitutional documents and neither this Charge nor its performance will infringe any law or obligation binding upon it;

(e)	No restrictions: there are no provisions in the memorandum or articles of association or other constitutional documents of any Company of which it is a shareholder or any other agreement or Document which restrict the transfer of any Shares or that Chargor’s ability to enter into this Charge, including any rights of first refusal, pre-emption rights, requirements for consent or any rights restricting or affecting the voting rights or the disposal of any of the Shares, or (if such provisions exist) they have been varied or waived to enable this Charge to be enforced free from any such restriction or right;

(f)	Other approvals for this Charge: no authorisation of or registration with any governmental, judicial or other third party nor payment of any stamp, registration or other tax is required or desirable in connection with the execution, performance, validity, enforceability or admissibility in evidence of this Charge, other than (i) registration of this Charge under Sections 162 and 163 of the BC Act (where the relevant Chargor is a business company incorporated or registered under the BC Act) or Section 54 of the Companies Law of the Cayman Islands (where the relevant Chargor is incorporated in the Cayman Islands as an exempted company), provided that if a Chargor is incorporated in the Cayman Islands as an exempted company, this Charge is executed outside of the Cayman Islands and is not brought into the Cayman Islands; and (ii) in respect of each Company, registration in accordance with Clause 8.3 of this Charge;

(g)	Called up and paid up: the Original Shares are, and any Shares deposited after the date of this Charge will be, duly authorised, issued, fully called up and fully paid-up and the Original Shares represent the entire issued share capital or all issued shares of the relevant Company at the date of this Charge;

(h)	Legal and beneficial owner: subject to this Charge, the Original Shares are legally and/or beneficially (as the case may be) owned by each Chargor, and any Shares acquired by each Chargor after the date of this Charge shall (subject to this Charge) be legally and/or beneficially (as the case may be) owned by the relevant Chargor, and in each case free from any option, equity, trust or Security; and

(i)

No Security/guarantees: except as previously disclosed in writing to the Security Trustee with express reference to this Clause, there is no Security affecting any Charged Assets other than any Security created by this Charge, and no Chargor has given any guarantee, indemnity or other assurance against loss in relation to the liability of any person other than in favour of the Secured Parties or as otherwise permitted under the terms of the Indenture.

8.	COVENANTS

8.1	Negative pledge and other restrictions: Each Chargor covenants with the Security Trustee for the benefit of the Secured Parties that it shall not, without the prior written consent of the Security Trustee and to the extent not otherwise permitted under the terms of the Indenture:

(a)	enter into a single transaction or a series of transactions to sell, transfer, assign or dispose of, or grant any interest in, or otherwise deal with, any of the Charged Assets owned or held by it, or part with possession or ownership of them, or purport or agree to do so;

(b)	create, or agree or attempt to create, or permit to arise or subsist, any Security, equity, option, trust or other third party right whatsoever over or affecting any Charged Assets owned or held by it or give any guarantee or indemnity to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person, except in favour of the Security Trustee or any Secured Party;

(c)	cause or permit any rights attaching to Charged Assets owned or held by it to be varied or abrogated;

(d)	cause or permit any of the Charged Assets owned or held by it to be consolidated, sub-divided or converted or the other capital of any Company to which it is a shareholder to be re-organised, exchanged or repaid;

(e)	cause or permit any amendment or change to be made to the memorandum or articles of association or other constitutional documents of any Company to which it is a shareholder, other than in accordance with paragraph (e) of Clause 7 (Representations and warranties); or

(f)	do or cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the value to the Security Trustee and/or any Secured Party of the Charged Assets owned or held by it or the Security created by this Charge.

8.2	Positive Covenants: Each Chargor covenants with the Security Trustee for the benefit of the Secured Parties that it shall, unless otherwise permitted under the terms of the Indenture:

(a)	remain at all times during the continuance of this Charge the sole legal and/or beneficial and/or registered (as the case may be) owner of the Charged Assets owned or held by it;

(b)	procure that the Charged Assets owned or held by it at all times represent a percentage of the issued share capital or total number of issued shares of the relevant Company at least equal to the percentage owned or held as at the date of this Charge (or, if later, the date on which such Charged Assets become subject to the terms of this Charge);

(c)	make timely filing and registration of this Charge with each officer, registry and/or governmental or non-governmental body necessary in order to preserve, perfect and enforce the Security created by this Charge in the place of incorporation of each Chargor and each Company; and

(d)	on or before the date of this Charge, deliver, or cause to be delivered, to the Security Trustee a certified copy of resolutions of the members of the relevant Companies amending and restating the memorandum and articles of association of the Companies to expressly require without limitation:

(i)	registration by the board of directors of such Company of any transfer of the Shares pursuant to this Charge without delay;

(ii)	the removal or disapplication of lien, call and forfeiture provisions in respect of the Shares; and

(iii)	recognition of the Security created by this Charge and the irrevocable nature of any proxy granted to the Security Trustee in connection therewith;

and within 14 days following the date of this Charge, deliver, or cause to be delivered, a certified copy of the amended memorandum and articles of association of each Company stamped by the BVI Registrar of Corporate Affairs.

8.3	Each Chargor shall procure the entry in the share register of each relevant Company pursuant to section 66(8) of the BC Act of the details of this Charge, to have such Company submit its share register for registration by the Registrar of Corporate Affairs pursuant to section 231 of the BC Act and to have such Company not amend the same or inform the Registrar of Corporate Affairs that it ceases to register any changes in the register, without the consent of the Security Trustee.

9.	POWERS OF THE SECURITY TRUSTEE

9.1	When enforceable: This Charge and the Security constituted by this Charge shall be immediately enforceable if an Event of Default has occurred under the Indenture and is continuing.

9.2	Receiver’s powers: All powers of the Receiver conferred by this Charge may be exercised by the Security Trustee after this Charge has become enforceable. In that event, paragraph (i) of Clause 25.5 shall be read and construed as if the words “be charged on the Charged Assets” were substituted for the words “be deemed an expense properly incurred by the Receiver”.

9.3	Exercise of powers: Any remedies referred to in Section 66 of the BC Act, including the right to sell the shares and the right to appoint a receiver to vote the shares, receive distributions, and exercise any other rights in respect of the shares, shall be exercisable immediately upon the occurrence of an Event of Default. The Conveyancing and Law of Property Act shall not apply to this Charge.

9.4	Wide construction: The enforcement powers of the Security Trustee under this Charge shall be construed in the widest possible sense and all Parties intend that the Security Trustee shall have as wide and flexible a range of enforcement powers as may be conferred (or, if not expressly conferred, as is not restricted) by any applicable law.

9.5	Suspense account: All monies received by the Security Trustee on the realisation or enforcement of the Security constituted by this Charge may be applied by the Security Trustee in or towards the discharge of the Secured Obligations in accordance with the terms of the Indenture (and the Security Trustee may, pending the payment to the Security Trustee of all of the Secured Obligations, place and keep to the credit of a separate or suspense account any money so received for so long and in such manner as the Security Trustee may determine without any obligation to apply that money or any of it towards the discharge of the Secured Obligations) with any surplus being paid in accordance with the terms of the Indenture.

9.6	No liability of Security Trustee: The Security Trustee shall have no liability of any kind in connection with this Charge except to the extent of any losses arising out of its gross negligence or wilful misconduct in the exercise of its rights hereunder. Notwithstanding the foregoing, under no circumstances shall the Security Trustee be liable for consequential, special, punitive or indirect damages, regardless of being warned of the possibility thereof ahead of time and regardless of the case of action.

9.7	No duty to enquire: No person dealing with the Security Trustee, its brokers or agents, shall be concerned to enquire whether this Charge has become enforceable, whether any power exercised or purported to be exercised has become exercisable, whether any Secured Obligations remain due, as to the necessity or expediency of any terms subject to which any sale or other disposal of any Charged Assets shall be made, or otherwise as to the propriety or regularity of any sale or other disposal of any Charged Assets, or to see to the application of any money paid to the Security Trustee, its brokers or agents, and such dealings shall be deemed to be within the powers conferred by this Charge and to be valid accordingly.

9.8	Exercised power of sale:

(a)	The Security Trustee shall incur no liability as a result of the sale of any Charged Assets, or any part thereof, at any private or public sale conducted pursuant to this Charge in accordance with the requirements of applicable laws. With regards to private sales, each Chargor hereby waives any claims against the Security Trustee and the other Secured Parties arising by reason of the fact that the price at which the Charged Assets may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the first offer received is accepted and the Charged Assets are not offered to more than one offeree, provided that any such private sale is conducted in accordance with applicable laws and this Charge.

(b)	Each Chargor hereby agrees that in respect of any sale of any of the Charged Assets pursuant to the terms of this Charge, the Security Trustee is hereby authorised to comply with any limitation or restriction in connection with such sale as it may be advised by its legal counsel is necessary:

(i)	in order to avoid any violation of applicable laws; or

(ii)	in order to obtain any required approval of the sale or of the purchaser or by any governmental authority or official,

and each Chargor further agrees that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Security Trustee be liable or accountable to any Chargor for any discount allowed by reason of the fact that such Charged Asset is sold in compliance with any such limitation or restriction.

10.	FURTHER ASSURANCE

Each Chargor shall at any time necessary or advisable under applicable law, and also from time to time if required by the Security Trustee, promptly complete, sign, seal, execute and deliver all Documents, give such instructions or directions and do all acts and things for:

(a)	perfecting, protecting, improving or maintaining the Security Trustee’s title to and Security over any of the Charged Assets owned or held by it;

(b)	vesting or enabling the Security Trustee to vest any of the Charged Assets owned or held by it in itself or its nominee(s) or in any purchaser or to facilitate the sale or other disposal of any of the Charged Assets owned or held by it; or

(c)	the exercise by the Security Trustee of any of the rights or powers or remedies attaching to the Charged Assets owned or held by it or conferred on the Security Trustee by this Charge,

such Documents to be prepared by or on behalf of the Security Trustee at the cost of the Chargors and to be in such form as the Security Trustee may require.

Notwithstanding anything to the contrary contained herein or under applicable law, but without limiting the rights and authorisations of the Security Trustee hereunder, the Security Trustee shall not be obliged to:

(i)	prepare, record, file, re-record, or re-file any financing statement, perfection statement, continuation statement or other instrument in any public office or otherwise ensure the perfection or maintenance of any security interest granted pursuant to, or contemplated by any Finance Document;

(ii)	take any necessary steps to preserve rights against any parties with respect to any Charged Assets; or

take any action to protect against any diminution in value of any Charged Assets.

11.	ADDITIONAL OR FUTURE SECURITY

11.1	Additional security: This Charge is in addition to and shall not affect (or be affected by) any right of set-off, combination, lien or other rights exercisable by the Security Trustee and/or any of the Secured Parties as banker against each Chargor or any guarantees, indemnities, negotiable instruments and/or Security whatsoever which the Security Trustee and/or any of the Secured Parties may hold now or in the future for any part of the Secured Obligations and may be enforced without first having recourse to any such guarantee, indemnity, negotiable instrument or Security.

11.2	New account: If the Security Trustee receives or is deemed to have received notice of any Security or any other interest affecting any Charged Assets:

(a)	the Security Trustee may open a new account for each Chargor and, if it does not, it shall be deemed to have done so at the time it received or is deemed to have received such notice; and

(b)	all payments received by the Security Trustee from each Chargor or any other person in respect of the Secured Obligations after the Security Trustee receives such notice shall be credited, or deemed to have been credited, to the new account and shall not operate to reduce the amount of the Secured Obligations at the time the Security Trustee received such notice.

11.3	Order of discharge: The Security Trustee and/or any Secured Party may obtain discharge of the Secured Obligations from any source in any order without releasing or affecting the liability of each Chargor under this Charge or the Security created or acknowledged by this Charge and may enforce this Charge before or after resorting to any such other means of discharge without entitling each Chargor to any benefit.

12.	WAIVER, FORBEARANCE, SEVERABILITY AND PARTIAL INVALIDITY

12.1	No waiver: No failure to exercise and no delay on the part of the Security Trustee in exercising any right, remedy, power or privilege under this Charge and no course of dealing between the Parties and/or any Secured Party shall be construed or operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise of it or the exercise of any other right, remedy, power or privilege. The rights and remedies provided in this Charge are cumulative and not exclusive of any rights or remedies provided by law or under any of the Finance Documents.

12.2	Illegality, invalidity, unenforceability: If any provision of this Charge is or becomes illegal, invalid or unenforceable, the other provisions and the remainder of the affected provision shall continue to be valid.

12.3	Severability: No provision of this Charge shall be avoided or invalidated by reason only of one or more other provisions being invalid or unenforceable.

13.	VARIATION OF TERMS

No variation, deletion, replacement of or supplement to this Charge or any of its terms shall be valid or effective unless such variation, deletion, replacement and/or supplement have been made in writing and signed by the Security Trustee on behalf of the Secured Parties and each Chargor.

14.	EXPENSES AND INDEMNITY

14.1	Transaction expenses: Each Chargor shall promptly on demand pay to the Security Trustee the amount of all costs and expenses (including legal fees) reasonably incurred by the Security Trustee (or by any Receiver or delegate) in connection with the negotiation, preparation, printing, execution and perfection of this Charge or any other document referred to in this Charge and the completion of the transactions and perfection of the Security contemplated in this Charge.

14.2	Amendment costs: If any Chargor requests an amendment, waiver or consent, such Chargor shall within five Business Days of demand reimburse the Security Trustee (or any Receiver or delegate) for the amount of all costs and expenses (including legal fees) reasonably incurred by the Security Trustee (or any Receiver or delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

14.3	Enforcement and preservation costs: Each Chargor shall within five Business Days of demand pay to the Security Trustee and each other Secured Party, the amount of all costs and expenses (including legal, valuation, accountancy and consultancy fees and disbursements and out-of-pocket expenses) and any indirect tax thereon incurred by the Security Trustee and/or any other Secured Party in connection with the exercise, enforcement and/or preservation of or the release of any rights under this Charge (or any documents contemplated by this Charge) or any proceedings instituted by or against the Security Trustee, in any jurisdiction, as a consequence of taking or holding this Charge or enforcing these rights.

14.4	Indemnity for Liabilities: Each Chargor shall also, promptly following the Security Trustee’s demand, reimburse or pay to the Security Trustee, its employees or agents, on demand (on the basis of a full indemnity) the amount of all Liabilities incurred by the Security Trustee, its employees or agents, in connection with:

(a)	any default or delay by that Chargor in the performance of any of its obligations under this Charge;

(b)

the exercise, or the attempted or purported exercise, by or on behalf of the Security Trustee of any of its powers or any other action taken by or on behalf of the Security Trustee with a view to or in connection with the recovery of the

Secured Obligations, the enforcement of the Security created by this Charge or for any other purpose contemplated in this Charge;

(c)	the carrying out or consideration of any other act or matter which the Security Trustee may consider to be conducive after the occurrence of an Event of Default to the preservation, improvement or benefit of any Charged Asset; and

(d)	any stamp duty or similar tax which may be payable as a result of the execution or performance of this Charge.

14.5	Without prejudice: The terms of this Clause 14 shall operate without prejudice to the terms of the Indenture (including, for the avoidance of doubt, any indemnity or right or reimbursement granted to or in favour of the Security Trustee under Section 10.07 (Additional Security Trustee Terms) of the Indenture).

14.6	Joint and Several: The obligations of each Chargor under this Clause 14 shall be joint and several and continuing and shall survive the termination of this Charge and the resignation or removal of the Security Trustee.

15.	STAMP DUTY

Each Chargor shall pay all present and future stamp, registration and similar taxes or charges which may be payable or determined to be payable in any applicable jurisdiction in connection with the execution, delivery, performance or enforcement of this Charge or any judgment given in connection with this Charge and shall, jointly and severally, indemnify the Security Trustee, each Secured Party and each Receiver against any and all liabilities including penalties with respect to or resulting from its delay or omission to pay any such stamp, registration and similar taxes or charges.

16.	TAX GROSS-UP

16.1	Definitions

(a)	In this Clause 16:

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under this Charge.

(b)	In this Clause 16 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

16.2	Tax gross-up

(a)	Each Chargor shall make all payments to be made by it in accordance with the terms of this Charge without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	Each Chargor shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Security Trustee accordingly.

(c)	If the Tax Deduction is required by law to be made by any Chargor, the amount of the payment due from that Chargor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	If a Chargor is required to make a Tax Deduction, that Chargor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)	Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the relevant Chargor shall deliver to the Security Trustee evidence reasonably satisfactory to the Security Trustee that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

17.	INTEREST ON OVERDUE AMOUNTS

17.1	Default interest: Any overdue amounts not paid in accordance with this Charge when due shall carry interest at the rate and in accordance with the terms contained in the relevant Finance Document in relation to overdue sums or at such other rate as may be agreed between the relevant Chargor and the Secured Parties from time to time. In each case, interest shall accrue on a day to day basis to the date of irrevocable and unconditional repayment in full and, if unpaid, shall be compounded on the terms so agreed or (in the absence of such agreed terms) with quarterly rests on the Security Trustee’s and/or the relevant Secured Party’s usual quarterly interest days. Interest shall continue to be charged and compounded on this basis after as well as before any demand or judgment.

17.2	When payable: Clause 17.1 above shall not apply to the extent that default interest on such amount is payable pursuant to the terms of the Indenture and/or the Notes and itself constitutes part of the Secured Obligations.

18.	CURRENCY INDEMNITY

If:

(a)	for any reason any amount payable by each Chargor under this Charge is paid or recovered by any Secured Party in a currency (the “payment currency”) other than that in which the Secured Obligations are denominated; and

(b)	the payment made to such Secured Party in the payment currency, when converted at such Secured Party’s then applicable rate of exchange into the currency in which the Secured Obligations are denominated, is less than the amount payable in the currency in which the Secured Obligations are denominated, then each Chargor shall, jointly and severally, as a separate and independent obligation, fully indemnify such Secured Party within ten days of demand against the amount of the shortfall. For the purposes of this Clause, the expression “applicable rate of exchange” means the rate at which such Secured Party purchases the currency in which the Secured Obligations are denominated with the payment currency, taking into account any costs associated with the exchange.

19.	INFORMATION

The Security Trustee may from time to time seek from any other banker or finance provider to each Chargor such information about each Chargor and its affairs as the Security Trustee may think fit and each Chargor shall direct any such third party to provide such information to the Security Trustee and agrees to provide such further authority for this purpose as the Security Trustee may from time to time require. If the Security Trustee obtains any such information it shall not have any obligation to inform any Chargor or Company thereof.

20.	DISCHARGE AND RELEASE

20.1	No avoidance or reduction: Any settlement or discharge between the Security Trustee or any of the Secured Parties and any Chargor in respect of the Secured Obligations shall be subject to the condition that no Security or payment to the Security Trustee or any of the Secured Parties by that Chargor or any other person shall be avoided or reduced by virtue of any provisions or enactments relating to insolvency or otherwise. If any such Security or payment shall be so avoided or reduced, the Security Trustee or any of the Secured Parties shall nevertheless be entitled to recover the value or amount thereof subsequently from each Chargor and to exercise its rights under this Charge as if such settlement or discharge had not been effected. The Security Trustee and such Secured Party may retain any Security held by them for the obligations of each Chargor under this Charge until the expiry of the period of one month plus the maximum statutory period under the applicable law within which such Security or payment can be avoided, reduced or invalidated by virtue of any such provision or enactment.

20.2	Concession or settlement of claims: In the event of any claim being made or proceedings being taken against the Security Trustee or any other Secured Party the effect of which, if successful, would be the avoidance or reduction of any such Security or payment and whether or not each Chargor shall have been made a party thereto, the Security Trustee or such other Secured Party shall have absolute discretion to concede or settle the same on such terms as it may think fit whereupon Clause 20.1 (No avoidance or reduction) shall have the effect as if such concession or settlement had been ordered by the court (without possibility of appeal) and each Chargor shall, jointly and severally, in addition pay the Security Trustee (for the benefit of the relevant Secured Parties) all costs, charges and expenses (on a full indemnity basis) arising out of or in connection with any such claim or proceedings.

20.3	Consolidation of Security: Any restrictions on the consolidation of Security shall be excluded to the fullest extent permitted by law and the Security Trustee shall, so far as it is lawful and subject to other provisions of this Charge, be entitled to consolidate this Charge with any other Security whether in existence on the date of this Charge or in the future.

21.	COUNTERPARTS

This Charge may be executed in any number of counterparts and this will have the same effect as if the signatures on the counterparts were on a single copy of this Charge.

22.	TRANSFER AND DISCLOSURE

22.1	Transfer by Chargors: No Chargor may assign or transfer any of its rights or obligations under this Charge.

22.2	Transfer by Secured Parties: Any Secured Party may at any time assign and transfer all or any part of its rights under this Charge to any person to which it has assigned and transferred the whole or part of its rights under the Notes in accordance with the terms of the Indenture and the Notes.

22.3	Transfer by Security Trustee: The Security Trustee may assign and transfer all of its rights and obligations under this Charge to any replacement Security Trustee appointed in accordance with the Indenture. Upon such assignment and transfer becoming effective, the replacement Security Trustee shall be, and be deemed to be, acting as agent and trustee for each of the Secured Parties (including itself) for the purposes of this Charge in replacement of the previous Security Trustee.

22.4	Disclosure of information: Each Chargor irrevocably authorises the Security Trustee and each Secured Party, at its discretion, at any time or from time to time, to disclose any information concerning each Chargor, this Charge and the Secured Obligations to:

(a)	any associated company of the Security Trustee or any of the Secured Parties or;

(b)	any prospective transferee or grantee referred to in Clause 22.3 and any other person considered by the Security Trustee or any of the Secured Parties to be concerned in the relevant transaction or prospective transaction; or

(c)	any person who, as part of the arrangements made in connection with any transaction referred to in Clause 22.3, requires such information after the transaction has been effected.

The above authority is without prejudice to the right of disclosure of the Security Trustee or any of the Secured Parties implied by law.

23.	NOTICES

23.1	Delivery: Any notice, document or other communication to be given or delivered under or in connection with this Charge shall be in writing and, in the case of any notice, document or communication to a Chargor, shall be deemed to have been duly served on, given or delivered to or made if it is left at the authorised address of that Chargor, posted by pre-paid registered post addressed to that Chargor at such address, or sent by facsimile transmission to the facsimile number referenced in Clause 23.2 below and shall be deemed to have been received if:

(a)	personally delivered, at the time of delivery;

(b)	sent by mail, on the date of posting; or

(c)	sent by facsimile transmission, on receipt by the sender of a facsimile transmission report (or other appropriate evidence) confirming that the facsimile has been transmitted to the addressee.

23.2	Addresses: For the purposes of this Clause the authorised address of each Party shall be the address (including the details of the facsimile number and person for whose attention a notice, document or communication is to be addressed) identified with its name at the end of this Charge or such other address (and details) as that Party may notify to each other Party in writing from time to time in accordance with the requirements of this Clause.

23.3	Effectiveness: Any notice, document or communication to be made or delivered to the Security Trustee will be effective only when actually received by the Security Trustee and then only if it is expressly marked for the attention of the department or officer of the Security Trustee as identified above (or any substitute department or officer as the Security Trustee shall specify for this purpose).

23.4	English language: Each notice, document or communication between the Parties shall be either in English or accompanied by a translation into English, which is certified as being a true and accurate translation.

24.	SET-OFF

The Security Trustee may (but is not obliged to) retain any money standing to the credit of any Chargor with the Security Trustee in any currency upon any account (whether or not in that Chargor’s name) or otherwise as cover for any Secured Obligations and that Chargor agrees that the Security Trustee may at any time or times without notice to each Chargor combine or consolidate any or all sums of money now or subsequently standing to that Chargor’s credit upon any such account with all or such part of the Secured Obligations as the Security Trustee may determine (whether presently payable or not) and the Security Trustee may purchase with any such money any other currency required to effect such combination or consolidation.

25.	APPOINTMENT OF RECEIVER

25.1	Appointment: At any time after this security has become enforceable or if so requested by any Chargor, the Security Trustee may appoint in writing any person or persons to be a receiver and manager or receivers and managers of all or any part of the Charged Assets, as the Security Trustee may choose in its entire discretion.

25.2	Severability: Where more than one Receiver is appointed, the appointees shall have power to act severally (unless the Security Trustee shall specify to the contrary) in relation to the Charged Assets. An appointment over part only of the Charged Assets shall not preclude the Security Trustee from making a subsequent appointment of a Receiver over any part of the Charged Assets over which an appointment has not previously been made by the Security Trustee.

25.3	Receiver’s remuneration: The Security Trustee may from time to time agree with the Receiver the remuneration of the Receiver and remove the Receiver from all or any part of the Charged Assets of which he is the Receiver and after the Receiver has vacated office or ceased to act in respect of any of the Charged Assets appoint a further Receiver over all or any part in respect of which he shall have ceased to act.

25.4	Receiver’s agency: The Receiver shall be the agent of the relevant Chargor (who shall be solely liable for his acts, defaults and remuneration), unless and until that Chargor goes into bankruptcy or liquidation and thereafter he shall act as principal and shall not become the agent of the Security Trustee or any of the Secured Parties. The Security Trustee shall not be responsible, at any time, for the actions of the Receiver.

25.5	Powers of a Receiver: In addition to those powers conferred by law, the Receiver shall have and be entitled to exercise in relation to each Chargor concerned all the powers set out below:

(a)	to take possession of the Charged Assets, and to require payment to it of all Derivative Assets including without limitation, to complete any instruments of transfer and to procure the transfer of the Charged Assets into the name of the Receiver or its nominee and, if necessary, take possession of and collect the share certificates and/or other documents of title relating to the Charged Assets, at the cost and risk of the Chargors;

(b)	to sell, transfer, assign, exchange or otherwise dispose of or realise the Charged Assets to any person either by public offer or auction, tender or private contract and for a consideration of any kind (which may be payable or delivered in one amount or by instalments spread over a period or deferred);

(c)	to borrow or raise money, either unsecured or on the security of the Charged Assets (either in priority to the Charges or otherwise);

(d)	to exercise and do (or permit a Chargor or any nominee of it to exercise and do) all such rights and things as the Receiver would be capable of exercising or doing if it were the absolute beneficial owner of the Charged Assets (including but not limited to exercising all voting and other rights attaching to Charged Assets owned by the relevant Chargor and calling up all or any portion of the uncalled capital of the relevant Chargor);

(e)	to settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person relating to the Charged Assets;

(f)	to bring, prosecute, enforce, defend and abandon actions, suits an proceedings in relation to the Charged Assets;

(g)	to make any arrangement or compromise with the Security Trustee or any of the Secured Parties as he shall think fit;

(h)	to appoint managers, officers and agents for the above purposes at such reasonable remuneration as the Receiver may determine;

(i)	to redeem any prior Security and to settle and pass the accounts of the Security holder, and any accounts so settled and passed shall (subject to any manifest error) be conclusive and binding on each Chargor and the money so paid shall be deemed an expense properly incurred by the Receiver;

(j)	to pay the proper administrative charges of the Security Trustee and/or any of the Secured Parties in respect of time spent by their agents and employees in dealing with matters raised by the Receiver or relating to the receivership of each Chargor; and

(k)	to do all such other acts and things as may be considered by the Receiver to be incidental or conducive to any of the above matters or powers or otherwise incidental or conducive to the preservation, improvement or realisation of the Charged Assets.

26.	SECURITY TRUSTEE

The provisions of Sections 10.04 (Authorization of Actions to be Taken by the Trustee under the Security Documents), 10.05 (Authorization of Receipt of Funds by the Security Trustee Under the Security Documents), 10.06 (Release of the Collateral) and 10.07 (Additional Security Trustee Terms) of the Indenture shall apply to the Security Trustee’s actions, rights, obligations, powers and duties under this Charge as if set out in this Charge in full. The Security Trustee shall be entitled to exercise its rights, powers, authorisations and duties under the terms of this Charge through designees, agents or co-Security Trustees appointed pursuant to the Indenture. The permissive authorisations, entitlements, powers and rights granted to the Security Trustee hereunder shall not be construed as duties. The Security Trustee shall be entitled to refuse to take or refrain from taking any discretionary action or exercise any discretionary powers set forth in this Charge until it has received with respect thereto satisfactory written direction in accordance with the terms of the Indenture and, if necessary, satisfactory indemnification.

27.	GOVERNING LAW

This Charge shall be governed by and construed in accordance with the laws of the British Virgin Islands.

28.	ENFORCEMENT

28.1	Jurisdiction

(a)	The courts of the British Virgin Islands have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Charge (including a dispute regarding the existence, validity or termination of this Charge) (a “Dispute”).

(b)	Subject to paragraph (c) below, the Parties agree that the courts of the British Virgin Islands are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This Clause 28 (Enforcement) is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

(d)	Each Chargor irrevocably waives any objection which it may have now or in future to the laying of the venue of any proceedings in the courts of the British Virgin Islands and any claim that any such proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any such proceedings brought in such courts shall be conclusive and binding upon it and may be enforced in any other jurisdiction.

28.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Chargor (other than a Chargor incorporated in the British Virgin Islands) irrevocably designates, appoints and empowers Codan Trustees (B.V.I.) Ltd., of Commerce House, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (or such other address in BVI as each Chargor may notify to the Security Trustee) as their agent to accept service of process in such jurisdiction in any proceedings arising out of or in connection with this Charge (the “Proceedings”) and agrees that failure by such agent to give notice of such service of process to the Chargors shall not impair or affect the validity of such service or any judgment based on it.

(b)	Codan Trustees (B.V.I.) Ltd. expressly agrees and consents to the provisions of Clause 26 (Governing Law) and of Clause 28 (Enforcement).

(c)	Each Chargor further consents to the service of process out of the courts of the British Virgin Islands in any such Proceedings by the mailing to it of copies by registered or certified airmail, postage prepaid.

28.3	Waiver of Immunity

Each Chargor irrevocably and unconditionally:

(a)	agrees that in any legal proceedings against it or its assets in connection with this Charge, no immunity from such legal proceedings (which shall include suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) shall be claimed by or on behalf of it or with respect to its assets;

(b)	waives any such right of immunity which it or its assets now has or may in the future acquire; and

(c)	consents generally in respect of such proceedings to the giving of relief or the issue of any process in connection with such proceedings including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order of judgment which may be made or given in such proceedings.

IN WITNESS whereof each Chargor have executed this Charge as a deed on the day and year first above written.

SCHEDULE 1

Chargors

Chargor	Jurisdiction	Registration Number

Emerald Plantation Group Limited	Cayman Islands	CT-274113

Sino-Panel Holdings Limited	BVI	388858

Sino-Global Holdings Inc.	BVI	259917

Sino-Panel (Asia) Inc.	BVI	259918

Sino-Wood Partners, Limited	Hong Kong	381246

Dynamic Profit Holdings Limited	BVI	551237

Sino-Forest Investments Limited	BVI	558954

Mandra Forestry Holdings Limited	BVI	633459

Mandra Forestry Finance Limited	BVI	633460

Sinowood Limited	Cayman Islands	CT-124388

Sino-Capital Global Inc.	BVI	218658

Suri-Wood Inc.	BVI	246849

SCHEDULE 2

Particulars of the Companies and the Original Shares

Chargor/Jurisdiction	Company	Place of Incorporation of the Company	Number of Original Shares in the Company
Emerald Plantation Group Limited	Sino-Panel Holdings Limited	BVI	1,002 registered shares
(Cayman Islands)	Sino-Global Holdings Inc.	BVI	1,002 ordinary shares
	Sino-Capital Global Inc.	BVI	26,564 ordinary shares
	Sino-Forest Resources Inc.	BVI	323,689,000 redeemable and retractable preference shares

Sino-Panel Holdings Limited	Sino-Panel (Asia) Inc.	BVI	1,002 ordinary shares
(BVI)

Sino-Global Holdings Inc.	Grandeur Winway Limited	BVI	1,001 ordinary shares
(BVI)	Sinowin Investments Limited	BVI	1,001 ordinary shares

Sino-Panel (Asia) Inc.	Sino-Panel (Guangxi) Limited	BVI	1,002 shares
(BVI)	Sino-Panel (Yunnan) Limited	BVI	1,001 ordinary shares
	Sino-Panel (North East China) Limited	BVI	1,001 ordinary shares
	Sino-Panel [Xiangxi] Limited	BVI	1,001 ordinary shares
	Sino-Panel [Hunan] Limited	BVI	1,001 ordinary shares
	SFR (China) Inc.	BVI	1,001 ordinary shares
	Sino-Panel [Suzhou] Limited	BVI	1,001 ordinary shares
	Sino-Panel (Gaoyao) Ltd.	BVI	1,002 ordinary shares
	Sino-Panel (Guangzhou) Limited	BVI	1,001 ordinary shares
	Sino-Panel (North Sea) Limited	BVI	1,002 ordinary shares
	Sino-Panel (Guizhou) Limited	BVI	1 ordinary share
	Sino-Panel (Huaihua)	BVI	1,001 ordinary shares

Chargor/Jurisdiction	Company	Place of Incorporation of the Company	Number of Original Shares in the Company
Limited

	Sino-Panel (Qinzhou) Limited	BVI	1 ordinary share

	Sino-Panel (Yongzhou) Limited	BVI	1,001 ordinary shares

	Sino-Panel (Fujian) Limited	BVI	1 ordinary share

	Sino-Panel (Shaoyang) Limited	BVI	1 ordinary share

	Sino-Panel (China) Nursery Limited	BVI	3 ordinary shares

	Sino-Panel (Russia) Limited	BVI	2 ordinary shares

	Sino-Panel Trading Limited	BVI	1 ordinary share
Sino-Wood Partners, Limited	Dynamic Profit Holdings Limited	BVI	1,010 ordinary shares
(Hong Kong)	Sino-Forest Resources Inc.	BVI	2,000 ordinary shares
	Sino-Wood Trading Limited	BVI	2 shares
	Suri-Wood Inc.	BVI	10,002 ordinary shares

Dynamic Profit Holdings Limited (BVI)	Sino-Forest Investments Limited	BVI	1,009 ordinary shares
Sino-Forest Investments Limited (BVI)	Mandra Forestry Holdings Limited	BVI	125,001 shares

Mandra Forestry Holdings Limited (BVI)	Mandra Forestry Finance Limited	BVI	2,001 ordinary shares
Mandra Forestry Finance Limited (BVI)	Mandra Forestry Anhui Limited	BVI	1 ordinary share

Sinowood Limited (Cayman Islands)	Sino-Forest Bio-Science Limited	BVI	1 ordinary share
Sino-Capital Global Inc.	Homix Limited	BVI	10,001 ordinary shares
(BVI)	Sino-Global Management	BVI	1 ordinary share

Chargor/Jurisdiction	Company	Place of Incorporation of the Company	Number of Original Shares in the Company
Consulting Inc.
	Elite Legacy Limited	BVI	1,000 shares
Suri-Wood Inc. (BVI)	Ace Supreme International Limited	BVI	1 share
	Alliance Max Limited	BVI	1 share
	Trillion Edge Limited	BVI	1 share
	General Excel Limited	BVI	1 share
	Brain Force Limited	BVI	1 share
	Prime Kinetic Limited	BVI	1 share
	Poly Market Limited	BVI	1 share
	Value Quest International Limited	BVI	1 share
	Well Keen Worldwide Limited	BVI	1 share
	Cheer Gold Worldwide Limited	BVI	1 share
	Regal Win Capital Limited	BVI	1 share
	Harvest Wonder Worldwide Limited	BVI	1 share
	Rich Choice Worldwide Limited	BVI	1 share
	Amplemax Worldwide Limited	BVI	1 share
	Glory Billion International Limited	BVI	1 share
	Smart Sure Enterprises Limited	BVI	1 share
	Expert Bonus Investment Limited	BVI	1 share
	Express Point Holdings Limited	BVI	1 share

SCHEDULE 3

Form of Nominee Undertaking

To:	Computershare Trust Company, N.A (as Security Trustee)

From:	[Name of the Nominee]
[Address]

Dated:	[***]

Dear Sirs

1.	[I]/[We] refer to the share charge of even date (as may be amended from time to time, the “Charge”) between [Name of the relevant Chargor] (the “Chargor”) and yourselves. Terms defined in the Charge have the same meanings when used in this Nominee Undertaking.

2.	[I]/[We] declare that [I]/[we] hold the securities listed in the Appendix of this Nominee Undertaking (the “Nominee Securities”) to your order subject to the terms and conditions of the Charge.

3.	[I]/[We] will notify you promptly of the contents of any communication or document received by [me]/[us] as holder of the Nominee Securities.

4.	[I]/[We] will, after [I]/[we] have received from you written notice informing [me]/[us] that you are entitled to enforce the Charge (such notice to be conclusive and binding on [me]/[us] for all purposes) (an “Enforcement Notice”), promptly pay to you, at the expense of the Secured Parties, any dividends or other money received by [me]/[us] in respect of the Nominee Securities and [I]/[we] hereby declare [myself]/[ourselves] as trustee of such dividends or other money to hold, pending such payment, upon trust to pay to you in the manner aforesaid.

5.	[I]/[We] will, after [I]/[we] have received an Enforcement Notice, exercise or refrain from exercising, all of [my]/[our] voting rights in respect of the Nominee Securities in accordance with your instructions. Prior to receipt of an Enforcement Notice, [I]/[we] will not exercise any voting rights or all other rights forming part of the Nominee Securities in a manner which is inconsistent with the terms of the Charge.

6.	[I]/[We] will, promptly upon receipt by [me]/[us] of any Derivative Assets in respect of the Nominee Securities, at the expense of the Secured Parties, deliver to you all certificates and other documents constituting or evidencing title to such Derivative Assets together with transfers relating to them complying with the provisions of Clause 3 (Charging clause) of the Charge and otherwise in such manner as you reasonably require and will promptly give such instructions or directions as you reasonably require relating to any Nominee Securities or their Derivative Assets to protect or preserve your security.

7.

In the event that [I]/[we] fail to promptly perform any of my obligations under this Nominee Undertaking, [I]/[We] irrevocably appoint you by way of security as [my]/[our] attorney (with full power to appoint substitutes and to delegate), in [my]/[our] name and on [my]/[our] behalf and as [my]/[our] act and deed, at any time to execute, deliver and perfect any Document, perform any lawful act, or give any lawful instructions which may be required by [me]/[us] under this Nominee Undertaking or deemed by such attorney necessary to perfect the security intended to be constituted by the Charge or this Nominee Undertaking or to transfer the legal ownership of any of the Nominee Securities or their Derivative Assets and [I]/[We] shall ratify and confirm all acts and things lawfully done by you, any substitute or delegate in the exercise or purported exercise of this power of attorney, all at the expense of the Secured Parties. You shall have no other recourse against [me]/[us] in the event of my failure to perform my obligations under this Nominee Undertaking, other than by taking appointment as [my]/[our] attorney as described in the foregoing sentence.

8.	[I]/[We] hereby waive any right [I]/[we] may have under the articles of association of [Name of the Company] or otherwise to purchase the Nominee Securities or any of them in the event that they are sold or otherwise disposed of pursuant to the Charge.

9.	This Nominee Undertaking, and all of [my]/[our] obligations hereunder, will terminate upon termination of the Charge. Upon any such termination, you will, at [my]/[our] expense, execute and deliver to [me]/[us] such documents as [I]/[we] may reasonably request in writing to evidence such termination.

10.	This Nominee Undertaking shall be governed by and construed in accordance with the laws of the British Virgin Islands.

IN WITNESS whereof [I]/[we] have executed this Nominee Undertaking as a deed on the day and year first before written.

Signed, sealed and delivered	)
as a deed by [Name of individual	)	L.S.
nominee] in the presence of:-)

Witness’ signature

Full name

Address

Occupation

OR

The common seal of	)
[Name of the nominee] was	)	C.S.
affixed in the presence of:-)

Director’s signature

Full name

Secretary’s/Director’s signature

Full name

OR

Signed, sealed and delivered	)	Authorised signatory	L.S.

as a deed for and on behalf of	)
[Name of the nominee]	)	Full name
by its attorney(ies) in the	)
presence of:-)		Authorised signatory	L.S.

Full name

Witness’ signature

Full name

Address

Occupation

APPENDIX TO NOMINEE UNDERTAKING

The Nominee Securities

[***] [ordinary] shares of [HK$][***] each in the capital of [Name of the Company]

SCHEDULE 4

Form of Proxy

[Name of Company] (the “Company”)

P R O X Y

The undersigned, [—], of [—], holder of [all/—] of the issued and outstanding shares in the Company hereby irrevocably appoints [—] of [—] as our proxy to vote on our behalf at any meeting of shareholders or to execute on our behalf any written resolution of the shareholder(s) of the Company.

EXECUTED AS A DEED this [—] day of [—], [—].

[For and on behalf of [—]] By [—]

EXECUTION PAGE

The Chargors

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Emerald Plantation Group Limited	)
in the presence of:-)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai, Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sino-Panel Holdings Limited	)
in the presence of:-)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai, Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sino-Global Holdings Inc.	)
in the presence of:-)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai, Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sino-Panel (Asia) Inc.	)
in the presence of:-)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai, Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

The Common Seal of	)
Sino-Wood Partners, Limited	)
was hereunto affixed in the presence of:	)	C.S.

Authorised signatory’s signature:

Full name:	Paul Jeremy Brough

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai, Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Dynamic Profit Holdings Limited	)
in the presence of:-)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai, Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sino-Forest Investments Limited	)
in the presence of:-)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai, Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Mandra Forestry Holdings Limited	)
in the presence of:-)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai, Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Mandra Forestry Finance Limited	)
in the presence of:-)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai, Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sinowood Limited	)
in the presence of:-)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sino-Capital Global Inc.	)
in the presence of:-)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Suri-Wood Inc.	)
in the presence of:-)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai,
Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

The Security Trustee

Signed by	)
For and on behalf of	)
Computershare Trust	)
Company, N.A.	)
)
Authorised Signatory

Address:	350 Indiana Street, Suite 750, Golden, CO 80401

Fax:	303-262-0608

Attention:	Corporate Trust

With a copy to:

Address:	480 Washington Blvd., Jersey City, NJ 07310

Fax:	201-680-4610

Attention:	Legal Department

DATED	2013

THE COMPANIES NAMED IN SCHEDULE 1

(as Chargors)

TO

COMPUTERSHARE TRUST COMPANY, N.A

(as Security Trustee)

SHARE CHARGE

Conyers Dill & Pearman (Cayman) Limited

Attorneys at Law

Cayman Islands

Form of Proxy	27

EXECUTION PAGE	28

THIS CHARGE is made on              2013

BETWEEN

(1)	The Companies named in Schedule 1 (The Chargors) (each a “Chargor” and together the “Chargors”); and

(2)	Computershare Trust Company, N.A. as security trustee appointed under the Indenture (as defined below) acting for itself and for and on behalf of the Secured Parties (as defined in the Indenture) (the “Security Trustee”).

THIS CHARGE WITNESSES as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Charge, terms defined and expressions construed or interpreted in the Indenture and used but not redefined in this Charge shall have the meanings set out in the Indenture, as if the same are set out in full in this Charge. In addition, in this Charge:

“Authorisation” means:

(a)	an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or

(b)	in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

“BC Act” means the BVI Business Companies Act 2004, as amended from time to time.

“Charged Assets” means, in respect of each Chargor, all Shares and Derivative Assets owned or held by it, including all rights, benefits and sums now or in the future accruing to that Chargor as a result of or in connection with any of the Shares or Derivative Assets owned or held by it.

“Companies Law” means the Companies Law, Cap. 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands.

“Company” means each company listed in Schedule 2 (Particulars of the Companies and the Original Shares) under the column headed “Company”.

“Derivative Assets” includes, in respect of each Chargor:

(a)	allotments, rights, money or property arising at any time in relation to any Shares owned or held by it by way of conversion, exchange, redemption, bonus, preference, option, conversion, consolidation, subdivision or otherwise;

(b)	dividends, distributions, interest and other income paid or payable in relation to any Shares owned or held by it; and

(c)	shares and securities offered in addition to or substitution for any Shares owned or held by it.

“Document” includes any transfer, renunciation, proxy, mandate, legal or other charge, mortgage, assignment, deed or other document.

“Event of Default” has the meaning given to that term in the Indenture.

“Finance Documents” means the Indenture, this Charge, each other Security Document, the Notes and other document designated as such by the Security Trustee and the Issuer.

“Governmental Agency” means any government or any governmental agency, semi-governmental or judicial entity or authority (including, without limitation, any stock exchange, or any self-regulatory organisation established under statute, law or regulation).

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Indenture” means an indenture dated on or about the date of this Charge in relation to issuance of up to US$300,000,000 6.00% senior secured notes due 2020 and, if and when issued, any additional notes and/or PIK notes issued under the terms of such indenture from time to time.

“Issuer” means Emerald Plantation Holdings Limited, an exempted company incorporated in the Cayman Islands (with registration number CT-274117) whose registered address is the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

“Liability” means any liability, damage, loss, cost, claim or expense of any kind or nature, whether direct, indirect, special, consequential or otherwise.

“Nominee Undertaking” means a nominee undertaking in the form or substantially in the form set out in Schedule 6 (Form of Nominee Undertaking).

“Notes” has the meaning given to that term in the Indenture.

“Original Shares” means, in respect of each Company, the issued share capital of that Company beneficially owned by the relevant Chargor as at the date of this Charge, the particulars of which are set out in Schedule 2 (Particulars of the Companies and the Original Shares).

“Party” means a party to this Charge.

“Receiver” means a receiver and manager appointed under Clause 25 (Appointment of Receiver) including (where the context requires or permits) any substituted receiver and manager.

“Secured Obligations” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of the Issuer and each other Subsidiary Guarantor to all or any of the Secured Parties under each or any of the Finance Documents, in each case together with:

(a)	all costs, charges and expenses incurred by any Secured Party in connection with the protection, preservation or enforcement of its rights under any Finance Document; and

(b)	all money, obligations and liabilities due, owing or incurred in respect of any variations or increases in the amount or composition of the Notes provided under the Indenture or the obligations and liabilities imposed under the Indenture or the Notes.

“Secured Party” has the meaning given to that term in the Indenture.

“Security” means a mortgage, charge, pledge, lien, assignment or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Shares” means, in respect of each Company, the Original Shares and all other shares in that Company legally and/or beneficially owned by the relevant Chargor at any time while any Secured Obligations are outstanding and/or any substitute or additional shares and securities.

“Subsidiary Guarantor” means each Subsidiary Guarantor under, and as such term is defined in, the Indenture.

“Tax” means any tax, levy, impost, duty or other charge of withholding or a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

1.2	Unless the context otherwise requires, the interpretative provisions set out in the paragraphs below shall apply in this Charge:

(a)	references to any Party shall be construed so as to include that Party’s respective successors in title, permitted assigns and permitted transferees;

(b)	“including” and “in particular” shall not be construed restrictively but shall mean respectively “including, without prejudice to the generality of the foregoing” and “in particular, but without prejudice to the generality of the foregoing”;

(c)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, joint venture, company, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

(d)	“variation” includes any variation, amendment, accession, novation, restatement, modification, assignment, transfer, supplement, extension, deletion or replacement however effected and “vary” and “varied” shall be construed accordingly;

(e)	“writing” includes facsimile transmission legibly received except in relation to any certificate, notice or other document which is expressly required by this Charge to be signed and “written” has a corresponding meaning;

(f)	“Charged Assets”, “Derivative Assets”, “Original Shares”, “Secured Obligations” or “Shares” shall be deemed to include a reference to any part of them or it;

(g)	“tax” includes any form of taxation, levy, duty, charge, contribution or impost of whatever nature (including any applicable fine, penalty, surcharge or interest) imposed by any local, municipal, governmental, state, federal or other fiscal, revenue, customs and/or excise authority, body or official anywhere in the world competent to impose any of them;

(h)	references to this Charge or to any other document or agreement (including any Finance Document) include references to this Charge or such other document or agreement as varied in any manner from time to time, even if changes are made to the composition of the Parties to this Charge or such other document or agreement, or to nature or amount of any amounts owed under, or to the obligations of any parties to, such other document or agreement;

(i)	the singular shall include the plural and vice versa and any gender shall include the other genders;

(j)	Clauses, paragraphs and Schedules shall be construed as references to Clauses and paragraphs of, and Schedules to, this Charge;

(k)	any reference to any statute, ordinance, rule, regulation or statutory instrument or any section of it shall be deemed to include a reference to any statutory amendment, modification or re-enactment of it for the time being in force in relation to the particular circumstances;

(l)	the heading of any provision of this Charge is inserted for convenience and shall not affect the meaning or interpretation of that or any other provision;

(m)	An Event of Default is “continuing” if it has not been remedied or waived in accordance with the terms of the Indenture.

(n)	“Blank share transfer form” means a share transfer form or other instrument of transfer duly executed by two directors or a director and the Secretary of the relevant Chargor (or otherwise in accordance with applicable law and resolutions passed), together with bought and sold notes executed by the relevant Chargor (and/or its nominee(s)), where applicable, but with the sections relating to the date of transfer, the consideration and the name(s) and details of the transferee(s) left blank; and

(o)	Conflict of terms: if any conflict arises between the covenants and undertakings in Article 4 (Covenants) or Article 5 (Consolidation, merger and sale of assets) of the Indenture and the terms of this Charge, the covenants and undertakings set out in the Indenture shall prevail.

2.	COVENANT TO PAY

2.1	Covenant to pay: Each Chargor (as primary obligor and not merely as surety) covenants with the Security Trustee to pay or discharge, on the Security Trustee’s written demand, the Secured Obligations at the times and in the manner provided in the relevant Finance Documents.

2.2	Proviso: The covenants contained in this Clause 2 and the Security created by this Charge shall not extend to or include any liability or sum which would otherwise cause any such covenant or Security to be unlawful or prohibited by any applicable law.

2.3	Demands

(a)	The making of one demand under this Charge shall not preclude the Security Trustee and/or the Secured Parties from making any further demands.

(b)	Any third party dealing with the Security Trustee, the Secured Parties or any Receiver shall not be concerned to see or enquire as to the validity of any demand under this Charge.

2.4	Certification of amount: A certificate of the Security Trustee setting forth the amount of any Secured Obligations due from each Chargor shall be conclusive evidence of such amount against the Chargor in the absence of manifest error.

3.	CHARGING CLAUSE

3.1	Fixed security: Each Chargor as legal and/or beneficial owner hereby assigns and agrees to assign to the Security Trustee for the benefit of the Secured Parties all benefits present and future, actual and contingent accruing in respect of its Charged Assets and all such Chargor’s right, title and interest to and in its Charged Assets including (without limitation) all voting and other consensual powers pertaining to the Charged Assets and hereby charges and agrees to charge in favour of the Security Trustee for the benefit of the Secured Parties all of its interest in the Charged Assets by way of a first fixed charge as continuing security for the payment and discharge of the Secured Obligations.

3.2	Delivery of documents: Each Chargor shall forthwith on execution of this Charge deliver to the Security Trustee the following documents (in each case, in form and substance necessary to effectuate the purpose of this Charge):

(a)	original of valid and duly issued share certificate(s) or other document(s) of title in respect of the Charged Assets owned or held by it (or as applicable, its nominee);

(b)	original of duly executed Blank share transfer form(s) in respect of the Charged Assets owned or held by it (or as applicable, its nominee);

(c)	an executed irrevocable proxy made in respect of the Charged Assets in favour of the Security Trustee in respect of all general meetings of the Company in the form set out in Schedule 4;

(d)	if applicable, a Nominee Undertaking duly executed by each Chargor’s nominee(s);

(e)	certified copies of the register of directors and register of charges of each Chargor;

(f)	certified copies of the register of members of each Company;

(g)	all other Documents necessary or conducive to enable the Security Trustee to register such Charged Assets in its name or in the name of its nominee(s); and

(h)	all Documents necessary and satisfactory under applicable law in order to effect a valid transfer of any of its Charged Assets.

3.3	Future transfers and changes to directors: Subject to the other provisions of this Charge, each Chargor shall (and, if applicable, shall procure that its nominee(s) will):

(a)	at the request of the Security Trustee, immediately upon the completion of any transfer of Charged Assets to the Security Trustee (for the benefit of the Secured Parties) and/or its nominee(s), procure the immediate registration of such transfer in the company books of the relevant Company and the entry of the Security Trustee (for the benefit of the Secured Parties) and/or its nominee(s) in the register of members of the relevant Company as the holder(s) of such Charged Assets;

(b)	in respect of any Charged Assets owned or held by it which become subject to this Charge after the date of this Charge:

(i)	immediately following such Charged Assets becoming subject to this Charge, deposit with the Security Trustee the original share certificate(s) (or other document(s) of title or relevant paper(s)) together with duly executed Blank share transfer form(s) in respect thereof; and

(ii)	at the request of the Security Trustee, immediately upon the completion of any transfer of such Charged Assets to the Security Trustee (for the benefit of the Secured Parties) and/or its nominee(s), procure the immediate registration of such transfer in the book of the relevant Company and the entry of the Security Trustee (for the benefit of the Secured Parties) and/or its nominee(s) in the register of members of the relevant Company as the holder(s) of such Charged Assets; and

3.4

Creation of security interest: To the extent that, in respect of any of the Charged Assets, Clause 3.1 (Fixed security) does not have the effect of creating or acknowledging a first priority fixed security interest in favour of the Security Trustee, the security interest created or acknowledged by Clause 3.1 (Fixed security) shall take effect as such type of

Security as shall be required by the law applicable to the creation of a security interest in such Charged Assets for the purpose of conferring on the Security Trustee a first security interest in such Charged Assets.

4.	POWER OF ATTORNEY

4.1	Appointment of attorney: Each Chargor, by way of security and in order more fully to secure the performance of its obligations under this Charge, for so long as the Secured Obligations or any of them remain undischarged, irrevocably appoints the Security Trustee (whether or not a Receiver has been appointed) and separately any nominee and/or Receiver and/or any person deriving title under them jointly and also severally to be its attorney (with full power to appoint substitutes and to delegate), in its name and on its behalf, and as its act and deed or otherwise, at any time:

(a)	to complete, execute, seal, deliver and perfect any Document;

(b)	to do any such legal assignments and other assurances, charges, authorities and documents over the moneys, property and assets charged by this Charge;

(c)	to perform any acts, things or otherwise which may be required of each Chargor, under this Charge or deemed by such attorney as necessary or desirable for any purpose of this Charge or to enhance or perfect the security intended to be constituted by this Charge;

(d)	to exercise (or to delegate) all or any of the rights conferred on the Security Trustee and/or any Receiver by this Charge or by statute in relation to this Charge or the Charged Assets held or owned by it; or

(e)	to transfer legal ownership of any Charged Assets held or owned by it.

The Security Trustee shall have no obligation to undertake any of the foregoing actions, and, if it takes any such action in accordance with this Charge it shall have no liability to any Chargor to continue the same or for the sufficiency or adequacy thereof.

4.2	Ratification: Each Chargor ratifies and confirms all acts and things done by the Security Trustee or any Receiver, any substitute or delegate in the exercise or purported exercise of the power of attorney granted under this Clause 4.

4.3	Sums recoverable: All sums expended by the Security Trustee, any nominee and/or any Receiver under this Clause 4 shall be recoverable from each Chargor under Clause 14 (Expenses and indemnity).

5.	VOTING RIGHTS AND DIVIDENDS

5.1	Before Charge becomes enforceable: Unless and until this Charge has become enforceable:

(a)	each Chargor shall, for so long as it remains the beneficial owner of the relevant Charged Assets, determine how all voting rights (and, if applicable, any right to nominate or remove a director) attaching to such Charged Assets are to be exercised;

(b)	each Chargor shall not permit any person other than that Chargor, the Security Trustee or its nominee(s) to be registered as holder of any Charged Assets owned or held by it or any part thereof; and

(c)	all cash dividends and other money received by the Security Trustee or its nominee(s) shall, on request by the relevant Chargor, be released to that Chargor,

provided always that no Chargor shall be entitled to exercise any of the above rights if the exercise of any such rights may be in breach of the terms of the Indenture or would be reasonably likely to have an adverse effect on the value of the Charged Assets or otherwise jeopardise the Security created or purported to be created under the terms of this Charge or the interests of the Security Trustee or any of the Secured Parties under the terms of this Charge.

5.2	After Charge becomes enforceable: At any time after this Charge has become enforceable:

(a)	the Security Trustee may date and complete the Blank share transfer form(s) and other documents referred to in Clause 3.2 (Delivery of documents) and Clause 3.3 (Future transfers and changes to directors) and the Security Trustee may (but is not obliged to), in the name of each Chargor or otherwise and without any further consent, action or authority on the part of each Chargor, exercise all voting and other rights attaching to the Charged Assets, including any rights to nominate or remove a director as if the Security Trustee were the sole beneficial owner of the Charged Assets;

(b)	all Derivative Assets shall, if received by a Chargor or its nominee(s), be held on trust for and forthwith paid or transferred to the Security Trustee on demand; and

(c)	each Chargor shall (and shall procure that its nominee(s) shall) accept short notice for and attend any meeting of the holders of any Charged Assets owned or held by it, appoint proxies and exercise voting and other rights and powers exercisable by the holders of the Charged Assets owned or held by it as the Security Trustee may direct from time to time.

6.	CONTINUING SECURITY

This Charge shall be a continuing security notwithstanding any intermediate payment or settlement of accounts or other matters whatsoever, shall remain in full force and effect unless and until discharged in writing by the Security Trustee following the full and valid payment or discharge of the Secured Obligations and shall be in addition to and shall not prejudice or be prejudiced by any right of set-off, combination, lien or other rights exercisable by any Secured Party as banker against any Chargor or any security, guarantee, indemnity and/or negotiable instrument now or in the future held by any Secured Party.

7.	REPRESENTATIONS AND WARRANTIES

Each Chargor represents and warrants to the Security Trustee and each of the Secured Parties on the date of this Charge and on each date on which each Chargor acquires any additional Shares that:

(a)	Status:

(i)	it is duly constituted, validly existing and, where applicable, in good standing under the laws of the country in which it is incorporated;

(ii)	it is not insolvent or in liquidation or administration or subject to any other insolvency procedure;

(iii)	no receiver, manager, trustee, custodian or analogous officer has been appointed in respect of any part of its property, undertaking or assets; and

(iv)	it has the appropriate power and authority to own its property and assets and to carry on its business as it is conducted on the date of this Charge;

(b)	Capacity and approvals: it has the appropriate power to enter into and perform the terms and conditions of, and has taken all necessary action to authorise the execution, delivery and performance of, this Charge;

(c)	Proper execution: this Charge has been properly executed by it and the obligations expressed as being assumed by it under this Charge are valid and binding upon it and enforceable in accordance with their terms;

(d)	Compliance with legal restrictions: none of the provisions, covenants and obligations on its part contained in this Charge contravenes any of the provisions of its memorandum or articles of association or other constitutional documents and neither this Charge nor its performance will infringe any law or obligation binding upon it;

(e)	No restrictions: there are no provisions in the memorandum or articles of association or other constitutional documents of any Company of which it is a shareholder or any other agreement or Document which restrict the transfer of any Shares or that Chargor’s ability to enter into this Charge, including any rights of first refusal, pre-emption rights, requirements for consent or any rights restricting or affecting the voting rights or the disposal of any of the Shares, or (if such provisions exist) they have been varied or waived to enable this Charge to be enforced free from any such restriction or right;

(f)	Other approvals for this Charge: no authorisation of or registration with any governmental, judicial or other third party nor payment of any stamp, registration or other tax is required or desirable in connection with the execution, performance, validity, enforceability or admissibility in evidence of this Charge, other than registration of this Charge under Sections 162 and 163 of the BC Act (where the relevant Chargor is a business company incorporated or registered under the BC Act) or Section 54 of the Companies Law of the Cayman Islands (where the relevant Chargor is incorporated in the Cayman Islands as an exempted company), provided that if a Chargor is incorporated in the Cayman Islands as an exempted company, this Charge is executed outside of the Cayman Islands and is not brought into the Cayman Islands;

(g)	Called up and paid up: the Original Shares are, and any Shares deposited after the date of this Charge will be, duly authorised, issued, fully called up and fully paid-up and the Original Shares represent the entire issued share capital or all issued shares of the relevant Company at the date of this Charge;

(h)	Legal and beneficial owner: subject to this Charge, the Original Shares are legally and/or beneficially (as the case may be) owned by each Chargor, and any Shares acquired by each Chargor after the date of this Charge shall (subject to this Charge) be legally and/or beneficially (as the case may be) owned by the relevant Chargor, and in each case free from any option, equity, trust or Security; and

(i)	No Security/guarantees: except as previously disclosed in writing to the Security Trustee with express reference to this Clause, there is no Security affecting any Charged Assets other than any Security created by this Charge, and no Chargor has given any guarantee, indemnity or other assurance against loss in relation to the liability of any person other than in favour of the Secured Parties or as otherwise permitted under the terms of the Indenture.

8.	COVENANTS

8.1	Negative pledge and other restrictions: Each Chargor covenants with the Security Trustee for the benefit of the Secured Parties that it shall not, without the prior written consent of the Security Trustee and to the extent not otherwise permitted under the terms of the Indenture:

(a)	enter into a single transaction or a series of transactions to sell, transfer, assign or dispose of, or grant any interest in, or otherwise deal with, any of the Charged Assets owned or held by it, or part with possession or ownership of them, or purport or agree to do so;

(b)	create, or agree or attempt to create, or permit to arise or subsist, any Security, equity, option, trust or other third party right whatsoever over or affecting any Charged Assets owned or held by it or give any guarantee or indemnity to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person, except in favour of the Security Trustee or any Secured Party;

(c)	cause or permit any rights attaching to Charged Assets owned or held by it to be varied or abrogated;

(d)	cause or permit any of the Charged Assets owned or held by it to be consolidated, sub-divided or converted or the other capital of any Company to which it is a shareholder to be re-organised, exchanged or repaid;

(e)	cause or permit any amendment or change to be made to the memorandum or articles of association or other constitutional documents of any Company to which it is a shareholder, other than in accordance with paragraph (e) of Clause 7 (Representations and warranties); or

(f)	do or cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the value to the Security Trustee and/or any Secured Party of the Charged Assets owned or held by it or the Security created by this Charge.

8.2	Positive Covenants: Each Chargor covenants with the Security Trustee for the benefit of the Secured Parties that it shall, unless otherwise permitted under the terms of the Indenture:

(a)	remain at all times during the continuance of this Charge the sole legal and/or beneficial and/or registered (as the case may be) owner of the Charged Assets owned or held by it;

(b)	procure that the Charged Assets owned or held by it at all times represent a percentage of the issued share capital or total number of issued shares of the relevant Company at least equal to the percentage owned or held as at the date of this Charge (or, if later, the date on which such Charged Assets become subject to the terms of this Charge);

(c)	make timely filing and registration of this Charge with each officer, registry and/or governmental or non-governmental body necessary in order to preserve, perfect and enforce the Security created by this Charge in the place of incorporation of each Chargor and each Company; and

(d)	on or before the date of this Charge, deliver, or cause to be delivered, to the Security Trustee a certified copy of resolutions of the members of the relevant Companies amending and restating the memorandum and articles of association of the Companies to expressly require without limitation:

(i)	registration by the board of directors of such Company of any transfer of the Shares pursuant to this Charge without delay;

(ii)	the removal or disapplication of lien, call and forfeiture provisions in respect of the Shares; and

(iii)	recognition of the Security created by this Charge and the irrevocable nature of any proxy granted to the Security Trustee in connection therewith.

9.	POWERS OF THE SECURITY TRUSTEE

9.1	When enforceable: This Charge and the Security constituted by this Charge shall be immediately enforceable if an Event of Default has occurred under the Indenture and is continuing.

9.2	Receiver’s powers: All powers of the Receiver conferred by this Charge may be exercised by the Security Trustee after this Charge has become enforceable. In that event, paragraph (i) of Clause 25.5 shall be read and construed as if the words “be charged on the Charged Assets” were substituted for the words “be deemed an expense properly incurred by the Receiver”.

9.3	Wide construction: The enforcement powers of the Security Trustee under this Charge shall be construed in the widest possible sense and all Parties intend that the Security Trustee shall have as wide and flexible a range of enforcement powers as may be conferred (or, if not expressly conferred, as is not restricted) by any applicable law.

9.4	Suspense account: All monies received by the Security Trustee on the realisation or enforcement of the Security constituted by this Charge may be applied by the Security Trustee in or towards the discharge of the Secured Obligations in accordance with the terms of the Indenture (and the Security Trustee may, pending the payment to the Security Trustee of all of the Secured Obligations, place and keep to the credit of a separate or suspense account any money so received for so long and in such manner as the Security Trustee may determine without any obligation to apply that money or any of it towards the discharge of the Secured Obligations) with any surplus being paid in accordance with the terms of the Indenture.

9.5	No liability of Security Trustee: The Security Trustee shall have no liability of any kind in connection with this Charge except to the extent of any losses arising out of its gross negligence or wilful misconduct in the exercise of its rights hereunder. Notwithstanding the foregoing, under no circumstances shall the Security Trustee be liable for consequential, special, punitive or indirect damages, regardless of being warned of the possibility thereof ahead of time and regardless of the case of action.

9.6	No duty to enquire: No person dealing with the Security Trustee, its brokers or agents, shall be concerned to enquire whether this Charge has become enforceable, whether any power exercised or purported to be exercised has become exercisable, whether any Secured Obligations remain due, as to the necessity or expediency of any terms subject to which any sale or other disposal of any Charged Assets shall be made, or otherwise as to the propriety or regularity of any sale or other disposal of any Charged Assets, or to see to the application of any money paid to the Security Trustee, its brokers or agents, and such dealings shall be deemed to be within the powers conferred by this Charge and to be valid accordingly.

9.7	Exercised power of sale:

(a)

The Security Trustee shall incur no liability as a result of the sale of any Charged Assets, or any part thereof, at any private or public sale conducted pursuant to this Charge in accordance with the requirements of applicable laws. With regards to private sales, each Chargor hereby waives any claims against the Security Trustee and the other Secured Parties arising by reason of the fact that the price at which the Charged Assets may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the first offer received is accepted and the Charged Assets are not offered to more than one offeree, provided that any such private sale is conducted in accordance with applicable laws and this Charge.

(b)	Each Chargor hereby agrees that in respect of any sale of any of the Charged Assets pursuant to the terms of this Charge, the Security Trustee is hereby authorised to comply with any limitation or restriction in connection with such sale as it may be advised by its legal counsel is necessary:

(i)	in order to avoid any violation of applicable laws; or

(ii)	in order to obtain any required approval of the sale or of the purchaser or by any governmental authority or official,

and each Chargor further agrees that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Security Trustee be liable or accountable to any Chargor for any discount allowed by reason of the fact that such Charged Asset is sold in compliance with any such limitation or restriction.

10.	FURTHER ASSURANCE

Each Chargor shall at any time necessary or advisable under applicable law, and also from time to time if required by the Security Trustee promptly complete, sign, seal, execute and deliver all Documents, give such instructions or directions and do all acts and things:

(a)	perfecting, protecting, improving or maintaining the Security Trustee’s title to and Security over any of the Charged Assets owned or held by it;

(b)	vesting or enabling the Security Trustee to vest any of the Charged Assets owned or held by it in itself or its nominee(s) or in any purchaser or to facilitate the sale or other disposal of any of the Charged Assets owned or held by it; or

(c)	the exercise by the Security Trustee of any of the rights or powers or remedies attaching to the Charged Assets owned or held by it or conferred on the Security Trustee by this Charge,

such Documents to be prepared by or on behalf of the Security Trustee at the cost of the Chargors and to be in such form as the Security Trustee may require.

Notwithstanding anything to the contrary contained herein or under applicable law, but without limiting the rights and authorisations of the Security Trustee hereunder, the Security Trustee shall not be obliged to:

(i)	prepare, record, file, re-record, or re-file any financing statement, perfection statement, continuation statement or other instrument in any public office or otherwise ensure the perfection or maintenance of any security interest granted pursuant to, or contemplated by any Finance Document;

(ii)	take any necessary steps to preserve rights against any parties with respect to any Charged Assets; or

(iii)	take any action to protect against any diminution in value of any Charged Assets.

11.	ADDITIONAL OR FUTURE SECURITY

11.1	Additional security: This Charge is in addition to and shall not affect (or be affected by) any right of set-off, combination, lien or other rights exercisable by the Security Trustee and/or any of the Secured Parties as banker against each Chargor or any guarantees, indemnities, negotiable instruments and/or Security whatsoever which the Security Trustee and/or any of the Secured Parties may hold now or in the future for any part of the Secured Obligations and may be enforced without first having recourse to any such guarantee, indemnity, negotiable instrument or Security.

11.2	New account: If the Security Trustee receives or is deemed to have received notice of any Security or any other interest affecting any Charged Assets:

(a)	the Security Trustee may open a new account for each Chargor and, if it does not, it shall be deemed to have done so at the time it received or is deemed to have received such notice; and

(b)	all payments received by the Security Trustee from each Chargor or any other person in respect of the Secured Obligations after the Security Trustee receives such notice shall be credited, or deemed to have been credited, to the new account and shall not operate to reduce the amount of the Secured Obligations at the time the Security Trustee received such notice.

11.3	Order of discharge: The Security Trustee and/or any Secured Party may obtain discharge of the Secured Obligations from any source in any order without releasing or affecting the liability of each Chargor under this Charge or the Security created or acknowledged by this Charge and may enforce this Charge before or after resorting to any such other means of discharge without entitling each Chargor to any benefit.

12.	WAIVER, FORBEARANCE, SEVERABILITY AND PARTIAL INVALIDITY

12.1	No waiver: No failure to exercise and no delay on the part of the Security Trustee in exercising any right, remedy, power or privilege under this Charge and no course of dealing between the Parties and/or any Secured Party shall be construed or operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise of it or the exercise of any other right, remedy, power or privilege. The rights and remedies provided in this Charge are cumulative and not exclusive of any rights or remedies provided by law or under any of the Finance Documents.

12.2	Illegality, invalidity, unenforceability: If any provision of this Charge is or becomes illegal, invalid or unenforceable, the other provisions and the remainder of the affected provision shall continue to be valid.

12.3	Severability: No provision of this Charge shall be avoided or invalidated by reason only of one or more other provisions being invalid or unenforceable.

13.	VARIATION OF TERMS

No variation, deletion, replacement of or supplement to this Charge or any of its terms shall be valid or effective unless such variation, deletion, replacement and/or supplement have been made in writing and signed by the Security Trustee on behalf of the Secured Parties and each Chargor.

14.	EXPENSES AND INDEMNITY

14.1

Transaction expenses: Each Chargor shall promptly on demand pay to the Security Trustee the amount of all costs and expenses (including legal fees) reasonably incurred by the Security Trustee (or by any Receiver or delegate) in connection with the negotiation, preparation, printing, execution and perfection of this Charge or any other document referred to in this Charge and the completion of the transactions and perfection of the Security contemplated in this Charge.

14.2	Amendment costs: If any Chargor requests an amendment, waiver or consent, such Chargor shall within five Business Days of demand reimburse the Security Trustee (or any Receiver or delegate) for the amount of all costs and expenses (including legal fees) reasonably incurred by the Security Trustee (or any Receiver or delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

14.3	Enforcement and preservation costs: Each Chargor shall within five Business Days of demand pay to the Security Trustee and each other Secured Party, the amount of all costs and expenses (including legal, valuation, accountancy and consultancy fees and disbursements and out-of-pocket expenses) and any indirect tax thereon incurred by the Security Trustee and/or any other Secured Party in connection with the exercise, enforcement and/or preservation of or the release of any rights under this Charge (or any documents contemplated by this Charge) or any proceedings instituted by or against the Security Trustee, in any jurisdiction, as a consequence of taking or holding this Charge or enforcing these rights.

14.4	Indemnity for Liabilities: Each Chargor shall also, promptly following the Security Trustee’s demand, reimburse or pay to the Security Trustee, its employees or agents, on demand (on the basis of a full indemnity) the amount of all Liabilities incurred by the Security Trustee, its employees or agents, in connection with:

(a)	any default or delay by that Chargor in the performance of any of its obligations under this Charge;

(b)	the exercise, or the attempted or purported exercise, by or on behalf of the Security Trustee of any of its powers or any other action taken by or on behalf of the Security Trustee with a view to or in connection with the recovery of the Secured Obligations, the enforcement of the Security created by this Charge or for any other purpose contemplated in this Charge;

(c)	the carrying out or consideration of any other act or matter which the Security Trustee may consider to be conducive after the occurrence of an Event of Default to the preservation, improvement or benefit of any Charged Asset; and

(d)	any stamp duty or similar tax which may be payable as a result of the execution or performance of this Charge.

14.5	Without prejudice: The terms of this Clause 14 shall operate without prejudice to the terms of the Indenture (including, for the avoidance of doubt, any indemnity or right or reimbursement granted to or in favour of the Security Trustee under Section 10.07 (Additional Security Trustee Terms) of the Indenture).

14.6	Joint and Several: The obligations of each Chargor under this Clause 14 shall be joint and several and continuing and shall survive the termination of this Charge and the resignation or removal of the Security Trustee.

15.	STAMP DUTY

Each Chargor shall pay all present and future stamp, registration and similar taxes or charges which may be payable or determined to be payable in any applicable jurisdiction in connection with the execution, delivery, performance or enforcement of this Charge or any judgment given in connection with this Charge and shall, jointly and severally, indemnify the Security Trustee, each Secured Party and each Receiver against any and all liabilities including penalties with respect to or resulting from its delay or omission to pay any such stamp, registration and similar taxes or charges.

16.	TAX GROSS-UP

16.1	Definitions

(a)	In this Clause 16:

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under this Charge.

(b)	In this Clause 16 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

16.2	Tax gross-up

(a)	Each Chargor shall make all payments to be made by it in accordance with the terms of this Charge without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	Each Chargor shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Security Trustee accordingly.

(c)	If the Tax Deduction is required by law to be made by any Chargor, the amount of the payment due from that Chargor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	If a Chargor is required to make a Tax Deduction, that Chargor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)	Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the relevant Chargor shall deliver to the Security Trustee evidence reasonably satisfactory to the Security Trustee that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

17.	INTEREST ON OVERDUE AMOUNTS

17.1	Default interest: Any overdue amounts not paid in accordance with this Charge when due shall carry interest at the rate and in accordance with the terms contained in the relevant Finance Document in relation to overdue sums or at such other rate as may be agreed between the relevant Chargor and the Secured Parties from time to time. In each case, interest shall accrue on a day to day basis to the date of irrevocable and unconditional repayment in full and, if unpaid, shall be compounded on the terms so agreed or (in the absence of such agreed terms) with quarterly rests on the Security Trustee’s and/or the relevant Secured Party’s usual quarterly interest days. Interest shall continue to be charged and compounded on this basis after as well as before any demand or judgment.

17.2	When payable: Clause 17.1 above shall not apply to the extent that default interest on such amount is payable pursuant to the terms of the Indenture and/or the Notes and itself constitutes part of the Secured Obligations.

18.	CURRENCY INDEMNITY

If:

(a)	for any reason any amount payable by each Chargor under this Charge is paid or recovered by any Secured Party in a currency (the “payment currency”) other than that in which the Secured Obligations are denominated; and

(b)	the payment made to such Secured Party in the payment currency, when converted at such Secured Party’s then applicable rate of exchange into the currency in which the Secured Obligations are denominated, is less than the amount payable in the currency in which the Secured Obligations are denominated, then each Chargor shall, jointly and severally, as a separate and independent obligation, fully indemnify such Secured Party within ten days of demand against the amount of the shortfall. For the purposes of this Clause, the expression “applicable rate of exchange” means the rate at which such Secured Party purchases the currency in which the Secured Obligations are denominated with the payment currency, taking into account any costs associated with the exchange.

19.	INFORMATION

The Security Trustee may from time to time seek from any other banker or finance provider to each Chargor such information about each Chargor and its affairs as the Security Trustee may think fit and each Chargor shall direct any such third party to provide such information to the Security Trustee and agrees to provide such further authority for this purpose as the Security Trustee may from time to time require. If the Security Trustee obtains any such information it shall not have any obligation to inform any Chargor or Company thereof.

20.	DISCHARGE AND RELEASE

20.1	No avoidance or reduction: Any settlement or discharge between the Security Trustee or any of the Secured Parties and any Chargor in respect of the Secured Obligations shall be subject to the condition that no Security or payment to the Security Trustee or any of the Secured Parties by that Chargor or any other person shall be avoided or reduced by virtue of any provisions or enactments relating to insolvency or otherwise. If any such Security or payment shall be so avoided or reduced, the Security Trustee or any of the Secured Parties shall nevertheless be entitled to recover the value or amount thereof subsequently from each Chargor and to exercise its rights under this Charge as if such settlement or discharge had not been effected. The Security Trustee and such Secured Party may retain any Security held by them for the obligations of each Chargor under this Charge until the expiry of the period of one month plus the maximum statutory period under the applicable law within which such Security or payment can be avoided, reduced or invalidated by virtue of any such provision or enactment.

20.2	Concession or settlement of claims: In the event of any claim being made or proceedings being taken against the Security Trustee or any other Secured Party the effect of which, if successful, would be the avoidance or reduction of any such Security or payment and whether or not each Chargor shall have been made a party thereto, the Security Trustee or such other Secured Party shall have absolute discretion to concede or settle the same on such terms as it may think fit whereupon Clause 20.1 (No avoidance or reduction) shall have the effect as if such concession or settlement had been ordered by the court (without possibility of appeal) and each Chargor shall, jointly and severally, in addition pay the Security Trustee (for the benefit of the relevant Secured Parties) all costs, charges and expenses (on a full indemnity basis) arising out of or in connection with any such claim or proceedings.

20.3	Consolidation of Security: Any restrictions on the consolidation of Security shall be excluded to the fullest extent permitted by law and the Security Trustee shall, so far as it is lawful and subject to other provisions of this Charge, be entitled to consolidate this Charge with any other Security whether in existence on the date of this Charge or in the future.

21.	COUNTERPARTS

This Charge may be executed in any number of counterparts and this will have the same effect as if the signatures on the counterparts were on a single copy of this Charge.

22.	TRANSFER AND DISCLOSURE

22.1	Transfer by Chargors: No Chargor may assign or transfer any of its rights or obligations under this Charge.

22.2	Transfer by Secured Parties: Any Secured Party may at any time assign and transfer all or any part of its rights under this Charge to any person to which it has assigned and transferred the whole or part of its rights under the Notes in accordance with the terms of the Indenture and the Notes.

22.3	Transfer by Security Trustee: The Security Trustee may assign and transfer all of its rights and obligations under this Charge to any replacement Security Trustee appointed in accordance with the Indenture. Upon such assignment and transfer becoming effective, the replacement Security Trustee shall be, and be deemed to be, acting as agent and trustee for each of the Secured Parties (including itself) for the purposes of this Charge in replacement of the previous Security Trustee.

22.4	Disclosure of information: Each Chargor irrevocably authorises the Security Trustee and each Secured Party, at its discretion, at any time or from time to time, to disclose any information concerning each Chargor, this Charge and the Secured Obligations to:

(a)	any associated company of the Security Trustee or any of the Secured Parties or;

(b)	any prospective transferee or grantee referred to in Clause 22.3 (Transfer by Security Trustee) and any other person considered by the Security Trustee or any of the Secured Parties to be concerned in the relevant transaction or prospective transaction; or

(c)	any person who, as part of the arrangements made in connection with any transaction referred to in Clause 22.3 (Transfer by Security Trustee), requires such information after the transaction has been effected.

The above authority is without prejudice to the right of disclosure of the Security Trustee or any of the Secured Parties implied by law.

23.	NOTICES

23.1	Delivery: Any notice, document or other communication to be given or delivered under or in connection with this Charge shall be in writing and, in the case of any notice, document or communication to a Chargor, shall be deemed to have been duly served on, given or delivered to or made if it is left at the authorised address of that Chargor, posted by pre-paid registered post addressed to that Chargor at such address, or sent by facsimile transmission to the facsimile number referenced in Clause 23.2 (Addresses) below and shall be deemed to have been received if:

(a)	personally delivered, at the time of delivery;

(b)	sent by mail, on the date of posting; or

(c)	sent by facsimile transmission, on receipt by the sender of a facsimile transmission report (or other appropriate evidence) confirming that the facsimile has been transmitted to the addressee.

23.2	Addresses: For the purposes of this Clause the authorised address of each Party shall be the address (including the details of the facsimile number and person for whose attention a notice, document or communication is to be addressed) identified with its name at the end of this Charge or such other address (and details) as that Party may notify to each other Party in writing from time to time in accordance with the requirements of this Clause.

23.3	Effectiveness: Any notice, document or communication to be made or delivered to the Security Trustee will be effective only when actually received by the Security Trustee and then only if it is expressly marked for the attention of the department or officer of the Security Trustee as identified above (or any substitute department or officer as the Security Trustee shall specify for this purpose).

23.4	English language: Each notice, document or communication between the Parties shall be either in English or accompanied by a translation into English, which is certified as being a true and accurate translation.

24.	SET-OFF

The Security Trustee may (but is not obliged to) retain any money standing to the credit of any Chargor with the Security Trustee in any currency upon any account (whether or not in that Chargor’s name) or otherwise as cover for any Secured Obligations and that Chargor agrees that the Security Trustee may at any time or times without notice to each Chargor combine or consolidate any or all sums of money now or subsequently standing to that Chargor’s credit upon any such account with all or such part of the Secured Obligations as the Security Trustee may determine (whether presently payable or not) and the Security Trustee may purchase with any such money any other currency required to effect such combination or consolidation.

25.	APPOINTMENT OF RECEIVER

25.1	Appointment: At any time after this security has become enforceable or if so requested by any Chargor, the Security Trustee may appoint in writing any person or persons to be a receiver and manager or receivers and managers of all or any part of the Charged Assets, as the Security Trustee may choose in its entire discretion.

25.2	Severability: Where more than one Receiver is appointed, the appointees shall have power to act severally (unless the Security Trustee shall specify to the contrary) in relation to the Charged Assets. An appointment over part only of the Charged Assets shall not preclude the Security Trustee from making a subsequent appointment of a Receiver over any part of the Charged Assets over which an appointment has not previously been made by the Security Trustee.

25.3	Receiver’s remuneration: The Security Trustee may from time to time agree with the Receiver the remuneration of the Receiver and remove the Receiver from all or any part of the Charged Assets of which he is the Receiver and after the Receiver has vacated office or ceased to act in respect of any of the Charged Assets appoint a further Receiver over all or any part in respect of which he shall have ceased to act.

25.4	Receiver’s agency: The Receiver shall be the agent of the relevant Chargor (who shall be solely liable for his acts, defaults and remuneration), unless and until that Chargor goes into bankruptcy or liquidation and thereafter he shall act as principal and shall not become the agent of the Security Trustee or any of the Secured Parties. The Security Trustee shall not be responsible, at any time, for the actions of the Receiver.

25.5	Powers of a Receiver: In addition to those powers conferred by law, the Receiver shall have and be entitled to exercise in relation to each Chargor concerned all the powers set out below:

(a)	to take possession of the Charged Assets, and to require payment to it of all Derivative Assets including without limitation, to complete any instruments of transfer and to procure the transfer of the Charged Assets into the name of the Receiver or its nominee and, if necessary, take possession of and collect the share certificates and/or other documents of title relating to the Charged Assets, at the cost and risk of the Chargors;

(b)	to sell, transfer, assign, exchange or otherwise dispose of or realise the Charged Assets to any person either by public offer or auction, tender or private contract and for a consideration of any kind (which may be payable or delivered in one amount or by instalments spread over a period or deferred);

(c)	to borrow or raise money, either unsecured or on the security of the Charged Assets (either in priority to the Charges or otherwise);

(d)	to exercise and do (or permit a Chargor or any nominee of it to exercise and do) all such rights and things as the Receiver would be capable of exercising or doing if it were the absolute beneficial owner of the Charged Assets (including but not limited to exercising all voting and other rights attaching to Charged Assets owned by the relevant Chargor and calling up all or any portion of the uncalled capital of the relevant Chargor);

(e)	to settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person relating to the Charged Assets;

(f)	to bring, prosecute, enforce, defend and abandon actions, suits an proceedings in relation to the Charged Assets;

(g)	to make any arrangement or compromise with the Security Trustee or any of the Secured Parties as he shall think fit;

(h)	to appoint managers, officers and agents for the above purposes at such reasonable remuneration as the Receiver may determine;

(i)	to redeem any prior Security and to settle and pass the accounts of the Security holder, and any accounts so settled and passed shall (subject to any manifest error) be conclusive and binding on each Chargor and the money so paid shall be deemed an expense properly incurred by the Receiver;

(j)	to pay the proper administrative charges of the Security Trustee and/or any of the Secured Parties in respect of time spent by their agents and employees in dealing with matters raised by the Receiver or relating to the receivership of each Chargor; and

(k)	to do all such other acts and things as may be considered by the Receiver to be incidental or conducive to any of the above matters or powers or otherwise incidental or conducive to the preservation, improvement or realisation of the Charged Assets.

26.	SECURITY TRUSTEE

The provisions of Sections 10.04 (Authorization of Actions to be Taken by the Trustee under the Security Documents), 10.05 (Authorization of Receipt of Funds by the Security Trustee Under the Security Documents), 10.06 (Release of the Collateral) and 10.07

(Additional Security Trustee Terms) of the Indenture shall apply to the Security Trustee’s actions, rights, obligations, powers and duties under this Charge as if set out in this Charge in full. The Security Trustee shall be entitled to exercise its rights, powers, authorisations and duties under the terms of this Charge through designees, agents or co-Security Trustees appointed pursuant to the Indenture. The permissive authorisations, entitlements, powers and rights granted to the Security Trustee hereunder shall not be construed as duties. The Security Trustee shall be entitled to refuse to take or refrain from taking any discretionary action or exercise any discretionary powers set forth in this Charge until it has received with respect thereto satisfactory written direction in accordance with the terms of the Indenture and, if necessary, satisfactory indemnification.

27.	GOVERNING LAW

This Charge shall be governed by and construed in accordance with the laws of the Cayman Islands.

28.	ENFORCEMENT

28.1	Jurisdiction

(a)	The courts of the Cayman Islands have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Charge (including a dispute regarding the existence, validity or termination of this Charge) (a “Dispute”).

(b)	Subject to paragraph (c) below, the Parties agree that the courts of the Cayman Islands are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This Clause 28 (Enforcement) is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

(d)	Each Chargor irrevocably waives any objection which it may have now or in future to the laying of the venue of any proceedings in the courts of the Cayman Islands and any claim that any such proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any such proceedings brought in such courts shall be conclusive and binding upon it and may be enforced in any other jurisdiction.

28.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Chargor (other than a Chargor incorporated in the Cayman Islands) irrevocably designates, appoints and empowers Emerald Plantation Holdings Limited of the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands (or such other address in the Cayman Islands as each Chargor may notify to the Security Trustee) as their agent to accept service of process in such jurisdiction in any proceedings arising out of or in connection with this Charge (the “Proceedings”) and agrees that failure by such agent to give notice of such service of process to the Chargors shall not impair or affect the validity of such service or any judgment based on it (and Emerald Plantation Holdings Limited by its execution of this Charge, accepts that appointment).

(b)	Emerald Plantation Holdings Limited expressly agrees and consents to the provisions of Clause 26 (Governing Law) and of Clause 28 (Enforcement).

(c)	Each Chargor further consents to the service of process out of the courts of the Cayman Islands in any such Proceedings by the mailing to it of copies by registered or certified airmail, postage prepaid.

28.3	Waiver of Immunity

Each Chargor irrevocably and unconditionally:

(a)	agrees that in any legal proceedings against it or its assets in connection with this Charge, no immunity from such legal proceedings (which shall include suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) shall be claimed by or on behalf of it or with respect to its assets;

(b)	waives any such right of immunity which it or its assets now has or may in the future acquire; and

(c)	consents generally in respect of such proceedings to the giving of relief or the issue of any process in connection with such proceedings including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order of judgment which may be made or given in such proceedings.

IN WITNESS whereof each Chargor have executed this Charge as a deed on the day and year first above written.

SCHEDULE 1

Chargors

Chargor	Jurisdiction	Registration Number

Emerald Plantation Holdings Limited	Cayman Islands	CT-274117

Sino-Capital Global Inc.	British Virgin Islands	218658

SCHEDULE 2

Particulars of the Companies and the Original Shares

Chargor/Jurisdiction	Company	Place of Incorporation of the Company	Number of Original Shares in the Company

Emerald Plantation Holdings Limited	Emerald Plantation Group Limited	Cayman Islands	9,001

Sino-Capital Global Inc.	Sinowood Limited	Cayman Islands	1,000,001

SCHEDULE 3

Form of Nominee Undertaking

To:	Computershare Trust Company, N.A (as Security Trustee)

From:	[Name of the Nominee]
[Address]

Dated:	[***]

Dear Sirs

1.	[I]/[We] refer to the share charge of even date (as may be amended from time to time, the “Charge”) between [Name of the relevant Chargor] (the “Chargor”) and yourselves. Terms defined in the Charge have the same meanings when used in this Nominee Undertaking.

2.	[I]/[We] declare that [I]/[we] hold the securities listed in the Appendix of this Nominee Undertaking (the “Nominee Securities”) to your order subject to the terms and conditions of the Charge.

3.	[I]/[We] will notify you promptly of the contents of any communication or document received by [me]/[us] as holder of the Nominee Securities.

4.	[I]/[We] will, after [I]/[we] have received from you written notice informing [me]/[us] that you are entitled to enforce the Charge (such notice to be conclusive and binding on [me]/[us] for all purposes) (an “Enforcement Notice”), promptly pay to you, at the expense of the Secured Parties, any dividends or other money received by [me]/[us] in respect of the Nominee Securities and [I]/[we] hereby declare [myself]/[ourselves] as trustee of such dividends or other money to hold, pending such payment, upon trust to pay to you in the manner aforesaid.

5.	[I]/[We] will, after [I]/[we] have received an Enforcement Notice, exercise or refrain from exercising, all of [my]/[our] voting rights in respect of the Nominee Securities in accordance with your instructions. Prior to receipt of an Enforcement Notice, [I]/[we] will not exercise any voting rights or all other rights forming part of the Nominee Securities in a manner which is inconsistent with the terms of the Charge.

6.	[I]/[We] will, promptly upon receipt by [me]/[us] of any Derivative Assets in respect of the Nominee Securities, at the expense of the Secured Parties, deliver to you all certificates and other documents constituting or evidencing title to such Derivative Assets together with transfers relating to them complying with the provisions of Clause 3 (Charging clause) of the Charge and otherwise in such manner as you reasonably require and will promptly give such instructions or directions as you reasonably require relating to any Nominee Securities or their Derivative Assets to protect or preserve your security.

7.

In the event that [I]/[we] fail to promptly perform any of my obligations under this Nominee Undertaking, [I]/[We] irrevocably appoint you by way of security as [my]/[our] attorney (with full power to appoint substitutes and to delegate), in [my]/[our] name and on [my]/[our] behalf and as [my]/[our] act and deed, at any time to execute, deliver and perfect any Document, perform any lawful act, or give any lawful instructions which may be required by [me]/[us] under this Nominee Undertaking or deemed by such attorney necessary to perfect the security intended to be constituted by the Charge or this Nominee Undertaking or to transfer the legal ownership of any of the Nominee Securities or their Derivative Assets and [I]/[We] shall ratify and confirm all acts and things lawfully done by you, any substitute or delegate in the exercise or purported exercise of this power of attorney, all at the expense of the Secured Parties. You shall have no other recourse against [me]/[us] in the event of my failure to perform my obligations under this Nominee Undertaking, other than by taking appointment as [my]/[our] attorney as described in the foregoing sentence.

8.	[I]/[We] hereby waive any right [I]/[we] may have under the articles of association of [Name of the Company] or otherwise to purchase the Nominee Securities or any of them in the event that they are sold or otherwise disposed of pursuant to the Charge.

9.	This Nominee Undertaking, and all of [my]/[our] obligations hereunder, will terminate upon termination of the Charge. Upon any such termination, you will, at [my]/[our] expense, execute and deliver to [me]/[us] such documents as [I]/[we] may reasonably request in writing to evidence such termination.

10.	This Nominee Undertaking shall be governed by and construed in accordance with the laws of the Cayman Islands.

IN WITNESS whereof [I]/[we] have executed this Nominee Undertaking as a deed on the day and year first before written.

Signed, sealed and delivered	)
as a deed by [Name of individual	)	L.S.
nominee] in the presence of:-)

Witness’ signature

Full name

Address

Occupation

OR

The common seal of	)
[Name of the nominee] was	)	C.S.
affixed in the presence of:-)

Director’s signature

Full name

Secretary’s/Director’s signature

Full name

OR

Signed, sealed and delivered	)	Authorised signatory	L.S.

as a deed for and on behalf of	)
[Name of the nominee]	)	Full name
by its attorney(ies) in the	)
presence of:-)		Authorised signatory	L.S.

Full name

Witness’ signature

Full name

Address

Occupation

APPENDIX TO NOMINEE UNDERTAKING

The Nominee Securities

[***] [ordinary] shares of [HK$][***] each in the capital of [Name of the Company]

SCHEDULE 4

Form of Proxy

[Name of Company] (the “Company”)

P R O X Y

The undersigned, [—], of [—], holder of [all/—] of the issued and outstanding shares in the Company hereby irrevocably appoints [—] of [—] as our proxy to vote on our behalf at any meeting of shareholders or to execute on our behalf any written resolution of the shareholder(s) of the Company.

EXECUTED AS A DEED this [—] day of [—], [—].

[For and on behalf of [—]] By [—]

EXECUTION PAGE

The Chargors

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Emerald Plantation Holdings Limited	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai, Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

SIGNED as a DEED	)
By Paul Jeremy Brough	)
authorised signatory for	)
Sino-Capital Global Inc.	)
in the presence of:	)

Name:
Witness

Address:	11th Floor, One Pacific Place
88 Queensway
Hong Kong

Occupation:	Solicitor of Hong Kong

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai, Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

The Security Trustee

Signed by	)
For and on behalf of	)
Computershare Trust	)
Company, N.A.	)
)
Authorised Signatory

Address:	350 Indiana Street, Suite 750, Golden, CO 80401

Fax:	303-262-0608

Attention:	Corporate Trust

With a copy to:

Address:	480 Washington Blvd., Jersey City, NJ 07310

Fax:	201-680-4610

Attention:	Legal Department

BARBADOS

CHARGE OVER SHARES

THIS Charge is made this      day of              2013 between:

(1)	EMERALD PLANTATION GROUP LIMITED, a company incorporated in the Cayman Islands (the ‘Chargor’); and

(2)	COMPUTERSHARE TRUST COMPANY N.A. a national banking association organised and existing under the laws of the United States of America in its capacity as security trustee appointed under the Indenture (as defined below) acting for itself and for and on behalf of the Secured Parties (as defined in the Indenture) (the “Security Trustee”).

WHEREAS

A.	By an indenture dated as of 2013 amongst others, Emerald Plantation Holdings Limited as Issuer, Computershare Trust Company, N.A. as security trustee and the entities listed in Schedule 1 thereto as Initial Subsidiary Guarantors (as defined in the therein) (the “Indenture”) the Issuer will Issue up to US$300,000,000 aggregate principal amount of 6.00% guaranteed senior notes due 2020 and may issue additional notes and or PIK notes on the same terms in accordance with the terms of the Indenture.

B.	Pursuant to the terms of the Indenture the Chargor has agreed to enter into this Charge and in accordance with the terms hereof charge its shares in the company identified in Schedule 1 hereto as security for the discharge of the Secured Obligations.

NOW THIS DEED WITNESSES as follows:

1.	COVENANT TO PAY

1.1.	The Chargor hereby covenants to pay on demand to the Security Trustee all moneys and discharge the Secured Obligations hereby charged on a full indemnity basis.

1.2.

All sums payable by the Chargor under this Charge shall be paid without any set-off, counterclaim, withholding or deduction whatsoever unless required by law in which event the Chargor will simultaneously with making the relevant payment under this Charge pay to the Security Trustee such additional amount as will result in the receipt by the Security Trustee of the full amount which would otherwise have been receivable and will supply the Security Trustee promptly with evidence satisfactory to the Security Trustee that the Chargor has accounted to the relevant authority for the sum withheld or deducted.

2.	INTEREST

2.1.	The Chargor shall pay commission interest fees and charges to date of payment (as well after as before any demand or judgment or the insolvency or bankruptcy of the Chargor) at the rates and upon the terms from time to time set out in the Indenture (or such other rates and terms as may be agreed between the Chargor and any Secured Party).

3.	CHARGING CLAUSE

3.1.	The Chargor as beneficial owner hereby charges to the Security Trustee as a continuing security for the payment of all moneys and the discharge of the Secured Obligations hereby covenanted to be paid or otherwise hereby secured by way of first fixed charge ALL stocks and shares including but not limited to the Charged Shares, bonds and securities (including warrants and options in relation to the same) of any kind whatsoever (marketable or otherwise) negotiable instruments and warrants both present and future of the Chargor including the Derivative Assets (all of which are hereinafter called the “Charged Property”) but so that the Security Trustee shall not in any circumstances incur any liability whatsoever in respect of any calls instalments or otherwise in connection with the Charged Property.

3.2.	The Chargor hereby agrees that the Security Trustee may at any time without notice (as well before as after demand) notwithstanding any settlement of account or other matter whatsoever combine or consolidate all or any of its then existing accounts including accounts in the name of the Security Trustee or the Chargor jointly with others (whether current deposit loan or of any other nature whatsoever and whether subject to notice or not whether in United States dollars or in any other currency) wheresoever situate and set off or transfer any sum standing to the credit of any one or more such accounts in or towards satisfaction of any Secured Obligations or liabilities of the Chargor to the Security Trustee whether such liabilities be present future actual contingent primary collateral several or joint. Where such combination set-off or transfer requires the conversion of one currency into another such conversion shall be calculated at the applicable rate of exchange of the Security Trustee (as conclusively determined by the Security Trustee) for purchasing the currency for which the Chargor is liable with the existing currency.

4.	REPRESENTATIONS AND WARRANTIES

4.1.	The Chargor represents and warrants to the Security Trustee and each of the Secured Parties on the date of this Charge and on each date on which the Chargor acquires any additional Charged Shares that:

4.1.1.	Status:

4.1.1.1.	it is duly constituted, validly existing and, where applicable, in good standing under the laws of the country in which it is incorporated;

4.1.1.2.	it is not insolvent or in liquidation or administration or subject to any other insolvency procedure;

4.1.1.3.	no receiver, manager, trustee, custodian or analogous officer has been appointed in respect of any part of its property, undertaking or assets; and

4.1.1.4.	it has the appropriate power and authority to own its property and assets and to carry on its business as it is conducted on the date of this Charge;

4.1.2.	Capacity and approvals: it has the appropriate power to enter into and perform the terms and conditions of, and has taken all necessary action to authorise the execution, delivery and performance of, this Charge;

4.1.3.	Proper execution: this Charge has been properly executed by it and the obligations expressed as being assumed by it under this Charge are valid and binding upon it and enforceable in accordance with their terms;

4.1.4.	Compliance with legal restrictions: none of the provisions, covenants and obligations on its part contained in this Charge contravenes any of the provisions of its memorandum or articles of association or other constitutional documents and neither this Charge nor its performance will infringe any law or obligation binding upon it;

4.1.5.	No restrictions: there are no provisions in the memorandum or articles of association or other constitutional documents of the Company of which it is a shareholder or any other agreement or document which restrict the transfer of any Charged Shares or the Chargor’s ability to enter into this Charge, including any rights of first refusal, pre-emption rights, requirements for consent or any rights restricting or affecting the voting rights or the disposal of any of the Charged Shares, or (if such provisions exist) they have been varied or waived to enable this Charge to be enforced free from any such restriction or right;

4.1.6.	Other approvals for this Charge: no authorisation of or registration with any governmental, judicial or other third party nor payment of any stamp, registration or other tax is required or desirable in connection with the execution, performance, validity, enforceability or admissibility in evidence of this Charge, other than the adjudication, stamping and lodgement of this Charge within 28 days of its creation at the Corporate Affairs and Intellectual Property Office, Barbados, and the prior written permission of the Exchange Control Authority of the Central Bank of Barbados for any transfer of the Charged Shares;

4.1.7.

Called up and paid up: the Charged Shares as at the date of this Charge are, and any Charged Shares deposited after the date of this Charge will be, duly authorised, issued, fully called up and fully paid-up and the Charged Shares represent the entire issued share capital of the

Company at the date of this Charge;

4.1.8.	Legal and beneficial owner: subject to this Charge, the Charged Shares at the date of this Charge are legally and/or beneficially (as the case may be) owned by the Chargor, and any Charged Shares acquired by the Chargor after the date of this Charge shall (subject to this Charge) be legally and/or beneficially (as the case may be) owned by the Chargor, in each case free from any option, equity, trust, security, encumbrance or Lien; and

4.1.9.	No Security/guarantees: except as previously disclosed in writing to the Security Trustee with express reference to this Clause, there is no Lien affecting any Charged Property other than any security created by this Charge, and the Chargor has not given any guarantee, indemnity or other assurance against loss in relation to the liability of any person other than in favour of the Secured Parties or as otherwise permitted under the terms of the Indenture.

5.	COVENANTS BY THE CHARGOR

5.1.	The Chargor hereby covenants with the Security Trustee that the Chargor shall:

5.1.1.	ensure at all times that all Charged Property is fully paid up and free from any option lien charge or encumbrance of any kind;

5.1.2.	on or prior to the date of this Charge lodge with the Security Trustee (i) all original stock and share certificates and documents of title in relation to the Charged Shares owned or held by it at the date of this Charge; and (ii) executed and undated transfers of such Charged Shares in the form of Schedule 3 attached hereto duly completed as the Security Trustee may direct and also as may be required by applicable law;

5.1.3.	in respect of any Charged Shares issued or transferred to it after the date of this Charge, immediately following such issuance or transfer lodge with the Security Trustee (i) all original stock and share certificates and documents of title in relation to such Charged Shares; and (ii) executed and undated transfers of such Charged Shares in the form of Schedule 3 attached hereto duly completed as the Security Trustee may direct and also as may be required by applicable law;

5.1.4.	at all times duly and promptly pay all calls instalments or other payments which may be made or become due in respect of any of the Charged Property as and when the same from time to time become due;

5.1.5.	make timely filing and registration of this Charge with each officer, registry and or governmental or non-governmental body necessary in order to preserve, perfect and enforce the Lien created by this Charge in the place of incorporation of the Chargor;

5.1.6.	on or before the date of this Charge, deliver, or cause to be delivered, to the Security Trustee a certified copy of resolutions of the Chargor as the sole shareholder of the Company amending and restating the articles of incorporation of the Company to expressly require without limitation:

5.1.6.1.	registration by the board of directors of the Company of any transfer of the Charged Shares pursuant to this Charge without delay;

5.1.6.2.	the removal or disapplication of lien, call and forfeiture provisions in respect of the Charged Shares; and

5.1.6.3.	recognition of the security created by this Charge and the irrevocable nature of any proxy granted to the Security Trustee in connection therewith;

5.1.7.	not at any time (without the prior consent in writing of the Security Trustee):

5.1.7.1.	permit any person other than the Chargor to be registered as holder of the Charged Property or any part thereof;

5.1.7.2.	create or purport to create or permit to subsist any mortgage, debenture, charge lien or encumbrance (other than in favour of the Security Trustee) on or over the Charged Property or any part thereof or interest therein;

5.1.7.3.	sell, transfer or otherwise dispose of the Charged Property or any part thereof or interest therein or attempt or agree so to do;

5.1.7.4.	cause or permit any rights attaching to the Charged Property to be varied or abrogated; or

5.1.7.5.	cause or permit any of the Charged Property to be consolidated, sub-divided or converted or the other capital of the Company to be reorganised, exchanged or repaid; and

5.1.8.	not at any time do or cause or permit to be done anything which may in any way depreciate jeopardise or otherwise prejudice the value to the Security Trustee and/or any Secured Party of the Charged Property or the Lien created by this Charge.

5.2.	The Chargor undertakes to the Security Trustee that it will not (without the prior written consent of the Security Trustee) propose or vote in favour of any amendment, modification or change to the by-laws or articles of incorporation of the Company.

5.3.	The Chargor hereby further covenants and agrees with the Security Trustee that:

5.3.1.

the Security Trustee and its nominees at the discretion of the Security Trustee may exercise in the name of the Chargor or otherwise upon the occurrence of an Event of Default that is continuing and without any further consent or authority on the part of the Chargor in respect of the Charged Property any voting rights and all powers given to trustees under the Trustee Act Chapter 250 of the laws of Barbados in respect of securities or property subject to a trust and any powers or rights which may be exercisable by the person in whose name the Charged Property is registered;

5.3.2.	upon or following the occurrence of an Event of Default that is continuing the Chargor will if so requested by the Security Trustee promptly transfer all or any of the Charged Property to such nominees or agents wheresoever situate as the Security Trustee may select and that the Security Trustee may hold all or any of such Charged Property in any affiliate of the Security Trustee or with any correspondents or other agents whether in Barbados or overseas and that all the Charged Property shall be held at the expense risk and responsibility of the Chargor.

5.4.	If the Security Trustee receives notice of any subsequent mortgage charge assignment or other disposition affecting the Charged Property or any part thereof or interest therein the Security Trustee may open a new account or record for the Chargor; if the Security Trustee does not open a new account then unless the Security Trustee gives express written notice to the contrary to the Chargor it shall nevertheless be treated as if it had done so at the time when it received such notice and as from that time all payments made by or on behalf of the Chargor to the Security Trustee shall be credited or be treated as having been credited to the new account and shall not operate to reduce the amount due from the Chargor to the Security Trustee at the time when it received notice.

6.	RIGHTS AND OPTIONS

6.1.	If the Charged Shares are registered in the name of the Chargor, the Chargor shall:

6.1.1.	notify the Security Trustee before exercising any right or option in relation to any of the Charged Shares and give to the Security Trustee such information (including a copy of any notice received in relation to the Charged Property) as it may require in relation to the exercise of such right or option;

6.1.2.	not exercise any right or option in relation to any of the Charged Shares in a way that could lessen the value of the Lien created or purported to be created under the terms of this Charge or the interests of the Security Trustee or any of the Secured Parties under the terms of this Charge; and

6.1.3.	upon or following the occurrence of an Event of Default that is continuing, promptly exercise any such right or option in accordance with any written instruction given to the Chargor by the Security Trustee provided that the Security Trustee shall not be obliged to give such instruction and provided also that the instruction is received by the Chargor in sufficient time to allow the instruction to be implemented.

7.	VOTING RIGHTS AND DIVIDENDS

7.1.	Before the Charge becomes enforceable: Unless and until this Charge has become enforceable:

7.1.1.	the Chargor shall, for so long as it remains the beneficial owner of the relevant Charged Shares, determine how all voting rights (and, if applicable, any right to nominate or remove a director) attaching to such Charged Shares are to be exercised;

7.1.2.	the Chargor shall not permit any person other than the Chargor, the Security Trustee or its nominee(s) to be registered as holder of any Charged Shares owned or held by it or any part thereof; and

7.1.3.	all cash dividends and other money received by the Security Trustee or its nominee(s) shall, on request by the Chargor, be released to that Chargor,

provided always that the Chargor shall not be entitled to exercise any of the above rights if the exercise of any such rights may be in breach of the terms of the Indenture or would be reasonably likely to have an adverse effect on the value of the Charged Shares or otherwise jeopardise the Lien created or purported to be created under the terms of this Charge or the interests of the Security Trustee or any of the Secured Parties under the terms of this Charge.

7.2.	After Charge becomes enforceable: At any time after this Charge has become enforceable:

7.2.1.	the Security Trustee may date and complete the undated share transfer form(s) and other documents referred to in Clause 5.1.2 and Clause 5.1.3 and the Security Trustee may (but is not obliged to), in the name of the Chargor or otherwise and without any further consent, action or authority on the part of each Chargor, exercise all voting and other rights attaching to the Charged Assets, including any rights to nominate or remove a director as if the Security Trustee were the sole beneficial owner of the Charged Assets;

7.2.2.	all Derivative Assets shall, if received by the Chargor or its nominee(s), be held on trust for and forthwith paid or transferred to the Security Trustee on demand; and

7.2.3.	the Chargor shall (and shall procure that its nominee(s) shall) accept short notice for and attend any meeting of the holders of any Charged Shares owned or held by it, appoint proxies and exercise voting and other rights and powers exercisable by the holder of the Charged Shares owned or held by it as the Security Trustee may direct from time to time.

8.	FURTHER ASSURANCE

8.1.	The Chargor shall at any time necessary or advisable under applicable law, and also if and when required by the Security Trustee, execute such further legal or other charges or assignments in favour of the Security Trustee over all or any of the Charged Property and all rights relating thereto both present and future (including any substituted securities and any vendor’s lien) and any other transfers or documents the Security Trustee may from time to time require or that are necessary or advisable under applicable law from time to time for perfecting the Security Trustee’s title to the same or for vesting or enabling it to vest the same in itself or its nominees or in any purchaser to secure all moneys Secured Obligations and liabilities hereby covenanted to be paid or otherwise hereby secured or to facilitate the realisation of the Charged Property or the exercise of the powers conferred on the Security Trustee such further charges or assignments to be prepared by or on behalf of the Security Trustee at the cost of the Chargor and to contain an immediate power of sale without notice a clause excluding section 103 and the restrictions contained in section 111 of the Property Act Chapter 236 of the laws of Barbados and such other clauses for the benefit of the Security Trustee as the Security Trustee may reasonably require.

8.2.	Notwithstanding anything to the contrary contained herein or under applicable law, but without limiting the rights and authorisations of the Security Trustee hereunder, the Security Trustee shall not be obligated to:

8.2.1.	prepare, record, file, re-record, or re-file any financing statement, perfection statement, continuation statement or other instrument in any public office or otherwise ensure the perfection or maintenance of any security interest granted pursuant to, or contemplated by any Finance Document;

8.2.2.	take any necessary steps to preserve rights against any parties with respect to any Charged Property; or

8.2.3.	take any action to protect against any diminution in value of any Charged Property.

9.	POWERS OF THE SECURITY TRUSTEE

9.1.	At any time after the Security Trustee shall have demanded payment of any money or discharge of any obligation or liability hereby secured or if requested by the Chargor:

9.1.1.	the Security Trustee and any nominee of the Security Trustee wheresoever situate may without further notice and without the restrictions contained in s.111 of the Property Act Chapter 236 of the laws of Barbados in respect of all or any of the Charged Property exercise all the powers or rights which may be exercisable by the registered holder of the Charged Property and all other powers conferred on mortgagees by the Property Act Chapter 236 of the laws of Barbados as hereby varied or extended; and

9.1.2.	any dividends, interest or other payments which may be received or receivable by the Security Trustee or by any nominee in respect of any of the Charged Property may be applied by the Security Trustee as though they were proceeds of sale.

9.2.	Section 103 of the Property Act Chapter 236 of the laws of Barbados shall not apply to this security or to any security given to the Security Trustee pursuant hereto.

9.3.	In exercising the powers referred to in Clause 9.1 above, the Charged Property or any part thereof may be sold or disposed of at such times in such manner and generally on such terms and conditions and for such consideration as the Security Trustee may think fit. Any such sale or disposition may be for cash debentures or other Secured Obligations shares stock securities or other valuable consideration and be payable immediately or by instalments spread over such period as the Security Trustee shall think fit. No purchaser or other person shall be bound or concerned to see or enquire whether the right of the Security Trustee to exercise any of the powers hereby conferred has arisen or not or be concerned with notice to the contrary or with the propriety of the exercise or purported exercise of such powers.

9.4.	All money received by the Security Trustee in the exercise of any powers conferred by this Charge shall be applied in or towards satisfaction of the Secured Obligations and liabilities hereby secured and in such order as required by the Indenture (save that the Security Trustee may credit the same to a suspense account for so long and in such manner as the Security Trustee may from time to time determine).

9.5.	The Security Trustee may place and keep (for such time as it shall think prudent) any money received, recovered or realised pursuant to this Charge in a separate suspense account (to the credit of either the Chargor or the Security Trustee, as the Security Trustee shall think fit).

9.6.	The Chargor hereby covenants with the Security Trustee on demand to pay all costs charges and expenses (including stamp duty registration fees and other duties) incurred by the Security Trustee or which it shall properly incur in or about the enforcement preservation or attempted preservation of this security or of the Charged Property or in the exercise or purported exercise of any of the powers herein contained on a full indemnity basis.

9.7.	The Security Trustee shall not be liable to account as mortgagee in possession in respect of all or any of the Charged Property and shall not be liable for any loss upon realisation or for any neglect or default to present any interest coupon or any bond or stock drawn for repayment or for any failure to pay any call or instalment or to accept any offer or to notify the Chargor of any such matter or for any negligence or default by its nominees, correspondents or agents. The Security Trustee shall have no liability of any kind in connection with this Charge except to the extent of any losses arising directly out of its gross negligence or wilful misconduct. Notwithstanding the foregoing, under no circumstances shall the Security Trustee be liable for consequential, special, punitive or indirect damages, irrespective of being informed of the possibility thereof and regardless of the cause of action.

9.8.	Without prejudice to the terms of the Indenture (including, for the avoidance of doubt, any indemnity or right of reimbursement granted to or in favour of the

Security Trustee under the terms of the Indenture), the Chargor hereby agrees fully to indemnify on demand and hold harmless the Security Trustee from and against all losses actions claims expenses demands and liabilities whether in contract tort or otherwise and in respect of calls or other payments relating to the Charged Property now or hereafter incurred by it or by any nominee correspondent agent officer or employee for whose liability act or omission it may be answerable for anything done or omitted in the exercise or purported exercise of the powers herein contained or occasioned by any breach by the Chargor of any of its covenants or other secured obligations to the Security Trustee.

9.9.

9.9.1.	The Security Trustee shall incur no liability as a result of the sale of any Charged Property, or any part thereof, at any private or public sale conducted pursuant to this Charge in accordance with the requirements of applicable laws. With regards to private sales, the Chargor hereby waives any claims against the Security Trustee and the other Secured Parties arising by reason of the fact that the price at which the Charged Property may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the first offer received is accepted and the Charged Property are not offered to more than one offeree, provided that any such private sale is conducted in accordance with applicable laws and this Charge.

9.9.2.	The Chargor hereby agrees that in respect of any sale of any of the Charged Property pursuant to the terms of this Charge, the Security Trustee is hereby authorised to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary:

9.9.2.1.	in order to avoid any violation of applicable laws; or

9.9.2.2.	in order to obtain any required approval of the sale or of the purchaser by any governmental authority or official,

and the Chargor further agrees that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Security Trustee be liable or accountable to the Chargor for any discount allowed by reason of the fact that such Charged Property is sold in compliance with any such limitation or restriction.

10.	INTEREST ON OVERDUE AMOUNTS

10.1.

Any overdue amounts not paid in accordance with this Charge when due shall carry interest at the rate and in accordance with the terms contained in the relevant Finance Document in relation to overdue sums or at such other rate as may be agreed between the relevant Chargor and the Secured Parties from time to time. In each case, interest shall accrue on a day to day basis to the date of irrevocable and unconditional repayment in full and, if unpaid, shall be compounded on the terms so agreed or (in the absence of such agreed terms) with quarterly rests on the Security

Trustee’s and/or the relevant Secured Party’s usual quarterly interest days. Interest shall continue to be charged and compounded on this basis after as well as before any demand or judgment.

11.	POWER OF ATTORNEY

11.1.	The Chargor by way of security hereby irrevocably appoints the Security Trustee and the persons deriving title under it severally to be its attorney in the name and on behalf of and as the act and deed of the Chargor or otherwise to execute and complete any transfers or other documents which may be required for perfecting the Security Trustee’s title to or for vesting the Charged Property in the Security Trustee or its nominees or in any purchaser and to make any alteration or addition to the Charged Property comprised therein or any other alteration or addition thereto and to re-deliver the same thereafter and otherwise generally to sign seal and deliver and otherwise perfect any such transfers or other documents and any such legal or other charges or assignments over the Charged Property required by the Security Trustee and all such deeds and documents and do all such acts and things as may be required for the full exercise of the powers hereby conferred including any sale or other disposition realisation or getting in by the Security Trustee or its nominees of the Charged Property. The Chargor hereby covenants with the Security Trustee to ratify and confirm any deed document act and thing and all transactions which any such attorney may lawfully execute or do. The Security Trustee shall have no obligation to undertake any of the foregoing actions, and, if it takes any such action in accordance with this Charge, it shall have no liability to the Chargor to continue the same or for the sufficiency or adequacy thereof.

12.	CONTINUING SECURITY

12.1.	This security shall be a continuing security notwithstanding the bankruptcy of the Chargor or any change in the constitution of the Chargor or any settlement of account or other matter whatsoever and is in addition to and shall not merge with or otherwise prejudice or affect any contractual or other right or remedy or any guarantee indemnity lien pledge bill note mortgage charge or other security (whether created by the deposit of documents or otherwise) now or hereafter held by or available to the Security Trustee and shall not be in any way prejudiced or affected thereby or by the invalidity thereof or by the Security Trustee now or hereafter dealing with exchanging releasing varying or abstaining from perfecting or enforcing any of the same or any rights which it may now or hereafter have or giving time for payment or indulgence or compounding with any other person liable.

13.	AMOUNT SECURED

13.1.

The amount to be secured by this Charge shall be unlimited. This Charge shall be stamped in Barbados pursuant to the provisions of the Stamp Duty Act, Cap. 91 of the laws of Barbados, in the first instance with stamp duty covering an aggregate indebtedness of the amount stated in Schedule 2 and the Chargor hereby agrees that the Security Trustee shall be and is hereby empowered at any time or times hereafter (without further licence or consent of the Chargor ) to affix additional stamp duty hereon covering any sum or sums by which the said indebtedness may exceed the said sum, it being the intent of these presents that until its discharge in writing by the Security Trustee any charge hereby created shall be a continuing security for the Secured Obligations whether incurred, existing or arising before or after the execution and delivery of the Indenture.

13.2.	Without prejudice to the right of the Security Trustee under Clause 13.1 hereof the Chargor will at all times and from time to time duly stamp this Charge in accordance with the intent of Clause 13.1 hereof and shall procure that such statement of the charge hereby created or such amended particulars thereof in such form as the Security Trustee may reasonably require are duly lodged with the Registrar, Corporate Affairs and Intellectual Property Office, Barbados, pursuant to Part II Division A of the Companies Act, Cap. 308 of the laws of Barbados. The Chargor shall promptly inform the Security Trustee of:

13.2.1.	any action necessary to ensure compliance with the provisions of the Stamp Duty Act, Cap. 91 of the laws of Barbados; and

13.2.2.	the completion of any such action.

14.	PAYMENTS

14.1.	Any payment made by the Chargor under this Charge shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

15.	CURRENCY CLAUSES

15.1.	All moneys received or held by the Security Trustee under this Charge may from time to time after demand has been made by the Security Trustee be converted into such other currency as the Security Trustee considers necessary or desirable to cover the Secured Obligations and liabilities actual or contingent of the Chargor in that currency at the applicable rate of exchange of the Security Trustee (as conclusively determined by the Security Trustee) for purchasing that other currency with the existing currency.

15.2.	If and to the extent that the Chargor fails to pay the amount due on demand the Security Trustee may in its absolute discretion without notice to the Chargor purchase at any time thereafter so much of any currency as the Security Trustee considers necessary or desirable to cover the Secured Obligations and liabilities actual or contingent of the Chargor in such currency hereby secured at the applicable rate of exchange of the Security Trustee (as conclusively determined by the Security Trustee) for purchasing such currency with United States dollars and the Chargor hereby agrees to indemnify the Security Trustee against the full United States dollar cost incurred by the Security Trustee for such purchase.

15.3.	The Security Trustee shall not be liable to the Chargor for any loss resulting from any fluctuation in exchange rates before or after the exercise of the foregoing powers.

15.4.	No payment to the Security Trustee (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of the Chargor in respect of which it was made unless and until the Security Trustee shall have received payment in full in the currency in which such obligation or liability was incurred and to the extent that the amount of any such payment shall on actual conversion into such currency fall short of such obligation or liability actual or contingent expressed in that currency the Security Trustee shall have a further separate cause of action against the Chargor and shall be entitled to enforce the charge hereby created to recover the amount of the shortfall.

16.	SECURITY TRUSTEE

The provisions of Sections 10.04 (Authorization of Actions to be Taken by the Trustee under the Security Documents), 10.05 (Authorization of Receipt of Funds by the Security Trustee Under the Security Documents), 10.06 (Release of the Collateral) and 10.07 (Additional Security Trustee Terms) of the Indenture shall apply to the Security Trustee’s actions, rights, obligations, powers and duties under this Charge as if set out in this Charge in full. The Security Trustee shall be entitled to exercise its rights, powers, authorisations and duties under the terms of this Charge through designees, agents or co-Security Trustees appointed pursuant to the Indenture. The permissive authorisations, entitlements, powers and rights granted to the Security Trustee hereunder shall not be construed as duties. The Security Trustee shall be entitled to refuse to take or refrain from taking any discretionary action or exercise any discretionary powers set forth in this Charge until it has received with respect thereto satisfactory written direction in accordance with the terms of the Indenture and, if necessary, satisfactory indemnification.

17.	MISCELLANEOUS

17.1.	No failure or delay by the Security Trustee in exercising any right or remedy shall operate as a waiver thereof nor shall any single or partial exercise or waiver of any right or remedy preclude its further exercise or the exercise of any other right or remedy.

17.2.	Each of the provisions of this Charge is severable and distinct from the others and if at any time one or more of such provisions is or becomes invalid illegal or unenforceable, the validity legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

17.3.	In this Charge headings to clauses are for convenience only and have no legal effect and references to Clauses and Schedules are to Clauses and Schedules of this Charge unless otherwise stated.

17.4.	In this Charge the expressions “the Chargor” and “the Security Trustee” where the context permits include their respective successors and assigns whether immediate or derivative. Any reconstruction reorganisation or change in the constitution of the Security Trustee or its absorption in or amalgamation with any other person or the acquisition of all or part of its undertaking by any other person shall not in any way prejudice or affect its rights hereunder.

17.5.	This Charge is freely assignable or transferable by the Security Trustee.

17.6.	The Chargor may not assign any of its rights and may not transfer any of its Secured Obligations under this Charge or enter into any transaction which would result in any of those rights or Secured Obligations passing to another person.

17.7.	The Chargor hereby irrevocably appoints any such successors or assigns of the Security Trustee to be its attorney in the terms and for the purposes set out in Clause 11 above.

17.8.	This Charge may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Charge.

18.	NOTICES

18.1.	Any notice, document or other communication to be given or delivered under or in connection with this Charge shall be in writing and, in the case of any notice, document or communication to the Chargor, shall be deemed to have been duly served on, given or delivered to or made if it is left at the authorised address of the Chargor, posted by pre-paid registered post addressed to the Chargor at such address, or sent by facsimile transmission to the facsimile number reference in Clause 18.2 below and shall be deemed to have been received if:

18.1.1.	personally delivered, at the time of delivery;

18.1.2.	sent by mail, on the date of posting; or

18.1.3.	sent by facsimile transmission, on receipt by the sender of a facsimile transmission report (or other appropriate evidence) confirming that the facsimile has been transmitted to the addressee.

18.2.	For the purposes of this Clause the authorised address of each party to this Charge shall be the address (including the details of the facsimile number and person for whose attention a notice, document or communication is to be addressed) identified with its name at the end of this Charge or such other address (and details) as that party may notify to each other party in writing from time to time in accordance with the requirements of this Clause.

18.3.	Any notice, document or communication to be made or delivered to the Security Trustee will be effective only when actually received by the Security Trustee and then only if it is expressly marked for the attention of the department or officer of the Security Trustee as identified above (or any substitute department or officer as the Security Trustee shall specify for this purpose).

18.4.	Each notice, document or communication between the parties to this Charge shall be either in English or accompanied by a translation into English, which is certified as being a true and accurate translation.

19.	JURISDICTION

19.1.	This Charge shall be governed by and interpreted in accordance with Barbados

Law.

19.2.	The Chargor hereby irrevocably submits to the non-exclusive jurisdiction of the High Court of Barbados but this Charge may be enforced in any court of competent jurisdiction.

19.3.	Without prejudice to any other mode of service allowed under any relevant law, the Chargor irrevocably designates, appoints and empowers Sino-Forest International (Barbados) Corporation of PO Box 169W, Christ Church, Barbados (or such other address in Barbados as the Chargor may notify to the Security Trustee) as their agent to accept service of all legal process arising out of or in connection with this Charge (the “Proceedings”) and service on Sino-Forest International (Barbados) Corporation (or such substitute shall be deemed to be service on the Chargor. The Chargor agrees that failure by such agent to give notice of such service of process to the Chargor shall not impair or affect the validity of such service or any judgment based on it.

20.	DEFINITIONS AND INTERPRETATION

20.1.	Capitalised terms used in this Charge and not otherwise defined herein shall have the same meaning as in the Indenture; and;

“Charged Property” has the meaning given to that term in Clause 3.1 above;

“Charged Shares” means the stock, shares and other securities listed in Schedule 1 and all other stock, shares and other securities owned or held by the Chargor in the Company at any time while any Secured Obligations are outstanding and/or any substitute or additional stock, shares and other securities;

“Companies Act” means the Companies Act, Cap. 308 of the laws of Barbados;

“Company” means Sino-Forest International (Barbados) Corporation, a limited liability company incorporated in Barbados with company number 32799;

“Derivative Assets” includes, in respect of the Chargor:

(i)	allotments, rights, money or property arising at any time in relation to any Charged Share owned or held by it by way of conversion, exchange, redemption, bonus, preference, option, conversion, consolidation, subdivision or otherwise;

(ii)	dividends, distributions, interest and other income paid or payable in relation to any Charged Share owned or held by it; and

(iii)	stock, shares and securities offered in addition to or substitution for any Charged Share owned or held by it.

“Event of Default” has the meaning given to that term in the Indenture;

“Finance Documents” means the Indenture, this Charge, each other Security Document, the Notes and other document designated as such by the Security Trustee and the Issuer;

“Issuer” means Emerald Plantation Holdings Limited, an exempted company incorporated in the Cayman Islands (with registration number CT-274117) whose registered address is the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands;

“Secured Obligations” means all present and future secured obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of the Issuer and each Subsidiary Guarantor to all or any of the Secured Parties under each or any of the Finance Documents, in each case together with:

(iv)	all costs, charges and expenses incurred by any Secured Party in connection with the protection, preservation or enforcement of its rights under any Finance Document; and

(v)	all money, obligations and liabilities due, owing or incurred in respect of any variations or increases in the amount or composition of the Notes provided under the Indenture or the obligations and liabilities imposed under the Indenture or the Notes.

“Secured Party” has the meaning give to that term in the Indenture; and

“Subsidiary Guarantor” means each Subsidiary Guarantor under, and as that term is defined in, the Indenture.

20.2.	References to:

20.2.1.	statutes, statutory provisions and other legislation shall include all amendments, substitutions, modifications and re-enactments for the time being in force and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant legislation;

20.2.2.	“control” of any company shall be interpreted in accordance with section 441 of the Companies Act;

20.2.3.	“including” shall not be construed as limiting the generality of the words preceding it;

20.2.4.	this Charge shall include the Schedules;

20.2.5.	any term or phrase defined in the Companies Act (as amended from time to time) shall bear the same meaning in this Charge;

20.2.6.	words importing the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

20.2.7.	this Charge and to any provisions of it or to any other document referred to in this Charge shall be construed as references to it in force for the time being as amended, varied, supplemented, restated, substituted or novated from time to time;

20.2.8.	any person are to be construed to include references to a corporation, firm, company, partnership, joint venture, unincorporated body of persons, individual or any state or agency of a state, whether or not a separate legal entity;

20.2.9.	any person are to be construed to include that person’s assignees or transferees or successors in title, whether direct or indirect;

20.2.10.	clause headings are for ease of reference only and are not to affect the interpretation of this Charge.

Schedule 1

The Charged Shares

Company	Number and Class of Shares

Sino-Forest International (Barbados) Corporation	300,000,000 common

Schedule 2

First aggregate indebtedness Deed of Charge over Shares to cover:

US$600,000,000

SCHEDULE 3

(CLAUSE 5.1.2 and 5.1.3)

Form of Share Transfer Instrument1

BARBADOS

[Name of company]

[Name of transferor] a company incorporated under the laws of [            ] with its registered office at [                    ] (hereinafter called the “Transferor”) hereby transfers to [ Name of transferee             ] a corporation incorporated in [*], with its registered office at [*] (hereinafter called the “Transferee”), [No. and type] Shares having a fair market value of [US$**] in [Name of company                     ] a duly licensed international business company incorporated in Barbados with its registered office at [    ], being the shares represented by share certificates no.[*] to [*] TO HOLD unto the Transferee its successors and assigns subject to the several conditions on which the Transferor held the same at the time of execution hereof; and the Transferee hereby agrees to take the above mentioned shares subject to the conditions aforesaid.

And it is hereby certified that:

1.	the Transferor is a company duly incorporated in [ ] ;

2.	the Transferee is not resident in Barbados for the purposes of the section 15 of the International Business Companies Act, 1991-24; and

3.	[ Name of company ] is a duly licensed international business company (Licence no.**) under the International Business Companies Act, 1991-24.

AS WITNESS our hands this             , 20

SIGNED by the Transferor in the	)
presence of:-)		By:

Before me:

Notary Public

[1]	The prior written permission of the Exchange Control Authority, Barbados, is required for the transfer of the shares of an international business company. A share transfer instrument must be presented to the Barbados Registrar of Companies within 30 days of its execution for the assessment and payment of property transfer tax and stamp duty, if any, and until the share transfer instrument is so presented, the beneficial ownership of the shares does not pass to the transferee.

DECLARATION

I, [**], Attorney-at-Law of [**], Barbados, do SOLEMNLY AND SINCERELY DECLARE as follows:

(a)	That [ Name of company ] is an international business company as defined in Section 3(1) of the International Business Companies Act, 1991-24.

(b)	That the assets being transferred do not consist of taxable assets under Section 15(2) of the International Business Companies Act, 1991-24.

(c)	That the Transferor and the Transferee are entitled to be exempt from property transfer tax under Section 15(1) of the International Business Companies Act, 1991-24.

(d)	That the Transferor is a company incorporated in [ ] with its registered office at [ ].

AND I make this solemn declaration conscientiously believing the same to be true and by virtue of the Evidence Act.

DECLARED this day	)
of , 20)

BEFORE ME:

Justice of the Peace

[The remainder of this page intentionally left blank. Signature pages of the Chargor and the Security Trustee follows.]

IN WITNESS whereof this Charge has been executed and delivered as a Deed on the date first above written.

SIGNED SEALED and DELIVERED
by the said Emerald Plantation Group Limited

By:

Name in print: Paul Jeremy Brough
Director/Authorised Officer

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road,
Wanchai, Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

Before me

Notary Public

The Security Trustee

SIGNED SEALED and DELIVERED
by the said Computershare Trust Company, N.A.

By:

Name in print:
Director/Authorised Officer

Address:	350 Indiana Street, Suite 750, Golden, CO 80401

Fax:	303-262-0608

Attention:	Corporate Trust

With a copy to:

Address:	480 Washington Blvd., Jersey City, NJ 07310

Fax:	201-680-4610

Attention:	Legal Department

Before me

Notary Public

DATED	2013

SINO-FOREST INTERNATIONAL (BARBADOS) CORPORATION

(as Chargor)

- and -

COMPUTERSHARE TRUST COMPANY, N.A.

(as Security Trustee)

DEBENTURE

Matter ref 46749/00026

HKACSW/CHL/1015202

Hogan Lovells

11th Floor, One Pacific Place, 88 Queensway, Hong Kong

38.	GOVERNING LAW	25

39.	ENFORCEMENT	25

SCHEDULE 1		27

	Land	27

SCHEDULE 2		28

	Specified Intellectual Property	28

SCHEDULE 3		29

	Stamped aggregate indebtedness	29

EXECUTION PAGE		30

THIS DEBENTURE is made on              2013

BETWEEN:

(1)	Sino-Forest International (Barbados) Corporation, registration number 32799, a company incorporated under the laws of Barbados (the “Chargor”); and

(2)	Computershare Trust Company, N.A. as security trustee appointed under the Indenture (as defined below) acting for itself and for and on behalf of the Secured Parties (as defined in the Indenture) (the “Security Trustee”).

WITNESSES AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions: Unless the context otherwise requires, words or expressions defined in the Indenture shall have the same meanings in this Debenture and this construction shall survive the termination of the Indenture. In addition, in this Debenture:

“Assets” means, in relation to the Chargor, all its undertaking, property, assets, revenues and rights of every description, or any part of them.

“Companies Act” means the Companies Act, Cap. 308 of the laws of Barbados.

“CPO” means the Conveyancing and Property Ordinance (Chapter 219 of the Laws of Hong Kong).

“DMC” means the deed(s) of mutual covenant, deed(s) of covenant, deed(s) of mutual covenant and management agreement, supplemental deed(s) of mutual covenant, or similar document(s) and any variation or modification of that or those deed(s) of mutual covenant.

“Event of Default” has the meaning given to that term in the Indenture.

“Finance Document” means the Indenture, this Debenture, each other Security Document, the Notes and any other document designated as such by the Security Trustee and the Issuer.

“Fixed Security Asset” means an Asset for the time being comprised within an assignment created by Clause 3.1 (Assignments) or within a mortgage or fixed charge created by Clause 3.2 (Fixed security) or arising on crystallisation of a floating charge whether under Clause 4 (Crystallisation) or otherwise.

“Fixtures” means fixtures, fittings (including trade fixtures and fittings) and fixed plant, machinery and apparatus.

“Floating Charge Asset” means an Asset for the time being comprised within the floating charge created by Clause 3.3 (Creation of floating charge) but, if it is also a Fixed Security Asset, only insofar as concerns that floating charge.

“Government” means the Government of Hong Kong.

“Government Grant” means the government grants and conditions or government leases (and any variation or modification of that or those grants or leases) under which the Land is held from the Government at the date of this Debenture by the Chargor and any other government grants and conditions or government leases relating to any Land which the Chargor from time to time benefits from.

“Group” means the Issuer and each of its Subsidiaries for the time being.

“HK$” or “Hong Kong Dollars” means the lawful currency of Hong Kong.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Indenture” means an indenture dated on or about the date of this Debenture in relation to issuance of up to US$300,000,000 6.00% senior secured notes due 2020 and, if and when issued, any additional notes and/or PIK notes issued under the terms of such indenture from time to time.

“Insurance Policy” means any contract or policy of insurance of the Chargor (including all cover notes) of whatever nature which are from time to time taken out by or on behalf of the Chargor or (to the extent of its interest) in which the Chargor has an interest at any time.

“Intellectual Property” means patents (including supplementary protection certificates), utility models, registered and unregistered trade marks (including service marks), rights in passing off, copyright, database rights, registered and unregistered rights in designs (including in relation to semiconductor products) anywhere in the world and, in each case, any extensions and renewals of, and any applications for, such rights.

“Intellectual Property Rights” means all and any of the Chargor’s Intellectual Property and all other intellectual property rights, causes of action, interests and assets charged by it pursuant to paragraphs (c)(vii) to (c)(xii) inclusive of Clause 3.2 (Fixed security).

“Investments” means all shares, stock, debentures, debenture stock, bonds and other investments, whether certificated or uncertificated and whether in registered or bearer form, including all depository interests representing any of them and including all rights and benefits of a capital nature accruing at any time in respect of any Investments by way of redemption, repayment, substitution, exchange, bonus or preference, option, rights or otherwise.

“Issuer” means Emerald Plantation Holdings Limited, an exempted company incorporated in the Cayman Islands (with registration number CT-274117) whose registered address is the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

“Land” means:

(a)	any land (including freehold and leasehold) and immovable property under the Chargor’s name and subject to and with the benefit of all Leases, deeds, documents and other matters and any part or parts thereof and any other estate or interest in and all Rights attached or relating to such land or immovable property and all buildings, structures and Fixtures in or on such land or immovable property;

(b)	any leasehold land and immovable property held by the Chargor as tenant/lessee under the tenancy agreements and any other estate or interest in and all Rights attached or relating to such land or immovable property; and

(c)	any other land and immovable property of the Chargor and any other estate or interest in and all Rights attached or relating to such land or immovable property and all buildings, structures and Fixtures in or on such land or immovable property.

“Land Registry” means the Land Registry of Hong Kong.

“Lease” means any lease, tenancy, licence, letting arrangement, exchange, option, reservation, right of refusal or any other right or interest in any part of the Land or any other agreement or contract for any of these, granted by the Chargor or any person deriving title from it.

“Liability” means any liability, damage, loss, costs, claim or expense of any kind or nature, whether direct, indirect, special, consequential or otherwise.

“Nominee” means any nominee as notified to the Chargor by the Security Trustee from time to time.

“Notes” has the meaning given to that term in the Indenture.

“Party” means a party to this Debenture.

“Receiver” means a receiver and manager appointed under Clause 15.2 (Appointment of Receiver) including (where the context requires or permits) any substituted receiver and manager.

“Rights” means rights (including rights of way), authorities, discretions, remedies, liberties, privileges, powers, easements, quasi-easements and appurtenances (in each case, of any nature whatsoever).

“Secured Obligations” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of the Issuer and each other Subsidiary Guarantor to all or any of the Secured Parties under each or any of the Finance Documents, in each case together with:

(a)	all costs, charges and expenses incurred by any Secured Party in connection with the protection, preservation or enforcement of its rights under any Finance Document; and

(b)	all money, obligations and liabilities due, owing or incurred in respect of any variations or increases in the amount or composition of the Notes provided under the Indenture or the obligations and liabilities imposed under the Indenture or the Notes.

“Secured Party” has the meaning given to that term in the Indenture.

“Security” means a mortgage, charge, pledge, lien, assignment or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Specified Intellectual Property” means the Intellectual Property listed in Schedule 2 (Specified Intellectual Property).

“Subsidiary Guarantor” means each Subsidiary Guarantor under, and as such term is defined in, the Indenture.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“US$” means the lawful currency of the United States of America.

1.2	Interpretation: Unless the context otherwise requires, the interpretative provisions set out in the paragraphs below shall apply in this Debenture.

(a)	References to any Party shall be construed so as to include that Party’s respective successors in title, permitted assigns and permitted transferees.

(b)	“Including” and “in particular” shall not be construed restrictively but shall mean respectively “including, without prejudice to the generality of the foregoing” and “in particular, but without prejudice to the generality of the foregoing”.

(c)	A “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, joint venture, limited liability company, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing.

(d)	“Property” includes any interest (legal or equitable) in real or personal property and anything in action.

(e)	“Variation” includes any variation, amendment, accession, novation, restatement, modification, assignment, transfer, supplement, extension, deletion or replacement however effected and “vary” and “varied” shall be construed accordingly.

(f)	“Writing” includes facsimile transmission legibly received except in relation to any certificate, notice or other document which is expressly required by this Debenture to be signed and “written” has a corresponding meaning.

(g)	Subject to Clause 34.4 (Variations), references to this Debenture or to any other document (including any Finance Document) include references to this Debenture or such other document as varied in any manner from time to time, even if changes are made to the composition of the parties to this Debenture or such other document or to the nature or amount of any liabilities owed under, or to the obligations of any party to, such other document.

(h)	The singular shall include the plural and vice versa and any gender shall include the other genders.

(i)	Clauses, paragraphs and Schedules shall be construed as references to Clauses and paragraphs of, and Schedules to, this Debenture.

(j)	Any reference to any statute, ordinance, rule, regulation or statutory instrument or any section of it shall be deemed to include a reference to any statutory modification or re-enactment of it for the time being in force in relation to the particular circumstances.

(k)	Headings in this Debenture are inserted for convenience and shall not affect its interpretation.

(l)	An Event of Default is “continuing” if it has not been remedied or waived in accordance with the terms of the Indenture.

1.3	Conflict of terms: If any conflict arises between the covenants and undertakings in Clause 10 (Land) and Clause 12 (Intellectual Property Rights) and the covenants and undertakings in Article 4 (Covenants) or Article 5 (Consolidation, merger and sale of assets) of the Indenture, the covenants and undertakings given in the Indenture shall prevail.

2.	COVENANT TO PAY

2.1	Covenant to pay: The Chargor (as primary obligor and not merely as surety) covenants with the Security Trustee that it will, on the Security Trustee’s written demand, pay or discharge the Secured Obligations at the times and in the manner provided in the relevant Finance Documents.

2.2	Proviso: The covenants contained in this Clause 2 and the security created by this Debenture shall not extend to or include any liability or sum which would otherwise cause any such covenant or security to be unlawful or prohibited by any applicable law.

2.3	Demands:

(a)	The making of one demand shall not preclude the Security Trustee and/or the Secured Parties from making any further demands.

(b)	Any third party dealing with the Security Trustee, the Secured Parties or any Receiver shall not be concerned to see or enquire as to the validity of any demand under this Debenture.

2.4	Certificate of amount: A certificate signed (or, where reliance is being placed on it by any third party, appearing to be signed) by an officer of the Security Trustee as to the Secured Obligations for the time being due or owing from the Chargor to a Secured Party shall be treated, in favour of such Secured Party or any person to whom such certificate is issued, as conclusive evidence for all purposes against the Chargor and binding on it (save in the case of manifest error) and such certificate may be relied upon by any Secured Party and any other such person in all circumstances without further enquiry.

3.	CREATION OF SECURITY

3.1	Assignments: The Chargor, as beneficial owner, with full title guarantee, as security for the payment or discharge of all Secured Obligations, assigns absolutely to the Security Trustee:

(a)	all of its rights, title and interest from time to time in respect of any sums payable to it pursuant to each Insurance Policy; and

(b)	all of its rights, title and interest from time to time (except those charged by Clause 3.2 (Fixed security)) in respect of the Land including:

(i)	all rights to any payment, covenant, agreement, undertaking or indemnity contained in any sale and purchase agreement, Lease or other document, agreement or undertaking whatsoever relating to the Land now or in the future including, without limitation, all its rights, title and interest in and to the present and future Leases;

(ii)	the proceeds of sale of any part of the Land and the benefits of any covenants for title given or entered into by any predecessor in title to it in respect of the Land (or any moneys paid or payable in respect of those covenants); and

(iii)	all rights against all past, present and future undertenants of the Land and their respective guarantors and sureties.

3.2	Fixed security: The Chargor, as beneficial owner, with full title guarantee, as security for the payment or discharge of all Secured Obligations, charges to the Security Trustee:

(a)

by way of first fixed legal charge, to the extent that its interest in the Land constitutes a legal estate, all Land in Hong Kong as described in Schedule 1 (Land) together with all Rights relating to such Land and all its estate, right, interest, benefit, title, property, claim and demand of the Chargor in and to such

Land and those Rights subject to and with the benefit of each related Government Grant and DMC;

(b)	by way of first fixed equitable charge, to the extent that its interest in the Land constitutes an equitable estate, all Land in Hong Kong as described in Schedule 1 (Land) together with all Rights relating to such Land and all the estate, right, interest, benefit, title, property, claim and demand of the Chargor in and to such Land and those Rights subject to and with the benefit of each related Government Grant and DMC;

(c)	by way of first fixed charge:

(i)	all other Land which is now, or in the future becomes, its property;

(ii)	all interests and rights in or relating to Land or the proceeds of sale of Land now or in the future belonging to it;

(iii)	all plant and machinery now or in the future attached to any Land which, or an interest in which, is charged by it under the preceding provisions of this Clause 3.2;

(iv)	all rental and other income and all debts and claims now or in the future due or owing to it under or in connection with any lease, agreement or licence relating to Land;

(v)	all insurance or assurance contracts or policies now or in the future held by or otherwise benefiting it which relate to Fixed Security Assets or which are now or in the future deposited by it with the Security Trustee, together with all its rights and interests in such contracts and policies (including the benefit of all claims arising and all money payable under them) apart from any claims which are otherwise subject to a fixed charge or assignment (at law or in equity) in this Debenture;

(vi)	all its goodwill and uncalled capital for the time being;

(vii)	all Specified Intellectual Property belonging to it;

(viii)	all other Intellectual Property presently belonging to it, including any Intellectual Property to which it is not absolutely entitled or to which it is entitled together with others;

(ix)	all Intellectual Property that may be acquired by or belong to it in the future, including any such Intellectual Property to which it is not absolutely entitled or to which it is entitled together with others;

(x)	the benefit of all agreements and licences now or in the future entered into or enjoyed by it relating to the use or exploitation of any Intellectual Property in any part of the world;

(xi)	all its rights now or in the future in relation to trade secrets, confidential information and knowhow in any part of the world;

(xii)	all its rights and causes of action in respect of infringement(s) (past, present or future) of the rights referred to in sub-paragraphs (c)(vii) to (xi) inclusive of this Clause 3.2;

(xiii)	all trade debts now or in the future owing to it;

(xiv)	all other debts now or in the future owing to it, excluding those arising on fluctuating accounts with other members of the Group;

(xv)	the benefit of all instruments, guarantees, charges, pledges and other security and all other rights and remedies available to it in respect of any Fixed Security Asset except to the extent that such items are for the time being effectively assigned under Clause 3.1 (Assignments);

(xvi)	all its interests and rights (if any) in or to any money at any time standing to the credit of each current, deposit and/or other account held by the Chargor with any bank or financial institution from time to time;

(xvii)	any beneficial interest, claim or entitlement it has to any pension fund now or in the future;

(xviii)	all rights, money or property accruing or payable to it now or in the future under or by virtue of a Fixed Security Asset except to the extent that such rights, money or property are for the time being effectively assigned or charged by fixed charge under the foregoing provisions of this Debenture; and

(xix)	the benefit of all licences, consents and authorisations held in connection with its business or the use of any Asset and the right to recover and receive all compensation which may be payable in respect of them.

3.3	Creation of floating charge: The Chargor, as beneficial owner, with full title guarantee, charges to the Security Trustee as security for the payment or discharge of all Secured Obligations, by way of first floating charge all its Assets, except to the extent that such Assets are for the time being effectively assigned by way of security by virtue of Clause 3.1 (Assignments) or charged by any fixed charge contained in Clause 3.2 (Fixed security), including any Assets comprised within a charge which is reconverted under Clause 4.4 (Reconversion), so that the Chargor shall not create any Security over any such Floating Charge Asset (whether having priority over, or ranking pari passu with or subject to, this floating charge) or take any other step referred to in Clause 6 (Negative pledge and other restrictions) with respect to any such Floating Charge Asset, and it shall not, without the consent of the Security Trustee, sell, transfer, part with or dispose of any such Floating Charge Asset (except by way of sale in the ordinary course of its business to the extent that such action is not otherwise prohibited by any Finance Document).

3.4	Notices of Assignment:

(a)	The Chargor shall on the date of this Debenture give notice to the insurer(s) (and any broker) of the security over the Insurance Policies and their proceeds created by this Debenture.

(b)	The Chargor shall use all reasonable endeavours (including expending reasonable costs and expenses) to procure the execution and delivery to the Security Trustee of acknowledgments by the addressees of the notices delivered to them pursuant to paragraph (a).

3.5	Priority:

(a)	Any fixed Security created by the Chargor and subsisting in favour of the Security Trustee shall (save as the Security Trustee may otherwise declare at or after the time of its creation) have priority over the floating charge created by Clause 3.3 (Creation of floating charge).

(b)	Any Security created in the future by the Chargor (except in favour of the Security Trustee) shall be expressed to be subject to this Debenture and shall rank in order of priority behind the charges created by this Debenture.

3.6	Application to the Land Registry:

(a)	Registration of existing Land: The Chargor shall:

(i)	promptly after it becomes possible to do so, apply to the Land Registry for registration of the instrument vesting legal and beneficial ownership of the Land in Hong Kong in the Chargor in all cases where it is not already so registered (and is required to be so registered) and notify the Security Trustee of the memorial number of that instrument; and

(ii)	request the Land Registrar to register the legal charge and/or the equitable charge created by Clause 3.2 (Fixed security) and notice of all other Security created or expressed to be created by this Debenture.

(b)	Registration of future Land: In the case of the Chargor’s Land in Hong Kong acquired after the date of this Debenture, the Chargor covenants that it shall:

(i)	promptly after it becomes possible to do so, apply to the Land Registry for registration of the instrument vesting legal and beneficial ownership to that Land in Hong Kong in the Chargor and notify the Security Trustee of the memorial number of that instrument;

(ii)	execute a supplemental deed of charge in favour of the Security Trustee in substantially the same terms as the charge created by Clause 3.2 (Fixed security) in respect of that Land in Hong Kong; and

(iii)	request the Land Registrar to register that supplemental deed of charge in relation to that Land in Hong Kong and notice of all Security created or expressed to be created by this Debenture.

4.	CRYSTALLISATION

4.1	Crystallisation by notice: The floating charge created by the Chargor in Clause 3.3 (Creation of floating charge) may be crystallised into a fixed charge by notice in writing given at any time by the Security Trustee to the Chargor (or to the Issuer on its behalf) if:

(a)	an Event of Default has occurred and is continuing;

(b)	the Security Trustee in good faith considers that a Default under Clause (7) or (8) of Section 6.01 (Events of Default) of the Indenture has occurred; or

(c)	the Security Trustee in good faith considers that any of the Assets expressed to be charged to the Security Trustee by this Debenture may be in jeopardy or in danger of being seized or sold pursuant to any form of legal process; or

(d)	a circumstance envisaged by paragraph (a) of Clause 4.2 (Automatic crystallisation) occurs and the Security Trustee in good faith considers that such crystallisation is desirable in order to protect the priority of its security.

Such crystallisation shall take effect over the Floating Charge Assets or class of Assets specified in the notice. If no Floating Charge Assets are specified, it shall take effect over all Floating Charge Assets of the Chargor.

4.2	Automatic crystallisation: If, without the Security Trustee’s prior written consent:

(a)	the Chargor, in contravention of any Finance Document, resolves to take or takes any step to:

(i)	charge or otherwise encumber any of its Floating Charge Assets;

(ii)	create a trust over any of its Floating Charge Assets; or

(iii)	dispose of any Floating Charge Asset (except by way of sale in the ordinary course of its business to the extent that such disposal is not otherwise prohibited by any Finance Document); or

(b)	any person resolves to take or takes any step to seize or sell any Floating Charge Asset pursuant to any form of legal process; or

(c)	an Event of Default under Clause (7) or (8) of Section 6.01 (Events of Default) of the Indenture has occurred,

then the floating charge created by Clause 3.3 (Creation of floating charge) shall be automatically and instantly crystallised (without the necessity of notice) into a fixed charge over such Floating Charge Asset or, in the case of paragraph (c) above into a fixed charge over all Floating Charge Assets of the Chargor.

4.3	Future Floating Charge Assets: Except as otherwise stated in any notice given under Clause 4.1 (Crystallisation by notice) or unless the crystallisation relates to all its Floating Charge Assets, prospective Floating Charge Assets acquired by the Chargor after crystallisation has occurred under Clause 4.1 (Crystallisation by notice) or 4.2 (Automatic crystallisation) shall become subject to the floating charge created by Clause 3.3 (Creation of floating charge), so that the crystallisation shall be effective only as to the specific Floating Charge Assets affected by the crystallisation.

4.4	Reconversion: Any charge which has crystallised under Clause 4.1 (Crystallisation by notice) or 4.2 (Automatic crystallisation) may, by notice in writing given at any time by the Security Trustee to the Chargor, be reconverted into a floating charge in relation to the Assets specified in such notice.

5.	TITLE DOCUMENTS AND INSURANCE POLICIES

5.1	Documents: Subject to the rights of any prior chargee and except as otherwise expressly agreed in writing by the Security Trustee, the Chargor shall deposit with the Security Trustee, and the Security Trustee shall be entitled to retain during the continuance of the security created by this Debenture, all deeds and documents of title relating to all its Fixed Security Assets, including policies of insurance and assurance, certificates of registration and certificates constituting or evidencing Intellectual Property Rights.

5.2	Insurance:

(a)	The Chargor shall:

(i)	maintain at all times insurance policies which comply with (and otherwise comply with all its obligations under) Section 4.05 (Maintenance of properties and insurance) of the Indenture and comply with the terms of all such insurance policies, including any stipulations or restrictions as to use or operation of any asset, and not do or permit anything which may make any insurance policy void or voidable; and

(ii)	make notifications to insurers of any claims or prospective claims in accordance with the provisions of the relevant insurance policy and diligently pursue the making of recoveries from insurers.

(b)	The Chargor shall procure that:

(i)	except where the proceeds of a particular insurance policy have been assigned by way of security to the Security Trustee, the Security Trustee be shown as the loss payee on the face of all its insurance policies in such form as the Security Trustee may require;

(ii)	the members of the Group shall punctually make all premium and other payments necessary for effecting or maintaining such insurances and on demand shall produce to the Security Trustee the receipts of such payments; and

(iii)	the members of the Group shall use their best endeavours to cause the policies of insurance maintained by them as required by this Clause to be forthwith amended to include clauses to ensure that the policies shall not be voidable by the insurers as a result of any misrepresentation, non-disclosure of material facts or breach of warranty provided that in each case there shall have been no fraud or wilful deceit on the part of the insured member of the Group.

(c)	If any default shall at any time be made in effecting or maintaining insurance required by this Clause or in producing any payment receipt to the Security Trustee on demand or depositing any policy with the Security Trustee pursuant to the Security Documents, the Security Trustee may take out or renew such insurances in such sums as the Security Trustee may think expedient and all money expended by the Security Trustee under this provision shall be recoverable by the Security Trustee under Clause 23 (Costs, expenses and liabilities).

(d)	The Chargor shall procure that its insurance broker undertakes in writing to the Security Trustee that:

(i)	upon becoming aware that it has failed to pay any premium or renew any insurance, it will take reasonable steps to keep the Security Trustee’s interest in such insurance in force up to the full sum insured and for the same risks (subject to the premium for any such period of extended cover being advanced to the broker by the Security Trustee for the account of the Chargor);

(ii)	it will advise the Security Trustee of any proposed cancellation of the policy as soon as reasonably practicable after being informed of such cancellation;

(iii)	if the insurance cover is to be reduced or any insured risks are to be restricted, it will advise the Security Trustee as soon as reasonably practicable after being informed of such reduction or restriction;

(iv)	it will advise the Security Trustee as soon as reasonably practicable of any act, omission or event which comes to its knowledge which might invalidate the insurance or render it unenforceable, in whole or in part; and

(v)	it will advise the Security Trustee if any claim with a value in excess of US$1,000,000 (or its equivalent in other currencies) is rejected by insurers.

6.	REPRESENTATIONS AND WARRANTIES

The Chargor represents and warrants to the Security Trustee and each of the Secured Parties on the date of this Debenture:

(a)	Status:

(i)	it is duly constituted, validly existing and, where applicable, in good standing under the laws of the country in which it is incorporated;

(ii)	it is not insolvent or in liquidation or administration or subject to any other insolvency procedure;

(iii)	no receiver, manager, trustee, custodian or analogous officer has been appointed in respect of any part of its property, undertaking or assets; and

(iv)	it has the appropriate power and authority to own its property and assets and to carry on its business as it is conducted on the date of this Debenture;

(b)	Capacity and approvals: it has the appropriate power to enter into and perform the terms and conditions of, and has taken all necessary action to authorise the execution, delivery and performance of, this Debenture;

(c)	Proper execution: this Debenture has been properly executed by it and the obligations expressed as being assumed by it under this Debenture are valid and binding upon it and enforceable in accordance with their terms;

(d)	Compliance with legal restrictions: none of the provisions, covenants and obligations on its part contained in this Debenture contravenes any of the provisions of its memorandum or articles of association or other constitutional documents and neither this Debenture nor its performance will infringe any law or obligation binding upon it;

(e)	Other approvals for this Debenture: no authorisation of or registration with any governmental, judicial or other third party nor payment of any stamp, registration or other tax is required or desirable in connection with the execution, performance, validity, enforceability or admissibility in evidence of this Debenture, other than the adjudication and stamping of this Debenture, and its lodgment at the Corporate Affairs and Intellectual Property Office, Barbados in duplicate original, within 28 days of its execution, together with duplicate originals of a statement of charge; and

(f)	No Security/guarantees: except as previously disclosed in writing to the Security Trustee with express reference to this Clause, there is no Security affecting any Assets other than any Security created by this Debenture, and no Chargor has given any guarantee, indemnity or other assurance against loss in relation to the liability of any person other than in favour of the Secured Parties or as otherwise permitted under the terms of the Indenture.

7.	NEGATIVE PLEDGE AND OTHER RESTRICTIONS

No Chargor shall, without the prior written consent of the Security Trustee (or unless otherwise permitted under the terms of the Indenture):

(a)	create, or agree or attempt to create, or permit to subsist, any Security or any trust over any of its Assets; or

(b)	sell, assign, lease, license or sub-license, or grant any interest in, any of its Fixed Security Assets, or part with possession or ownership of them, or purport or agree to do so.

8.	FURTHER ASSURANCE

(a)	The Chargor shall promptly do all such acts and execute all such documents (including assignments, transfers, mortgages, charges, notices, forms and instructions) (in favour of the Security Trustee or its nominee(s)) in order to:

(i)	perfect or protect the Security created or intended to be created by this Debenture (which may include the execution of a mortgage, charge, assignment, transfer, notice, instruction or other Security over all or any of the Assets which are, or are intended to be, the subject of the Security constituted by this Debenture) or for the exercise of any rights, powers and remedies of any Secured Party provided by this Debenture or by law;

(ii)	confer on the Security Trustee or confer on the Secured Parties, Security over any of its Assets located in any jurisdiction outside Hong Kong which is (to the extent permitted by local law) equivalent or similar to the Security intended to be conferred by or pursuant to this Debenture; and/or

(iii)	facilitate the realisation of the Assets subject to the Security conferred or intended to be conferred by this Debenture or the exercise of any rights vested in the Security Trustee, any Receiver or nominee, including executing any transfer, conveyance, charge, assignment or assurance of all or any of the Assets which are the subject of the Security constituted by this Debenture, making any registration and giving any notice, order or instructions.

(b)	The Chargor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Trustee or the Secured Parties by or pursuant to this Debenture. Without prejudice to the generality of this Clause 8, at the request of the Security Trustee the Chargor will promptly execute a legal mortgage, charge or assignment over any of the Assets subject to or intended to be subject to any fixed security created by this Debenture in favour of the Security Trustee.

(c)	Without prejudice to the generality of this Clause 8, the Chargor shall:

(i)	promptly after the execution of this Debenture, at the cost of the Chargor effect such filings, notices and registrations (or assist the counsel to the Security Trustee to effect such filings, notices and registrations) as are necessary or prudent in order to preserve, perfect and enforce the Security created or expressed to be created pursuant to this Debenture (including, for the avoidance of doubt, the adjudication and stamping of this Debenture, and its lodgment at the Corporate Affairs and Intellectual Property Office, Barbados in duplicate original, within 28 days of its execution, together with duplicate originals of a statement of charge); and

(ii)	promptly provide to the Security Trustee evidence (in form and substance satisfactory to the Security Trustee) of all registrations, notices and filings completed pursuant to paragraph (i) above.

Notwithstanding anything to the contrary contained in this Debenture or under applicable law, but without limiting the rights and authorisations of the Security Trustee hereunder, the Security Trustee shall not be obliged to:

(i)	prepare, record, file, re-record, or re-file any financing statement, perfection statement, continuation statement or other instrument in any public office or otherwise ensure the perfection or maintenance of any security interest granted pursuant to, or contemplated by any Finance Document;

(ii)	take any necessary steps to preserve rights against any parties with respect to any Assets; or

(iii)	take any action to protect against any diminution in value of any Assets.

9.	CONTINUING SECURITY

This Debenture shall be a continuing security for the Secured Parties, notwithstanding any intermediate payment or settlement of accounts or other matter whatever, and shall be in addition to and shall not prejudice or be prejudiced by any right of set-off, combination, lien or other rights exercisable by any Secured Party as banker against the Chargor or any security, guarantee, indemnity and/or negotiable instrument now or in the future held by any Secured Party.

10.	AMOUNT SECURED

10.1	Unlimited amount: The amount to be secured by this Debenture shall be unlimited. This Debenture shall be stamped in Barbados pursuant to the provisions of the Stamp Duty Act, Cap. 91 of the laws of Barbados, in the first instance with stamp duty covering an aggregate indebtedness of the amount stated in Schedule 3 (Stamped aggregate indebtedness) and the Chargor hereby agrees that the Security Trustee shall be and is hereby empowered at any time or times hereafter (without further licence or consent of the Chargor) to affix additional stamp duty hereon covering any sum or sums by which the said indebtedness may exceed the said sum, it being the intent of these presents that until its discharge in writing by the Security Trustee any charge hereby created shall be a continuing security for the Secured Obligations whether incurred, existing or arising before or after the execution and delivery of this Debenture.

10.2	Stamping: Without prejudice to the right of the Security Trustee under Clause 10.1 (Unlimited amount) the Company will at all times and from time to time duly stamp this Debenture in accordance with the intent of Clause 10.1(Unlimited amount) and shall procure that such statement of the charge hereby created or such amended particulars thereof in such form as the Security Trustee may reasonably require are duly lodged with the Registrar of Companies pursuant to and in accordance with Part II Division A of the Companies Act.

11.	LAND

11.1	Negative covenants: The Chargor shall not without the prior written consent of the Security Trustee (which will not be unreasonably withheld or delayed) or unless otherwise permitted under the terms of the Indenture:

(a)	save in the ordinary course of business, carry out any building work on its Land or make any structural alteration to any building on its Land or apply for any planning consent for the development or change of use of its Land, or at any time sever, remove or dispose of any Fixture on it if any such action would be reasonably likely to materially adversely affect the value of such Land;

(b)	enter into any onerous or restrictive obligations affecting its Land or create or permit to arise any overriding interest or any easement or right whatever in or over it which would be reasonably likely to affect adversely its value or the value of the Security constituted by this Debenture over it;

(c)	exercise any power of leasing in relation to its Land, or accept surrenders of leases of its any Land or agree to do so;

(d)	extend, renew on substantially different terms or vary any lease or tenancy agreement or give any licence to assign or underlet in relation to its Land to the extent that it would be reasonably likely to materially adversely affect its value or the value of the Security constituted by this Debenture;

(e)	part with possession of its Land (except on the determination of any Lease, tenancy or licence granted to it) or except as expressly permitted by the terms of the Finance Documents;

(f)	share the occupation of any Land with any other person or agree to do so;

(g)	change or permit to be changed the use of any of the Land or carry out any operation or begin or continue any use of the Land for which planning permission under applicable law or regulation is required but has not been obtained;

(h)	enter into any negotiations with any competent authorities relating to the resumption of any of the Land pursuant to the Government Lands Resumption Ordinance (Chapter 124 of the Laws of Hong Kong) or consent to the resumption of any Land and, if so requested by the Security Trustee, it will permit the Security Trustee or its representatives to conduct any negotiations or give any consent on its behalf; or

(i)	use the Land or permit the Land to be used for purposes other than those for which it has been permitted or designated in the Government Grant or by any other competent authority (or any building thereon has been built) and may lawfully be used.

11.2	Implied covenants for title: The Chargor’s obligations under this Debenture are in addition to any covenant for title deemed to be included in this Debenture under the CPO, any equivalent statute or general law.

12.	INTELLECTUAL PROPERTY RIGHTS

12.1	Negative covenants: Without the prior written consent of the Security Trustee (or unless otherwise permitted under the terms of the Indenture), the Chargor shall not:

(a)	sell, assign, lease, license, sub-license or grant any interest in its Intellectual Property Rights, or purport or agree to do so or part with possession or ownership of them, or allow any third party access to, or the right to use or exploit, any Intellectual Property Rights;

(b)	enter into any contract or arrangement for supply or otherwise whereby any third party obtains any assignment of or any right or licence in relation to any Intellectual Property Rights on the occurrence or non-occurrence of any future event or circumstance whatever;

(c)	amend the specification of any registered trade mark included in its Intellectual Property Rights or authorise or permit any third party to register any trade mark which is the same as or confusingly similar to any such trade mark in respect of goods or services which are the same as or similar to the goods or services for which such trade mark is registered; or

(d)	amend the specification or drawings referred to in any granted patent.

13.	OPENING OF NEW ACCOUNTS

13.1	Creation of new account: On receiving notice that the Chargor has granted Security over or otherwise encumbered or disposed of any of its Assets in contravention of any Finance Document, a Secured Party may rule off all its accounts and open new accounts with it.

13.2	Credits to new account: If a Secured Party does not open a new account immediately on receipt of such notice, it shall nevertheless be treated as if it had done so on that day. From that day, all payments made by the relevant Chargor to that Secured Party shall be treated as having been credited to a new account and shall not operate to reduce the amount owing from the Chargor to such Secured Party at the time when it received such notice.

14.	POWERS OF SALE, LEASING AND ACCEPTING SURRENDERS

14.1	Paragraph 11 of the Fourth Schedule of the CPO: Paragraph 11 of the Fourth Schedule of the CPO shall not apply to this Debenture, and the statutory power of sale shall arise on, and be exercisable at any time after, the execution of this Debenture. However, the Security Trustee shall not exercise such power of sale until the Security constituted by this Debenture has become enforceable.

14.2	Powers of sale extended: The statutory powers of sale, leasing and accepting surrenders exercisable by the Security Trustee by virtue of this Debenture are extended so as to authorise the Security Trustee (whether in its own name or the Chargor’s name) to:

(a)	grant a Lease of any Land vested in the Chargor or in which it has an interest on such terms and conditions as the Security Trustee shall think fit; and

(b)	sever any Fixtures from Land vested in the Chargor and sell them separately.

15.	POWERS OF THE SECURITY TRUSTEE

15.1	Enforceable: On or at any time after the occurrence of an Event of Default that is continuing, then the Security constituted by this Debenture shall become enforceable.

15.2	Appointment of Receiver: On or at any time after the Security constituted by this Debenture has become enforceable, notwithstanding the terms of any other agreement between the Chargor and any Secured Party, the Security Trustee may (unless precluded by law) appoint in writing any person or persons to be a receiver and manager or receivers and managers of all or any part of the Assets of the Chargor or as the Security Trustee may choose in its entire discretion. The provisions of Section 50 (Power to appoint a receiver) of the CPO and similar provisions of any equivalent statute (as varied and/or extended by this Debenture) shall apply to any appointment made pursuant to this Debenture.

15.3	Power to act separately: Where more than one Receiver is appointed, the appointees shall have power to act separately unless the Security Trustee shall specify to the contrary.

15.4	Receiver’s remuneration: The Security Trustee may from time to time determine the remuneration of a Receiver (subject to Section 300 of the Ordinance).

15.5	Removal of Receiver: The Security Trustee may remove a Receiver from all or any of the Assets of which he is the Receiver.

15.6	Further appointments of a Receiver: Such an appointment of a Receiver shall not preclude:

(a)	the Security Trustee from making any subsequent appointment of a Receiver over all or any Assets over which a Receiver has not previously been appointed or has ceased to act; or

(b)	the appointment of an additional Receiver to act while the first Receiver continues to act.

15.7	Receiver’s agency: The Receiver shall be the agent of the Chargor (which shall be solely liable for his acts, defaults and remuneration) unless and until the Chargor goes into liquidation, after which time he shall act as principal and shall not become the agent of the Security Trustee or any other Secured Party. The Security Trustee shall not be responsible, at any time, for the actions of the Receiver.

16.	POWERS OF A RECEIVER

16.1	General: The Receiver may exercise, in relation to the Chargor over whose Assets he is appointed, all the powers, rights and discretions set out in Section 51 and the Fourth Schedule of the CPO and any equivalent statute (as varied and/or extended by this Debenture) and in particular, by way of addition to and without limiting such powers, the Receiver may, with or without the concurrence of others:

(a)	sell or concur in selling (where necessary with the leave of the court), lease or concur in leasing, license or concur in licensing, grant options over and vary the terms of, terminate or accept surrenders of leases, licences or tenancies of, all or any of the Assets of the Chargor, without the need to observe any of the provisions of Section 53 of the CPO, in such manner and generally on such terms and conditions as he shall think fit in his absolute and unfettered discretion and any such sale or disposition may be for cash, Investments or other valuable consideration (in each case payable in a lump sum or by instalments) and carry any such transactions into effect in the name of and on behalf of the Chargor;

(b)	promote the formation of a Subsidiary of the Chargor with a view to such Subsidiary purchasing, leasing, licensing or otherwise acquiring interests in all or any of the Assets of the Chargor;

(c)	sever any Fixtures from Land and/or sell them separately;

(d)	arrange for the purchase, lease, licence or acquisition of all or any Assets of the Chargor by any Subsidiary contemplated by paragraph (b) above on a basis whereby the consideration may be for cash, Investments, shares of profits or sums calculated by reference to profits or turnover or royalties or licence fees or otherwise, whether or not secured on the assets of such Subsidiary and whether or not such consideration is payable or receivable in a lump sum or by instalments over such period as the Receiver may think fit;

(e)	make any arrangement or compromise with any Secured Party or others as he shall think fit;

(f)	make and effect all repairs, renewals and improvements to the Assets of the Chargor and effect, renew or increase insurances on such terms and against such risks as he shall think fit;

(g)	appoint managers, officers and agents for the above purposes at such remuneration as the Receiver may determine;

(h)	redeem any prior encumbrance and settle and pass the accounts of the encumbrancer and any accounts so settled and passed shall (subject to any manifest error) be conclusive and binding on the Chargor and the money so paid shall be deemed an expense properly incurred by the Receiver;

(i)	pay the proper administrative charges of any Secured Party in respect of time spent by their agents and employees in dealing with matters raised by the Receiver or relating to the receivership of the Chargor;

(j)	commence and/or complete any building operations upon any Land of the Chargor and apply for and obtain any planning permissions, building regulation consents or licences, in each case as he may in his absolute discretion think fit;

(k)	take all steps necessary to effect all registrations, renewals, applications and notifications as the Receiver may in his discretion think prudent to maintain in force or protect any of the Chargor’s Intellectual Property Rights; and

(l)	do all such other acts and things as may be considered by the Receiver to be incidental or conducive to any of the above matters or powers or otherwise incidental or conducive to the preservation, improvement or realisation of the relevant Assets.

17.	POWER OF ATTORNEY

17.1	Appointment of attorney: The Chargor, by way of security and to more fully secure the performance of its obligations under this Debenture, hereby irrevocably appoints the Security Trustee (whether or not a Receiver has been appointed) and separately any nominee and/or any Receiver to be its attorney (with full power to appoint substitutes and to delegate) with power in its name and on its behalf, and as its act and deed or otherwise to:

(a)	do anything which the Chargor is obliged to do (but has not done) in accordance with this Debenture, including to execute and deliver and otherwise perfect any agreement, assurance, deed, instrument or document;

(b)	enable the Security Trustee or any such nominee and/or Receiver to exercise (or to delegate) all or any of the rights conferred on it by this Debenture, the CPO or any other statute in relation to this Debenture or the Assets charged, or purported to be charged, by it; and

(c)	perform any other act of any description.

The Security Trustee shall have no obligation to undertake any of the foregoing actions, and, if it takes any such action in accordance with this Debenture it shall have no liability to the Chargor to continue the same or for the sufficiency or adequacy thereof.

17.2	Ratification: The Chargor ratifies and confirms whatever any attorney lawfully does or purports to do pursuant to his appointment under this Clause 17.

17.3	Sums recoverable: All sums expended by the Security Trustee nominee and/or any Receiver under this Clause 17 shall be recoverable from the Chargor under Clause 23 (Costs, expenses and liabilities).

18.	OTHER POWERS EXERCISABLE BY THE SECURITY TRUSTEE

18.1	Receiver’s powers: All powers of a Receiver conferred by this Debenture may be exercised by the Security Trustee after this Debenture has become enforceable. In that event, paragraph (h) of Clause 16 (Powers of a Receiver) shall be read and construed as if the words “be charged on the Assets of the Chargor” were substituted for the words “be deemed an expense properly incurred by the Receiver”.

18.2	Receipt of debts: The Security Trustee or any manager, officer, nominee or agent of the Security Trustee is hereby irrevocably empowered to:

(a)	receive all book or trade debts and other debts and claims which may be assigned to the Security Trustee pursuant to this Debenture and/or Clause 8 (Further assurance);

(b)	on payment to give an effectual discharge for them and on non-payment to take and institute (if the Security Trustee in its sole discretion so decides) all steps and proceedings either in the name of the Chargor or in the name of the Security Trustee for their recovery; and

(c)	also to agree accounts and to make allowances and to give time to any surety.

The Chargor ratifies and confirms whatever the Security Trustee or any manager or officer of the Security Trustee shall lawfully do or purport to do under this Clause 18.

18.3	Security Trustee’s powers: The Security Trustee shall have no liability or responsibility to the Chargor arising out of the exercise or non-exercise of the powers conferred on it by this Clause 18, except for gross negligence or wilful default.

18.4	No duty of enquiry: The Security Trustee need not enquire as to the sufficiency of any sums received by it in respect of any debt or claim or make any claim or take any other action to collect in or enforce them.

18.5	Exercised power of sale:

(a)	The Security Trustee shall incur no liability as a result of the sale of any Assets, or any part thereof, at any private or public sale conducted pursuant to this Debenture in accordance with the requirements of applicable laws. With regards to private sales, the Chargor hereby waives any claims against the Security Trustee and the other Secured Parties arising by reason of the fact that the price at which the Assets may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the first offer received is accepted and the Assets are not offered to more than one offeree, provided that any such private sale is conducted in accordance with applicable laws and this Debenture.

(b)	The Chargor hereby agrees that in respect of any sale of any of the Assets pursuant to the terms of this Debenture, the Security Trustee is hereby authorised to comply with any limitation or restriction in connection with such sale as it may be advised by its legal counsel is necessary, in order to:

(i)	avoid any violation of applicable laws; or

(ii)	obtain any required approval of the sale or of the purchaser or by any governmental authority or official,

and the Chargor further agrees that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Security Trustee be liable or accountable to the Chargor for any discount allowed by reason of the fact that such Asset is sold in compliance with any such limitation or restriction.

19.	APPLICATION OF MONEY RECEIVED BY THE SECURITY TRUSTEE OR A RECEIVER

19.1	Order of priority: Any money received or realised under the powers conferred by this Debenture shall be paid or applied by the Security Trustee in or towards the discharge of the Secured Obligations as required by the Indenture.

19.2	Suspense account: Until all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full, the Security Trustee (acting reasonably) may place and keep to the credit of a suspense account any money received from or realised in respect of the Chargor’s liability under this Debenture. The Security Trustee shall have no intermediate obligation to apply such money in or towards the discharge of any of the Secured Obligations. Amounts standing to the credit of any such suspense account shall bear interest at a rate considered by the Security Trustee in good faith to be a fair market rate.

19.3	Discretion to apply: Until all Secured Obligations have been unconditionally and irrevocably paid and discharged in full, the Security Trustee may refrain from applying or enforcing any other moneys, security or rights held by it in respect of the Secured Obligations or may apply and enforce such moneys, security or rights in such manner and in such order as it shall decide in its unfettered discretion.

20.	PROTECTION OF THIRD PARTIES

20.1	No duty to enquire: No purchaser from, or other person dealing with, the Security Trustee, its nominee or any Receiver appointed under this Debenture shall be concerned to enquire whether any of the powers which the Security Trustee has exercised or purported to exercise has arisen or become exercisable, or whether this Debenture has become enforceable, or whether any nominee or Receiver has been validly appointed, or whether any event or cause has happened to authorise the Security Trustee, any nominee or a Receiver to act or as to the propriety or validity of the exercise or purported exercise of any such power, and the title of such a purchaser and the position of such a person shall not be impeachable by reference to any of those matters.

20.2	Receipt: The receipt of the Security Trustee shall be an absolute and a conclusive discharge to a purchaser and shall relieve him of any obligation to see to the application of any money paid to or by the direction of the Security Trustee.

20.3	Protection to purchasers: Subject to the provisions of this Debenture, all the protection to purchasers contained in Sections 52 (Protection of purchaser), 53 (Sale by mortgagee) and 55 (Mortgagee’s receipt) of the CPO or in any other applicable statute shall apply to any person purchasing from or dealing with the Security Trustee or any Receiver.

21.	PROTECTION OF THE SECURITY TRUSTEE, ANY NOMINEE AND RECEIVER

21.1	Limitation: Neither the Security Trustee nor any nominee nor Receiver shall be liable in respect of this Debenture, except if and in so far as such Liability results directly from its own gross negligence or wilful misconduct. Notwithstanding the foregoing, under no circumstances shall the Security Trustee be liable for consequential, special, punitive or indirect damages, irrespective of being informed of the possibility thereof and regardless of the cause of action.

21.2

Entry into possession: Without prejudice to the generality of Clause 21.1 (Limitation), neither the Security Trustee, any nominee nor any Receiver shall be liable to account as mortgagee in possession or otherwise for any sum not actually received by it or him respectively. If and whenever the Security Trustee, or any nominee enters into possession of any Assets, it shall be entitled at any time at its discretion to go out of possession.

22.	SECURITY TRUSTEE

22.1	Security Trustee as trustee: The Security Trustee declares itself to be a trustee of this Debenture (and any other Security created in its favour pursuant to this Debenture) for the Secured Parties. The retirement of the person for the time being acting as Security Trustee and the appointment of a successor shall be effected in the manner provided for in the Indenture.

22.2	Perpetuity period: The perpetuity period applicable to the trust hereby constituted shall be 80 years.

22.3	No partnership: Nothing in this Debenture shall constitute or be deemed to constitute a partnership between any of the Secured Parties and the Security Trustee.

23.	COSTS, EXPENSES AND LIABILITIES

23.1	Costs and expenses: The Chargor will, promptly on the Security Trustee’s demand from time to time, reimburse the Security Trustee for all costs and expenses (including legal fees) on a full indemnity basis, reasonably incurred by it in connection with:

(a)	the negotiation, preparation, printing and execution and perfection of this Debenture; and

(b)	the completion of the transactions and perfection of the Security contemplated in this Debenture in Clause 8 (Further assurance).

23.2	Amendment costs: If the Chargor requests an amendment, waiver or consent, the Chargor shall, within five Business Days of demand, reimburse the Security Trustee (or any Receiver or delegate) for the amount of all documented costs and expenses (including legal fees) reasonably incurred by the Security Trustee (or any Receiver or delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

23.3	Enforcement costs: The Chargor will, within five Business Days of the Security Trustee’s demand, pay to the Security Trustee and each other Secured Party on a full indemnity basis, the amount of all costs and expenses (including legal, valuation, accountancy and consultancy fees and disbursements and out-of-pocket expenses), and any indirect tax thereon, incurred by the Security Trustee and/or any other Secured Party in connection with the exercise, enforcement and/or preservation of any of its rights under this Debenture (or any of the documents contemplated by such documents) or any proceedings instituted by or against the Security Trustee, in any jurisdiction, as a consequence of taking or holding this Debenture or enforcing these rights.

23.4	Indemnity for Liabilities: The Chargor shall also, promptly following the Security Trustee’s demand, reimburse or pay to the Security Trustee, its employees or agents, and any nominee on demand (on the basis of a full indemnity) the amount of all Liabilities incurred by the Security Trustee, its employees or agents and any nominee, in connection with:

(a)	any default or delay by the Chargor in the performance of any of its obligations under this Debenture;

(b)

the exercise, or the attempted or purported exercise, by or on behalf of the Security Trustee of any of its powers or any other action taken by or on behalf of the Security Trustee with a view to or in connection with the recovery of the

Secured Obligations, the enforcement of the Security created by this Debenture or for any other purpose contemplated in this Debenture;

(c)	the carrying out or consideration of any other act or matter which the Security Trustee may consider to be conducive after the occurrence of an Event of Default to the preservation, improvement or benefit of any Asset; and

(d)	any stamp duty, stamp duty reserve tax or similar tax which may be payable as a result of the execution or performance of this Debenture.

23.5	Without prejudice: The above entitlement to costs, expenses and indemnities shall not prejudice the entitlement of the Security Trustee to indemnities and compensations provided under Section 10.07 (Additional Security Trustee Terms) of the Indenture.

23.6	Continuing obligations: The obligations of the Chargor under this Clause 23 shall be continuing and shall survive the termination of this Debenture and the resignation or removal of the Security Trustee.

24.	STAMP DUTY

The Chargor shall pay all present and future stamp, registration and similar taxes or charges which may be payable or determined to be payable in any applicable jurisdiction in connection with the execution, delivery, performance or enforcement of this Debenture or any judgment given in connection with this Debenture and shall indemnify the Security Trustee, each Secured Party and each Receiver against any and all liabilities including penalties with respect to or resulting from its delay or omission to pay any such stamp, registration and similar taxes or charges.

25.	TAX GROSS-UP

25.1	Definitions

(a)	In this Clause 25:

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under this Debenture.

(b)	In this Clause 25 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

25.2	Tax gross-up

(a)	The Chargor shall make all payments to be made by it in accordance with the terms of this Debenture without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	The Chargor shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Security Trustee accordingly.

(c)	If the Tax Deduction is required by law to be made by the Chargor, the amount of the payment due from it shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	If the Chargor is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)	Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Chargor shall deliver to the Security Trustee evidence reasonably satisfactory to the Security Trustee that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

26.	INFORMATION

The Security Trustee may from time to time seek from any other banker or finance provider to the Chargor such information about the Chargor and its affairs as the Security Trustee may think fit and the Chargor shall direct any such third party to provide such information to the Security Trustee and agrees to provide such further authority for this purpose as the Security Trustee may from time to time require. If the Security Trustee obtains any such information it shall not have any obligation to inform the Chargor thereof.

27.	CURRENCY INDEMNITY

If:

(a)	for any reason any amount payable by the Chargor under this Debenture is paid or recovered by any Secured Party in a currency (the “payment currency”) other than that in which the Secured Obligations are denominated; and

(b)	the payment made to such Secured Party in the payment currency, when converted at such Secured Party’s then applicable rate of exchange into the currency in which the Secured Obligations are denominated, is less than the amount payable in the currency in which the Secured Obligations are denominated, then the Chargor shall, as a separate and independent obligation, fully indemnify such Secured Party within ten days of demand against the amount of the shortfall. For the purposes of this Clause, the expression “applicable rate of exchange” means the rate at which such Secured Party purchases the currency in which the Secured Obligations are denominated with the payment currency, taking into account any costs associated with the exchange.

28.	INTEREST ON OVERDUE AMOUNTS

28.1	Default interest: Any overdue amounts not paid in accordance with this Debenture when due shall carry interest at an interest rate and in accordance with the terms contained in the relevant Finance Document in relation to overdue sums or at such other rate as may be agreed between the Chargor and the Secured Parties from time to time. In each case, interest shall accrue on a day to day basis to the date of irrevocable and unconditional repayment in full and, if unpaid, shall be compounded on the terms so agreed or (in the absence of such agreed terms) with quarterly rests on the Security Trustee’s and/or the relevant Secured Party’s usual quarterly interest days. Interest shall continue to be charged and compounded on this basis after as well as before any demand or judgment.

28.2	When payable: Clause 28.1 above shall not apply to the extent that default interest on such amount is payable pursuant to the terms of the Indenture and/or the Notes and itself constitutes part of the Secured Obligations.

29.	SET-OFF

30.	The Security Trustee may (but is not obliged to) retain any money standing to the credit of the Chargor with the Security Trustee in any currency upon any account (whether or not in the Chargor’s name) or otherwise as cover for any Secured Obligations and the Chargor agrees that the Security Trustee may at any time or times without notice to the Chargor combine or consolidate any or all sums of money now or subsequently standing to the Chargor’s credit upon any such account with all or such part of the Secured Obligations as the Security Trustee may determine (whether presently payable or not) and the Security Trustee may purchase with any such money any other currency required to effect such combination or consolidation.

31.	TRANSFER AND DISCLOSURE

31.1	Transfer by Chargors: The Chargor shall not assign or transfer any of its rights or obligations under this Debenture.

31.2	Transfer by Secured Parties: Any Secured Party may at any time assign and transfer all or any part of its rights under this Debenture to any person to which it has assigned and transferred the whole or part of its rights under the Notes in accordance with the terms of the Indenture and the Notes.

31.3	Transfer by Security Trustee: The Security Trustee may assign and transfer all of its rights and obligations under this Debenture to any replacement Security Trustee appointed in accordance with the Indenture. Upon such assignment and transfer becoming effective, the replacement Security Trustee shall be, and be deemed to be, acting as agent and trustee for each of the Secured Parties (including itself) for the purposes of this Debenture in replacement of the previous Security Trustee.

31.4	Disclosure of information: The Chargor irrevocably authorises the Security Trustee and each Secured Party, at its discretion, at any time or from time to time, to disclose any information concerning the Chargor, this Debenture and the Secured Obligations to:

(a)	any associated company of the Security Trustee or any of the Secured Parties or;

(b)	any prospective transferee or grantee referred to in Clause 31.3 (Transfer by Security Trustee) and any other person considered by the Security Trustee or any of the Secured Parties to be concerned in the relevant transaction or prospective transaction; or

(c)	any person who, as part of the arrangements made in connection with any transaction referred to in Clause 31.3 (Transfer by Security Trustee), requires such information after the transaction has been effected.

The above authority is without prejudice to the right of disclosure of the Security Trustee or any of the Secured Parties implied by law.

32.	RELEASE OF SECURITY

32.1	Redemption: Subject to Clause 32.2 (Avoidance of payments), if all Secured Obligations have been unconditionally and irrevocably paid in full and none of the Secured Parties are under any further actual or contingent liability to make advance or provide other financial accommodation to any person under any Finance Document, the Security Trustee will (at the request and cost of the Chargors), upon receipt of any documents required by the Indenture, execute and do all such reasonable acts as may be necessary to release the Assets from the Security constituted by this Debenture. Such release shall not prejudice the rights of the Security Trustee under Clause 23 (Costs, expenses and liabilities).

32.2	Avoidance of payments: If the Security Trustee considers in good faith that any amount received in payment or purported payment of the Secured Obligations is capable of being avoided or reduced by virtue of any insolvency, bankruptcy, liquidation or other similar laws, the liability of the Chargor under this Debenture and the Security constituted by this Debenture shall continue and such amount shall not be considered to have been irrevocably paid.

33.	RIGHTS OF THE PARTIES TO VARY

The Parties (or the Issuer, on behalf of the Chargor, and the Security Trustee (on behalf of the Secured Parties)) may by agreement vary any term of this Debenture (including this Clause 33 without the necessity of obtaining any consent from any other person).

34.	FORBEARANCE, SEVERABILITY, VARIATIONS AND CONSENTS

34.1	Delay etc: All rights, powers and privileges under this Debenture shall continue in full force and effect, regardless of any Secured Party, nominee or Receiver exercising, delaying in exercising or omitting to exercise any of them.

34.2	Severability: No provision of this Debenture shall be avoided or invalidated by reason only of one or more other provisions being invalid or unenforceable.

34.3	Illegality, invalidity, unenforceability: Any provision of this Debenture which is or becomes illegal, invalid or unenforceable shall be ineffective only to the extent of such illegality, invalidity and unenforceability, without invalidating the remaining provisions of this Debenture.

34.4	Variations: No variation of this Debenture shall be valid and constitute part of this Debenture, unless such variation shall have been made in writing and signed by the Security Trustee (on behalf of the Secured Parties) and the Chargor (or the Issuer on behalf of it).

34.5	Consents: Save as otherwise expressly specified in this Debenture, any consent of the Security Trustee may be given absolutely or on any terms and subject to any conditions as the Security Trustee may determine in its entire discretion.

35.	COUNTERPARTS

This Debenture may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Debenture.

36.	NOTICES

36.1	Delivery: Any notice, document or other communication to be given or delivered under or in connection with this Debenture shall be in writing and, in the case of any notice, document or communication to the Chargor, shall be deemed to have been duly served on, given or delivered to or made if it is left at the authorised address of the Chargor, posted by pre-paid registered post addressed to the Chargor at such address, or sent by facsimile transmission to a machine situated at such address and shall be deemed to have been received if:

(a)	personally delivered, at the time of delivery;

(b)	sent by mail, on the date of posting; or

(c)	sent by facsimile transmission, on receipt by the sender of a facsimile transmission report (or other appropriate evidence) confirming that the facsimile has been transmitted to the addressee.

36.2	Addresses: For the purposes of this Clause the authorised address of each Party shall be the address (including the details of the facsimile number and person for whose attention a notice, document or communication is to be addressed) identified with its name at the end of this Debenture or such other address (and details) as that Party may notify to each other Party in writing from time to time in accordance with the requirements of this Clause.

36.3	Effectiveness: Any notice, document or communication to be made or delivered to the Security Trustee will be effective only when actually received by the Security Trustee and then only if it is expressly marked for the attention of the department or officer of the Security Trustee as identified above (or any substitute department or officer as the Security Trustee shall specify for this purpose).

36.4	English language: Each notice, document or communication between the Parties shall be either in English or accompanied by a translation into English, which is certified as being a true and accurate translation.

37.	SECURITY TRUSTEE

The provisions of Sections 10.04 (Authorization of Actions to be Taken by the Trustee under the Security Documents), 10.05 (Authorization of Receipt of Funds by the Security Trustee Under the Security Documents), 10.06 (Release of the Collateral) and 10.07 (Additional Security Trustee Terms) of the Indenture shall apply to the Security Trustee’s actions, rights, obligations, powers, limitations of liability and duties under this Debenture as if set out in this Debenture in full. The Security Trustee shall be entitled to exercise its rights, powers, authorisations and duties under the terms of this Debenture through designees, agents or co-Security Trustees appointed pursuant to the Indenture. The permissive authorisations, entitlements, powers and rights granted to the Security Trustee hereunder (including, but not limited to, the rights under Clauses 4.1 (Crystallisation by notice) and 5.2 (Insurance)) shall not be construed as duties. The Security Trustee shall be entitled to refuse to take or refrain from taking any discretionary action or exercise any discretionary powers set forth in this Debenture until it has received with respect thereto satisfactory written direction in accordance with the terms of the Indenture and, if necessary, satisfactory indemnification.

38.	GOVERNING LAW

This Debenture shall be governed by and construed in accordance with Hong Kong law.

39.	ENFORCEMENT

39.1	Jurisdiction:

(a)	The courts of Hong Kong have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Debenture (including a dispute regarding the existence, validity or termination of this Debenture) (a “Dispute”).

(b)	The Parties agree that the courts of Hong Kong are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This Clause 39 (Enforcement) is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

(d)	The Chargor irrevocably waives any objection which it may have now or in future to the laying of the venue of any proceedings in the courts of Hong Kong and any claim that any such proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any such proceedings brought in such courts shall be conclusive and binding upon it and may be enforced in any other jurisdiction.

39.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, the Chargor irrevocably designates, appoints and empowers Sino-Wood Partners, Limited of Room 3815-29, Sun Hung Kai Centre 30 Harbour Road, Wanchai, Hong Kong (or such other address in Hong Kong as such it may notify to the Security Trustee) as its agent to accept service of process in such jurisdiction in any proceedings arising out of or in connection with this Debenture (the “Proceedings”) and agrees that failure by such agent to give notice of such service of process to it shall not impair or affect the validity of such service or any judgment based on it.

(b)	Sino-Wood Partners, Limited expressly agrees and consents to the provisions of Clause 38 (Governing Law) and of Clause 39 (Enforcement).

(c)	The Chargor further consents to the service of process out of the courts of Hong Kong in any such Proceedings by the mailing to it of copies by registered or certified airmail, postage prepaid.

39.3	Immunity: The Chargor irrevocably and unconditionally:

(a)	agrees that in any legal proceedings against it or its assets in connection with this Debenture, no immunity from such legal proceedings (which shall include suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) shall be claimed by or on behalf of it or with respect to its assets;

(b)	waives any such right of immunity which it or its assets now has or may in the future acquire; and

(c)	consents generally in respect of such proceedings to the giving of relief or the issue of any process in connection with such proceedings including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order of judgment which may be made or given in such proceedings.

THIS DEBENTURE has been executed by the Chargor as a deed and signed by the Security Trustee and it shall take effect on the date stated at the beginning of this document.

SCHEDULE 1

Land

None as at the date of this Debenture.

SCHEDULE 2

Specified Intellectual Property

None as at the date of this Debenture.

SCHEDULE 3

Stamped aggregate indebtedness

First aggregate indebtedness this Debenture is stamped to cover:

US$600,000,000

Execution Page

The Chargor

SIGNED SEALED and DELIVERED

by the said Sino-Forest International (Barbados) Corporation

By:

Name in print: Paul Jeremy Brough

Director/Authorised Officer

Address:	Rooms 3815-29, 38/F., Sun Hung Kai Centre, 30 Harbour Road, Wanchai, Hong Kong

Fax No.:	+852 2877 0062

Attention:	Paul Jeremy Brough

Before me

Notary Public

The Security Trustee

Signed by	)
for and on behalf of	)
Computershare Trust Company, N.A.	)	Authorised Signatory

Address:	350 Indiana Street, Suite 750, Golden, CO 80401

Fax:	303-262-0608

Attention:	Corporate Trust

With a copy to:

Address:	480 Washington Blvd., Jersey City, NJ 07310

Fax:	201-680-4610

Attention:	Legal Department

Before me

Notary Public

EXHIBIT G

FORM OF COMPLIANCE CERTIFICATE UNDER SECTION 10.03

This Compliance Certificate is delivered pursuant to Section 10.03 of the Indenture, dated as of January 17, 2013, as amended, supplemented or modified from time to time (the “Indenture”), among Emerald Plantation Holdings Limited, a Cayman Island exempted company limited by shares (the “Company”), the Subsidiary Guarantors parties thereto, Computershare Trust Company, N.A., as Trustee and Computershare Trust Company, N.A., as Security Trustee. Terms defined in the Indenture are used herein as therein defined.

The undersigned hereby certifies to the Trustee as follows:

1. I am the duly elected, qualified and acting [Officer] of the Company.

2. I have reviewed and am familiar with the contents of this Compliance Certificate.

3. I have reviewed the terms of the Indenture and the Security Documents and have made or caused to be made under my supervision, a review in reasonable detail of the Collateral and condition of the Collateral. Such review did not disclose the existence during or at the end of the annual period covered by this Compliance Certificate, and I have no knowledge of the existence as of the date of this Compliance Certificate, of any condition or event which would impair the perfected security interest created by the Indenture and the Security Documents with at least the priority of such security interest on the Closing Date[, except as set forth below].

4. Since the Closing Date:

(a) neither the Company nor any Subsidiary Guarantor has changed its jurisdiction of organization, name, identity or corporate structure to such an extent that any financing statement or other Security Document filed by the Trustee or the Security Trustee would become misleading;

(b) the Company has provided such assistance to the Trustee or the Security Trustee with respect to any re-filing, re-recording or continuation of documentation with respect to the Collateral as necessary to maintain such security interest in the Collateral in favor of the Trustee or the Security Trustee on behalf of the Holders of Notes.

except, in each case, (i) any of the foregoing that has been previously disclosed to the Trustee or the Security Trustee in accordance with the Indenture and any relevant Security Document and in respect of which the Company and each Subsidiary Guarantor have delivered to the Trustee or the Security Trustee all required documents and other filings required to maintain the perfection and priority of the Trustee’s or the Security Trustee’s security interest in the Collateral after giving effect to such event, in each case as required by the Indenture and the relevant Security Documents and (ii) any of the foregoing described in Attachment 1 hereto in respect of which the Company or the Subsidiary Guarantor is delivering to the Trustee or the Security Trustee herewith all required statements and other filings required to maintain the perfection and priority of the Trustee’s or the Security Trustee’s security interest in the Collateral after giving effect to such event, in each case as required by the Indenture and the relevant Security Documents.

G-1

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date set forth below.

EMERALD PLANTATION HOLDINGS LIMITED

By:
Title:

Date:                     , 20

G-2

EXHIBIT H

FORM OF TRANSFER NOTICE TO CANADIAN PERSONS WITHIN THE

CANADIAN RESTRICTED PERIOD

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No./ Canadian Social Insurance Number

Please print or typewrite name and address including postal code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

In connection with any transfer of this Note:

(a) this Note is being transferred to a person resident in, or subject to the securities legislation of, any province or territory in Canada; and

(b) the transfer of this Note is being effected pursuant to and in accordance with exemptions from the prospectus and dealer registration requirements contained in the Canadian securities legislation applicable to the purchaser and the undersigned has delivered to the Trustee such additional evidence that the Company, each of the Subsidiary Guarantors or the Trustee may require as to compliance with such available exemptions.

The Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer or registration set forth herein and in Section 2.07(a) of the Indenture shall have been satisfied.

Date:
Name of Transferor

Signature of Transferor

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

H-1

TO BE COMPLETED BY PURCHASER

The undersigned acknowledges that the certificate representing the Note to be issued to the undersigned upon completion of the above transfer shall contain the following legend:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE LATER OF (i) THE ORIGINAL ISSUE DATE AND (ii) THE DATE THE COMPANY BECAME A REPORTING ISSUER IN ANY PROVINCE OF TERRITORY OF CANADA.

Date:
Name of Purchaser

Signature of Purchaser

H-2

EXHIBIT I

TRUSTEE, PAYING AGENT, TRANSFER AGENT AND REGISTRAR

Trustee, Paying Agent, Transfer Agent and Registrar

Computershare Trust Company, N.A.

350 Indiana Street, Suite 750

Golden, CO 80401

Attention: Corporate Trust

I-1

EXHIBIT J

PRE-AGREED INTERCREDITOR TERMS

1.	Defined Terms

Capitalized terms used in this Exhibit J and not otherwise defined have the meanings ascribed to such terms in the Indenture. The following terms have the following meanings:

Common Obligors shall mean each Person that is both (i) a borrower/issuer or guarantor of the Permitted Priority Obligations, and (ii) a borrower/issuer or guarantor of the Note Obligations.

Collateral shall mean all of the property and assets of the Common Obligors that are subject to both the Permitted Priority Security and the Note Security.

Creditors means, collectively the Permitted Priority Creditors and the Note Creditors and, individually, any one of them.

Default means any event of default specified in any Document entitling a Creditor to accelerate payment of any Obligations.

Demand means any notification, following and during the continuance of a Default, by any Creditor to any Common Obligor of a demand for payment under any Document.

Documents means, collectively, the Permitted Priority Debt Documents and the Note Documents and, individually, any one of them.

Enforcement Action means any of the following actions taken by or on behalf of a Creditor: (a) the initiation of any Insolvency or Liquidation Proceeding, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding (including any Insolvency or Liquidation Proceeding) against any Common Obligor (i) to enforce payment of or to collect the whole or any part of the Obligations owed to such Creditor or (ii) to commence judicial enforcement of any of the rights and remedies under any document evidencing such Obligations or such Creditor’s Security or under applicable law with respect thereto including, without limitation, any right of set-off or compensation, (c) to demand for accelerated payment, or the acceleration of, any or all of the Obligations owed to such Creditor, (d) the filing of any proof or notice of claim in any Insolvency or Liquidation Proceeding involving any Common Obligor, (e) the exercise of any rights or remedies against or in respect of any of the Collateral pursuant to such Creditor’s Security, by way of judicial action or otherwise (including the appointment of a receiver for any Common Obligor or any Collateral), or (f) the exercise of any other right or remedy available to such Creditor, including any right of set-off.

Insolvency or Liquidation Proceeding means an event of insolvency, bankruptcy, or filing by or against a Common Obligor under any restructuring proceeding under any corporate statute or any other similar proceeding in any jurisdiction.

Intercreditor Agreement means the Intercreditor Agreement executed on terms and conditions substantially the same as those set forth herein pursuant to Section 4.20 of the Note Indenture.

Note Creditors means, collectively, any and all holders of Notes from time to time, the Security Trustee (in relation to the Notes) and the Note Trustee.

Note Indenture means the Indenture, dated as of January 17, 2013, between the Note Obligors, the Note Trustee, as trustee, and Computershare Trust Company, N.A., as security trustee providing for the issuance of 6.00% guaranteed secured notes due 2020, as amended, modified, supplemented, restated or replaced from time to time.

Note Obligations means all debts, obligations and liabilities of every nature, present or future, direct or indirect, absolute or contingent, matured or unmatured, and whether as principal debtor, guarantor, surety or otherwise at any time from time to time owing by any Common Obligor to the Note Creditors, or any of them, pursuant to or in connection with the Note Documents, including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all premium, fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of an Insolvency or Liquidation Proceeding, together with (a) any amendments, modifications, renewals, restatements, refinancing or extensions thereof in accordance with the terms of this Agreement and (b) any interest accruing thereon after the commencement of an Insolvency or Liquidation Proceeding, without regard to whether or not such interest is allowed in such Insolvency or Liquidation Proceeding.

Notes means any and all notes issued under the Note Indenture (including Additional Notes and PIK Notes), together with any and all instruments or debt securities that are issued in exchange for or replacement of such Notes.

Note Documents means the Note Indenture, the Notes, the Note Security Documents and all other documents, instruments and agreements now or hereafter executed in connection therewith, in each case as the same may be amended, waived, modified, supplemented or restated from time to time.

Note Obligors means Emerald Plantation Holdings Limited and any of its Subsidiaries that is a guarantor of the Note Obligations.

Note Security means any and all Liens now or hereafter granted by any Common Obligor to secure the payment of any Note Obligations.

Note Security Documents means all documents, instruments and agreements now or hereafter executed for the purpose of granting a Lien over the Collateral in favor of the Note Creditors, in each case as the same may be amended, waived, modified, supplemented or restated from time to time.

Note Trustee means Computershare Trust Company, N.A., as trustee under the Note Indenture, together with its successors and assigns.

Obligations means, collectively, the Permitted Priority Obligations and the Note Obligations; or, with respect to Permitted Priority Creditors, the Permitted Priority Obligations, and with respect to Note Creditors, the Note Obligations.

Parties means the Permitted Priority Trustee on behalf of the Permitted Priority Creditors, the Note Trustee on behalf of the Note Creditors, the Security Trustee and the Company.

Permitted Priority Agreement means [identify instrument or agreement creating the Permitted Priority Obligations].

Permitted Priority Creditors means, collectively, the Holders of the Indebtedness Incurred by the Company pursuant to the Permitted Priority Agreement from time to time, the Security Trustee (in relation to the Permitted Priority Debt) and the Permitted Priority Trustee.

Permitted Priority Debt Documents means the Permitted Priority Agreement, any instrument or agreement evidencing the Indebtedness created by the Permitted Priority Agreement, the Permitted Priority Security Documents and all other documents, instruments and agreements now or hereafter executed in connection therewith, in each case as the same may be amended, waived, modified, supplemented or restated from time to time.

Permitted Priority Obligations means all debts, obligations and liabilities of every nature, present or future, direct or indirect, absolute or contingent, matured or unmatured, and whether as principal debtor, guarantor, surety or otherwise at any time from time to time owing by any Common Obligor to the Permitted Priority Creditors or any of them, pursuant to or in connection with the Permitted Priority Debt Documents, including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all premium, fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of an Insolvency or Liquidation Proceeding, together with (a) any indebtedness which refinances such principal, interest or other obligations and any amendments, modifications, renewals, restatements, refinancing or extensions thereof in accordance with the terms of this Agreement and (b) any interest accruing thereon after the commencement of an Insolvency or Liquidation Proceeding, without regard to whether or not such interest is allowed in such Insolvency or Liquidation Proceeding; provided, however, that the maximum principal amount of the Permitted Priority Obligations shall not exceed the Priority Debt Cap.

Permitted Priority Security means any and all Liens now or hereafter granted by the Common Obligors to secure the payment of any Permitted Priority Obligations.

Permitted Priority Security Documents means all documents, instruments and agreements now or hereafter executed for the purpose of granting a Lien over the Collateral in favor of the Permitted Priority Creditors, in each case as the same may be amended, waived, modified, supplemented or restated from time to time.

Permitted Priority Trustee means the Note Trustee or such other trustee approved by the Note Creditors holding at least a majority in principal amount of the outstanding Notes.

Priority Debt Cap means $200,000,000 million, less any mandatory pre-payments or repurchases of any Permitted Priority Obligations made pursuant to any Permitted Priority Debt Documents.

Priority Debt Obligors means Emerald Plantation Holdings Limited and any of its Subsidiaries that is a guarantor of the Permitted Priority Obligations.

Proceeds of Realization means all cash and non-cash proceeds received by any Creditor in respect of any Collateral or Security granted to or for the benefit of such Creditor by Common Obligors and derived from any sale, disposition or other realization of any Collateral (i) after any Demand, (ii) upon any dissolution, liquidation, winding-up, reorganization, bankruptcy, insolvency or receivership of any Common Obligor (or any other arrangement or marshalling of any Common Obligor’s assets that is similar thereto), or (iii) upon any other Enforcement Action.

Security means, collectively, the Permitted Priority Security and the Note Security; or, with respect to Permitted Priority Creditors, the Permitted Priority Security, and with respect to Note Creditors, the Note Security.

Security Trustee means Computershare Trust Company, N.A., as trustee under the Note Indenture, together with its successors and assigns.

2.	Lien Priorities and Subordination

Lien Priorities – The Permitted Priority Security will have priority, with respect to the Collateral over the Note Security to the extent of the Priority Debt Cap in all respects and at all times.

Scope of Common Obligors/Collateral – Notwithstanding anything to the contrary contained herein, (A) the Collateral shall extend to all property and assets mortgaged, charged and/or pledged by the Company and by each Subsidiary Guarantor and each Permitted Priority Subsidiary Guarantor, and (B) the Common Obligors shall be the same for each of the Permitted Priority Obligations and the Note Obligations.

Rights of Permitted Priority Trustee and Permitted Priority Creditors – The prior ranking security rights of the Permitted Priority Trustee and the Permitted Priority Creditors established by the provisions of the Intercreditor Agreement shall be applicable irrespective of the time or order of creation, execution, delivery attachment or perfection or notification of any Liens securing any of the Obligations, the method of perfecting such Liens, the time or order of registration or filing of financing statements or recording of such Liens, the time or order of the incurring of any of the Obligations, the date or dates of any Default by any Common Obligor under the terms of any Permitted Priority Debt Documents or any Note Documents, the date of the taking of any Enforcement Action including possession with respect to such Liens, the sequence or date in which any order or judgment is entered or obtained or any execution is obtained or registered or any other factor of legal relevance.

3.	Payments

Payments of Permitted Priority Obligations and Note Obligations – The Common Obligors may make any payment, repayment or prepayment in respect of the Permitted Priority Obligations and Note Obligations to any Creditor at any time; provided that at any time after the occurrence of a Default under the Documents that is continuing, Proceeds of Realization shall be applied and distributed in accordance with Section 5 below.

Payment of Obligations after Default – After the occurrence of a Default under the Documents that is continuing, Proceeds of Realization shall be applied and distributed in accordance with

Section 5 below and no payments shall be made to the Note Creditors from the proceeds of any Collateral other than in accordance with Section 5 below; provided that (i) fees and expenses owing to the Security Trustee or the Note Trustee in connection with its role as trustee in the ordinary course of business shall be permitted to be paid at any time; and (ii) interest on the Note Obligations may be paid in kind or capitalized. For clarity, the occurrence of a Default shall not reduce or affect the obligation of any Common Obligor under the Note Documents such that a Default may still arise in accordance with the terms of the Note Documents.

4.	Exercise of Remedies

Enforcement Action by Creditors: The Creditors shall be entitled to instruct the Security Trustee to take any Enforcement Action at any time in accordance with the terms of the Documents provided that (i) any such Creditors give notice to the other Creditors thereof, and (ii) all Proceeds of Realization shall be applied in accordance with Section 5 below.

5.	Application of Proceeds

Waterfall – All Proceeds of Realization shall be applied and distributed by the Security Trustee as follows:

(1) first, to the payment of all reimbursable costs and expenses incurred by the Security Trustee, the Permitted Priority Trustee and the Note Trustee in the taking of any Enforcement Action (including without limitation any remuneration of any receiver and all reimbursable costs incurred by such receiver in the exercise of all or any powers granted to it under the Documents or otherwise in connection with the Security);

(2) second, to the payment to the Permitted Priority Trustee of the Permitted Priority Obligations in accordance with the Permitted Priority Documents in an amount not to exceed the Priority Debt Cap and in such manner as the Permitted Priority Trustee may see fit;

(3) third, to the payment to the Note Trustee in full of the Note Obligations in accordance with the Note Documents and in such manner as the Note Trustee may see fit; and

(4) the balance, if any, in accordance with applicable law or as directed by a court of competent jurisdiction.

Payments Over. Any Collateral or Proceeds of Realization thereof received by any Note Creditor in connection with the exercise of any right or remedy (including setoff) relating to the Collateral in contravention of the terms of the Intercreditor Agreement shall, until such time as an amount not to exceed the Permitted Priority Obligations shall have been paid in full (but subject to the Permitted Priority Debt Cap), be segregated and held in trust and forthwith paid over to the Permitted Priority Trustee for the benefit of the Permitted Priority Creditors in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

6.	Amendments

Restrictions on Amendments to Permitted Priority Debt Documents – The Permitted Priority Debt Documents may at any time be amended, modified, restated, refinanced or waived and the

Permitted Priority Obligations may be increased (subject to the terms of Section 4.06 of the Note Indenture) or decreased, in each case, without limitation upon notice to, but without the consent of, the Note Trustee or any other Note Creditor, subject in all cases to the following limitations:

(A) the maximum amount of the Permitted Priority Obligations Incurred by the Company shall not exceed the Priority Debt Cap; and

(B) the Permitted Priority Debt Documents may not be amended, modified, supplemented, restated or replaced if the effect of such action is to (i) alter, or add additional rights, in respect of the Collateral, including the Parties’ agreements as evidenced by the terms of the Intercreditor Agreement, (ii) change any redemption or prepayment provisions of the Permitted Priority Documents to the extent applicable to any Common Obligor, provided, however, that the Permitted Priority Documents may be amended or modified to add covenants or Defaults to the extent corresponding amendments or modifications are made to the Note Documents, or (iii) impose repayment or other requirements that could prevent compliance with, or could result in a breach of, the Note Documents or the Intercreditor Agreement.

The Permitted Priority Trustee, on behalf of the Permitted Priority Creditors, acknowledges and agrees to the repayment and redemption requirements set forth in the Note Indenture and the Note Trustee, on behalf of the Note Creditors, acknowledges and agrees that the Permitted Priority Debt Documents may contain repayment and other requirements provided that such requirements do not and could not (i) alter the repayment and redemption requirements set forth in the Note Indenture, or (ii) prevent compliance with, or result in a breach of, the Note Documents or the Intercreditor Agreement.

Restrictions on Amendments to Note Documents – The Note Documents may not be amended, modified, restated or supplemented, if the effect of which is to: (i) change or add any Default or any covenant with respect to the Note Obligations, if such Default or covenant would be more restrictive to any Common Obligor, or (ii) change any redemption or prepayment provisions of the Note Documents to the extent applicable to any Common Obligor, provided, however, that the Note Documents may be amended or modified to add covenants or Defaults to the extent corresponding amendments or modifications are made to the Permitted Priority Debt Documents.

Restrictions on Amendments to Intercreditor Agreement – The provisions of the Intercreditor Agreement may only be amended or waived by an instrument in writing signed by the Permitted Priority Trustee, on behalf of the Permitted Priority Creditors, the Note Trustee, on behalf of the Note Creditors, and the Security Trustee.

7.	Insolvency Provisions

Postponement – In the event of any Insolvency or Liquidation Proceeding in connection with or relating to any Common Obligor or in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of any Common Obligor, whether or not involving insolvency or bankruptcy, or upon any assignment for the benefit of creditors or any marshalling of the assets and liabilities of any Common Obligor or otherwise, or in the event that any Common Obligor makes a bulk sale of any of its assets within the provisions of any bulk sales legislation or any composition with creditors or scheme or arrangement, then the Proceeds of Realization from all Collateral shall be distributed and dealt with as provided for in paragraph 5.

Subrogation – If cash, securities or other property otherwise payable or deliverable to the Note Creditors has been applied to the irrevocable payment in full of the Permitted Priority Obligations, then, the Note Creditors shall be subrogated to the rights of the Permitted Priority Creditors with respect to both the Permitted Priority Security and the right to receive payments and distributions made on the Permitted Priority Obligations until the Note Obligations shall have been paid in full.

No Contest/Voting – The Note Trustee on behalf of the Note Creditors agrees that it will not at any time take any action, nor will it, in connection with any Insolvency or Liquidation Proceeding in respect of a Common Obligor, vote in any way so as to (i) contest the validity, perfection or priority of the Permitted Priority Security, or (ii) contest the prior ranking Lien of the Permitted Priority Creditors over the Collateral as provided for under the Intercreditor Agreement. The Permitted Priority Trustee on behalf of the Permitted Priority Creditors agrees that it will not at any time take any action, nor will it, in connection with any Insolvency or Liquidation Proceeding in respect of a Common Obligor, vote in any way so as to (i) contest the validity, perfection or priority of the Note Security, or (ii) subject to the prior rights of the Permitted Priority Creditors to payment from the Proceeds of Realization as provided in Section 5 above, contest the rights of the Note Creditors to the Collateral as provided for under the Note Documents and the Intercreditor Agreement.

8.	Assignments of Permitted Priority Obligations or Note Obligations

All rights of the Permitted Priority Trustee, the other Permitted Priority Creditors, the Note Trustee and the other Note Creditors will be assignable in accordance with the terms of the Permitted Priority Debt Documents and the Note Documents, as applicable, and without any further consent under the Intercreditor Agreement. Any new creditor in connection with a refinancing will obtain the benefit of the Intercreditor Agreement without further action or consent by any other Creditor, subject to any successor Permitted Priority Trustee or Note Trustee, as the case may be, signing an agreement in writing in favor of the other Parties whereby it agrees to be bound by the provisions of the Intercreditor Agreement in the same manner and to the same extent as the applicable predecessor and providing an executed copy of such agreement to each of the other Parties. Likewise, concurrently with the assignment of any of the Permitted Priority Obligations or Note Obligations, the assignee shall execute an agreement in writing in favor of the other Parties agreeing to be bound by the provisions of the Intercreditor Agreement in the same manner and to the same extent as the applicable assignor and shall provide an executed copy of such agreement to each of the other Parties. Such assignment shall not be effective and shall not relieve the applicable assignor of any liability until such assignee is bound by the terms of the Intercreditor Agreement.

9.	Pledged Securities

Bailee for Perfection – The Security Trustee agrees to hold any pledged collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as agent for each Creditor solely for the purpose of perfecting the security interest of all Creditors granted in such pledged collateral by “control” under applicable securities transfer legislation; provided, such bailee status shall not subject the Security Trustee to any fiduciary or higher standard of care.

10.	Termination

The Intercreditor Agreement shall terminate on the earlier of (i) the date on which the Permitted Priority Trustee and the Note Trustee agree in writing; (ii) the date on which all of the Collateral has been disposed of (or otherwise realized upon) and the Proceeds of Realization have been applied in accordance with Section 5 above.

Schedule I

Initial Subsidiary Guarantors

1.	Sino-Capital Global Inc. (BVI)

2.	Sino-Panel Holdings Limited (BVI)

3.	Sino-Panel (Asia) Inc. (BVI)

4.	Sino-Panel (Gaoyao) Ltd. (BVI)

5.	SFR (China) Inc. (BVI)

6.	Sino-Wood Partners, Limited (H.K.)

7.	Sino-Forest Resources Inc. (BVI)

8.	Suri-Wood Inc. (BVI)

9.	Sino-Plantation Limited (H.K.)

10.	Sino-Wood (Guangxi) Limited (H.K.)

11.	Sino-Wood (Jiangxi) Limited (H.K.)

12.	Sino-Wood (Guangdong) Limited (H.K.)

13.	Sino-Global Holdings Inc. (BVI)

14.	Sinowin Investments Limited (BVI)

15.	Sino-Panel (North East China) Limited (BVI)

16.	Sino-Panel [Hunan] Limited (BVI) (formerly known as Comtech Universal Limited)

17.	Sino-Panel [Xiangxi] Limited (BVI) (formerly known as Rich Base Worldwide Limited)

18.	Sino-Forest Bio-Science Limited (BVI) (formerly known as Sino-Two Limited)

19.	Sino-Panel (Guangzhou) Limited (BVI)

20.	Sino-Panel [Suzhou] Limited (BVI) (formerly known as Pacific Harvest Holdings Limited)

21.	Sino-Panel (Yunnan) Limited (BVI)

22.	Sino-Panel (Guangxi) Limited (BVI)

23.	Sino-Panel (Guizhou) Limited (BVI)

24.	Sino-Panel (Qinzhou) Limited (BVI) (formerly known as Sino-Panel (Jiayu) Ltd.)

25.	Sino-Panel (Shaoyang) Limited (BVI)

26.	Sino-Panel (Yongzhou) Limited (BVI)

27.	Sino-Panel (Fujian) Limited (BVI)

28.	Grandeur Winway Limited (BVI)

29.	Sinowood Limited (Cayman Islands)

30.	Sino-Forest Investments Limited (BVI)

31.	Sino-Wood (Fujian) Limited (H.K.)

32.	Sino-Panel (North Sea) Limited (BVI)

33.	Sino-Panel (Huaihua) Limited (BVI)

34.	Amplemax Worldwide Limited (BVI)

35.	Ace Supreme International Limited (BVI)

36.	Express Point Holdings Limited (BVI)

37.	Glory Billion International Limited (BVI)

38.	Smart Sure Enterprises Limited (BVI)

39.	Expert Bonus Investment Limited (BVI)

40.	Dynamic Profit Holdings Limited (BVI)

41.	Alliance Max Limited (BVI)

42.	Brain Force Limited (BVI)

Sch. I-1

43.	Cheer Gold Worldwide Limited (BVI)

44.	General Excel Limited (BVI)

45.	Harvest Wonder Worldwide Limited (BVI)

46.	Homix Limited (BVI)

47.	Poly Market Limited (BVI)

48.	Prime Kinetic Limited (BVI)

49.	Regal Win Capital Limited (BVI)

50.	Rich Choice Worldwide Limited (BVI)

51.	Sino-Forest International (Barbados) Corporation (Barbados)

52.	Sino-Global Management Consulting Inc. (BVI)

53.	Sino-Panel (China) Nursery Limited (BVI)

54.	Sino-Panel (Russia) Limited (BVI)

55.	Sino-Wood Trading Limited (BVI)

56.	Sino-Panel Trading Limited (BVI)

57.	Trillion Edge Limited (BVI)

58.	Value Quest International Limited (BVI)

59.	Well Keen Worldwide Limited (BVI)

60.	Mandra Forestry Holdings Limited (BVI)

61.	Mandra Forestry Finance Limited (BVI)

62.	Mandra Forestry Anhui Limited (BVI)

63.	Mandra Forestry Hubei Limited (H.K.)

64.	Elite Legacy Limited (BVI)

65.	Emerald Plantation Group Limited (Cayman Islands)

Sch. I-2

Schedule II

Initial Unrestricted Subsidiaries

1.	Greenheart Group Limited and each of its Subsidiaries

2.	Greenheart Resources Holdings Limited (BVI)

3.	Mega Harvest International Limited (BVI)

Sch. II-1